As filed with the Securities and Exchange Commission on December 22, 2016

Registration No. 333-214870

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to the

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MYLAN N.V.

(Exact Name of Registrant as Specified in its Charter)

The Netherlands	2834	98-1189497
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Building 4, Trident Place

Mosquito Way, Hatfield

Hertfordshire, AL10 9UL England

Tel: +44 (0) 1707-853-000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MYLAN INC.

(Exact Name of Co-Registrant as Specified in its Charter)

Pennsylvania	2834	25-1211621
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1000 Mylan Boulevard

Canonsburg, Pennsylvania 15317

Tel: (724) 514-1800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kenneth S. Parks

Chief Financial Officer

Mylan N.V.

c/o Mylan Inc.

1000 Mylan Boulevard

Canonsburg, Pennsylvania 15317

Tel: (724) 514-1800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bradley L. Wideman, Esq. Vice President, Associate General Counsel, Securities and Assistant Secretary Mylan N.V. c/o Mylan Inc. 1000 Mylan Boulevard Canonsburg, Pennsylvania 15317 (724) 514-1800	William V. Fogg, Esq. Johnny G. Skumpija, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)(4)
3.000% Senior Notes due 2018	$500,000,000	100%	$500,000,000	$57,950
Guarantee of 3.000% Senior Notes due 2018	—	—	—	— (3)
3.750% Senior Notes due 2020	$500,000,000	100%	$500,000,000	$57,950
Guarantee of 3.750% Senior Notes due 2020	—	—	—	— (3)
2.500% Senior Notes due 2019	$1,000,000,000	100%	$1,000,000,000	$115,900
Guarantee of 2.500% Senior Notes due 2019	—	—	—	— (3)
3.150% Senior Notes due 2021	$2,250,000,000	100%	$2,250,000,000	$260,775
Guarantee of 3.150% Senior Notes due 2021	—	—	—	— (3)
3.950% Senior Notes due 2026	$2,250,000,000	100%	$2,250,000,000	$260,775
Guarantee of 3.950% Senior Notes due 2026	—	—	—	— (3)
5.250% Senior Notes due 2046	$1,000,000,000	100%	$1,000,000,000	$115,900
Guarantee of 5.250% Senior Notes due 2046	—	—	—	— (3)
Total	$7,500,000,000	N/A	$7,500,000,000	$869,250

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Calculated in accordance with Rule 457(f) under the Securities Act.
(3)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is payable in respect of the guarantee.
(4)	The registration fee has previously been paid.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Inclusion of Two Prospectuses

This registration statement relates to concurrent but separate offerings by Mylan N.V. of its debt securities and contains two prospectuses. The first prospectus is to be used in connection with the offer by Mylan N.V. to exchange its 3.000% Senior Notes due 2018 and 3.750% Senior Notes due 2020. The second prospectus is to be used in connection with the offer by Mylan N.V. to exchange its 2.500% Senior Notes due 2019, 3.150% Senior Notes due 2021, 3.950% Senior Notes due 2026 and 5.250% Senior Notes due 2046.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 22, 2016

PRELIMINARY PROSPECTUS

MYLAN N.V.

MYLAN INC.

OFFER TO EXCHANGE

Up to $500,000,000 aggregate principal amount of 3.000% Senior Notes due 2018

CUSIP #62854A AA2, ISIN #US62854AAA25

CUSIP #N59465 AA7, ISIN #USN59465AA75 (the “2018 Restricted Notes”)

for a like aggregate principal amount of 3.000% Senior Notes due 2018 which have been registered under the Securities Act of 1933, as amended (the

“2018 Exchange Notes”)

and

Up to $500,000,000 aggregate principal amount of 3.750% Senior Notes due 2020

CUSIP #62854A AB0, ISIN #US62854AAB08

CUSIP #N59465 AB5, ISIN #USN59465AB58 (the “2020 Restricted Notes”)

for a like aggregate principal amount of 3.750% Senior Notes due 2020 which have been registered under the Securities Act of 1933, as amended (the

“2020 Exchange Notes”).

We refer to the registered 2018 Exchange Notes and 2020 Exchange Notes in this exchange offer collectively as the “Exchange Notes,” and to all outstanding 2018 Restricted Notes and 2020 Restricted Notes collectively as the “Restricted Notes.” All references to the Exchange Notes and Restricted Notes include references to the related guarantees, as appropriate.

The exchange offer is subject to customary closing conditions and will expire at 5:00 p.m., New York City time, on [●], 2016, unless we extend the exchange offer in our sole and absolute discretion.

Terms of the exchange offer:

•	We will exchange an equal principal amount of the Exchange Notes for all outstanding Restricted Notes of the corresponding series that are validly tendered and not validly withdrawn prior to the expiration or termination of the exchange offer.

•	You may withdraw tenders of the Restricted Notes at any time prior to the expiration or termination of the exchange offer.

•	The terms of the Exchange Notes are identical in all material respects to those of the outstanding Restricted Notes of the corresponding series, except that the transfer restrictions, registration rights and additional interest provisions relating to the Restricted Notes do not apply to the Exchange Notes.

•	The exchange of the Restricted Notes for the Exchange Notes will not be a taxable transaction for United States federal income tax purposes, but you should see the discussion under the caption “Material Tax Considerations” for more information.

•	We will not receive any proceeds from the exchange offer.

•	We issued the Restricted Notes in a transaction not requiring registration under the Securities Act of 1933, as amended (the “Securities Act”), and, as a result, their transfer is restricted. We are making the exchange offer to satisfy your registration rights as a holder of the Restricted Notes.

The Exchange Notes will be our senior unsecured indebtedness and will rank equally in right of payment with all of our existing and future senior unsecured indebtedness that is not expressly subordinated to the Exchange Notes, senior in right of payment to any of our future indebtedness that is expressly subordinated to the Exchange Notes and effectively subordinated in right of payment to all of our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The Exchange Notes will be structurally subordinated to all of the existing and future liabilities, including trade payables, of our existing and future subsidiaries that do not guarantee the Exchange Notes. The Exchange Notes will be guaranteed on a senior unsecured basis upon issuance by Mylan Inc., a Pennsylvania corporation and our wholly owned subsidiary. In addition, if a subsidiary of the company becomes a guarantor or an obligor in respect of certain indebtedness after the issue date of the Exchange Notes, such subsidiary will guarantee the Exchange Notes on the terms and subject to the conditions set forth herein. The guarantees will be senior unsecured obligations of each guarantor and will rank equally in right of payment with all of such guarantor’s existing and future senior unsecured obligations that are not expressly subordinated to such guarantor’s guarantees of the Exchange Notes, senior in right of payment to any future obligations of such guarantor that are expressly subordinated to such guarantor’s guarantees of the Exchange Notes and effectively subordinated to such guarantor’s existing and future secured obligations to the extent of the value of the collateral securing such obligations. For a more detailed description of the Exchange Notes, see “Description of the Exchange Notes.”

The Exchange Notes, together with any Restricted Notes that are not exchanged in the exchange offer, will be governed by the same indenture, constitute the same class of debt securities for the purposes of the indenture and vote together on all matters.

Each broker-dealer that receives the Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The letter of transmittal accompanying this prospectus states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received in exchange for the Restricted Notes where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

There is no established trading market for the Exchange Notes. We intend to obtain and maintain a listing for the Exchange Notes on the Official List of the Irish Stock Exchange and to admit the Exchange Notes for trading on the Global Exchange Market thereof. See “Description of the Exchange Notes—Listing of the Exchange Notes” and “Plan of Distribution.”

See “Risk Factors” beginning on page 23 for a discussion of risks you should consider prior to tendering your outstanding Restricted Notes for exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2016.

We have not authorized any person to provide any information or to make any representation other than the information contained or incorporated by reference in this prospectus, and if any person provides any of this information or makes any representation of this kind, that information or representation must not be relied upon as having been authorized by us. We are not making the exchange offer to, nor will we accept surrenders for exchange from, holders of outstanding Restricted Notes in any jurisdiction in which the applicable exchange offer would not be in compliance with the securities or blue sky laws of such jurisdiction or where it is otherwise unlawful. This document may only be used where it is legal to sell these securities. You should assume that the information contained in this prospectus is accurate only as of its date, and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

It is important that you read and consider all of the information contained in this prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Incorporation by Reference” and “Where You Can Find More Information.”

In this prospectus, unless otherwise indicated herein or the context otherwise indicates, the terms “Mylan,” “we,” “us,” “our” and the “Company” refer to Mylan N.V., a public limited liability company (naamloze vennootschap) incorporated and existing under the laws of the Netherlands, and, where appropriate, its consolidated subsidiaries, except in the “Description of the Exchange Notes” or where it is clear from the context that the terms refer to only the issuer, Mylan N.V. “Mylan Inc.” refers to Mylan Inc., a Pennsylvania corporation, and, where appropriate, its consolidated subsidiaries, except in the “Description of the Exchange Notes” or where it is clear from the context that the term refers to only Mylan Inc. We are considered the successor to Mylan Inc. for certain purposes under both the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). “Meda” refers to Meda AB (publ.), a public limited company organized under the laws of Sweden, and, where appropriate, its consolidated subsidiaries, except in the “Description of the Exchange Notes” or where it is clear from context that the term refers only to Meda.

Unless otherwise stated herein, references to “U.S. Dollars,” “USD” and “$” are to the currency of the United States of America and references to “SEK” and “kr” are to the currency of Sweden.

INCORPORATION BY REFERENCE

We “incorporate by reference” certain information into this prospectus from certain documents that we have filed with the Securities and Exchange Commission (the “SEC”) prior to the date of this prospectus. This information is considered to be part of this prospectus, except for any information that is superseded or modified by information included directly in this prospectus. We are considered the successor to Mylan Inc. for certain purposes under both the Securities Act and the Exchange Act, including for the purpose of incorporation of certain documents by reference. This prospectus incorporates by reference the documents set forth below (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K) that we have previously filed with the SEC. These documents contain important information about us, including our financial condition, results of operations and descriptions of our businesses.

•	Our Amendment No. 3 to the Registration Statement on Form S-4 (the “Meda Registration Statement on Form S-4”), filed on June 14, 2016 (only the sections entitled (i) “Risk Factors Related to Mylan and the Offer” (other than the subsection entitled “Risks Related to the Offer”); (ii) “Risk Factors Related to Meda;” (iii) “The Offer” (only the subsection entitled “Compulsory Acquisition”); (iv) “Information Regarding Meda;” and (v) “Meda Management’s Discussion and Analysis of Financial Condition and Results of Operations of Meda;”

•	Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2016, filed on May 3, 2016, for the three months ended June 30, 2016, filed on August 9, 2016, and for the three months ended September 30, 2016, filed on November 9, 2016;

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 16, 2016 (as amended by Amendment No. 1 on Form 10-K/A, filed on April 29, 2016);

•	Our Current Reports on Form 8-K filed on January 8, 2016, January 11, 2016, February 17, 2016, February 26, 2016, March 1, 2016, March 11, 2016, April 14, 2016, May 3, 2016 (solely with respect to the Current Report regarding our hiring of a new chief financial officer), June 3, 2016, June 15, 2016, June 24, 2016, August 11, 2016 (as amended by Amendment No. 1 on Form 8-K/A, filed on September 6, 2016), September 6, 2016, November 14, 2016, November 29, 2016 and December 7, 2016; and

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•	Our Definitive Proxy Statement on Form DEF 14A, filed on May 25, 2016 (as amended by the Definitive Additional Materials on Form DEFA 14A, filed on June 3, 2016).

Mylan hereby further incorporates by reference additional documents that Mylan may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on and after the date of this prospectus until the termination of the offering of the Exchange Notes and after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus is a part (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K). These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and certain Current Reports on Form 8-K (or portions thereof) that are “filed” with the SEC, as well as proxy statements. A hard copy of the documents we filed with the SEC that are incorporated by reference into this prospectus will not be sent to you unless requested.

You can obtain any of the documents incorporated by reference in this prospectus from the SEC, through the SEC’s website at the address described below or from us by requesting them in writing or by telephone at the following address:

Mylan N.V. Attention: Investor Relations Building 4, Trident Place, Mosquito Way Hatfield, Hertfordshire, AL10 9UL, England Telephone: +44 (0) 1707-853-000

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet website from which interested parties can electronically access our SEC filings. The address of that site is http://www.sec.gov. Our Internet website address is www.mylan.com. Information on our website does not constitute a part of this prospectus.

In order to obtain timely delivery of these documents, you must request the information no later than [●], 2016, which is five business days before the expiration date of this exchange offer, unless we extend the time period for the exchange offer.

We have agreed that, even if we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, for so long as any of the Exchange Notes remain outstanding, we will file with the SEC (unless the SEC will not accept such a filing, in which case we will provide to holders of the Exchange Notes) all annual and quarterly reports, and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such sections.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated herein by reference, contain “forward-looking statements.” Such forward-looking statements may include, without limitation, statements about this offering, the acquisition of Meda by Mylan (the “Meda Transaction”), Mylan’s acquisition (the “EPD Transaction”) of Mylan Inc. and Abbott Laboratories’ non-U.S. developed markets specialty and branded generics business (the “EPD Business”), the potential benefits and synergies of the EPD Transaction and the Meda Transaction, future opportunities for Mylan and products, and any other statements regarding Mylan’s future operations, anticipated business levels,

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future earnings, planned activities, anticipated growth, market opportunities, strategies, competition, and other expectations and targets for future periods. These may often be identified by the use of words such as “will,” “may,” “could,” “should,” “would,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential,” “intend,” “continue,” “target” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: uncertainties related to the Meda Transaction; the possibility that Mylan will not be able to repurchase, repay or refinance Meda’s outstanding debt obligations on favorable terms or at all; the ability to meet expectations regarding the accounting and tax treatments of the EPD Transaction and the Meda Transaction; changes in relevant tax and other laws, including but not limited to changes in the U.S. tax code and healthcare and pharmaceutical laws and regulations in the U.S. and abroad; actions and decisions of healthcare and pharmaceutical regulators; the integration of the EPD Business and Meda being more difficult, time-consuming, or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients, or suppliers) being greater than expected following the EPD Transaction and the Meda Transaction; the retention of certain key employees of the EPD Business and Meda being difficult; the possibility that Mylan may be unable to achieve expected synergies and operating efficiencies in connection with the EPD Transaction and the Meda Transaction within the expected time-frames or at all and to successfully integrate the EPD Business and Meda; with respect to the Company’s $465 million settlement with the U.S. Department of Justice and other government agencies related to the classification of the EpiPen® Auto-Injector for purposes of the Medicaid Drug Rebate Program, the inability or unwillingness on the part of any of the parties to agree to a final settlement, any legal or regulatory challenges to the settlement, and any failure by third parties to comply with their contractual obligations; expected or targeted future financial and operating performance and results; the capacity to bring new products to market, including but not limited to where Mylan uses its business judgment and decides to manufacture, market, and/or sell products, directly or through third parties, notwithstanding the fact that allegations of patent infringement(s) have not been finally resolved by the courts (i.e., an “at-risk launch”); any regulatory, legal, or other impediments to Mylan’s ability to bring new products to market; success of clinical trials and Mylan’s ability to execute on new product opportunities; any changes in or difficulties with our inventory of, and our ability to manufacture and distribute, the EpiPen® Auto-Injector and EpiPen Jr® Auto-Injector (collectively, “EpiPen® Auto-Injector”) to meet anticipated demand; the potential impact of any change in patient access to the EpiPen® Auto-Injector and the introduction of a generic version of the EpiPen® Auto-Injector; the scope, timing, and outcome of any ongoing legal proceedings, including government investigations, and the impact of any such proceedings on financial condition, results of operations and/or cash flows; the ability to protect intellectual property and preserve intellectual property rights; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the ability to attract and retain key personnel; changes in third-party relationships; the impact of competition; changes in the economic and financial conditions of the businesses of Mylan; the inherent challenges, risks, and costs in identifying, acquiring, and integrating complementary or strategic acquisitions of other companies, products or assets and in achieving anticipated synergies; uncertainties and matters beyond the control of management; and inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and related standards or on an adjusted basis. For more detailed information on the risks and uncertainties associated with our business activities, see the risks described in our Annual Report on Form 10-K for the year ended December 31, 2015, as amended, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, our Meda Registration Statement on Form S-4 filed on June 14, 2016 and our other filings with the SEC. In addition, risks related to the notes are more fully discussed in the section entitled “Risk Factors” beginning on page 23 of this prospectus. You can access our filings with the SEC through the SEC website at www.sec.gov, and Mylan strongly encourages you to do so. We undertake no obligation to update any statements herein for revisions or changes after the date of this prospectus, except as required by law.

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SUMMARY

The information below about us and the exchange offer is a summary of the more detailed information included elsewhere or incorporated by reference in this prospectus. You should read carefully the following summary together with the more detailed information contained in this prospectus and the information incorporated by reference into those documents, including the risk factors described on page 23 of this prospectus and the “Risk Factors” sections in our Annual Report on Form 10-K for the year ended December 31, 2015, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and September 30, 2016 and our Meda Registration Statement on Form S-4. This summary is not complete and does not contain all of the information you should consider when making your investment decision.

Our Company

We are a leading global pharmaceutical company, which develops, licenses, manufactures, markets and distributes generic, branded generic and specialty pharmaceuticals. We are committed to setting new standards in healthcare by creating better health for a better world, and our mission is to provide the world’s 7 billion people access to high quality medicine. To do so, we innovate to satisfy unmet needs; make reliability and service excellence a habit; do what’s right, not what’s easy; and impact the future through passionate global leadership.

We offer one of the industry’s broadest product portfolios, including more than 2,700 marketed products, to customers in more than 165 countries and territories. We operate a global, high quality vertically-integrated manufacturing platform, which includes more than 50 manufacturing and research and development (“R&D”) facilities around the world and one of the world’s largest active pharmaceutical ingredient operations. We also operate a strong R&D network that has consistently delivered a robust product pipeline. Additionally, we have a specialty business that is focused on respiratory and allergy therapies.

Recent Developments

On August 5, 2016, Mylan acquired approximately 94% of the total number of outstanding shares of Meda, at which time Meda became a controlled subsidiary of Mylan. A compulsory acquisition proceeding has been initiated in accordance with the Swedish Companies Act (Sw. aktiebolagslagen (2005:551) to acquire the remaining Meda shares. On November 1, 2016, Mylan made an offer to the remaining Meda shareholders to tender all their Meda shares to Mylan for cash consideration of 161.31kr per Meda share (the “November Offer”) to provide such remaining Meda shareholders with an opportunity to sell their Meda shares to Mylan in advance of the automatic acquisition of their shares for cash in connection with the compulsory acquisition proceeding. On November 30, 2016, Mylan completed the acquisition of the approximately 19 million Meda shares duly tendered into the November Offer for aggregate cash consideration of approximately $330.3 million and, as a result, Mylan now owns approximately 98.9% of the total number of outstanding Meda shares. The remaining Meda shareholders will automatically receive cash consideration plus statutory interest for their Meda shares as determined in the compulsory acquisition proceeding.

On December 14, 2016, attorneys general of twenty states filed a complaint against several generic pharmaceutical drug makers, including Mylan, alleging anticompetitive conduct with respect to, among other things, Doxycycline Hyclate Delayed Release in violation of federal antitrust laws. We believe that the claims in this lawsuit against Mylan are without merit and intend to defend against them vigorously.

On December 14, 2016, a putative class action was filed in the United States District Court for the Southern District of New York by indirect purchasers against Mylan and Lannett Company, Inc., alleging a conspiracy to fix, maintain, and/or stabilize the price of generic levothyroxine. Mylan intends to deny liability and to defend this action vigorously.

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Beginning in November 2016 two putative class actions have been filed in the United States District Court for the Eastern District of Pennsylvania by indirect purchasers against Mylan and other manufacturers, alleging conspiracies to fix, maintain, and/or stabilize the price of certain Divalproex products. Mylan intends to deny liability and to defend these actions vigorously.

Our Structure

The following chart provides a summary of our corporate structure and the amount of indebtedness outstanding as of September 30, 2016. The chart only depicts selected subsidiaries of the Company, including Mylan Inc. and Meda, and does not distinguish between wholly owned and non-wholly owned subsidiaries. All Meda amounts on the chart were translated at the closing rate of 8.5739 SEK per U.S. Dollar, as quoted by Bloomberg, as of September 30, 2016.

(1)	Mylan N.V. guarantees all of Mylan Inc.’s outstanding senior unsecured indebtedness.
(2)	Mylan Inc. guarantees all of Mylan N.V.’s outstanding senior unsecured indebtedness, and will guarantee the Exchange Notes upon issuance.
(3)

At September 30, 2016, there were no outstanding borrowings under the Revolving Credit Agreement, dated as of December 19, 2014, among Mylan Inc., as borrower, the Company, as guarantor, the lenders and letter of credit issuers party thereto, and Bank of America, N.A., as administrative agent, as amended by Amendment No. 1 to Revolving Credit Agreement dated as of May 1, 2015, as further amended by the Additional Credit Extension Amendment dated June 19, 2015, as further amended by Amendment No. 2 to Revolving Credit Agreement dated as of October 28, 2015, and as further amended by Amendment No. 3 to

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Revolving Credit Agreement dated as of February 22, 2016 (as amended, the “Revolving Credit Facility”) or under the Amended and Restated Receivables Purchase Agreement dated as of January 27, 2015, among Mylan Securitization LLC, an indirect wholly owned subsidiary of the Company, as seller, Mylan Pharmaceuticals Inc., an indirect wholly owned subsidiary of the Company, as originator and servicer, certain conduit purchasers, committed purchasers and letter of credit issuers from time to time party thereto and The Bank of Tokyo-Mitsubishi UFG, Ltd., New York Branch, as agent, as amended by Amendment No. 1 to the Amended and Restated Accounts Receivable Securitization Facility dated as of May 20, 2016 (as amended, the “Accounts Receivable Securitization Facility”).
(4)	Term Credit Agreement dated December 19, 2014, among Mylan Inc., as borrower, the Company, as guarantor, the lenders party thereto and Bank of America, N.A., as administrative agent, amended by Amendment No. 1 to Term Credit Agreement dated May 1, 2015, as further amended by Amendment No. 2 to Term Credit Agreement dated October 28, 2015, and as further amended by Amendment No. 3 to Term Credit Agreement dated February 22, 2016 (as amended, the “2014 Term Loan Credit Facility”) and the Term Credit Agreement dated July 15, 2015, among Mylan Inc., as borrower, the Company, as guarantor, the lenders party thereto, and PNC Bank, National Association, as administrative agent, as amended by Amendment No. 1 to Term Credit Agreement dated October 28, 2015 and as further amended by Amendment No. 2 to Term Credit Agreement dated February 22, 2016 (as amended, the “2015 Term Loan Credit Facility” and, together with the 2014 Term Loan Credit Facility, the “Term Loan Credit Facilities”).

Company Information

We are a public limited liability company (naamloze vennootschap) incorporated and existing under the laws of the Netherlands, with our corporate seat (statutaire zetel) in Amsterdam, the Netherlands. Our principal executive offices are located at Building 4, Trident Place, Mosquito Way, Hatfield, Hertfordshire, AL10 9UL, England and Mylan N.V. group’s global headquarters are located at 1000 Mylan Boulevard, Canonsburg, PA 15317. Our ordinary shares are listed on the NASDAQ Global Select Stock Market (“NASDAQ”) and the Tel Aviv Stock Exchange under the symbol “MYL.” Our telephone number is +44 (0) 1707-853-000 and our Internet address is www.mylan.com. Information on our website does not constitute a part of this prospectus. For certain purposes, we are considered the successor to Mylan Inc., a Pennsylvania corporation, under both the Securities Act and the Exchange Act. Mylan Inc.’s address is 1000 Mylan Boulevard, Canonsburg, Pennsylvania 15317, and its telephone number is (724) 514-1800. Additional information about us and Mylan Inc. is included in the documents incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus.

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Summary Description of the Exchange Offer

On December 9, 2015, we completed the private offering of $500,000,000 aggregate principal amount of 3.000% Senior Notes due 2018 and $500,000,000 aggregate principal amount of 3.750% Senior Notes due 2020, which we refer to collectively as the “Restricted Notes.” As part of that offering, we entered into a registration rights agreement with the initial purchasers of those Restricted Notes in which we agreed, among other things, to mail or make available a prospectus and letter of transmittal to registered holders of the Restricted Notes and to use our commercially reasonable efforts to complete an exchange offer for such Restricted Notes in compliance with applicable securities laws. See “The Exchange Offer—Purpose of the Exchange Offer.”

Below is a summary of the exchange offer.

Restricted Notes	$500,000,000 in aggregate principal amount of 3.000% Senior Notes due 2018.

$500,000,000 in aggregate principal amount of 3.750% Senior Notes due 2020.

Exchange Notes	$500,000,000 in aggregate principal amount of 3.000% Senior Notes due 2018.

$500,000,000 in aggregate principal amount of 3.750% Senior Notes due 2020.

The issuance of each series of the Exchange Notes has been registered under the Securities Act.

The form and terms of the 2018 Exchange Notes and the 2020 Exchange Notes are identical in all material respects to those of the 2018 Restricted Notes and the 2020 Restricted Notes, respectively, except that the transfer restrictions, registration rights and additional interest provisions relating to the Restricted Notes do not apply to the Exchange Notes.

In addition, the Exchange Notes bear different CUSIP numbers than the corresponding series of Restricted Notes.

Exchange Offer	We are offering to issue up to:

(i) $500,000,000 principal amount of the 2018 Exchange Notes, in exchange for a like principal amount of the 2018 Restricted Notes

and

(ii) $500,000,000 principal amount of the 2020 Exchange Notes, in exchange for a like principal amount of the 2020 Restricted Notes,

to satisfy our obligations under the registration rights agreement that we entered into when the Restricted Notes were issued in reliance upon the exemption from registration provided by Section 4(a)(2) and Rule 144A and Regulation S of the Securities Act.

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The Restricted Notes may only be tendered in minimum denominations of $2,000 in principal amount or in integral multiples of $1,000 in excess thereof. See “The Exchange Offer—Terms of the Exchange Offer.”

In order to exchange the Restricted Notes, you must follow the required procedures and we must accept the Restricted Notes for exchange. We will exchange all Restricted Notes validly tendered and not validly withdrawn prior to the expiration date of the exchange offer. See “The Exchange Offer.”

The Exchange Notes will be guaranteed by Mylan Inc. upon issuance.

Expiration Date; Tenders	The exchange offer will expire at 5:00 p.m., New York City time, on [●], 2016, unless extended in our sole and absolute discretion. By tendering your Restricted Notes, you represent to us that:

•	you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of ours;

•	you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in a “distribution,” as defined in the Securities Act, of the Exchange Notes;

•	you are acquiring the Exchange Notes in your ordinary course of business; and

•	if you are a broker-dealer, you will receive the Exchange Notes for your own account in exchange for the Restricted Notes that were acquired by you as a result of your market-making or other trading activities, you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes you receive and you have not entered into any agreement or understanding with us or any of our “affiliates,” as defined in Rule 405 under the Securities Act, to participate in a “distribution,” as defined under the Securities Act, of the Exchange Notes. For further information regarding resales of the Exchange Notes by participating broker-dealers, see the discussion under the caption “Plan of Distribution.”

Withdrawal	You may withdraw any Restricted Notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on [●], 2016. See “The Exchange Offer—Withdrawal Rights.”

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. The exchange offer is not conditioned upon the tender of any minimum principal amount of outstanding Restricted Notes. See “The Exchange Offer—Conditions to the Exchange Offer.”

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Procedures for Tendering the Restricted Notes	You must do the following on or prior to the expiration or termination of the exchange offer to participate in the exchange offer:

•	tender your Restricted Notes by sending the certificates for your Restricted Notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to The Bank of New York Mellon, as exchange agent, at one of the addresses listed below under the caption “The Exchange Offer—Exchange Agent;” or

•	tender your Restricted Notes by using the book-entry transfer procedures described below and sending a properly completed and duly executed letter of transmittal, with any required signature guarantees, or causing to be delivered an agent’s message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your Restricted Notes in the exchange offer, The Bank of New York Mellon, as exchange agent, must receive a confirmation of book-entry transfer of your Restricted Notes into the exchange agent’s account at The Depository Trust Company (“DTC”) prior to the expiration or termination of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, see the discussion below under the caption “The Exchange Offer—Book-Entry Transfers.”

For more information on the procedures for tendering the Restricted Notes, see the discussion under the caption “The Exchange Offer—Procedures for Tendering Restricted Notes.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose Restricted Notes are registered in the name of the broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your Restricted Notes in the exchange offer, you should promptly contact the person in whose name the Restricted Notes are registered and instruct that person to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the Restricted Notes by causing DTC to transfer the Restricted Notes into the exchange agent’s account. If you wish to tender your Restricted Notes in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your Restricted Notes, you must either make appropriate arrangements to register ownership of the Restricted Notes in your name with DTC or obtain a properly completed note power from the person in whose name the Restricted Notes are registered.

Use of Proceeds	We will not receive any proceeds from issuance of the Exchange Notes in connection with the exchange offer.

Exchange Agent	The Bank of New York Mellon is the exchange agent for the exchange offer. You can find the address, telephone number and

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e-mail address of the exchange agent below under the caption “The Exchange Offer—Exchange Agent.” The Bank of New York Mellon is also the trustee under the indenture governing the Restricted Notes and Exchange Notes.

Resales	Based on interpretations by the SEC staff, as detailed in a series of no-action letters issued to third parties, we believe that the Exchange Notes issued in the exchange offer pursuant to this prospectus may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

•	you are not an “affiliate” of ours, as defined in Rule 405 under the Securities Act;

•	you are acquiring the Exchange Notes in your ordinary course of business; and

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a “distribution,” as defined in the Securities Act, of the Exchange Notes.

We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers making exchange offers similar to ours. We cannot guarantee the SEC would make a similar decision about our exchange offer. If our belief is wrong, you could incur liability under the Securities Act. We will not indemnify or otherwise protect you against any loss incurred as a result of this liability under the Securities Act.

If you are an “affiliate” of ours, as defined in Rule 405 under the Securities Act, participate or intend to participate in or have any arrangement or understanding with any person to participate in the “distribution,” as defined in the Securities Act, of the Exchange Notes:

•	you cannot rely on the applicable interpretations of the staff of the SEC;

•	you will not be entitled to participate in the exchange offer; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction of the Exchange Notes.

See the discussion below under the caption “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Restricted Notes” for more information.

Broker-Dealer

Each broker or dealer that receives the Exchange Notes for its own account in exchange for the Restricted Notes that were acquired as a result of market-making or other trading activities must acknowledge

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that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell or other transfer of the Exchange Notes issued in the exchange offer, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the Exchange Notes.

Furthermore, any broker-dealer that acquired any of its Restricted Notes directly from us:

•	may not rely on the applicable interpretation of the SEC staff’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received in exchange for the Restricted Notes which were received by such broker-dealer as a result of market making activities or other trading activities. We have agreed that for a period of not less than 90 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Registration Rights Agreement	When we issued the Restricted Notes on December 9, 2015, we entered into a registration rights agreement with the initial purchasers of the Restricted Notes. Under the terms of the registration rights agreement, we agreed to use commercially reasonable efforts to:

•	file with the SEC and cause to become effective a registration statement relating to an offer to exchange the Restricted Notes for the Exchange Notes; and

•	to consummate the exchange offer not later than 365 days after the date of issuance of the Restricted Notes.

If we do not complete the exchange offer on or prior to December 9, 2016 or if we fail to meet certain other conditions described under “Description of the Exchange Notes—Registration Rights—Additional Interest,” the interest rate borne by the Restricted Notes will increase at a rate of 0.25% per annum every 90 days following the occurrence of such a registration default (but shall not exceed 0.50% per annum in total) until the condition which gave rise to the additional interest is cured.

Under some circumstances set forth in the registration rights agreement, holders of the Restricted Notes, including holders who are

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not permitted to participate in the exchange offer, may require us to file, and cause to become effective, a shelf registration statement covering resales of the Restricted Notes by these holders.

A copy of the registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. See “Description of the Exchange Notes—Registration Rights.”

Regulatory Requirements	We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with the exchange offer, other than the notice of effectiveness under the Securities Act of the registration statement pursuant to which the exchange offer is being made.

Material Tax Considerations	The exchange of Restricted Notes for Exchange Notes pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes. You should consult your own tax advisor to determine the U.S. federal, state, Netherlands, U.K. and other tax consequences of exchange of the Restricted Notes for the Exchange Notes. See “Material Tax Considerations.”

Accounting Treatment	We will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer that we pay will increase our deferred financing costs in accordance with U.S. GAAP. See “The Exchange Offer—Accounting Treatment.”

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Consequences of Not Exchanging Restricted Notes

If you do not tender your Restricted Notes in the exchange offer or we do not accept the Restricted Notes you tender, your Restricted Notes will continue to be subject to the restrictions on transfer currently applicable to the Restricted Notes. To the extent Restricted Notes are tendered and accepted in exchange for Exchange Notes, the market for any remaining Restricted Notes will be adversely affected. See “Risk Factors—Risks Relating to the Exchange Offer and the Exchange Notes—Any Restricted Notes that are not exchanged will continue to be restricted securities and, following completion of the exchange offer, will have a less liquid trading market.”

In general, you may offer or sell your Restricted Notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently intend to register the Restricted Notes under the Securities Act. Under some circumstances, however, holders of the Restricted Notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell the Exchange Notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of the Restricted Notes by these holders. For more information regarding the consequences of not tendering your Restricted Notes and our obligation to file a shelf registration statement, see “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Restricted Notes” and “Description of the Exchange Notes—Registration Rights.”

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Summary Description of the Exchange Notes

The summary below describes the principal terms of the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The 2018 Exchange Notes and the 2020 Exchange Notes are referred to herein as the Exchange Notes, and the Exchange Notes, together with the Restricted Notes, are referred to together as the Notes. The “Description of the Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the Exchange Notes.

Issuer	Mylan N.V.

Exchange Notes Offered	$500,000,000 in aggregate principal amount of 3.000% Senior Notes due 2018.

$500,000,000 in aggregate principal amount of 3.750% Senior Notes due 2020.

Maturity Dates	The 2018 Exchange Notes will mature on December 15, 2018.

The 2020 Exchange Notes will mature on December 15, 2020.

Interest Payment Dates	2018 Exchange Notes: June 15 and December 15, commencing on December 15, 2016.

2020 Exchange Notes: June 15 and December 15, commencing on December 15, 2016.

Interest on the Exchange Notes will accrue from the most recent date to which interest on the Restricted Notes has been paid or, if no interest has been paid on the Restricted Notes, from December 9, 2015.

Interest on the Restricted Notes accepted for exchange will cease to accrue upon the issuance of the Exchange Notes.

Interest Rates	The 2018 Exchange Notes will bear interest at a rate of 3.000% per annum.

The 2020 Exchange Notes will bear interest at a rate of 3.750% per annum.

Guarantee	The Exchange Notes will be guaranteed upon issuance by Mylan Inc. In addition, if a subsidiary of the Company becomes a guarantor or an obligor in respect of certain indebtedness after the issue date of the Exchange Notes, such subsidiary will guarantee the Exchanges Notes on the terms and subject to the conditions set forth herein. See “Description of the Exchange Notes—Note Guarantees.”

Ranking

The Exchange Notes will be our senior unsecured indebtedness and will rank equally in right of payment with all of our existing and future senior unsecured indebtedness that is not expressly subordinated to the Exchange Notes, senior in right of payment to any of our future indebtedness that is expressly subordinated to the

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Exchange Notes and effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The Exchange Notes will be structurally subordinated to all the existing and future liabilities, including trade payables, of our existing and future subsidiaries that do not guarantee the Exchange Notes. The guarantees of the Exchange Notes will be senior unsecured obligations of each guarantor and will rank equally in right of payment with all of such guarantor’s existing and future senior unsecured obligations that are not expressly subordinated to such guarantor’s guarantees of the Exchange Notes, senior in right of payment to any future obligations of such guarantor that are expressly subordinated to such guarantor’s guarantee of the Exchange Notes and effectively subordinated to such guarantor’s existing and future secured obligations to the extent of the value of the collateral securing such obligations. See “Description of the Exchange Notes—Ranking.”

As of September 30, 2016, (i) the amount of senior unsecured indebtedness of Mylan N.V. and Mylan Inc., the only guarantor of the Exchange Notes upon issuance, was approximately $13.3 billion and (ii) the total liabilities of our subsidiaries (including that of Meda and its subsidiaries) that will not be guarantors of the Exchange Notes upon issuance, including trade payables, was approximately $10.4 billion.

Additional Amounts	All payments in respect of the Exchange Notes of any series shall be made free and clear of, and without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, “Taxes”), unless such withholding or deduction is required by applicable law. Where the withholding or deduction of Taxes is imposed or withheld by any jurisdiction in which we are incorporated or tax resident or any governmental authority or political subdivision thereof or therein having the power to tax (a “Relevant Jurisdiction”), we will, subject to certain exceptions and limitations, pay such additional amounts (“Additional Amounts”) as are necessary so that the net payment paid by us of the principal of, premium, if any, and interest on such Exchange Notes, after deduction for any Taxes of a Relevant Jurisdiction, imposed with respect to the payment, will not be less than the amount that would have been payable in respect of such Exchange Notes had no withholding or deduction been required. See “Description of the Exchange Notes—Additional Amounts.”

Tax Redemption

If we become obligated to pay any Additional Amounts with respect to any Exchange Notes of any series as a result of certain changes in, or amendment to, the laws or regulations of a Relevant Jurisdiction, or any change in the official interpretation or application of the laws or regulations of a Relevant Jurisdiction, and such obligation cannot be avoided by us taking reasonable measures available to us, we may at our option, upon providing prior notice, redeem all, but not a portion of, the Exchange Notes of the applicable series at any time at

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their principal amount together with interest accrued to, but excluding, the date of redemption. See “Description of the Exchange Notes—Tax Redemption.”

Optional Redemption	At any time and from time to time prior to their maturity date in the case of the 2018 Exchange Notes and the date that is one month prior to their maturity date in the case of the 2020 Exchange Notes, we may redeem some or all of the Exchange Notes of the applicable series, upon not less than 30 nor more than 60 days’ prior notice, at a price equal to the greater of:

•	100% of the aggregate principal amount of the Exchange Notes being redeemed, and

•	the sum of the present values of the remaining scheduled payments of principal and interest on the Exchange Notes being redeemed, in the case of the 2018 Exchange Notes, that would be due to their maturity date and in the case of the 2020 Exchange Notes, that would be due if the 2020 Exchange Notes matured on the date that is one month prior to their maturity date, in each case, not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 30 basis points with respect to any 2018 Exchange Notes and 35 basis points with respect to any 2020 Exchange Notes, plus, in each case, unpaid interest on the notes being redeemed accrued to, but excluding, the redemption date.

In the case of the 2020 Exchange Notes, on or after the date that is one month prior to their maturity date, the 2020 Exchange Notes will be redeemable in whole at any time or in part, from time to time, at our option, upon at least 15 days but no more than 60 days prior written notice mailed to the registered holders of the Exchange Notes of such series, at a redemption price equal to 100% of the principal amount of the Exchange Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

We will, however, pay the interest installment due on any interest payment date that occurs on or before a redemption date to the holders of the affected Exchange Notes as of the close of business on the applicable regular record date.

See “Description of the Exchange Notes—Optional Redemption.”

Change of Control

If we experience certain Change of Control Repurchase Events (as defined herein) with respect to a series of the Exchange Notes, we must offer to purchase all the Exchange Notes of such series at a purchase price in cash in an amount equal to 101% of the principal amount of such Exchange Notes, plus accrued but unpaid interest, if

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any, to (but not including) the date of purchase. See “Description of the Exchange Notes—Purchase of Notes Upon a Change of Control Repurchase Event.”

Certain Covenants	The Exchange Notes will be issued under an indenture containing covenants that, among other things, restrict our ability and the ability of certain of our subsidiaries to:

•	enter into sale and leaseback transactions;

•	create liens;

•	with respect to such subsidiaries only, guaranty certain of our outstanding obligations without also guaranteeing our obligations under the Exchange Notes, fully and unconditionally and on a senior basis; and

•	consolidate, merge or sell substantially all of our assets.

These covenants are subject to a number of important exceptions and qualifications. See “Description of the Exchange Notes—Certain Covenants” and “Description of the Exchange Notes—Consolidation, Merger and Sale of Assets.”

Absence of an Established Market for the Exchange Notes	The Exchange Notes constitute new issuances of securities with no established trading markets. Although we expect to obtain and maintain a listing for the Exchange Notes on the Official List of the Irish Stock Exchange and to admit the Exchange Notes for trading on the Global Exchange Market thereof (or, if such listing is not obtained, on another exchange at our discretion), we cannot assure you that our application will be approved or that any series of the Exchange Notes will be listed and, if listed, that such Exchange Notes will remain listed for the entire term of such Exchange Notes. We cannot predict how the Exchange Notes will trade in the secondary market or whether that market will be liquid or illiquid. The listing of the Exchange Notes on the Official List of the Irish Stock Exchange or any other securities exchange will not necessarily ensure that a trading market will develop for such Exchange Notes, and if a trading market does develop, that there will be liquidity in the trading market. See “Risk Factors—Risks Relating to the Exchange Offer and the Exchange Notes—Active trading markets may not develop for the Exchange Notes.”

Form and Denominations	The Exchange Notes of each series will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Exchange Notes will be book-entry only and registered in the name of a nominee of The Depository Trust Company.

Use of Proceeds	We will not receive any proceeds from issuance of the Exchange Notes in connection with the exchange offer. Any Restricted Notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled. See “Use of Proceeds.”

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Risk Factors	You should carefully consider the information set forth in the section of this prospectus entitled “Risk Factors” and the “Risk Factors” sections in our Annual Report on Form 10-K for the year ended December 31, 2015, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016 and September 30, 2016 and our Meda Registration Statement on Form S-4, as well as the other information included or incorporated by reference into this prospectus before deciding whether to invest in the Exchange Notes.

Listing	We intend to obtain and maintain a listing for the Exchange Notes on the Official List of the Irish Stock Exchange and to admit the Exchange Notes for trading on the Global Exchange Market thereof. See “Description of the Exchange Notes—Listing of the Exchange Notes” and “Plan of Distribution.” If we are unable to obtain or maintain such listing on the Official List of the Irish Stock Exchange, we may obtain and maintain listing for the Exchange Notes on another exchange in our sole discretion.

Indenture	The Exchange Notes will be issued under the indenture, dated December 9, 2015 (the “Indenture”), among Mylan N.V., as issuer, Mylan Inc., as guarantor, and The Bank of New York Mellon, as trustee.

Trustee	The Bank of New York Mellon.

Tax Consequences	For a discussion of the material U.S. federal income tax consequences and certain Netherlands and U.K. tax consequences of exchange of the Restricted Notes for the Exchange Notes, see “Material Tax Considerations.” You should consult your own tax advisor to determine the U.S. federal, state, Netherlands, U.K. and other tax consequences of exchange of the Restricted Notes for the Exchange Notes.

Governing Law	The Indenture and the Exchange Notes will be governed by the laws of the State of New York.

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Selected Historical Consolidated Financial Information for Mylan

The following table sets forth the selected historical consolidated financial and operating data of Mylan as of and for the nine months ended September 30, 2016 and 2015 and as of and for each of the years in the five-year period ended December 31, 2015. The selected historical financial information as of and for the years ended December 31, 2015, 2014, 2013, 2012 and 2011 has been derived from Mylan’s audited consolidated financial statements. The unaudited selected historical financial information as of and for the nine months ended September 30, 2016 and 2015 has been derived from Mylan’s unaudited condensed consolidated financial statements which include, in the opinion of Mylan’s management, all normal and recurring adjustments that are necessary for the fair presentation of the results for such interim periods and dates. The historical consolidated financial statements of Mylan are prepared in accordance with U.S. GAAP. The information set forth below is only a summary that you should read together with the audited consolidated financial statements of Mylan and the related notes contained in Mylan’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended, and Mylan’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, which are incorporated by reference into this prospectus, and the audited consolidated financial statements of Mylan as of and for the years ended December 31, 2013, 2012 and 2011 and the related notes, which are not incorporated by reference into this prospectus but which are available on Mylan’s website at www.mylan.com and on the SEC website at sec.gov. Mylan N.V. is considered the successor to Mylan Inc., and the information set forth below refers to Mylan Inc. for periods prior to February 27, 2015, and to Mylan N.V. on and after February 27, 2015. On February 27, 2015, Mylan completed the EPD Transaction. The results of the EPD Business’s operations have been included in Mylan’s consolidated financial statements since February 27, 2015. On August 5, 2016, Mylan acquired approximately 94% of Meda’s shares at which time Meda became a controlled subsidiary of Mylan. Accordingly, the results of Meda have been included in our condensed consolidated financial statements since the date of acquisition.

The selected historical consolidated financial information may not be indicative of the future performance of Mylan. For the five-year period ended December 31, 2015 presented, the consolidated balance sheet data has been adjusted for the retrospective application of the adoption of ASU 2015-03 and 2015-17, as described in footnotes 2 and 3 below. For more information, see “Where You Can Find More Information” beginning on page iii of this prospectus.

(In millions)	Nine Months Ended September 30,		Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(unaudited)	(unaudited)
Statements of Operations:
Total revenues	$7,809.1	$6,938.6	$9,429.3	$7,719.6	$6,909.1	$6,796.1	$6,129.8
Cost of sales(1)	4,447.1	3,785.1	5,213.2	4,191.6	3,868.8	3,887.8	3,566.4

Gross profit	3,362.0	3,153.5	4,216.1	3,528.0	3,040.3	2,908.3	2,563.4
Operating expenses:
Research and development	632.2	512.9	671.9	581.8	507.8	401.3	294.7
Selling, general and administrative	1,787.6	1,584.5	2,180.7	1,625.7	1,408.5	1,392.4	1,214.6
Litigation settlements and other contingencies, net(2)	556.4	19.1	(97.4)	47.9	(14.6)	(3.1)	48.6
Other operating (income) expense, net	—	—	—	(80.0)	3.1	8.3	—

Earnings from operations	385.8	1,037.0	1,460.9	1,352.6	1,135.5	1,109.4	1,005.5
Interest expense	305.0	268.5	339.4	333.2	313.3	308.7	335.9
Other expense, net	184.0	71.4	206.1	44.9	74.9	(3.5)	15.0

(Loss) earnings before income taxes and noncontrolling interest	(103.2)	697.1	915.4	974.5	747.3	804.2	654.6
Income tax (benefit) provision	(165.7)	44.0	67.7	41.4	120.8	161.2	115.8
Net earnings attributable to the noncontrolling interest	—	(0.1)	(0.1)	(3.7)	(2.8)	(2.1)	(2.0)

Net earnings attributable to Mylan N.V. ordinary shareholders	$62.5	$653.0	$847.6	$929.4	$623.7	$640.9	$536.8

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	September 30, 2016	December 31,
		2015	2014	2013	2012	2011
	(unaudited)
Selected Balance Sheet data:
Total assets(3)(4)	$36,538.5	$22,267.7	$15,820.5	$15,086.6	$11,847.8	$11,530.5
Working capital(3)(4)(5)	NM	2,350.5	1,137.2	1,258.6	1,485.4	804.5
Short-term borrowings	54.2	1.3	330.7	439.8	299.0	128.1
Long-term debt, including current portion of long-term debt(3)	15,607.4	7,294.3	8,104.1	7,543.8	5,395.6	5,130.9
Total equity	11,828.8	9,765.8	3,276.0	2,959.9	3,355.8	3,504.8

(1)	Cost of sales includes the following amounts primarily related to the amortization of purchased intangibles from acquisitions: $914.8 million, $598.3 million, $854.2 million, $375.9 million, $351.1 million, $349.5 million and $348.6 million for the nine months ended September 30, 2016 and September 30, 2015 and the years ended December 31, 2015, 2014, 2013, 2012 and 2011, respectively. In addition, cost of sales included the following amounts related to impairment charges to intangible assets: $31.3 million, $27.7 million, $18.0 million, $41.6 million and $16.2 million for the years ended December 31, 2015, 2014, 2013, 2012 and 2011, respectively.
(2)	Includes $465 million related to the Company’s settlement with the U.S. Department of Justice and other governmental agencies related to the classification of the EpiPen® Auto-Injector for purposes of the Medicaid Drug Rebate Program and $90 million related to the settlement between Mylan and Strides Arcolab Limited and the acquisition of Agila Specialties Private Limited for the nine months ended September 30, 2016.
(3)	Pursuant to Mylan’s early adoption of ASU 2015-03, Interest—Imputation of Interest, as of December 31, 2015, as further described in Note 2, Summary of Significant Accounting Policies in the notes to Mylan’s audited consolidated financial statements for the year ended December 31, 2015, deferred financing fees related to term debt has been retrospectively reclassified from other assets to long-term debt or the current portion of long-term debt, depending on the debt instrument, on Mylan’s consolidated balance sheets for all periods presented. Mylan retrospectively reclassified approximately $34.4 million, $42.7 million, $36.3 million and $37.3 million for the years ended December 31, 2014, 2013, 2012 and 2011, respectively.
(4)	Pursuant to Mylan’s early adoption of ASU 2015-17, Balance Sheet Classification of Deferred Taxes, as of December 31, 2015, as further described in Note 2, Summary of Significant Accounting Policies in the notes to Mylan’s audited consolidated financial statements for the year ended December 31, 2015, deferred tax assets and liabilities that had been previously classified as current have been retrospectively reclassified to noncurrent on Mylan’s consolidated balance sheets for all periods presented. The reclassification resulted in a decrease in current assets of approximately $345.7 million, $250.1 million, $229.3 million and $202.9 million for the years ended December 31, 2014, 2013, 2012 and 2011, respectively. The reclassification resulted in a decrease in current liabilities of approximately $0.2 million, $1.5 million, $1.3 million and $1.2 million for the years ended December 31, 2014, 2013, 2012 and 2011, respectively.
(5)	Working capital is calculated as current assets minus current liabilities. As of September 30, 2016, working capital is considered not meaningful (“NM”) due to its deficit balance of approximately $1,588.9 million. The deficit balance is primarily the result of the classification of long-term debt as current for SEK 16.7 billion of borrowings under Meda’s SEK 25 billion facility and Mylan’s 2015 Term Loan Credit Facility.

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Selected Historical Consolidated Financial Information for Meda

The following table sets forth the selected historical consolidated financial information of Meda as of and for each of the years in the five-year period ended December 31, 2015 and as of June 30, 2016 and for the six months ended June 30, 2016 and 2015. The selected historical financial information as of and for the years ended December 31, 2015, 2014, 2013, 2012 and 2011 has been derived from Meda’s audited consolidated financial statements. The unaudited selected historical financial information as of June 30, 2016 and for the six months ended June 30, 2016 and 2015 has been derived from Meda’s unaudited consolidated financial statements, which are the last publicly available financial statements of Meda prior to its acquisition by Mylan. The derivation of the selected historical financial information as of and for the years ended December 31, 2012 and 2011 reflects the changes discussed in the footnotes below. The information set forth below is only a summary that you should read together with the audited consolidated financial statements of Meda and the related notes as of and for the years ended December 31, 2015, 2014 and 2013 and the unaudited consolidated financial statements of Meda as of June 30, 2016 and for the six months ended June 30, 2016 and 2015 and related notes incorporated by reference into this prospectus. The historical financial information of Meda included in this prospectus has been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”) with all amounts presented in Swedish kronor. IFRS as issued by the IASB differs in certain material respects from U.S. GAAP.

The selected historical financial information may not be indicative of the future performance of Meda. For more information, see “Where You Can Find More Information” beginning on page iii of this prospectus.

Consolidated income statement	Six Months ended June 30,		Years ended December 31,
SEK Million	2016	2015	2015	2014	2013	2012(1)	2011(1)
	(unaudited)	(unaudited)				(unaudited)	(unaudited)
Net sales	9,330	9,735	19,648	15,352	13,114	12,991	12,856
Cost of sales	(3,624)	(3,723)	(7,525)	(6,083)	(5,087)	(5,041)	(4,657)

Gross profit	5,706	6,012	12,123	9,269	8,027	7,950	8,199
Other income	—	—	22	42	—	—	—
Selling expenses	(2,134)	(2,084)	(4,359)	(3,718)	(2,993)	(2,867)	(2,449)
Medicine and business development expenses	(2,056)	(1,942)	(4,086)	(3,223)	(2,794)	(2,609)	(2,468)
Administrative expenses	(563)	(518)	(981)	(883)	(692)	(673)	(618)

Operating profit	953	1,468	2,719	1,487	1,548	1,801	2,664
Finance income	13	12	37	8	22	61	52
Finance costs	(486)	(865)	(1,452)	(913)	(567)	(626)	(676)

Profit after financial items	480	615	1,304	582	1,003	1,236	2,040
Tax	109	3	(112)	(180)	(198)	(61)	(432)

Net income	589	618	1,192	402	805	1,175	1,608

Earnings attributable to:
Parent company shareholders	589	618	1,176	399	807	1,204	1,616
Non-controlling interests	0	0	16	3	(2)	(29)	(8)

	589	618	1,192	402	805	1,175	1,608

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Consolidated balance sheet	June 30, 2016	December 31,
SEK Million		2015	2014	2013	2012(1)	2011(1)
	(Unaudited)				(Unaudited)	(Unaudited)
ASSETS
Non-current assets
Tangible assets	1,490	1,504	1,692	848	795	811
Intangible assets	46,821	47,478	50,798	29,666	30,419	32,306
Derivatives	—	—	25	—	—	9
Deferred tax assets	1,931	1,812	1,640	918	931	693
Available-for-sale financial assets	20	23	45	5	5	5
Other non-current receivables	112	262	305	13	10	12

Total non-current assets	50,374	51,079	54,505	31,450	32,160	33,836

Current assets
Inventories	3,011	2,876	2,988	1,982	1,931	1,780
Trade receivables	4,977	4,295	4,151	2,151	1,929	1,944
Other receivables	314	320	480	196	199	154
Tax assets	211	225	203	106	117	151
Prepayments and accrued income	274	290	266	181	181	320
Derivatives	216	149	208	49	60	520
Cash and cash equivalents	842	1,612	2,311	178	194	140

Total current assets	9,845	9,767	10,607	4,843	4,611	5,009

TOTAL ASSETS	60,219	60,846	65,112	36,293	36,771	38,845

EQUITY
Share capital	365	365	365	302	302	302
Other capital contributions	13,788	13,788	13,788	8,865	8,865	8,865
Other reserves	537	375	401	(415)	(776)	(239)
Retained earnings including profit for the year	6,070	6,431	6,142	6,491	6,364	5,840

	20,760	20,959	20,696	15,243	14,755	14,768
Non controlling interests	(3)	(3)	(16)	(32)	(32)	(4)

Total equity	20,757	20,956	20,680	15,211	14,723	14,764

LIABILITIES
Non-current liabilities
Borrowings	22,955	22,507	26,817	7,792	13,195	14,913
Derivatives	—	19	22	33	50	29
Deferred tax liabilities	4,212	4,708	5,278	2,211	2,537	2,735
Pension obligations	2,544	2,273	2,430	1,107	1,284	1,110
Other non-current liabilities	13	2,474	2,464	32	35	35
Other provisions	334	337	375	209	220	226

Total non-current liabilities	30,058	32,318	37,386	11,384	17,321	19,048

Current liabilities
Trade payables	1,510	1,696	1,542	883	900	878
Current tax liabilities	660	515	483	464	431	373
Other liabilities	2,827	240	495	195	167	187
Accruals and deferred income	1,751	1,553	1,731	1,343	1,103	1,162
Derivatives	359	205	284	113	28	257
Borrowings	1,361	2,355	1,391	6,304	1,752	1,802
Other provisions	936	1,008	1,120	396	346	374

Total current liabilities	9,404	7,572	7,046	9,698	4,727	5,033

Total liabilities	39,462	39,890	44,432	21,082	22,048	24,081

TOTAL EQUITY AND LIABILITIES	60,219	60,846	65,112	36,293	36,771	38,845

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(1)	The consolidated income statement and consolidated balance sheet figures for 2012 and 2011 have been restated from those previously published to retrospectively apply IAS 19 Employee Benefits Revised (IAS 19R), which Meda adopted in 2013. The restatements relate to recognition of unrecognized actuarial gains and losses in equity, as well as related adjustments of pension obligations, other provisions and deferred tax assets and liabilities. Furthermore, earnings per share and dividend per share for 2012 and 2011 have also been restated from those previously published due to the bonus issue element in the rights issue in 2014.

Exchange Rate Information

The following table shows, for the periods indicated, information concerning the exchange rate between SEK and USD. The information in the following table is expressed in SEK per USD and is based on the Federal Reserve Bank of New York (“FRBNY”) Exchange Rate.

On June 30, 2016, the exchange rate was SEK 8.4597 per $1.00. These translations should not be construed as a representation that the SEK amounts actually represent, or could be converted into, USD at the rates indicated.

	Period-end Rate(1)	Average Rate(2)	High(3)	Low(3)
Recent Monthly Data
October 2016	9.0207	8.8043	9.0646	8.5641
September 2016	8.5726	8.5311	8.6120	8.4443
August 2016	8.5689	8.4693	8.5867	8.3580
July 2016	8.5503	8.5722	8.6797	8.4301
June 2016	8.5028	8.3043	8.5598	8.1102
May 2016	8.3360	8.2154	8.3599	7.9761
April 2016	8.0267	8.1110	8.1453	8.0267
March 2016	8.0962	8.3393	8.6321	8.0962
February 2016	8.5709	8.4804	8.5749	8.3440
January 2016	8.5709	8.5483	8.6024	8.5048
Annual Data (Year ended December 31)
2015	8.4485	8.4643	8.8180	7.8847
2014	7.8245	6.9223	7.8245	6.3394
2013	6.4254	6.5152	6.8171	6.2880
2012	6.5074	6.7247	7.2655	6.5018
2011	6.8737	6.4263	7.0054	5.9968

(1)	The period-end rate is equal to the FRBNY Exchange Rate on the last business day of the applicable period.
(2)	The average rates for the ten most recent months were calculated by taking the simple average of the FRBNY Exchange Rate on each business day during the applicable month. The average rates for the five most recent years were calculated by taking the simple average of the FRBNY Exchange Rate on the last business day of each month during the applicable year.
(3)	The high and low rates for each period are equal to the high and low FRBNY Exchange Rates during the applicable period.

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Summary Unaudited Pro Forma Financial Information

On February 10, 2016, Mylan issued an offer announcement under the Nasdaq Stockholm’s Takeover Rules and the Swedish Takeover Act (collectively, the “Swedish Takeover Rules”) setting forth a public offer to the shareholders of Meda to acquire all of the outstanding shares of Meda (the “Offer”), with an enterprise value, including the net debt of Meda, of approximately SEK 83.6 billion (based on a SEK/USD exchange rate of 8.4158) or $9.9 billion at announcement. On August 2, 2016, the Company announced that the Offer was accepted by Meda shareholders holding an aggregate of approximately 343 million shares, representing approximately 94% of the total number of outstanding Meda shares, as of July 29, 2016, and Mylan declared the Offer unconditional. On August 5, 2016, settlement occurred with respect to the Meda shares duly tendered by July 29, 2016 and, as a result, Meda is now a controlled subsidiary of Mylan. Pursuant to the terms of the Offer, each Meda shareholder that duly tendered Meda shares into the Offer received at settlement (1) in respect of 80% of the number of Meda shares tendered by such shareholder, 165kr in cash per Meda share and (2) in respect of the remaining 20% of the number of Meda shares tendered by such shareholder, 0.386 of the Company’s ordinary shares per Meda share (subject to treatment of fractional shares as described in the offer document published on June 16, 2016). The non-tendered shares will be acquired for cash through a compulsory acquisition proceeding in accordance with the Swedish Companies Act (Sw. aktiebolagslagen (2005:551)), with advance title to such non-tendered shares expected to be acquired within six to twelve months of the acquisition date. The compulsory acquisition proceeding price will accrue interest as required by the Swedish Companies Act. Meda’s shares were delisted from the Nasdaq Stockholm exchange on August 23, 2016. On November 1, 2016, the Company made an offer to the remaining Meda shareholders to tender all their Meda shares for cash consideration of 161.31kr per Meda share (the “November Offer”) to provide such remaining shareholders with an opportunity to sell their shares in Meda to the Company in advance of the automatic acquisition of their shares for cash in connection with the compulsory acquisition proceeding. The acceptance period for the November Offer expired on November 23, 2016 and settlement occurred on or about November 30, 2016. Meda shareholders who tendered their shares in the November Offer did not have the right to withdraw their acceptances, and there were no conditions to the completion of the November Offer. Any Meda shareholders that did not accept the November Offer will automatically receive all-cash consideration plus statutory interest for their Meda shares as determined in the compulsory acquisition proceeding. The November Offer was not made, nor were any tender of shares accepted from or on behalf of holders in, any jurisdiction in which the making of the November Offer or the acceptance of any tender of shares would contravene applicable laws or regulations or require any offer documents, filings or other measures. For pro forma purposes the Company assumed that all shares were purchased through the compulsory acquisition proceeding at the fair value of approximately 161kr per share at settlement. In conjunction with the November Offer, Meda shareholders, holding an aggregate of approximately 19 million of the outstanding non-tendered shares, accepted the November Offer.

The Meda purchase price was approximately $6.92 billion, net of cash acquired, which includes cash consideration paid of approximately $5.3 billion, the issuance of approximately 26.4 million Mylan N.V. ordinary shares at a fair value of approximately $1.3 billion based on the closing price of Mylan N.V.’s ordinary shares on August 5, 2016, as reported by NASDAQ and the fair value of an assumed liability at the acquisition date of approximately $431.0 million related to the November Offer and the compulsory acquisition proceeding of the non-tendered Meda shares.

The following selected unaudited pro forma financial information gives effect to the acquisitions of the EPD Business and Meda, both of which are accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations, with Mylan as the accounting acquirer. The consolidated financial statements of Mylan and the EPD Business are prepared in accordance with U.S. GAAP with all amounts stated in U.S. Dollars. The consolidated financial statements of Meda are prepared in accordance with IFRS as issued by the IASB with all amounts presented in Swedish kronor. The selected unaudited pro forma financial information has been prepared in accordance with U.S. GAAP. The selected unaudited pro forma condensed

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combined statements of operations for the nine months ended September 30, 2016 and the year ended December 31, 2015 are based on the unaudited condensed consolidated statement of operations of Mylan for the nine months ended September 30, 2016, the audited consolidated statement of operations of Mylan for the year ended December 31, 2015, the unaudited consolidated income statement of Meda for the period from January 1, 2016 to the acquisition date of Meda, the audited consolidated income statement of Meda for the year ended December 31, 2015, with each such consolidated income statement of Meda converted to U.S. GAAP and U.S. Dollars and conformed to Mylan’s presentation, and the unaudited EPD Business combined results of operations for the period from January 1, 2015 to February 27, 2015, the acquisition date of the EPD Business, and has been prepared to reflect the acquisitions of the EPD Business and Meda as if each had occurred on January 1, 2015. The selected unaudited pro forma financial information reflects only pro forma adjustments that are factually supportable, directly attributable to the acquisitions of the EPD Business and Meda and expected to have a continuing impact on the results of the combined company.

The selected unaudited pro forma financial information has been derived from and should be read in conjunction with the more detailed unaudited pro forma financial information incorporated by reference into this prospectus. In addition, the unaudited pro forma financial information was based on, and should be read in conjunction with, Mylan’s unaudited condensed consolidated financial statements for the nine months ended September 30, 2016 and consolidated financial statements for the year ended December 31, 2015 and the related notes thereto incorporated by reference into this prospectus, and the unaudited consolidated financial statements of Meda for the six months ended June 30, 2016 and the consolidated financial statements of Meda for the year ended December 31, 2015 incorporated by reference into this prospectus. See “Where You Can Find More Information” beginning on page iii of this prospectus.

The selected unaudited pro forma financial information is for illustrative purposes only. It does not purport to indicate the results that would have actually been attained had the acquisition of Meda or the acquisition of the EPD Business been completed on the assumed dates or for the periods presented, or which may be realized in the future. To produce the unaudited pro forma financial information, Mylan allocated the purchase price for Meda using the acquisition method of accounting. The allocation of the purchase price is dependent upon certain valuation and other studies that are not yet final. Accordingly, the pro forma purchase price adjustments are preliminary and subject to further adjustments as additional analysis is performed. There can be no assurances that the final valuation will not result in material changes to the purchase price allocation. The primary areas subject to change relate to the finalization of the working capital components, the valuation of intangible assets and income taxes. Furthermore, Mylan could have reorganization and restructuring expenses as well as potential operating synergies as a result of the combination of Mylan, Meda and the EPD Business. The unaudited pro forma financial information does not reflect these potential expenses and synergies.

Selected Unaudited Pro Forma Condensed Combined Statement of Operations Information

(in millions, except per share amounts)

	Nine Months Ended September 30, 2016	Year Ended December 31, 2015
	(Pro forma combined)	(Pro forma combined)
Total revenues	$9,008.2	$11,930.0
Net earnings attributable to Mylan N.V. ordinary shareholders	157.2	738.7
Earnings per ordinary share attributable to Mylan N.V. ordinary shareholders:
Basic	$0.30	$1.43
Diluted	$0.29	$1.36
Weighted average ordinary shares outstanding:
Basic	526.9	516.9
Diluted	536.2	542.1

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RISK FACTORS

Before tendering Restricted Notes in exchange for the Exchange Notes, you should consider carefully the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016 and September 30, 2016 and under the headings “Risk Factors Related to Mylan and the Offer” and “Risk Factors Related to Meda” in our Meda Registration Statement on Form S-4, and the following risk factors. You should also carefully consider the other information included in this prospectus and other information incorporated by reference herein. Each of the risks described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Meda Registration Statement on Form S-4 and below could result in a decrease in the value of the Exchange Notes and your investment therein. Although we have tried to discuss what we believe are key risk factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict those risks or estimate the extent to which they may affect our financial performance or the values of the Exchange Notes. The information contained in, and incorporated by reference into, this prospectus includes forward-looking statements that involve risks and uncertainties, and we refer you to the “Cautionary Language Regarding Forward-Looking Statements” section in this prospectus.

Risk Factors Incorporated by Reference

This prospectus incorporates by reference:

•	risk factors related to each of Mylan and Meda contained in the Meda Registration Statement on Form S-4, filed on June 14, 2016 (only the sections entitled (i) “Risk Factors Related to Mylan and the Offer” (other than the subsection entitled “Risks Related to the Offer”); and (ii) “Risk Factors Related to Meda”); and

•	risk factors related to Mylan contained in our Quarterly Report on Form 10-Q, filed on November 9, 2016, in our Quarterly Report on Form 10-Q, filed on May 3, 2016, and in our Annual Report on Form 10-K, filed on February 16, 2016.

Investors should carefully consider the risk factors contained in these documents incorporated by reference into this prospectus in addition to the risk factors below before deciding to invest in the notes.

Risks Relating to the Exchange Offer and the Exchange Notes

The limited covenants in the Indenture governing the Exchange Notes and the terms of the Exchange Notes will not provide protection against significant events that could adversely impact your investment in the Exchange Notes.

The Indenture governing the Exchange Notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the Exchange Notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our ability to incur indebtedness;

•	restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries;

•	restrict our ability to repurchase or prepay our other securities; or

•	restrict our or our subsidiaries’ ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the Exchange Notes.

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Furthermore, the definition of “Change of Control Repurchase Event” in the Indenture governing the Exchange Notes will contain only limited protections. We and our subsidiaries could engage in many types of transactions, such as certain acquisitions, refinancings or recapitalizations that could substantially affect our capital structure and the value of the Exchange Notes. The Indenture will also permit us and our subsidiaries to incur additional indebtedness, including secured indebtedness, that could effectively rank senior to the Exchange Notes, and to engage in sale-leaseback arrangements, subject to certain limits. As a result of the foregoing, when evaluating the terms of the Exchange Notes, you should be aware that the terms of the Indenture and the Exchange Notes will not restrict our ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the Exchange Notes.

The Exchange Notes will be unsecured and will be effectively subordinated to our existing and future secured indebtedness.

Our obligations under the Exchange Notes will not be secured by any of our or our subsidiaries’ assets. In addition, the Indenture governing the Exchange Notes permits us and our subsidiaries to incur additional indebtedness, which may be secured. As a result, the Exchange Notes will be effectively subordinated to all of our and our subsidiaries’ existing and future secured indebtedness and other obligations to the extent of the value of the assets securing such obligations. If we were to become insolvent or otherwise fail to make payments on the Exchange Notes, holders of our secured obligations would be paid first and would receive payments from the assets securing such obligations before the holders of the Exchange Notes would receive any payments. Holders of the Exchange Notes will participate ratably with all holders of our unsecured indebtedness deemed to be of the same class as the Exchange Notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. However, under Netherlands law, certain of our creditors may have preference (voorang) over other creditors with respect to claims against certain of our assets. You may, therefore, not be fully repaid in the event we become insolvent or otherwise fail to make payments on the Exchange Notes.

The Exchange Notes will be structurally subordinated to indebtedness and other liabilities of our non-guarantor subsidiaries.

The Exchange Notes will be guaranteed upon issuance by Mylan Inc. As a result, the Exchange Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, other than Mylan Inc., and holders of the Exchange Notes will not have any claim as a creditor against any of these non-guarantor subsidiaries. Accordingly, claims of holders of the Exchange Notes will be structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such non-guarantor subsidiaries would be available for distribution, upon a liquidation or otherwise, to us. In addition, the Indenture governing the Exchange Notes will not prohibit such non-guarantor subsidiaries from incurring additional indebtedness.

As of September 30, 2016, (i) the amount of our and Mylan Inc.’s senior unsecured indebtedness was approximately $13.3 billion and (ii) the total liabilities of our subsidiaries (including that of Meda and its subsidiaries) that will not be guarantors of the Exchange Notes upon issuance, including trade payables, was approximately $10.4 billion.

The Indenture governing the Exchange Notes will contain covenants that impose restrictions on us and certain of our subsidiaries, which may adversely affect the conduct of our current business.

The Indenture governing the Exchange Notes will contain covenants imposing financial and operating restrictions on our business. These restrictions may affect our ability to operate our business, may limit our ability to take advantage of potential business opportunities as they arise and may adversely affect the conduct of our current business. The covenants in the Indenture governing the Exchange Notes will place restrictions, among other things, on our ability and the ability of certain of our subsidiaries to create liens, enter into sale-

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leaseback transactions and consolidate, merge or sell substantially all of our assets. A failure by us or our subsidiaries to comply with the covenants in the Indenture could result in an event of default under such indebtedness, which could adversely affect our ability to respond to changes in our business and manage our operations.

An event of default under our outstanding indebtedness could materially and adversely affect our results of operations and our financial condition and may cause an event of default to occur under the Indenture governing the Exchange Notes offered hereby.

Upon the occurrence of an event of default under any of the agreements governing our outstanding indebtedness, the applicable lenders or noteholders could elect to declare all amounts outstanding thereunder to be due and payable immediately and exercise other remedies as set forth in the applicable agreements. We cannot assure you that our assets or cash flow would be sufficient to fully repay borrowings under our outstanding debt instruments if the obligations thereunder are accelerated upon an event of default. Further, if we are unable to repay, refinance or restructure our secured debt, the holders of such debt could proceed against the collateral securing that indebtedness. Any event of default or declaration of acceleration under one debt instrument could also result in an event of default under additional outstanding debt instruments. In addition, upon a payment event of default or acceleration, an event of default would occur under the Indenture governing the Exchange Notes being offered hereby if the principal amount of such indebtedness were in excess of $150.0 million and such payment event of default were not cured or acceleration rescinded within 20 days. If any of our indebtedness were to be accelerated, there can be no assurance that our assets would be sufficient to repay all such indebtedness in full, which could have a material adverse effect on our ability to continue to operate as a going concern.

We may be unable to repay the Exchange Notes at maturity.

At maturity, the entire outstanding principal amount of each series of the Exchange Notes, together with accrued and unpaid interest thereon, will become due and payable. We may not have the funds to fulfill these obligations or the ability to refinance these obligations. If any of the maturity dates occur at a time when other arrangements prohibit us from repaying the applicable series of the Exchange Notes, we would try to obtain waivers of such prohibitions from the lenders and holders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. If we could not obtain the waivers or refinance these borrowings, we would be unable to repay such series of the Exchange Notes.

A financial failure by us may hinder the receipt of payment on the Exchange Notes.

An investment in the Exchange Notes, as in any type of security, involves insolvency and bankruptcy considerations that investors should carefully consider. If we become a debtor subject to insolvency proceedings under the bankruptcy code, it is likely to result in delays in the payment of the Exchange Notes and in the exercise of enforcement of remedies under the Exchange Notes. Provisions under the bankruptcy code or general principles of equity that could result in the impairment of your rights include the automatic stay, voidance of preferential transfers by a trustee or debtor-in-possession, substantive consolidation, limitations on collectability of unmatured interest or attorneys’ fees and forced restructuring of the Exchange Notes.

Under certain circumstances, a court could cancel the Exchange Notes and guarantees under fraudulent conveyance laws.

The issuance of the Exchange Notes and guarantees may be subject to further review under federal or state fraudulent transfer and conveyance laws. If either we or a guarantor become a debtor in a case under the U.S. Bankruptcy Code or encounter other financial difficulty, a court might void (that is, cancel) such debtor’s obligations under the Exchange Notes or such guarantee, as applicable. The court might do so if it found that, when the Exchange Notes or such guarantee were issued, (i) we or such guarantor, as applicable, received less

25

than reasonably equivalent value or fair consideration and (ii) we or such guarantor (1) were rendered insolvent, (2) were left with inadequate capital to conduct our business or (3) believed or reasonably should have believed that we or such guarantor, as applicable, would incur debts beyond our ability to pay. The court could also void the Exchange Notes or such guarantee, without regard to factors (i) and (ii), if it found that we or such guarantor issued the Exchange Notes or such guarantee, as applicable, with actual intent to hinder, delay or defraud our creditors.

If a court were to find that the issuance of the Exchange Notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the Exchange Notes or such guarantee and require the return of any payment or the return of any realized value with respect to the Exchange Notes or such guarantee. In addition, under the circumstances described above, a court could subordinate rather than void obligations under the Exchange Notes or such guarantee.

In addition, under Netherlands law, and in each case subject to certain further conditions, the Exchange Notes issued or payments made by us thereunder may be voided if such issuance or payment prejudices one or more other creditors, and the Exchange Notes issued or payments made thereunder may be voided if (i) the benefiting party knew that an application for our bankruptcy was filed at the moment of issuing the Exchange Notes or making the payment or (ii) we engaged with the benefiting party in issuing the Exchange Notes or made the payment acting in concert in order to prejudice other creditors.

The test for determining solvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied in any proceeding to determine whether a fraudulent transfer has occurred. In general, a court would consider an entity insolvent either if the sum of its debts, including contingent liabilities, was greater than the fair value of all of its assets; the present fair saleable value of its assets was less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or it could not pay its debts as they become due. For this analysis, “debts” includes contingent and unliquidated debts.

If a court voided our or a guarantor’s obligations under the Exchange Notes or the guarantee, as applicable, you would cease to be our or such guarantor’s creditor and would likely have no source from which to recover amounts due under the Exchange Notes or such guarantee.

We are a holding company and will depend on the business of our subsidiaries to satisfy our obligations under the Exchange Notes.

We are a holding company. Our only material assets are our ownership interests in our subsidiaries. Our subsidiaries will conduct substantially all of the operations necessary to fund payments on the Exchange Notes and our other indebtedness. Our ability to make payments on the Exchange Notes and our other indebtedness will depend on our subsidiaries’ cash flow and their payment of funds to us. Our subsidiaries’ ability to make payments to us will depend on:

•	their earnings;

•	covenants contained in our debt agreements and the debt agreements of our subsidiaries (including the Indenture governing the Exchange Notes, the indenture governing our other outstanding notes, the indentures governing Mylan Inc.’s outstanding notes and the credit agreements governing the Term Loan Credit Facilities and the Revolving Credit Facility);

•	covenants contained in other agreements to which we or our subsidiaries are or may become subject;

•	business and tax considerations; and

•	applicable law, including state laws regulating the payment of dividends and distributions.

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We cannot assure you that the operating results of our subsidiaries at any given time will be sufficient to make distributions or other payments to us or that any distributions and/or payments will be adequate to pay principal and interest, and any other payments, on the Exchange Notes and our other indebtedness when due.

Downgrades or other changes in our credit ratings could affect our financial results and reduce the market values of the Exchange Notes.

The credit ratings assigned to the Exchange Notes may not reflect the potential impact of all risks related to trading markets, if any, for, or trading values of, the Exchange Notes. A rating is not a recommendation to purchase, hold or sell our debt securities, since a rating does not predict the market price of a particular security or its suitability for a particular investor. Any rating organization may lower our rating or decide not to rate our securities in its sole discretion. The rating of our debt securities is based primarily on the rating organization’s assessment of the likelihood of timely payment of interest when due on our debt securities and the ultimate payment of principal of our debt securities on the final maturity date. Additionally, credit rating agencies evaluate the industries in which we operate as a whole and may change their credit rating for us based on their overall view of such industries. Any ratings downgrade could decrease the value of the Exchange Notes, increase our cost of borrowing or require certain actions to be performed to rectify such a situation. The reduction, suspension or withdrawal of the ratings of our debt securities will not, in and of itself, constitute an event of default under the Indenture governing the Exchange Notes.

We may issue additional notes.

Under the terms of the Indenture governing the Exchange Notes, we may from time to time without notice to, or the consent of, the holders of the Exchange Notes, create and issue additional notes of an existing series, which notes will be equal in rank to the Exchange Notes of that series in all material respects so that the new notes may be consolidated and form a single series with such Exchange Notes and have the same terms as to status, redemption or otherwise as such Exchange Notes.

Certain of our borrowings bear interest at floating rates that could rise significantly, increasing our expenses and reducing cash flow.

A significant part of our indebtedness, including borrowings under the Term Loan Credit Facilities and the Revolving Credit Facility, bears or will bear interest at per annum rates equal to LIBOR, adjusted periodically, plus a spread. These interest rates could rise significantly in the future, thereby increasing our interest expenses associated with these obligations, reducing cash flow available for capital expenditures and hindering our ability to make payments on the Exchange Notes.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the Indenture governing the Exchange Notes.

Upon the occurrence of a “Change of Control Repurchase Event” (as defined under “Description of the Exchange Notes”), we will be required to offer to repurchase each series of the Exchange Notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Exchange Notes. Our failure to repay holders tendering notes upon a Change of Control Repurchase Event would result in an event of default under the Indenture governing the Exchange Notes. In addition, the occurrence of a change of control would also constitute a default under the credit agreements governing the Term Loan Credit Facilities and the Revolving Credit Facility. A default under any such credit agreement would result in a default under the Accounts Receivable Securitization Facility and the Indenture governing the Exchange Notes, in addition to a default under the indentures governing our other notes and Mylan Inc.’s senior notes, if the lenders accelerate the indebtedness outstanding under any such credit agreement. If a Change of Control Repurchase Event were to occur, we cannot assure you that we would have sufficient funds to

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repay any securities that we would be required to offer to purchase or that become immediately due and payable as a result. We may require additional financing from third parties to fund any such purchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms or at all. See “Description of the Exchange Notes—Purchase of Notes Upon a Change of Control Repurchase Event.” Our failure to repurchase any Exchange Notes submitted in a change of control offer could constitute an event of default under our other indebtedness, even if the change of control itself would not cause a default under such indebtedness.

Holders of the Exchange Notes may not be able to determine when a Change of Control Repurchase Event giving rise to their right to have the Exchange Notes repurchased by us has occurred following a sale of “substantially all” of our assets.

A Change of Control Repurchase Event will require us to make an offer to repurchase all outstanding Exchange Notes. A Change of Control Repurchase Event comprises a Change of Control and a Below Investment Grade Rating Event (each, as defined under “Description of the Exchange Notes”). The definition of Change of Control includes a phrase relating to the sale, lease or transfer of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the Exchange Notes to require us to repurchase its notes as a result of a sale, lease or transfer of less than all our assets to another individual, group or entity may be uncertain.

The market prices of the Exchange Notes may be volatile, which could affect the value of your investment.

It is impossible to predict whether the prices of the Exchange Notes will rise or fall. Trading prices of the Exchange Notes will be influenced by our operating results and prospects and by economic, financial, regulatory and other factors. General market conditions, including investors’ expectations of changes in interest rates, will also have an impact. In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the Exchange Notes and market interest rates increase, the market values of your Exchange Notes may decline. We cannot predict the future level of market interest rates.

Active trading markets may not develop for the Exchange Notes.

Although we expect to obtain and maintain a listing for the Exchange Notes on the Official List of the Irish Stock Exchange and to admit the Exchange Notes for trading on the Global Exchange Market thereof (or, if such listing is not obtained, on another exchange at our discretion), we cannot assure you that our application will be approved or that any series of the Exchange Notes will be listed and, if listed, that such Exchange Notes will remain listed for the entire term of such Exchange Notes. We cannot predict how the Exchange Notes will trade in the secondary market, or whether that market will be liquid or illiquid. The listing of the Exchange Notes on the Official List of the Irish Stock Exchange or any other securities exchange will not necessarily ensure that a trading market will develop for such Exchange Notes, and if a trading market does develop, that there will be liquidity in the trading market.

Netherlands and English insolvency laws to which we are or may be subject may not be as favorable to you as those of the United States or other insolvency laws.

As we are incorporated under the laws of the Netherlands and have operational headquarters in England, subject to applicable EU insolvency regulations, any insolvency proceedings in relation to us may be based on Netherlands or English insolvency laws, as applicable. Netherlands and English insolvency proceedings differ significantly from insolvency proceedings in the United States and may not be as favorable to your interests as creditors as the laws of the United States or other jurisdictions with which you may be familiar. See “Certain Insolvency Law Considerations” for a discussion of Netherlands and English insolvency laws and certain other limitations on the enforceability of our obligations under the Exchange Notes.

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We are a Netherlands company, and it may be difficult for holders of the Exchange Notes to obtain or enforce judgments against us.

We are incorporated as a public limited liability company (naamloze vennootschap) under the laws of the Netherlands. Certain of our directors and authorized officers may reside outside the United States, and certain of our or such persons’ assets are or may be located outside the United States. As a result, it may not be possible for investors to effect service of process, including judgments, upon us or such persons outside of the Netherlands or within the United States. It may also be difficult for investors to enforce against us judgments obtained in courts other than Netherlands courts.

There is no enforcement treaty between the Netherlands and the United States. Consequently, a judgment of any court in the United States cannot be enforced in the Netherlands. In order to obtain a judgment that can be enforced in the Netherlands against us, the dispute must be re-litigated before a competent Netherlands court, which will have discretion to attach such weight to the judgment of any court in the United States as it deems appropriate. The Netherlands courts can be expected to give conclusive effect to a final and enforceable judgment of a court in the United States without reexamination or re-litigation of the substantive matters adjudicated upon if (i) the court involved accepted jurisdiction on the basis of an internationally recognized ground to accept jurisdiction, (ii) the proceedings before such court complied with principles of proper procedure (behoorlijke rechtspleging), (iii) such judgment was not contrary to the public policy (openbare orde) of the Netherlands and (iv) such judgment was not incompatible with a judgment given between the same parties by a Netherlands court or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment is recognizable in the Netherlands.

In addition, a Netherlands court might not accept jurisdiction and impose civil liability in an action commenced in the Netherlands and predicated solely upon United States federal securities laws. Furthermore, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in jurisdictions outside the United States.

Enforcing your rights as an investor in the Exchange Notes or under the guarantees across multiple jurisdictions may be difficult.

The Exchange Notes will be issued by Mylan N.V. and will be guaranteed upon issuance by Mylan Inc. Mylan N.V. and Mylan Inc. are incorporated or organized, as applicable, under the laws of the Netherlands and Pennsylvania, respectively. In the event of bankruptcy, insolvency or a similar event, proceedings could be initiated in any of these jurisdictions or in the jurisdiction of organization of a future guarantor. Your rights under the Exchange Notes and the guarantees will be subject to the laws of multiple jurisdictions and you may not be able to enforce effectively your rights in multiple bankruptcy, insolvency and other similar proceedings. Moreover, such multi-jurisdictional proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors’ rights.

In addition, the bankruptcy, insolvency, foreign exchange, administration and other laws of the Netherlands may be materially different from or in conflict with those of the United States, including in respect of creditors’ rights, priority of creditors, the ability to obtain post-petition interest and the duration of the insolvency proceeding. The consequences of the multiple jurisdictions involved in the transaction could trigger disputes over which jurisdiction’s law should apply and choice of law disputes which could adversely affect your ability to enforce your rights and to collect payment in full under the Exchange Notes and the guarantees.

Any Restricted Notes that are not exchanged will continue to be restricted securities and, following completion of the exchange offer, will have a less liquid trading market.

If you do not exchange your Restricted Notes for the Exchange Notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to the Restricted Notes. The restrictions on

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transfer of your Restricted Notes arise because we issued the Restricted Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Restricted Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the Restricted Notes under the Securities Act. For further information regarding the consequences of tendering your Restricted Notes in the exchange offer, see the discussion below under the caption “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Restricted Notes.”

Because we anticipate that most holders of Restricted Notes will elect to exchange their Restricted Notes, we expect that the liquidity of the market for any Restricted Notes remaining after the completion of the exchange offer will be substantially limited. Any Restricted Notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the Restricted Notes outstanding. Following the exchange offer, if you do not tender your Restricted Notes, you generally will not have any further registration rights, and your Restricted Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Restricted Notes could be adversely affected by the exchange offer.

The ability of a broker-dealer to transfer the Exchange Notes may be restricted.

A broker-dealer that acquired the Restricted Notes for its own account as a result of market-making activities or other trading activities must comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their Exchange Notes.

You must comply with the exchange offer procedures in order to receive new, freely tradable Exchange Notes.

Delivery of the Exchange Notes in exchange for the Restricted Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

•	certificates for Restricted Notes or a book-entry confirmation of a book-entry transfer of Restricted Notes into the exchange agent’s account at DTC, New York, New York as depository, including an agent’s message (as defined herein) if the tendering holder does not deliver a letter of transmittal;

•	a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or an agent’s message in lieu of the letter of transmittal; and

•	any other documents required by the letter of transmittal.

Therefore, holders of Restricted Notes who would like to tender Restricted Notes in exchange for Exchange Notes should allow enough time for the Restricted Notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of the Restricted Notes for exchange. The Restricted Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See “The Exchange Offer—Procedures for Tendering Restricted Notes” and “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Restricted Notes.”

Some holders who exchange their Restricted Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your Restricted Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

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USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with the issuance of the Restricted Notes. We will not receive any proceeds from the issuance of Exchange Notes in connection with the exchange offer. In consideration for issuing the Exchange Notes, we will receive the Restricted Notes from you in like principal amount. The Restricted Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any change in our indebtedness other than to the extent that we incur any indebtedness in connection with the payment of expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and accounting and legal fees.

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RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Nine Months Ended September 30,		Year Ended December 31,
(In millions, except for ratios)	2016		2015(1)	2014	2013	2012	2011
(Loss) earnings before income taxes and non-controlling interest	$(103.2)		$915.4	$974.5	$747.3	$804.2	$654.6
Add: Loss from equity affiliates	85.5		105.1	91.4	22.4	16.9	—
Add: Fixed charges	319.8		358.4	348.3	326.8	321.8	348.0

Total earnings	$302.1		$1,378.9	$1,414.2	$1,096.5	$1,142.9	$1,002.6

Fixed charges:
Interest expensed	$305.0		$339.4	$333.2	$313.3	$308.7	$335.9
Appropriate portion of rentals	14.8		19.0	15.1	13.5	13.1	12.1

Total fixed charges	$319.8		$358.4	$348.3	$326.8	$321.8	$348.0

Ratio of earnings to fixed charges	—	(2)	3.85	4.06	3.36	3.55	2.88

(1)	Mylan N.V. is the successor to Mylan Inc. The information set forth above refers to Mylan Inc. for periods prior to February 27, 2015, and to Mylan N.V. on and after February 27, 2015.
(2)	For the nine months ended September 30, 2016, the Company’s ratio coverage was less than 1:1. The Company would have needed to generate approximately $17.7 million in additional earnings to achieve a 1:1 ratio.

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THE EXCHANGE OFFER

Purpose of the Exchange Offer

When we issued the Restricted Notes on December 9, 2015, the Company, Mylan Inc. and the initial purchasers of the Restricted Notes entered into a registration rights agreement. Under the terms of the registration rights agreement, the Company and Mylan Inc. agreed to use commercially reasonable efforts to:

•	file with the SEC, and cause to become effective, a registration statement relating to an offer to exchange the Restricted Notes for the Exchange Notes; and

•	to consummate the exchange offer not later than 365 days after the date of issuance of the Restricted Notes.

If we do not complete the exchange offer on or prior to December 9, 2016 or if we fail to meet certain other conditions described under “Description of the Exchange Notes—Registration Rights—Additional Interest,” the interest rate borne by the Restricted Notes will increase at a rate of 0.25% per annum every 90 days following the occurrence of such a registration default (but shall not exceed 0.50% per annum in total) until the condition which gave rise to the additional interest is cured.

Under some circumstances set forth in the registration rights agreement, holders of the Restricted Notes, including holders who are not permitted to participate in the exchange offer, may require us to file, and cause to become effective, a shelf registration statement covering resales of the Restricted Notes by these holders.

We are making the exchange offer in reliance on the position of the SEC as described in previous no-action letters issued to third parties, including in Exxon Capital Holdings Corporation (April 13, 1988), Morgan Stanley & Co., Inc. (June 5, 1991), Shearman & Sterling (July 2, 1993) and similar no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder who exchanges Restricted Notes for Exchange Notes in the exchange offer generally may offer the Exchange Notes for resale, sell the Exchange Notes and otherwise transfer the Exchange Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. The preceding sentence does not apply, however, to a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the Exchange Notes only if the holder acknowledges that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a “distribution,” as defined in the Securities Act, of the Exchange Notes. We have not entered into any arrangement or understanding with any person who will receive Exchange Notes in the exchange offer to distribute such Exchange Notes following completion of the exchange offer, and, to the best of our information and belief, we are not aware of any person that will participate in the exchange offer with a view to distribute the Exchange Notes. A holder who exchanges Restricted Notes for Exchange Notes in the exchange offer for the purpose of distributing such Exchange Notes cannot rely on the interpretations of the staff of the SEC in the aforementioned no-action letters, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale of the Exchange Notes and must be identified as an underwriter in the prospectus.

Each broker-dealer that receives the Exchange Notes for its own account in exchange for the Restricted Notes, where the Restricted Notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes and that it has not entered into any agreement or understanding with us or any of our “affiliates,” as defined in Rule 405 under the Securities Act, to participate in a “distribution,” as defined under the Securities Act, of the Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

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The summary herein of certain provisions of the registration rights agreement does not purport to be complete, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Exchange Offer

Subject to the terms and the satisfaction or waiver of the conditions detailed in this prospectus, we will accept for exchange the Restricted Notes which are properly tendered on or prior to the expiration date and not validly withdrawn as permitted below. As used herein, the term “expiration date” means 5:00 p.m., New York City time, on [●], 2016. We may, however, in our sole discretion, extend the period of time during which the exchange offer is open. The term “expiration date” means the latest time and date to which the exchange offer is extended.

As of the date of this prospectus, $1.0 billion aggregate principal amount of the Restricted Notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date hereof to all holders of the Restricted Notes known to us.

We expressly reserve the right, at any time prior to the expiration of the exchange offer, to extend the period of time during which the exchange offer is open and delay acceptance for exchange of any Restricted Notes, by giving oral or written notice of such extension to holders thereof as described below. During any such extension, all the Restricted Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any Restricted Notes not accepted for exchange for any reason will be returned without expense to an account maintained with DTC promptly upon expiration or termination of the exchange offer.

The Restricted Notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and any integral multiple of $1,000 in excess thereof.

We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any Restricted Notes, upon the occurrence of any of the conditions of the exchange offer specified under “—Conditions to the Exchange Offer.” We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Restricted Notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering Restricted Notes

The tender to us of Restricted Notes by you as set forth below and our acceptance of the Restricted Notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender Restricted Notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent’s message in lieu of such letter of transmittal, to The Bank of New York Mellon, as exchange agent, at the address set forth below under “—Exchange Agent” on or prior to the expiration date. In addition, either:

•	certificates for such Restricted Notes must be received by the exchange agent along with the letter of transmittal; or

•	a timely confirmation of a book-entry transfer (a “book-entry confirmation”) of such Restricted Notes, if such procedure is available, into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer must be received by the exchange agent, prior to the expiration date, with the letter of transmittal or an agent’s message in lieu of such letter of transmittal.

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The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry transfer, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal.

The method of delivery of Restricted Notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or Restricted Notes should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Restricted Notes surrendered for exchange are tendered:

•	by a holder of the Restricted Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an “eligible institution”). If Restricted Notes are registered in the name of a person other than the signer of the letter of transmittal, the Restricted Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an eligible institution.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of Restricted Notes, such Restricted Notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the Restricted Notes.

If the letter of transmittal or any Restricted Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

If you are a beneficial owner whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender your Restricted Notes, you should promptly instruct the registered holder to tender such Restricted Notes on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the Restricted Notes by causing DTC to transfer the Restricted Notes into the exchange agent’s account.

If you wish to tender your Restricted Notes in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your Restricted Notes, you must either make appropriate arrangements to register ownership of the Restricted Notes in your name with DTC or obtain a properly completed note power from the person in whose name the Restricted Notes are registered.

We or the exchange agent, in our sole discretion, will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of the Restricted Notes tendered for exchange. We reserve the absolute right to reject any and all tenders not properly tendered or to not accept any tender which acceptance might, in our judgment or our counsel’s, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any individual tender

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before the expiration date (including the right to waive the ineligibility of any holder who seeks to tender the Restricted Notes in the exchange offer). Our or the exchange agent’s interpretation of the terms and conditions of the exchange offer (including the letter of transmittal and the instructions thereto) as to any particular tender either before or after the expiration date will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of the Restricted Notes for exchange must be cured within a reasonable period of time, as we determine. We are not nor is the exchange agent or any other person under any duty to notify you of any defect or irregularity with respect to your tender of the Restricted Notes for exchange, and no one will be liable for failing to provide such notification.

By tendering the Restricted Notes, you represent to us that: (i) you are not our “affiliate,” as defined in Rule 405 under the Securities Act, (ii) you are not participating, and do not intend to participate, and have no arrangement or understanding with any person to participate, in a “distribution,” as defined in the Securities Act, of the Exchange Notes to be issued in the exchange offer, (iii) you are acquiring the Exchange Notes in your ordinary course of business and (iv) if you are a broker-dealer, you will receive the Exchange Notes for your own account in exchange for the Restricted Notes that were acquired by you as a result of your market-making or other trading activities, you will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes you receive and you have not entered into any agreement or understanding with us or any of our “affiliates,” as defined in Rule 405 under the Securities Act, to participate in a “distribution,” as defined in the Securities Act, of the Exchange Notes. For further information regarding resales of the Exchange Notes by participating broker-dealers, see the discussion under the caption “Plan of Distribution.”

If any holder or other person is an “affiliate” of ours, as defined in Rule 405 under the Securities Act, or is participating, or intends to participate, or has an arrangement or understanding with any person to participate, in a “distribution,” as defined in the Securities Act, of the Exchange Notes, that holder or other person cannot rely on the applicable interpretations of the staff of the SEC, may not tender its Restricted Notes in the exchange offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives the Exchange Notes for its own account in exchange for the Restricted Notes, where the Restricted Notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act (other than in connection with a resale of an unsold allotment from the original sale of the Restricted Notes).

Furthermore, any broker-dealer that acquired any of its Restricted Notes directly from us:

•	may not rely on the applicable interpretation of the SEC staff’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

By delivering a letter of transmittal or an agent’s message, a holder or a beneficial owner (whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee) will have or will be deemed to have irrevocably appointed the exchange agent as its agent and attorney-in-fact (with full knowledge that the exchange agent is also acting as an agent for us in connection with the exchange offer) with respect to the Restricted Notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest subject only to the right of withdrawal described in this prospectus), to receive for our account all benefits and otherwise exercise all rights of beneficial ownership of such Restricted Notes, in accordance with the terms and conditions of the exchange offer.

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Each holder or beneficial owner will also have or be deemed to have represented and warranted to us that it has authority to tender, exchange, sell, assign and transfer the Restricted Notes it tenders and that, when the same are accepted for exchange, we will acquire good, marketable and unencumbered title to such Restricted Notes, free and clear of all liens, restrictions, charges and encumbrances, and that the Restricted Notes tendered are not subject to any adverse claims or proxies. Each holder and beneficial owner, by tendering its Restricted Notes, also agrees that it will comply with its obligations under the registration rights agreement.

Acceptance of Restricted Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly upon the expiration date, all the Restricted Notes properly tendered and will issue the Exchange Notes promptly after acceptance of the Restricted Notes. See “—Conditions to the Exchange Offer.” For purposes of the exchange offer, we will be deemed to have accepted properly tendered the Restricted Notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

The holder of each Restricted Note accepted for exchange will receive an Exchange Note in an amount equal to the principal amount of the surrendered Restricted Note. Holders of the Exchange Notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the Restricted Notes or, if no interest has been paid, from the issue date of the Restricted Notes. Holders of the Exchange Notes will not receive any payment in respect of accrued interest on the Restricted Notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer. Interest on the Restricted Notes accepted for exchange will cease to accrue upon the issuance of the Exchange Notes.

In all cases, issuance of the Exchange Notes for the Restricted Notes that are accepted for exchange will be made only after timely receipt by the exchange agent of an agent’s message and a timely confirmation of book-entry transfer of the Restricted Notes into the exchange agent’s account at DTC.

If any tendered Restricted Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if the Restricted Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Restricted Notes will be returned without expense to the holder or, in the case of Restricted Notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry procedures described below, an account maintained by the holder or on the holder’s behalf with DTC promptly upon the expiration or termination of the exchange offer.

Book-Entry Transfers

The exchange agent will make a request to establish an account for the Restricted Notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems may make book-entry delivery of the Restricted Notes by causing DTC to transfer those Restricted Notes into the exchange agent’s account at DTC in accordance with DTC’s procedure for transfer. This participant should transmit its acceptance to DTC on or prior to the expiration date. DTC will verify this acceptance, execute a book-entry transfer of the tendered Restricted Notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer. A tender of Restricted Notes through a book-entry transfer into the exchange agent’s account will only be effective if an agent’s message or the letter of transmittal with any required signature guarantees and any other required documents are transmitted to and received or confirmed by the exchange agent at the address set forth below under the caption “—Exchange Agent,” prior to 5:00 p.m., New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

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Withdrawal Rights

For a withdrawal of a tender of the Restricted Notes to be effective, the exchange agent must either:

•	receive a valid withdrawal request through the DTC’s Automated Tender Offer Program system from the tendering DTC participant before the expiration date. Any such request for withdrawal must include the VOI number of the tender to be withdrawn and the name of the ultimate beneficial owner of the related Restricted Notes in order that such Restricted Notes may be withdrawn; or

•	deliver a written notice of withdrawal to the exchange agent at one of the addresses set forth under “—Exchange Agent” that specifies (i) the name of the person having tendered the Restricted Notes to be withdrawn; (ii) the Restricted Notes to be withdrawn (including the aggregate principal amount of such Restricted Notes); and (iii) where certificates for the Restricted Notes have been transmitted, the name in which such Restricted Notes are registered, if different from that of the withdrawing holder. If certificates for Restricted Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution.

Properly withdrawn Restricted Notes may be re-tendered by following the procedures described under “—Procedures for Tendering Restricted Notes” above at any time on or before 5:00 p.m., New York City time, on the expiration date.

We will determine all questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal. Any Restricted Notes so withdrawn will be deemed not to have been validly tendered for exchange. No Exchange Notes will be issued unless the Restricted Notes so withdrawn are validly re-tendered.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue the Exchange Notes in exchange for, any Restricted Notes and may terminate or amend the exchange offer, if any of the following events occur prior to the expiration date:

(a) the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC; or

(b) there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree has been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

(1) seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result thereof, or

(2) resulting in a material delay in our ability to accept for exchange or exchange some or all of the Exchange Notes pursuant to the exchange offer;

or any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action has been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our sole judgment might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above or, in our reasonable judgment, might result in the holders of the Exchange Notes having obligations with respect to resales and transfers of the Exchange Notes which are greater than those described in the interpretation of the SEC referred to in “—Procedures for Tendering Restricted Notes,” or would otherwise make it inadvisable to proceed with the exchange offer; or

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(c) we have not obtained any governmental approval which we deem necessary for the consummation of the exchange offer; or

(d) there has occurred:

(1) any general suspension of, or general limitation on, prices for, or trading in, securities on any national securities exchange or in the over-the-counter market,

(2) any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer,

(3) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or

(4) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof; or

(e) any change (or any development involving a prospective change) has occurred or is threatened in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects and our subsidiaries taken as a whole that, in our reasonable judgment, is or may be adverse to us, or we have become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the Restricted Notes or the Exchange Notes;

which, in each case, and regardless of the circumstances (including any action by us) giving rise to any such condition, makes it inadvisable, in our reasonable judgment, to proceed with the exchange offer, such acceptance for exchange or such exchange.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

In addition, we will not accept for exchange any Restricted Notes tendered, and no Exchange Notes will be issued in exchange for any such Restricted Notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

Exchange Agent

We have appointed The Bank of New York Mellon as the exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or other documents should be directed to the exchange agent addressed as follows:

The Bank of New York Mellon, Exchange Agent

By Registered or Certified Mail, Overnight Delivery:

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations—Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Pamela Adamo

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For Information Call:

315-414-3317

For Facsimile Transmission (for Eligible Institutions only):

(732) 667-9408

Confirm by E-mail:

CT_REORG_UNIT_INQUIRIES@bnymellon.com

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including registration and filing fees, fees and expenses of compliance with federal securities and state blue sky securities laws, printing expenses, messenger and delivery services and telephone fees and disbursements to our counsel, application and filing fees and any fees and disbursement to our independent certified public accountants. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

This solicitation is being made primarily by electronic means. Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

We will record the Exchange Notes at the same carrying value as the Restricted Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the terms of the Exchange Notes.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with the tender of the Restricted Notes in the exchange offer unless you instruct us to register the Exchange Notes in the name of, or request that the Restricted Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder or unless a transfer tax is imposed for any reason other than the exchange of Restricted Notes in connection with the exchange offer. In those cases, the tendering holder will be responsible for the payment of any applicable transfer tax. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption therefrom with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Consequences of Exchanging or Failing to Exchange Restricted Notes

The information below concerning specific interpretations of, and positions taken by, the staff of the SEC is not intended to constitute legal advice, and prospective purchasers should consult their own legal advisors with respect to those matters.

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If you do not exchange your Restricted Notes for the Exchange Notes in the exchange offer, your Restricted Notes will continue to be subject to the provisions of the Indenture regarding transfer and exchange of the Restricted Notes and the restrictions on transfer of the Restricted Notes imposed by the Securities Act and state securities law. These transfer restrictions are required because the Restricted Notes were issued under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Restricted Notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the Restricted Notes under the Securities Act.

Based on interpretations by the staff of the SEC, as detailed in a series of no-action letters issued to third parties, we believe that the Exchange Notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•	you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of ours; and

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a “distribution,” as defined in the Securities Act, of the Exchange Notes.

If you are an “affiliate,” as defined in Rule 405 under the Securities Act, of ours, or are participating, or intend to participate, or have any arrangement or understanding with any person to participate, in a “distribution,” as defined in the Securities Act, of the Exchange Notes:

•	you cannot rely on the applicable interpretations of the staff of the SEC;

•	you will not be entitled to participate in the exchange offer; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

We do not intend to seek our own interpretation regarding the exchange offer, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the Exchange Notes as it has in other interpretations to third parties.

Each holder of the Restricted Notes who wishes to exchange such Restricted Notes for the related Exchange Notes in the exchange offer represents that:

•	it is acquiring the Exchange Notes in its ordinary course of business;

•	it is not our “affiliate,” as defined in Rule 405 under the Securities Act;

•	it is not participating, and does not intend to participate, and has no arrangement or understanding with any person to participate, in a “distribution,” as defined in the Securities Act, of the Exchange Notes to be issued in the exchange offer; and

•	if it is a broker-dealer, it will receive the Exchange Notes for its own account in exchange for the Restricted Notes that were acquired by it as a result of its market-making or other trading activities, that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes it receives and it has not entered into any agreement or understanding with us or any of our “affiliates,” as defined in Rule 405 under the Securities Act, to participate in a “distribution,” as defined in the Securities Act, of the Exchange Notes. For further information regarding resales of the Exchange Notes by participating broker-dealers, see the discussion under the caption “Plan of Distribution.”

As discussed above, in connection with resales of the Exchange Notes, any participating broker-dealer must deliver a prospectus meeting the requirements of the Securities Act. The staff of the SEC has taken the position

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that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes, other than a resale of an unsold allotment from the original sale of the Restricted Notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we have agreed, for a period of 90 days following the expiration of the exchange offer, to make available a prospectus meeting the requirements of the Securities Act to any participating broker-dealer for use in connection with any resale of any Exchange Notes acquired in the exchange offer.

Neither we nor our board of directors make any recommendation to holders of the Restricted Notes as to whether to tender or refrain from tendering all or any portion of their Restricted Notes pursuant to the exchange offers. Moreover, no one has been authorized to make any such recommendation. Holders of the Restricted Notes must make their own decision whether to tender pursuant to the exchange offers and, if so, the aggregate amount of the Restricted Notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

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DESCRIPTION OF THE EXCHANGE NOTES

The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it contains additional information that may be of importance to you. A copy of the indenture is available upon request to the Company at the address indicated under the section entitled “Where You Can Find More Information.” The indenture contains provisions that define your rights under the applicable series of Exchange Notes. In addition, the indenture governs the obligations of the Company under the Exchange Notes.

General

You can find the definitions of certain terms used in this description under the caption “—Certain Definitions.” Defined terms used in this description but not defined below under the caption “—Certain Definitions” or elsewhere in this description have the meanings assigned to them in the indenture. In this description, the “Company” refers only to Mylan N.V.

On December 9, 2015, we completed the private offering of $500,000,000 aggregate principal amount of 3.000% Senior Notes due 2018 (the “2018 Restricted Notes”) and $500,000,000 aggregate principal amount of 3.750% Senior Notes due 2020 (the “2020 Restricted Notes” and, together with the 2018 Restricted Notes, the “Restricted Notes”). As part of that offering, we and Mylan Inc. entered into a registration rights agreement with the initial purchasers of those Restricted Notes in which we agreed, among other things, to complete an exchange offer for the Restricted Notes. We refer to the $500,000,000 aggregate principal amount of 3.000% Senior Notes due 2018, the issuance of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”), as the “2018 Exchange Notes” and the $500,000,000 aggregate principal amount of 3.750% Senior Notes due 2020, the issuance of which has been registered under the Securities Act, as the “2020 Exchange Notes.” We collectively refer to the 2018 Exchange Notes and the 2020 Exchange Notes as the “Exchange Notes” or the “notes.” Each of the 2018 Exchange Notes and the 2020 Exchanges Notes are hereinafter sometimes referred to as a “series” of notes.

The Exchange Notes will be issued under an indenture, dated as of December 9, 2015, among the Company, Mylan Inc., a Pennsylvania corporation, as Guarantor of the notes upon issuance, the other Guarantors from time to time party thereto and The Bank of New York Mellon, as trustee (the “Trustee”), as amended and supplemented from time to time (the “indenture”).

The 2018 Restricted Notes were initially issued in an aggregate principal amount of $500,000,000, and the 2020 Restricted Notes were initially issued in an aggregate principal amount of $500,000,000. The 2018 Exchange Notes will initially be issued in an aggregate principal amount of up to $500,000,000, and the 2020 Exchange Notes will initially be issued in an aggregate principal amount of up to $500,000,000.

For each series of notes, the Company may issue additional notes of that series in an unlimited aggregate principal amount at any time and from time to time under the same indenture. These additional notes of any series will have substantially the same terms as the notes of such series offered hereby in all respects so that the additional notes of such series may be consolidated and form a single series with the other outstanding notes of such series and will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that any additional notes that have the same CUSIP, ISIN or other identifying number as the outstanding notes of a series must be fungible with the outstanding notes of that series for U.S. federal income tax purposes.

The Company will issue each series of the Exchange Notes only in fully registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Trustee will initially act as paying agent and registrar for the Exchange Notes. The Exchange Notes may be presented for registration of transfer and exchange at the offices of the registrar, which initially will be the Trustee’s corporate trust office.

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The Company may change any paying agent or registrar without notice to holders of the Exchange Notes, and the Company may act as paying agent or registrar.

The Exchange Notes will not be subject to a sinking fund provision.

Any 2018 Restricted Notes that remain outstanding after the completion of the exchange offer, together with the 2018 Exchange Notes issued in connection with the exchange offer, will be treated as a single class of securities under the indenture. Any 2020 Restricted Notes that remain outstanding after the completion of the exchange offer, together with the 2020 Exchange Notes issued in connection with the exchange offer, will be treated as a single class of securities under the indenture.

Exchange Notes versus Restricted Notes

The terms of the Exchange Notes are identical in all material respects to those of the outstanding Restricted Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Restricted Notes do not apply to the Exchange Notes. The Exchange Notes of a given series will evidence the same debt as the Restricted Notes of such series and will be issued under the same indenture and be entitled to the same benefits under the indenture as the Restricted Notes being exchanged. In addition, the Exchange Notes bear different CUSIP numbers than the corresponding series of Restricted Notes.

Principal, Maturity and Interest

The 2018 Exchange Notes will mature on December 15, 2018.

The 2020 Exchange Notes will mature on December 15, 2020.

Interest on the 2018 Exchange Notes will accrue at a rate of 3.000% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 2016, and will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the 2018 Exchange Notes will accrue from the date interest on the 2018 Restricted Notes was most recently paid. The Company will pay interest to those persons who were holders of record on the June 1 and December 1, as the case may be, immediately preceding each interest payment date.

Interest on the 2020 Exchange Notes will accrue at a rate of 3.750% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 2016, and will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the 2020 Exchange Notes will accrue from the date interest on the 2020 Restricted Notes was most recently paid. The Company will pay interest to those persons who were holders of record on the June 1 and December 1, as the case may be, immediately preceding each interest payment date.

If any interest payment date for the notes falls on a day that is not a Business Day, then payment of interest may be made on the next succeeding Business Day and no interest will accrue because of such delayed payment. Additional interest may accrue on the notes in certain circumstances pursuant to the registration rights agreement.

Methods of Receiving Payments on the Notes

Payments on the notes will be made at the office or agency of the paying agent and registrar unless the Company elects to make interest payments by check mailed to the holders at their respective addresses set forth in the register of holders; provided that all payments of principal, premium, if any, and interest with respect to notes represented by one or more global notes registered in the name of or held by The Depository Trust Company or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the holder or holders thereof.

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Ranking

The notes of each series will be senior unsecured obligations of the Company and will:

•	rank pari passu in right of payment with all existing and future senior Indebtedness of the Company that is not expressly subordinated to the notes;

•	rank senior in right of payment to any future Indebtedness of the Company that is expressly subordinated to the notes;

•	be structurally subordinated to all Indebtedness and other liabilities, including trade payables, of the Company’s subsidiaries that are not Guarantors; and

•	be effectively subordinated to all existing and future secured Indebtedness of the Company to the extent of the value of the collateral securing such Indebtedness.

The Guarantees of each series will be senior unsecured obligations of each Guarantor and will:

•	rank pari passu in right of payment with all existing and future senior Indebtedness of such Guarantor that is not expressly subordinated to such Guarantor’s Guarantee of the notes;

•	rank senior in right of payment to any future Indebtedness of such Guarantor that is expressly subordinated to such Guarantor’s Guarantee of the notes; and

•	be effectively subordinated to all existing and future secured Indebtedness of such Guarantor to the extent of the value of the collateral securing such Indebtedness.

As of September 30, 2016, (i) the amount of senior unsecured indebtedness of the Company and Mylan Inc., the only Guarantor of the notes upon issuance, was approximately $13.3 billion and (ii) the total liabilities of our subsidiaries (including that of Meda and its subsidiaries) that will not be Guarantors of the notes upon issuance, including trade payables, was approximately $10.4 billion.

Note Guarantees

The notes will be guaranteed by Mylan Inc. upon issuance.

Mylan Inc.’s Guarantee of the Company’s Indenture Obligations will be released:

(1) upon a sale or disposition of Mylan Inc. in a transaction that complies with the indenture such that Mylan Inc. ceases to be a Subsidiary of the Company; or

(2) if we exercise our Legal Defeasance option or Covenant Defeasance option as described below under the caption “—Defeasance” or if our obligations under the indenture are discharged in accordance with the terms of the indenture; or

(3) upon the earlier to occur of (1) the release of the Company’s Guarantee under all applicable Mylan Inc. Debt and (2) Mylan Inc. no longer having any obligations in respect of any Mylan Inc. Debt.

If any Subsidiary of the Company (other than a Receivables Entity) becomes a guarantor or an obligor in respect of any Triggering Indebtedness, the Company shall cause such Subsidiary to enter into a supplemental indenture pursuant to which such Subsidiary shall agree to Guarantee the Company’s Indenture Obligations, fully and unconditionally and on a senior basis, provided that in no event shall a Subsidiary of the Company that is not a Guarantor of the notes on the Issue Date be required to provide a Guarantee of the Company’s Obligations under the notes if the Company reasonably determines that such Guarantee is prohibited by, or would be unduly burdensome under, applicable laws or would result in adverse tax consequences to the Company or any of its Subsidiaries.

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Any Guarantee of the Company’s Indenture Obligations by any Guarantor will be released:

•	upon a sale or disposition of such Guarantor in a transaction that complies with the indenture such that such Guarantor ceases to be a Subsidiary of the Company; or

•	if we exercise our Legal Defeasance option or Covenant Defeasance option as described below under the caption “—Defeasance” or if our obligations under the indenture are discharged in accordance with the terms of the indenture; or

•	upon the earliest to occur of (1) the release of such Guarantor’s Guarantee under all applicable Triggering Indebtedness, (2) such Guarantor no longer having any obligations in respect of all applicable Triggering Indebtedness and (3) the issuer(s) and/or borrower(s) of the applicable Triggering Indebtedness no longer having any obligations with respect to such Triggering Indebtedness.

Each Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See “Risk Factors—Risks Relating to the Exchange Offer and the Exchange Notes—Under certain circumstances, a court could cancel the Exchange Notes and guarantees under fraudulent conveyance laws.”

Optional Redemption

Optional Redemption for the 2018 Exchange Notes

At any time and from time to time prior to the maturity date, we may redeem some or all of the 2018 Exchange Notes, upon not less than 30 nor more than 60 days’ prior notice, at a price equal to the greater of:

•	100% of the aggregate principal amount of any 2018 Exchange Notes being redeemed, and

•	the sum of the present values of the remaining scheduled payments of principal and interest on the 2018 Exchange Notes being redeemed that would be due to their maturity date, not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points with respect to any 2018 Exchange Notes, plus, in each case, unpaid interest on the 2018 Exchange Notes being redeemed accrued to, but excluding, the redemption date.

We will, however, pay the interest installment due on any interest payment date that occurs on or before a redemption date to the holders of the affected 2018 Exchange Notes as of the close of business on the applicable regular record date.

Optional Redemption for the 2020 Exchange Notes

At any time and from time to time prior to the date that is one month prior to their maturity date, we may redeem some or all of the 2020 Exchange Notes, upon not less than 30 nor more than 60 days’ prior notice, at a price equal to the greater of:

•	100% of the aggregate principal amount of any 2020 Exchange Notes being redeemed, and

•	the sum of the present values of the remaining scheduled payments of principal and interest on the 2020 Exchange Notes being redeemed that would be due if the 2020 Exchange Notes matured on the date that is one month prior to their maturity date, not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points with respect to any 2020 Exchange Notes,

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plus, in each case, unpaid interest on the 2020 Exchange Notes being redeemed accrued to, but excluding, the redemption date.

On or after the date that is one month prior to their maturity date, the 2020 Exchange Notes will be redeemable in whole at any time or in part, from time to time, at our option, upon at least 15 days but no more than 60 days prior written notice mailed to the registered holders of the 2020 Exchange Notes, at a redemption price equal to 100% of the principal amount of the 2020 Exchange Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

We will, however, pay the interest installment due on any interest payment date that occurs on or before a redemption date to the holders of the affected 2020 Exchange Notes as of the close of business on the applicable regular record date.

General Notes Optional Redemption Terms

The term “Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

The term “Comparable Treasury Price” means, with respect to any redemption date:

•	the average of the Reference Treasury Dealer Quotations provided to the Trustee from four Reference Treasury Dealers selected by the Company for the redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

•	if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations for the redemption date so obtained.

The term “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

The term “Reference Treasury Dealer” means (A) to the extent such entity is a primary United States government securities dealer, Goldman, Sachs & Co., Deutsche Bank Securities Inc., Mitsubishi UFJ Securities (USA), Inc., ING Financial Markets LLC, PNC Capital Markets LLC and DNB Markets, Inc. (or their affiliates and their respective successors), provided that if any of these Reference Treasury Dealers resigns or shall cease to be a primary United States government securities dealer, then we will substitute another primary United States government securities dealer and (B) any other primary United States government securities dealer selected by the Company.

The term “Reference Treasury Dealer Quotations” means, with respect to a Reference Treasury Dealer and any redemption date, the average, as determined by such Reference Treasury Dealer, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at approximately 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

The term “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the notes of a series called for redemption on the applicable redemption date.

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Selection and Notice of Redemption

If the Company redeems less than all of the notes of any series at any time, the Trustee will select notes of such series by lot on a pro rata basis (or, in the case of notes issued in global form as described below under the caption “Book-Entry, Delivery and Form,” based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

The Company will redeem notes of $2,000 or less in whole and not in part. The Company will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. The Company may provide in the notice that payment of the redemption price and performance of the Company’s obligations with respect to the redemption or purchase may be performed by another person. Any notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount thereof that is to be redeemed. The Company will issue a new note in a principal amount equal to the unredeemed portion of the original note in the name of the holder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after such date, unless the Company defaults in payment of the redemption price on such date, interest ceases to accrue on the notes or portions thereof called for such redemption.

Purchase of Notes Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs with respect to a series of notes, each holder of notes of such series will have the right to require that the Company purchase all or any part (in denominations of $2,000 and integral multiples of $1,000 in excess thereof) of such holder’s notes of such series pursuant to a Change of Control offer (a “Change of Control Offer”) on the terms set forth in the indenture, except that the Company shall not be obligated to repurchase the notes of any series pursuant to this covenant in the event that the Company has exercised the right to redeem all of the notes of such series as described above under the caption “—Optional Redemption.” In the Change of Control Offer, the Company will offer to purchase all of the notes of such series at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such series of notes, plus accrued but unpaid interest, if any, to (but not including) the date of purchase (the “Change of Control Purchase Date”) (subject to the rights of holders of record on relevant record dates to receive interest due on the relevant interest payment date if the notes of such series have not been redeemed prior to such record date).

Within 30 days after any Change of Control Repurchase Event with respect to a series of notes or, at the Company’s option, prior to such Change of Control but after it is publicly announced; provided that a definitive agreement is in place for such Change of Control, the Company must notify the Trustee and give written notice of the Change of Control Repurchase Event to each holder of notes of such series, by first-class mail, postage prepaid, at its address appearing in the security register. The notice must state, among other things:

•	that a Change of Control Repurchase Event has occurred or may occur with respect to such series of notes and the date of such event;

•	the purchase price and the purchase date which shall be fixed by the Company on a Business Day no earlier than 30 days nor later than 60 days from the date the notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; provided that the purchase date may not occur prior to the Change of Control;

•	that any note of such series not tendered will continue to accrue interest;

•	that, unless the Company defaults in the payment of the Change of Control Purchase Price, any notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

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•	other procedures that a holder of notes of such series must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.

If a Change of Control Offer is made, the Company may not have available funds sufficient to pay the Change of Control Purchase Price for all of the notes that might be delivered by holders of the notes seeking to accept the Change of Control Offer. The Company’s failure to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will give the Trustee and the holders of the notes the rights described under “—Events of Default.”

In addition to the Company’s obligations under the indenture with respect to the notes in the event of a Change of Control Repurchase Event, the Term Credit Agreements and the Revolving Credit Agreement provide for an event of default upon a Change in Control (as defined therein), which obligates Mylan Inc. and the Company, as a guarantor of such indebtedness, to repay amounts outstanding under such indebtedness upon an acceleration of the indebtedness issued thereunder. As a result, the Company may not be able to repurchase the notes and satisfy the Company’s obligations under the Company’s other indebtedness following a Change of Control Repurchase Event under the indenture. See “Risk Factors—Risks Relating to the Exchange Offer and the Exchange Notes—We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the Exchange Notes.”

The Company may exercise its optional right to redeem all or a portion of any series of notes, as described above under “—Optional Redemption,” even if a Change of Control Offer is made.

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the Company’s assets. The phrase “all or substantially all” as used in the definition of “Change of Control” has not been interpreted under New York law (which is the governing law of the indenture) to represent a specific quantitative test. Therefore, if holders of the notes elected to exercise their rights under the indenture and the Company elected to contest such election, it is not clear how a court interpreting New York law would interpret such phrase.

The existence of a holder’s right to require the Company to repurchase such holder’s notes upon a Change of Control Repurchase Event may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

The provisions of the indenture will not afford holders of the notes the right to require the Company to repurchase the notes in the event of a highly leveraged transaction or certain transactions with the Company’s management or Affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its affiliates) involving the Company that may adversely affect holders of the notes, if such transaction is not a transaction defined as a Change of Control Repurchase Event.

The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

The Company will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements described in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

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Certain Covenants

The indenture contains covenants including, among others, those summarized below.

Restrictions on Sale Leaseback Transactions. Neither the Company nor any Domestic Subsidiary of the Company will enter into any Sale Leaseback Transaction with respect to any property unless:

(1) the Company or such Domestic Subsidiary would be entitled to create a Lien on such property securing Attributable Debt without equally and ratably securing the notes pursuant to the covenant described below under the caption “—Limitation on Liens;” and

(2) the gross proceeds received by the Company or any such Domestic Subsidiary in connection with such Sale Leaseback Transaction are at least equal to the Fair Market Value of such property.

Notwithstanding the foregoing, the Company or any Domestic Subsidiary of the Company may enter into a Sale Leaseback Transaction if (x) during the twelve months following the effective date of the Sale Leaseback Transaction, the Company or any such Domestic Subsidiary applies an amount equal to the greater of the net proceeds of such sale or transfer and the Fair Market Value of the property that the Company or such Domestic Subsidiary leases in the transaction to (i) the voluntary retirement of the notes or other Indebtedness of the Company or any Domestic Subsidiary of the Company, provided that such Indebtedness ranks pari passu or senior to the notes, or (ii) the acquisition, purchase, construction, development, extension or improvement of any property or assets of the Company or any Domestic Subsidiary of the Company used or to be used by or for the benefit of the Company or any Domestic Subsidiary of the Company in the ordinary course of business, or (y) the Company or such Domestic Subsidiary equally and ratably secures the notes as described below under the caption “—Limitation on Liens.”

Limitation on Liens. The Company will not, and will not permit any Subsidiary of the Company to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Capital Stock of a Subsidiary of the Company), whether owned on the Issue Date or thereafter acquired, securing any Indebtedness of the Company or a Domestic Subsidiary of the Company, other than Permitted Liens, without effectively providing that the notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

Any Lien created for the benefit of the holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Additional Guarantees. If any Subsidiary of the Company that is not a Guarantor of the notes (other than a Receivables Entity) becomes a guarantor or an obligor in respect of any Triggering Indebtedness within 10 Business Days of such event, the Company shall cause such Subsidiary to enter into a supplemental indenture pursuant to which such Subsidiary shall agree to Guarantee the Company’s Obligations under the notes, fully and unconditionally and on a senior basis, provided that in no event shall a Subsidiary of the Company that is not a Guarantor of the notes on the Issue Date be required to provide a Guarantee of the Company’s Obligations under the notes if the Company reasonably determines that such Guarantee is prohibited by, or would be unduly burdensome under, applicable laws or would result in adverse tax consequences to the Company or any of its Subsidiaries.

Each Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See “Risk Factors—Risks Relating to the Exchange Offer and the Exchange Notes—Under certain circumstances, a court could cancel the Exchange Notes and guarantees under fraudulent conveyance laws.”

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Notwithstanding the foregoing, any Guarantee by any Guarantor will be released:

•	upon a sale or disposition of such Guarantor in a transaction that complies with the indenture such that such Guarantor ceases to be a Subsidiary of the Company; or

•	if we exercise our Legal Defeasance option or our Covenant Defeasance option as described below under the caption “—Defeasance” or if our obligations under the indenture are discharged in accordance with the terms of indenture; or

•	upon the earliest to occur of (1) the release of such Guarantor’s Guarantee under all applicable Triggering Indebtedness, (2) such Guarantor no longer having any obligations in respect of all applicable Triggering Indebtedness and (3) the issuer(s) and/or borrower(s) of the applicable Triggering Indebtedness no longer having any obligations with respect to such Triggering Indebtedness.

In addition, Mylan Inc.’s Guarantee of the Company’s Indenture Obligations, which will be effective on the Issue Date, will be released:

(1) upon a sale or disposition of Mylan Inc. in a transaction that complies with the indenture such that Mylan Inc. ceases to be a Subsidiary of the Company; or

(2) if we exercise our Legal Defeasance option or Covenant Defeasance option as described below under the caption “—Defeasance” or if our obligations under the indenture are discharged in accordance with the terms of the indenture; or

(3) upon the earlier to occur of (1) the release of the Company’s Guarantee under all applicable Mylan Inc. Debt and (2) Mylan Inc. no longer having any obligations in respect of any Mylan Inc. Debt.

Consolidation, Merger and Sale of Assets

The Company will not consolidate with any other entity or accept a merger of any other entity into the Company or permit the Company to be merged into another entity, or sell or lease all or substantially all its assets to another entity, unless:

(1) either the Company shall be the continuing entity or the successor, transferee or lessee entity, if other than the Company (the “Successor Company”), shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all the obligations of the Company under the notes and the indenture;

(2) immediately after such transaction, the Company or the Successor Company would not be in Default in the performance of any covenant or condition of the indenture; and

(3) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale or lease and such supplemental indenture comply with the indenture.

The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture, and the predecessor Company, except in the case of a lease, shall be released from all obligations under the indenture and the notes.

Additional Amounts

All payments in respect of the notes of any series by us, a paying agent, a guarantor or any other person on behalf of us, or any successor thereto (each, a “Payor”) shall be made free and clear of, and without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, “Taxes”) unless such withholding or deduction is required by applicable law.

Where the withholding or deduction of Taxes is imposed, collected, withheld, assessed or levied by or on behalf of any jurisdiction in which the Payor is incorporated or tax resident (and in the case of our paying agent, the jurisdiction through which the paying agent makes the payments on the notes), or any Governmental Authority or political subdivision thereof or therein having the power to tax (a “Relevant Jurisdiction”) the Payor

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will, subject to the exceptions and limitations set forth below, pay as additional interest on the notes of an applicable series such additional amounts (“Additional Amounts”) as are necessary so that the net payment by us or a paying agent or other Payor of the principal of, premium, if any, and interest on such notes, after deduction for any present or future tax, assessment or governmental charge of a Relevant Jurisdiction, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable in respect of such notes had no withholding or deduction been required. Our obligation to pay Additional Amounts shall not apply:

(1) to any Taxes that are only payable because a present or former type of connection exists or existed between the holder or beneficial owner of the notes of any series and a Relevant Jurisdiction other than a connection related solely to purchase or ownership of notes of such series;

(2) to any holder that is not the sole beneficial owner of notes of a series, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the partnership would not have been entitled to the payment of an Additional Amount had such beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;

(3) to any Taxes that are imposed or withheld because the holder or beneficial owner failed to accurately comply with a request from us or any paying agent to meet certification, identification or information reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of notes of a series or to satisfy any information or reporting requirement, or to present the relevant note (where presentation is required), if compliance with such action is required as a precondition to exemption from, or reduction in, such tax, assessment or other governmental charge by the Relevant Jurisdiction;

(4) to any Taxes that are imposed other than by withholding or deduction by us or a paying agent from the payment under, or with respect to, the note;

(5) to any estate, inheritance, gift, sales, excise, transfer, wealth, personal property or similar Taxes;

(6) to any Taxes where withholding or deduction of such Taxes is imposed on a payment to an individual and is required to be made pursuant to European Union Council Directive 2003/48/EC of June 3, 2003, European Union Council Directive 2014/48/EU of March 24, 2014, or any other European Union Directive on the taxation of savings income in the form of interest payments implementing the conclusions of the ECONFIN (European Union Economic and Finance Ministers) Council Meeting of 26-27 November 2000 or any subsequent Council Meeting amending or supplementing those conclusions, or any law implementing or complying with, or introduced in order to conform to such Directive;

(7) to any Taxes where withholding or deduction of such Taxes is imposed on a note of any series presented for payment by or on behalf of a beneficial owner who would have been able to avoid the withholding or deduction by presenting the note (where presentation is required) to another paying agent in a member state of the European Union;

(8) to any Taxes to the extent such Taxes were imposed as a result of the presentation of a note for payment (where presentation is required) more than 30 days after the relevant amount is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30-day period); or

(9) in the case of any combination of the above items.

In addition, any amounts to be paid on the notes of any series will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and no additional amounts will be required to be paid on account of any such deduction or withholding.

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The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable. Except as specifically provided under this heading “—Additional Amounts” and under the heading “—Tax Redemption,” we do not have to make any payment with respect to any Taxes imposed by any Governmental Authority or political subdivision having the power to tax.

Tax Redemption

If (a) a Payor becomes or will become obligated to pay Additional Amounts with respect to any notes of any series (as described under the heading “—Additional Amounts” above) as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction, or any change in the official interpretation or application of the laws or regulations of a Relevant Jurisdiction, which change or amendment becomes effective after December 4, 2015 (or, if the applicable Relevant Jurisdiction became a Relevant Jurisdiction after December 4, 2015, such later date), and (b) such obligation cannot be avoided by our taking reasonable measures available to us, we may at our option, having given not less than 30 days notice to the holders of such notes (which notice shall be irrevocable), redeem all, but not a portion of, notes of the applicable series at any time at their principal amount together with interest accrued to, but excluding, the date of redemption, provided that no such notice of redemption shall be given earlier than 30 days prior to the earliest date on which we would be obliged to pay such Additional Amounts were a payment in respect of the notes of such series then due. Prior to the publication of any notice of redemption pursuant to this paragraph, we shall deliver to the Trustee (i) a certificate stating that the requirements referred to in (a) and (b) above are satisfied, and (ii) an Opinion of Counsel to the effect that we have or will become obliged to pay such Additional Amounts as a result of the change or amendment, in each case to be held by the Trustee and made available for viewing at the offices of the Trustee on written request by any holder of the notes of the applicable series.

Reports

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission and provide the Trustee with such annual and quarterly reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that (a) the Company will not be required to provide the Trustee with any such information, documents and reports that are filed with the Commission and (b) the Company will not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings; provided further, however, that if the Commission does not permit such filings, the Company will be required to provide to holders of notes any such information, documents or reports that are not so filed.

Notwithstanding anything herein to the contrary, in the event that the Company fails to comply with its obligation to file or provide such information, documents and reports as required hereunder, the Company will be deemed to have cured such Default for purposes of clause (4) under “—Events of Default” upon the filing or provision of all such information, documents and reports required hereunder prior to the expiration of 120 days after written notice to the Company of such failure from the Trustee or the holders of at least 25% of the principal amount of the applicable series of notes.

Notwithstanding the foregoing, the information, documents and reports required pursuant to the indenture may, at the option of the Company, instead be those of any direct or indirect parent entity of the Company so long as such parent entity fully and unconditionally guarantees, by execution of a supplemental indenture, the obligations of the Company in respect of the notes and such parent entity and the Company comply with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision).

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Events of Default

With respect to the notes of any series, an “Event of Default” is defined in the indenture as:

(1) a failure to pay interest on the notes of such series that continues for a period of 30 days after payment is due;

(2) a failure to pay the principal or premium, if any, on the notes of such series when due upon maturity, redemption, acceleration or otherwise;

(3) a failure to comply with the covenant described above under the caption “—Consolidation, Merger and Sale of Assets;”

(4) a failure to comply with (x) any of the Company’s other agreements contained in the indenture and applicable to the notes of such series (other than (i) a failure that is subject to the foregoing clause (1), (2) or (3) or (ii) a failure to comply with the covenant described under the caption “—Reports”) for a period of 60 days after receipt by the Company of written notice of such failure from the Trustee (or receipt by the Company and the Trustee of written notice of such failure from the holders of at least 25% of the principal amount of the applicable series of notes) or (y) the requirements set forth in the covenant described under the caption “—Reports” for a period of 120 days after receipt by the Company of a written notice of such failure from the Trustee (or receipt by the Company and the Trustee of written notice of such failure from the holders of at least 25% of the principal amount of the applicable series of notes);

(5) one or more defaults shall have occurred under any of the agreements, indentures or instruments under which the Company or any Significant Subsidiary has outstanding Indebtedness in excess of $150.0 million, individually or in the aggregate, and either (a) such default results from the failure to pay such Indebtedness at its stated final maturity and such default has not been cured or the Indebtedness repaid in full within 20 days of the default or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness and such acceleration has not been rescinded or such Indebtedness repaid in full within 20 days of the acceleration;

(6) one or more judgments or orders that exceed $150.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Significant Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days after such judgment or judgments become final and nonappealable;

(7) any Guarantee by a Significant Subsidiary of the Company’s Indenture Obligations under the notes shall for any reason cease to be, or shall for any reason be held in any judicial proceeding not to be, or asserted in writing by any Significant Subsidiary or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the indenture and any such Guarantee by such Significant Subsidiary of the Company’s Indenture Obligations under the notes, and any such Default continues for 10 days; and

(8) certain events of bankruptcy, insolvency or reorganization relating to the Company or any of its Significant Subsidiaries.

The indenture provides that if there is a continuing Event of Default (other than an Event of Default under clause (8) above with respect to the Company) with respect to any series of notes, either the Trustee or the holders of at least 25% of the outstanding principal amount of the notes of such series may declare the principal amount of all of the notes of such series to be due and payable immediately. However, at any time after the Trustee or the holders, as the case may be, declare an acceleration with respect to the notes of such series, but before the applicable person has obtained a judgment or decree based on such acceleration, the holders of a majority in principal amount of the outstanding notes of such series may, under certain conditions, cancel such acceleration if the Company has cured all Events of Default (other than the nonpayment of accelerated principal) with respect to the notes of such series or all such Events of Default have been waived as provided in the

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indenture. For information as to waiver of defaults, see “—Modification and Waiver.” If an Event of Default specified in clause (8) above with respect to the Company occurs, all outstanding notes shall become due and payable without any further action or notice.

The indenture provides that, subject to the duties of the Trustee to act with the required standard of care, if there is a continuing Event of Default, the Trustee need not exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of any series, unless such holders have offered to the Trustee security or indemnity. Subject to such provisions for security or indemnification of the Trustee and certain other conditions, the holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power the Trustee holds with respect to the notes of such series.

No holder of any note of a series will have any right to institute any proceeding with respect to the indenture or for any remedy unless:

•	the Trustee has failed to institute such proceeding for 60 days after the holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the notes of such series;

•	the holders of at least 25% in principal amount of the outstanding notes of such series have made a written request, and offered indemnity, to the Trustee to institute such proceeding as Trustee; and

•	the Trustee has not received from the holders of a majority in principal amount of the outstanding notes of such series a direction inconsistent with such request.

However, the holder of any note will have an absolute and unconditional right to receive payment of the principal of, and any premium or interest on, such note on or after the date or dates they are to be paid as expressed in such note and to institute suit for the enforcement of any such payment.

The Company is required to furnish to the Trustee annually a statement as to the absence of certain defaults under the indenture. The indenture provides that the Trustee need not provide holders of the notes notice of any Default (other than the nonpayment of principal or any premium or interest) if it considers it in the interest of the holders of the notes not to provide such notice.

Modification and Waiver

The Company, the Guarantors and the Trustee may modify or amend the indenture without the consent of any holder, to:

•	cure any ambiguity, defect, mistake or inconsistency in the indenture;

•	provide for uncertificated notes in addition to, or in place of, certificated notes;

•	comply with the provisions described above under the captions “—Consolidation, Merger and Sale of Assets” or “—Certain Covenants—Additional Guarantees;”

•	evidence and provide for the acceptance of appointment by a successor Trustee;

•	if required by the requirements of the Commission, comply with any requirements of the Commission in connection with the qualification of the indenture under the Trust Indenture Act;

•	make any change in any series of notes that does not adversely affect in any material respect the interests of the noteholders of such series;

•	add covenants for the benefit of the holders or to surrender any right or power conferred upon the Company or any current or future Guarantor;

•	secure any series of notes;

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•	provide for the issuance of additional notes of any series in accordance with the limitations set forth in the indenture;

•	conform the text of the indenture or the notes to any provision of this “Description of the Exchange Notes;” and

•	allow any future Guarantor to execute a supplemental indenture and/or Subsidiary Guarantee with respect to the notes of any series.

The Company, the Guarantors and the Trustee may modify or amend the indenture with the consent of the holders of a majority of the principal amount of then outstanding notes of a series affected by the modification or amendment. However, no such modification or amendment may, without the consent of each holder of notes of a series affected thereby:

•	extend the due date of the principal of, or any installment of principal of or interest on, the notes of such series;

•	reduce the principal amount of, or any premium or interest rate on, the notes of such series;

•	change the place or currency of payment of the principal of, or any premium or interest on, the notes of such series;

•	reduce the amount payable upon the redemption of any note of such series;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the notes of such series after the due date thereof; or

•	reduce the percentage in principal amount of the notes of such series then outstanding, the consent of whose holders is required for modification or amendment of the indenture, for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

The holders of a majority of the principal amount of then outstanding notes of a series may waive future compliance by the Company with certain restrictive covenants of the indenture applicable to such series of notes. The holders of at least a majority in principal amount of then outstanding notes of any series of notes may waive any past default under the indenture with respect to such series, except a failure by the Company to pay the principal of, or any premium or interest on, any notes of such series or a provision that cannot be modified or amended without the consent of the holders of all outstanding notes of such series.

In determining whether the holders of the required principal amount of a series of notes have concurred in any direction, notice, waiver or consent, notes owned by the Company or any Subsidiary of the Company, or by any Affiliate of the Company or any Subsidiary of the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in conclusively relying on any such direction, notice, waiver or consent, only notes that a responsible officer of the Trustee actually knows are so owned will be so disregarded.

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee or shareholder of the Company or any of its Subsidiaries will have any liability for any of the Company’s or any Guarantor’s obligations under the notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

Defeasance

The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding notes of any series (“Legal Defeasance”).

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Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the notes of such series and the related Guarantees, and the indenture shall cease to be of further effect as to all outstanding notes of such series and the related Guarantees, except as to:

(1) the rights of holders of notes of such series issued under the indenture to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due solely out of the trust created pursuant to the indenture;

(2) the Company’s obligations with respect to the notes of such series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trust, duties, indemnities, and immunities of the Trustee, and the Company’s obligation in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, the Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the indenture with respect to the outstanding notes of any series, except as described otherwise in the indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes of such series. In the event Covenant Defeasance occurs, all Events of Default (other than those relating to non-payment, bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Company) no longer apply. The Company may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the notes of any series:

(1) the Company must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the holders, U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest on the notes of such series when due;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, which opinion must be based either on a change in the applicable U.S. federal income tax laws or regulations occurring after the date hereof, or the Company having received a ruling from, or published by, the Internal Revenue Service to that effect;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

(4) no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit (and any similar concurrent deposit relating to other Indebtedness) or the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit; and

(5) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for, or relating to, the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Notwithstanding the foregoing provisions of this section, the conditions set forth in the foregoing subsections (2), (3), (4) and (5) need not be satisfied so long as, at the time the Company makes the deposit

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described in subsection (1), (i) no Default under clauses (1), (2) and (8) under “—Events of Default” has occurred and is continuing on the date of such deposit and after giving effect thereto and (ii) either (x) a notice of redemption has been mailed providing for redemption of all the notes of such series not more than 60 days after such mailing and the requirements for such redemption shall have been complied with or (y) the Stated Maturity of the notes of such series will occur within 60 days. If the conditions in the preceding sentence are satisfied, the Company shall be deemed to have exercised its Covenant Defeasance option.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the notes of the applicable series when due, then the Company’s obligations and the obligations of the Guarantors under the indenture will be revived with respect to such series and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect with respect to any series of notes (except as to rights of registration of transfer or exchange of notes and rights to receive principal of and premium, if any, and interest on such notes) as to all outstanding notes of such series issued thereunder when:

(1) either:

(A) all the notes of such series that have been authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from this trust) have been delivered to the Trustee for cancellation, or

(B) all notes of such series not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or are to be called for redemption, within one year or (iii) have been called for redemption pursuant to the terms of the indenture and, in any case, the Company has deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the holders of such notes, U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the notes of such series not theretofore delivered to the Trustee for cancellation,

(2) the Company has paid all sums payable by it under the indenture, and

(3) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the notes of such series at maturity or on the date of redemption, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Registration Rights

We are making the exchange offer to satisfy our obligations under the registration rights agreement that we entered into with the initial purchasers of the Restricted Notes on December 9, 2015. The following description of certain material provisions of the registration rights agreement is a summary only. Because this section is a summary, it does not describe every aspect of the registration rights agreement. This summary is subject to, and qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Pursuant to the registration rights agreement, the Company and Mylan Inc. agreed, for the benefit of the holders of the applicable series of Restricted Notes, to use commercially reasonable efforts to file a registration statement (the “Exchange Offer Registration Statement”) with respect to an offer to exchange each series of

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Restricted Notes for new notes with the same aggregate principal amount and terms identical in all material respects to the applicable series of Restricted Notes (except for the provisions relating to the transfer restrictions and payment of additional interest); to cause the Exchange Offer Registration Statement to be declared effective by the SEC under the Securities Act; and to consummate the exchange offer not later than 365 days following the date of issuance of the Restricted Notes (the “Exchange Date”). Such registration statement may also pertain to one or more other exchange offers unrelated to this notes offering.

In the event that the Company and the guarantors determine that the exchange offer would violate any applicable law or applicable interpretations of the SEC or upon receipt of a written request (a “Shelf Request”) from any initial purchaser of the Restricted Notes representing that it holds Restricted Notes that are or were ineligible to be exchanged in the exchange offer, we will, subject to certain conditions, at our own cost, use commercially reasonable efforts to:

(1) file a shelf registration statement covering resales of the Restricted Notes;

(2) cause such shelf registration statement to be declared effective under the Securities Act; and

(3) keep the shelf registration statement continuously effective until the earliest of the date (i) when a registration statement with respect to such Restricted Notes has become effective under the Securities Act and such Restricted Notes have been exchanged or disposed of pursuant to such registration statement, (ii) when such Restricted Notes cease to be outstanding, (iii) except in the case of Restricted Notes that are held by an initial purchaser and that are ineligible to be exchanged in the exchange offer, when the exchange offer is consummated, (iv) when such Restricted Notes are freely tradeable, without restriction, under federal or state securities laws, (v) the date that is one year after the issue date of the Restricted Notes and (vi) the date when holders of the Restricted Notes, other than holders that are “affiliates” (as defined in Rule 144) of the Company, are able to sell such Restricted Notes without restriction, and without reliance as to the availability of current public information, pursuant to Rule 144 under the Securities Act (such date, the “Registration Rights Expiration Date”).

Additional Interest

As to any series of Restricted Notes, if

(1)	the exchange offer, with respect to such series of notes, is not completed on or prior to the Exchange Date,

(2)	the shelf registration statement, with respect to such series of notes, if required because the Company and the guarantors determine that the exchange offer would violate any applicable law or applicable interpretations of the SEC, has not become effective on or prior to the Exchange Date,

(3)	if the Company receives a Shelf Request, the shelf registration statement required to be filed thereby has not become effective by the later of (a) the Exchange Date and (b) 90 days after delivery of such Shelf Request or,

(4)	the shelf registration statement, if required by the registration rights agreement, has become effective and thereafter ceases to be effective or the prospectus contained therein ceases to be usable, in each case whether or not permitted by the registration rights agreement, at any time prior to the Registration Rights Expiration Date, and such failure to remain effective or usable exists for more than 180 days (whether or not consecutive) in any 12-month period,

(each such event referred to in clauses (1) through (4), a “Registration Default”), then the interest rate on the Restricted Notes of such series will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 0.50% per annum (such interest referred to in clauses (i) and (ii) above, “Additional

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Interest”); provided that (A) in no event shall Additional Interest accrue after the Registration Rights Expiration Date, (B) if at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate will apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on such next date that there is no Registration Default, (C) if a holder does not provide the information required in connection with the shelf registration statement in a timely manner and therefore such holder’s notes are not included in any shelf registration, such holder will not be entitled to receive any Additional Interest with respect to its Restricted Notes, and (D) the interest rate increase is the sole remedy for any default under the registration rights agreement.

Accordingly, the Company and the guarantors will not be required to pay Additional Interest under the registration rights agreement once the notes become freely tradeable under Rule 144 under the Securities Act.

Governing Law

The indenture, the notes and Guarantees are governed by the laws of the State of New York.

The Trustee

The Bank of New York Mellon is the Trustee under the indenture.

If the Trustee becomes a creditor of the Company, the indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict within 90 days or resign.

Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the indenture. During the continuance of an Event of Default actually known to a responsible officer of the Trustee, the Trustee will exercise such of the rights and powers vested in it under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Listing of the Exchange Notes

Although we expect to obtain and maintain a listing for the notes on the Official List of the Irish Stock Exchange and to admit the notes for trading on the Global Exchange Market thereof, we cannot assure you that our application will be approved or that any series of notes will be listed and, if listed, that such notes will remain listed for the entire term of such notes. See “Risk Factors—Risks Relating to the Exchange Offer and the Exchange Notes” and “Plan of Distribution.” If we are unable to obtain or maintain such a listing, we may obtain and maintain listing for the notes on another exchange in our sole discretion.

Irish Listing Agent

Arthur Cox Listing Services Limited is acting solely in its capacity as listing agent for us in connection with the notes and is not itself seeking admission of the notes to the Official List of the Irish Stock Exchange or to trading on its Global Exchange Market for the purpose of Directive 2003/71/EC, as amended, and any relevant implementing measures in the Republic of Ireland.

Enforcement of Court Decision

There is no enforcement treaty between the Netherlands and the United States. Consequently, a judgment of any court in the United States cannot be enforced in the Netherlands. In order to obtain a judgment that can be

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enforced in the Netherlands against the Company, the dispute will have to be re-litigated before the competent Netherlands court, which will have discretion to attach such weight to the judgment of any court in the United States, as it deems appropriate. The Netherlands courts can be expected to give conclusive effect to a final and enforceable judgment of a court in the United States without re-examination or re-litigation of the substantive matters adjudicated upon if (i) the court involved accepted jurisdiction on the basis of an internationally recognized ground to accept jurisdiction, (ii) the proceedings before such court complied with principles of proper procedure (behoorlijke rechtspleging), (iii) such judgment was not contrary to the public policy (openbare orde) of the Netherlands and (iv) such judgment was not incompatible with a judgment given between the same parties by a Netherlands court or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment is recognizable in the Netherlands.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that the Foundation is not an Affiliate of the Company or any Subsidiary of the Company. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. No Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Entity makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

“Attributable Debt” in respect of a Sale Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the lease, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Attributable Receivables Indebtedness” at any time means the principal amount of Indebtedness which (i) if a Qualified Receivables Transaction is structured as a secured lending agreement, would constitute the principal amount of such Indebtedness or (ii) if a Qualified Receivables Transaction is structured as a purchase agreement, would be outstanding at such time under the Qualified Receivables Transaction if the same were structured as a secured lending agreement rather than a purchase agreement.

“Below Investment Grade Rating Event” means, with respect to the notes of a series, the rating on such series of notes is lowered in respect of a Change of Control and such series of notes is rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if, during such 60-day period, the rating of such series of notes is under publicly announced consideration for possible downgrade by each of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in

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rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Company shall request the Rating Agencies to make such confirmation in connection with any Change of Control and shall promptly certify to the Trustee as to whether or not such confirmation has been received or denied.

“Board of Directors” means the board of directors (raad van bestuur) of the Company or any duly authorized committee thereof.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the place of payment for a series of notes are authorized or obligated by law or executive order to close.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of the indenture, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into, or exchangeable for or valued by reference to, Capital Stock until and unless any such debt security is converted into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Foundation is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company;

(2) the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where:

(A) the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving corporation, and

(B) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction, or

(3) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under “—Consolidation, Merger and Sale of Assets;”

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provided that any event described by clause (1) of this definition that lasts for fewer than 60 days shall not constitute a Change of Control if prior to the expiration of such period, the Foundation exercises its right to acquire Capital Stock in the Company such that the event that would otherwise constitute a Change of Control has ceased to exist.

“Change of Control Repurchase Event” means, with respect to a series of notes, the occurrence of a Change of Control together with a Below Investment Grade Rating Event with respect to such series of notes.

“Commission” means the U.S. Securities and Exchange Commission.

“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

“Consolidated Net Tangible Assets” means, with respect to the Company, the total amount of assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding the amount of liabilities which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (ii) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Company and its Subsidiaries.

“Currency Agreement” means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“Event of Default” has the meaning set forth under “—Events of Default.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy less any Taxes payable as a result of or arising out of the disposition of such asset or property. Fair Market Value shall be determined in good faith by the Company.

“Foreign Subsidiary” means a Subsidiary that is not organized, incorporated or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia or is a Subsidiary of such Foreign Subsidiary.

“Foundation” means Stichting Preferred Shares Mylan, a foundation (stichting) established and existing under the laws of the Netherlands.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time (except with respect to accounting for capital leases, as to which such principle in effect on the Issue Date shall apply), including, without limitation, those set forth in the Financial Accounting Standards Board’s “Accounting Standards Codification” or in such other statements by such other entity as approved by a significant segment of the accounting profession.

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“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include:

(1) endorsements for collection or deposit in the ordinary course of business; or

(2) a contractual commitment by one Person to invest in another Person.

The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” means any Subsidiary of the Company that Guarantees the notes under the indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for. The term “Incurrence” when used as a noun has a correlative meaning.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale Leaseback Transactions entered into by such Person;

(3) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 30th day following payment on the letter of credit);

(5) to the extent not otherwise included in this definition, Hedging Obligations of such Person;

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(6) all Attributable Receivables Indebtedness;

(7) all obligations of the type referred to in clauses (1) through (6) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and

(8) all obligations of the type referred to in clauses (1) through (7) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Subsidiary of the Company of any business, the term “Indebtedness” will exclude indemnification, purchase price adjustment, earn-outs, holdback, milestones and contingency payment obligations to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Indenture Obligations” means the obligations of the Company and any other obligor under the indenture or under the notes to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the indenture and the notes and the performance of all other obligations to the Trustee and the holders under the indenture and the notes, according to the respective terms thereof.

“Interest Rate Agreement” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

“Investment” means, with respect to any Person, directly or indirectly, (i) any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others), (ii) any payment for property or services for the account or use of others, (iii) any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued by any other Person, or (iv) any other item to the extent required to be reflected as an investment on a consolidated balance sheet of such Person prepared in accordance with GAAP.

“Investment Grade Rating” means (i) with respect to Moody’s, a rating equal to or higher than Baa3 (or the equivalent), and (ii) with respect to S&P, a rating equal to or higher than BBB- (or the equivalent) (or, in each case, if such Rating Agency ceases to rate the notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Issue Date” means December 9, 2015, the date on which the Restricted Notes were initially issued.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.

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“Mylan Inc. Debt” means any Indebtedness outstanding under the following:

(1) Indenture dated as of December 21, 2012, among Mylan Inc., as issuer, the Company, as guarantor, and The Bank of New York Mellon, as trustee;

(2) First supplemental indenture dated as of February 27, 2015, among Mylan Inc., as issuer, the Company, as guarantor, and The Bank of New York Mellon, as trustee, to the indenture dated as of December 21, 2012;

(3) Second supplemental indenture dated as of March 12, 2015, among Mylan Inc., as issuer, the Company, as parent, and The Bank of New York Mellon, as trustee, to the indenture dated as of December 21, 2012;

(4) Indenture dated as of June 25, 2013, among Mylan Inc., the guarantors thereto and The Bank of New York Mellon, as trustee;

(5) First supplemental indenture dated as of February 27, 2015, among Mylan Inc., as issuer, the Company, as guarantor, and The Bank of New York Mellon, as trustee, to the indenture dated as of June 25, 2013;

(6) Second supplemental indenture dated as of March 12, 2015, among Mylan Inc., as issuer, the Company, as parent, and The Bank of New York Mellon, as trustee, to the indenture dated as of June 25, 2013;

(7) Indenture dated as of November 29, 2013, by and between Mylan Inc. and The Bank of New York Mellon, as trustee;

(8) First supplemental indenture dated as of November 29, 2013, by and between Mylan Inc. and The Bank of New York Mellon, as trustee, to the indenture dated as of November 29, 2013;

(9) Second supplemental indenture dated as of February 27, 2015, among Mylan Inc., as issuer, the Company, as guarantor, and The Bank of New York Mellon, as trustee, to the indenture dated as of November 29, 2013;

(10) Third supplemental indenture dated as of March 12, 2015, among Mylan Inc., as issuer, the Company, as parent, and The Bank of New York Mellon, as trustee, to the indenture dated as of November 29, 2013;

(11) Revolving Credit Agreement; and

(12) Term Credit Agreements.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

“Officer’s Certificate” means a certificate signed by the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President or a Vice President, Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel, who is acceptable to the Trustee, delivered to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or

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statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, performance bonds or obligations of a like nature or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Subsidiary of the Company to provide collateral to the depository institution;

(3) Liens for taxes, assessments or other governmental charges or claims, in each case not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of such properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness Incurred after the Issue Date in respect of Purchase Money Indebtedness and refinancing Indebtedness in respect thereof;

(7) Liens existing on the Issue Date;

(8) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto);

(9) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto);

(10) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

(11) Liens securing Hedging Obligations so long as such Hedging Obligations are not entered into for speculative purposes, it being understood that any Hedging Obligations entered into in connection with the issuance of Company’s outstanding or future Indebtedness shall not be considered speculative;

(12) any Lien on accounts receivable and related assets of the types specified in the definition of “Qualified Receivables Transaction” incurred in connection with a Qualified Receivables Transaction;

(13) (a) Liens in favor of the Company or any Guarantor and (b) Liens on the property of any Subsidiary of the Company in favor of any other Subsidiary of the Company;

(14) leases, subleases, licenses or sublicenses granted to third parties entered into in the ordinary course of business which do not materially interfere with the conduct of the business of the Company and the Subsidiaries and which do not secure any Indebtedness;

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(15) Liens securing judgments, decrees, orders or awards for the payment of money not constituting an Event of Default in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or in respect of which the period within which such appeal or proceedings may be initiated shall not have expired;

(16) With respect to the notes of any series, liens created for the benefit of (or to secure) the notes of such series (or the Guarantees);

(17) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(18) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any Subsidiary of the Company in the ordinary course of business;

(19) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(20) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, including Liens encumbering reasonable customary initial deposits and margin deposits;

(21) Liens, pledges or deposits made in the ordinary course of business to secure liability to insurance carriers;

(22) grants of software and other technology licenses in the ordinary course of business;

(23) Liens on equipment of the Company or any Subsidiary of the Company granted in the ordinary course of business to the Company’s or such Subsidiary’s supplier at which such equipment is located;

(24) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Company and its Subsidiaries in the ordinary course of business;

(25) Liens incurred to secure cash management services or to implement cash pooling or sweep arrangements to permit satisfaction of overdraft or similar obligations in the ordinary course of business;

(26) Liens arising by virtue of any statutory or common law provisions relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution or as to purchase orders and other agreements entered into with customers in the ordinary course of business;

(27) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(28) Liens on securities that are the subject of repurchase agreements;

(29) Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;

(30) Liens arising solely from precautionary Uniform Commercial Code financing statements or similar filings;

(31) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by the Company or any Subsidiary of the Company;

(32) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8), (9), (10), (11), (12) or (14); provided, however, that:

(A) such new Lien shall be limited to all or part of the same property (plus improvements on such property) and assets that secured or, under the written agreements pursuant to which the original Lien

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arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof); and

(B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under the foregoing clauses (7), (8), (9), (10), (11), (12) or (14) at the time the original Lien became a Permitted Lien and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(33) Liens incurred in the ordinary course of business by American Triumvirate Insurance Company, a Vermont corporation, or any successor thereto, so long as such Subsidiary is maintained as a special purpose self-insurance Subsidiary of the Company;

(34) Liens on equity interests of any Person formed for the purposes of engaging in activities in the renewable energy sector (including refined coal) that qualify for federal tax benefits allocable to the Company and its Subsidiaries in which the Company or any Subsidiary of the Company has made an investment and Liens on the rights of the Company and its Subsidiaries under any agreement relating to any such investment;

(35) any Lien arising under Article 24 or 26 of the general terms and conditions (Algemene Bank Voorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or any similar term applied by a financial institution in the Netherlands pursuant to its general terms and conditions;

(36) any netting or set-off arrangement entered into by the Company or any Subsidiary of the Company in the ordinary course of its banking arrangements for the purpose of netting debt and credit balances;

(37) any Lien, including any netting or set-off, arising by operation of law as a result of the existence of a fiscal unity (fiscale eenheid) for Dutch tax purposes of which any Subsidiary of the Company is or has been a member;

(38) Liens on cash and cash equivalents deposited as cash collateral on letters of credit as contemplated by the Revolving Credit Agreement;

(39) Liens on “earnest money” or similar deposits or other cash advances in connection with acquisitions or consisting of an agreement to dispose of any property in a disposition, including customary rights and restrictions contained in such agreements; and

(40) other Liens securing Indebtedness, in an aggregate principal amount for the Company and its Subsidiaries together with the amount of Attributable Debt incurred in connection with Sale Leaseback Transactions, not exceeding at the time such Lien is created or assumed the greater of $500 million or 15% of Consolidated Net Tangible Assets, at any one time outstanding.

For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Company may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and the Company may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution

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of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Purchase Money Indebtedness” means Indebtedness Incurred to finance the acquisition, development, construction or lease by the Company or a Domestic Subsidiary of the Company of Property, including additions and improvements thereto, where the maturity of such Indebtedness does not exceed the anticipated useful life of the Property being financed; provided, however, that such Indebtedness is Incurred within 270 days after the completion of the acquisition, development, construction or lease of such Property by the Company or such Domestic Subsidiary.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to:

(1) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) or

(2) any other Person (in the case of a transfer by a Receivables Entity),

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided, however, that the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the chief financial officer of the Company).

“Rating Agencies” means:

(1) S&P;

(2) Moody’s; or

(3) if S&P or Moody’s or both shall not make a rating of the notes publicly available, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Receivables Entity” means (a) a Wholly Owned Subsidiary of the Company that is designated by the Board of Directors (as provided below) as a Receivables Entity or (b) another Person engaging in a Qualified Receivables Transaction with the Company, which Person engages in the business of the financing of accounts receivable, and in either of clause (a) or (b):

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such entity:

(A) is Guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),

(B) is recourse to or obligates the Company or any Subsidiary of the Company in any way (other than pursuant to Standard Securitization Undertakings), or

(C) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings);

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(2) the entity is not an Affiliate of the Company or is an entity with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms that the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

(3) is an entity to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” have correlative meanings.

“Revolving Credit Agreement” means the Revolving Credit Agreement dated as of December 19, 2014, among Mylan Inc., as borrower, the Company, as guarantor, the lenders party thereto, and Bank of America, N.A., as administrative agent, as amended by Amendment No. 1 to Revolving Credit Agreement dated as of May 1, 2015, and as further amended by Amendment No. 2 to Revolving Credit Agreement dated as of October 28, 2015, in whole or in part, in one or more instances, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced (whether or not upon termination, and whether with the original lenders or otherwise), supplemented or otherwise modified from time to time (including, in each case, by means of one or more credit agreements, note purchase agreements or sales of debt securities to institutional investors whether with the original agents and lenders or otherwise and including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

“S&P” means Standard & Poor’s Ratings Group, and any successor thereto.

“Sale Leaseback Transaction” means the leasing by the Company or any Domestic Subsidiary of the Company of any property, whether owned on the Issue Date or acquired after the Issue Date (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between the Company and any Domestic Subsidiary of the Company or between Domestic Subsidiaries of the Company), which property has been or is to be sold or transferred by the Company or such Domestic Subsidiary to any party with the intention of taking back a lease of such property.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission, as such Regulation is in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company that, taken as a whole, are customary in an accounts receivable transaction.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

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“Subsidiary” means, with respect to any specified Person:

(1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof);

provided that the Foundation is not a Subsidiary of the Company.

“Term Credit Agreements” means (i) the Term Credit Agreement dated December 19, 2014, among Mylan Inc., as borrower, the Company, as guarantor, the lenders party thereto and Bank of America, as administrative agent, as amended by Amendment No. 1 to Term Credit Agreement dated May 1, 2015 and as further amended by Amendment No. 2 to Term Credit Agreement dated October 28, 2015 and (ii) the Term Credit Agreement dated July 15, 2015, among Mylan Inc., as borrower, the Company, as guarantor, the lenders party thereto, and PNC Bank, National Association, as administrative agent, as amended by Amendment No. 1 to Term Credit Agreement dated October 28, 2015 and in each case, in whole or in part, in one or more instances, as such agreements may be amended, renewed, extended, substituted, refinanced, restructured, replaced (whether or not upon termination, and whether with the original lenders or otherwise), supplemented or otherwise modified from time to time (including, in each case, by means of one or more credit agreements, note purchase agreements or sales of debt securities to institutional investors whether with the original agents and lenders or otherwise and including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

“Triggering Indebtedness” means (i) Indebtedness outstanding under the Revolving Credit Agreement, (ii) Indebtedness outstanding under the Term Credit Agreements or (iii) any other Indebtedness of the Company or any Subsidiary of the Company represented by bonds, debentures, notes or other securities, in each case, that has an aggregate principal amount or committed amount of at least $350.0 million; provided that, in the case of clauses (i) through (iii) above, in no event shall Triggering Indebtedness include Indebtedness Incurred by a Foreign Subsidiary of the Company that does not directly or indirectly Guarantee, become an obligor under or otherwise provide direct credit support for any Indebtedness of the Company or any Subsidiary of the Company.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or an instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case, are not callable or redeemable at the action of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the

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board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary” means a Subsidiary of the Company of which the Company owns all of the Capital Stock, directly or indirectly, other than directors’ qualifying shares, of such Subsidiary.

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BOOK-ENTRY, DELIVERY AND FORM

The Global Notes

Initially, the Exchange Notes will be represented by one or more registered notes in global form, without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited on the issue date with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain with the Trustee as custodian for DTC.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or such successor’s nominee. Beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form (“Certificated Notes”) except in the limited circumstances described below.

All interests in the Global Notes, including those held through Euroclear Bank S.A., as operator of the Euroclear System (“Euroclear”) or Clearstream Banking, S.A. (“Clearstream”), may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such settlement systems.

Book-Entry Procedures for the Global Notes

All interests in the Global Notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers of the Restricted Notes are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” pursuant to Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers of the Restricted Notes, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the notes represented by that Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note:

•	will not be entitled to have notes represented by the Global Note registered in their names;

•	will not receive or be entitled to receive physical delivery of the Certificated Notes; and

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•	will not be considered the owners or holders of the notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a Global Note will be made by the trustee to DTC’s nominee as the registered holder of the Global Note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. If the laws of a jurisdiction require that certain persons take physical delivery of securities in definitive form, the ability to transfer beneficial interests in a Global Note to such persons may be limited. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person holding a beneficial interest in a Global Note to pledge its interest to a person or entity that does not participate in the DTC system, or otherwise take actions in respect of its interest, may be affected by the lack of a physical security.

Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

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Certificated Notes

Notes in physical, certificated and registered form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, and subject to DTC’s procedures, notify the Trustee under the Indenture in writing that we elect to cause the issuance of Certificated Notes; or

•	certain other events provided in the Indenture should occur.

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PLAN OF DISTRIBUTION

Each broker-dealer that receives the Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received in exchange for the Restricted Notes where such Restricted Notes were acquired as a result of market-making activities or other trading activities. Each such broker-dealer, through its participation in the exchange offer, will be deemed to have confirmed to us that it has not entered into any agreement or understanding with us or any of our “affiliates,” as defined in Rule 405 under the Securities Act, to participate in a “distribution,” as defined in the Securities Act, of the Exchange Notes.

We have agreed that, starting on the expiration date and ending 90 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

The Company will not receive any proceeds from any sale of the Exchange Notes by broker-dealers. The Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells the Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a “distribution,” as defined in the Securities Act, of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of the Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents.

We have agreed to pay all expenses incidental to the exchange offer other than underwriting discounts and commissions and transfer taxes, and will indemnify holders of the Exchange Notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act or contribute to payments that they may be required to make in request thereof.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each initial purchaser has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of notes which are the subject of the offering contemplated by this offering memorandum to the public in that Relevant Member State except that, with effect from and including the Relevant Implementation Date, no offer of such notes may be made to the public in that Relevant Member State except:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the initial purchasers nominated for any such offer; or

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•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the issuer or any initial purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

This European Economic Area selling restriction is in addition to any other selling restrictions set forth herein.

Notice to Prospective Investors in the Netherlands

The notes may not be offered in the Netherlands other than to persons or entities that are qualified investors (gekwalificeerde beleggers) as defined in article 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht).

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MATERIAL TAX CONSIDERATIONS

Material U.S. Federal Income Tax Consequences

The following is a discussion of the anticipated U.S. federal income tax consequences applicable to a U.S. Holder of the Restricted Notes relating to the exchange of the Restricted Notes for the Exchange Notes.

This discussion does not describe any tax consequences other than U.S. federal income tax consequences and does not address the income tax on certain “net investment income.” It applies to you only if you acquire notes in the offering at the offering price and you hold your notes as capital assets for U.S. federal income tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or non-U.S. currencies,

•	a regulated investment company, real estate investment trust, partnership or other passthrough entity (or investors in such entities),

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a tax-exempt organization,

•	a bank, financial institution or insurance company,

•	a person liable for alternative minimum tax,

•	a person that actually or constructively owns 10% or more, by vote or value, of Mylan,

•	a person who is a U.S. expatriate,

•	a person that owns notes that are a hedge or that are hedged against interest rates or non-U.S. currency risks,

•	a person that owns notes as part of a straddle or a hedging, conversion, or other risk reduction transaction for U.S. federal income tax purposes,

•	a person that purchases or sells notes as part of a wash sale for tax purposes, or

•	a U.S. Holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

If you purchase notes at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your tax advisor regarding this possibility.

This section is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Please consult your own tax advisor regarding the U.S. federal, state, local, and non-U.S. and other tax considerations of the acquisition, ownership, and disposition of the Exchange Notes.

This subsection describes the tax consequences to a U.S. Holder. You are a U.S. Holder if you are a beneficial owner of a note and you are:

•	a citizen or resident of the U.S.,

•	a domestic corporation,

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•

a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more “United States persons,” as defined in Section 7701 of the Code, have the authority to control all

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substantial decisions of the trust, or (2) the trust was in existence on August 20, 1996, and it has a valid election in effect under applicable U.S. Treasury regulations to continue to be treated as a United States person.

The exchange of a Restricted Note for an Exchange Note pursuant to the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes and, accordingly, the Exchange Note received will be treated as a continuation of the Restricted Note in the hands of such U.S. Holder. As a result, there will be no U.S. federal income tax consequences to a U.S. Holder who exchanges a Restricted Note for an Exchange Note pursuant to the exchange offer and any such holder will have the same adjusted tax basis and holding period in the Exchange Note as it had in the Restricted Note immediately before the exchange. A U.S. Holder who does not exchange its Restricted Note for an Exchange Note pursuant to the exchange offer will not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the exchange offer.

Please consult your own tax advisor concerning the exchange of a Restricted Note for an Exchange Note pursuant to the exchange offer in light of your particular circumstances under the Code and the laws of any other taxing jurisdiction.

Material Netherlands Tax Consequences

The following is a discussion of certain material Netherlands income tax consequences applicable to a holder of Restricted Notes relating to the exchange of the Restricted Notes for the Exchange Notes. This discussion does not purport to describe all possible tax considerations or consequences that may be relevant to holder of Restricted Notes and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules.

This discussion is included for general information purposes only. In view of its general nature, this discussion should be treated with corresponding caution. Holders of Restricted Notes should consult with their own tax advisors with regard to the tax consequences of the exchange offer in their particular circumstances.

This section does not apply to:

•	holders of Restricted Notes if such holders, and in the case of individuals, his/her partner or certain of their relatives by blood or marriage in the direct line (including foster children), have a substantial interest or deemed substantial interest in us under the Netherlands Income Tax Act 2001 (in Dutch: “Wet inkomstenbelasting 2001”). Generally speaking, a holder of securities in a company is considered to hold a substantial interest in such company, if such holder alone or, in the case of individuals, together with his/her partner (as defined in the Netherlands Income Tax Act 2001), directly or indirectly, holds (i) an interest of 5% or more of the total issued and outstanding capital of that company or of 5% or more of the issued and outstanding capital of a certain class of shares of that company; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights in that company that relate to 5% or more of the company’s annual profits and/or to 5% or more of the company’s liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in a company has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

•	pension funds, fiscal investment institutions (in Dutch: “fiscale beleggingsinstellingen”), exempt investment institutions (in Dutch: “vrijgestelde beleggingsinstellingen”) (as defined in the Netherlands Corporate Income Tax Act 1969; in Dutch: “Wet op de vennootschapsbelasting 1969”) and other entities that are, in whole or in part, not subject to or exempt from Netherlands corporate income tax; and

•

holders of Restricted Notes who are individuals for whom the Restricted Notes or any benefit derived from the Restricted Notes are a remuneration or deemed to be a remuneration for activities performed

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by such holders or certain individuals related to such holders (as defined in the Netherlands Income Tax Act 2001).

Except as otherwise indicated, this summary only addresses Netherlands national tax legislation and published regulations, whereby the Netherlands means the part of the Kingdom of the Netherlands located in Europe, as in effect on the date hereof and as interpreted in published case law until this date, without prejudice to any amendment introduced at a later date and implemented with or without retroactive effect.

Please consult your own tax advisor regarding the Netherlands and non-Netherlands tax considerations of the acquisition, ownership, and disposition of the Exchange Notes.

Holders who do not exchange their Restricted Notes for Exchange Notes

A holder who does not exchange its Restricted Note for an Exchange Note to the exchange offer will not recognize any gain or loss for Netherlands income tax purposes, upon consummation of the exchange offer.

Holders who exchange their Restricted Notes for Exchange Notes

The exchange of a Restricted Note for an Exchange Note pursuant to the exchange offer may be regarded a taxable exchange for Netherlands income tax purposes. Since it cannot be excluded that the exchange offer constitutes a taxable exchange for Netherlands income tax purposes, the subsections below will describe the Netherlands income tax consequences for holders who exchange their Restricted Notes for Exchange Notes should the exchange of a Restricted Note for an Exchange Note pursuant to the exchange offer be considered a taxable exchange for Netherlands income tax purposes.

Netherlands Resident Entities

Generally speaking, if the holder of Restricted Notes is an entity that is a resident or deemed to be a resident of the Netherlands for Netherlands corporate income tax purposes (“Netherlands Resident Entity”), any income under the Restricted Notes or any gain or loss realized on the disposal or deemed disposal of the Restricted Notes is subject to Netherlands corporate income tax at a rate of 20% with respect to taxable profits up to €200,000 and 25% with respect to taxable profits in excess of that amount.

Netherlands Resident Individuals

If a holder of Restricted Notes is an individual, resident or deemed to be a resident of the Netherlands for Netherlands income tax purposes (“Netherlands Resident Individual”), any income under the Restricted Notes or any gain or loss realized on the disposal or deemed disposal of the Restricted Notes is taxable at the progressive income tax rates (with a maximum of 52%), if:

i.	the Restricted Notes are attributable to an enterprise from which the holder of Restricted Notes derives a share of the profit, whether as an entrepreneur or as a person who has a co-entitlement to the net worth (in Dutch: “medegerechtigd tot het vermogen”) of such enterprise without being a shareholder (as defined in the Netherlands Income Tax Act 2001); or

ii.	the holder of Restricted Notes is considered to perform activities with respect to the Restricted Notes that go beyond ordinary asset management (in Dutch: “normaal, actief vermogensbeheer”) or derives benefits from the notes that are taxable as benefits from other activities (in Dutch: “resultaat uit overige werkzaamheden”).

If the above-mentioned conditions i. and ii. do not apply to the individual holder of Restricted Notes, such holder will be taxed on a deemed return of 4% of his/her net investment assets for 2016 at an income tax rate of 30%. The net investment assets for the year are the fair market value of the investment assets less the allowable

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liabilities on January 1, 2016. The Restricted Notes are included as investment assets. A tax free allowance may be available. Actual income, gains or losses in respect of the Restricted Notes are not subject to Netherlands income tax.

Non-resident of the Netherlands

A holder of Restricted Notes that is neither a Netherlands Resident Entity nor a Netherlands Resident Individual will not be subject to Netherlands taxes on income or capital gains in respect of any income under the Restricted Notes or in respect of any gain or loss realized on the disposal or deemed disposal of the Restricted Notes; provided that:

i.	such holder does not have an interest in an enterprise or deemed enterprise (as defined in the Netherlands Income Tax Act 2001 and the Netherlands Corporate Income Tax Act 1969) which, in whole or in part, is either effectively managed in the Netherlands or carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the notes are attributable; and

ii.	in the event the holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the notes that go beyond ordinary asset management and does not derive benefits from the Restricted Notes that are taxable as benefits from other activities in the Netherlands.

Please consult your own tax advisor concerning the exchange of a Restricted Note for an Exchange Note pursuant to the exchange offer in light of your particular circumstances under the Netherlands national tax laws and published regulations and the laws of any other taxing jurisdiction.

Certain U.K. Tax Consequences

This section describes certain United Kingdom tax considerations in relation to the exchange of the Restricted Notes for the Exchange Notes and on the acquisition of Exchange Notes on a future transfer. It does not constitute tax advice and does not purport to be a complete analysis of all potentially relevant U.K. tax considerations. It is based on current U.K. tax law and what is understood to be the current practice of H.M. Revenue and Customs as well as on applicable tax treaties and these may change, possibly on a retroactive basis.

To the extent that this section consists of a statement as to matters of U.K. tax law, this section is the opinion of Slaughter and May.

Withholding

On the basis that none of the Exchange Notes will be issued in respect of a liability to pay interest, the Company will not be required to make a withholding on account of U.K. tax when it issues the Exchange Notes.

Stamp duty and stamp duty reserve tax (“SDRT”)

No liability to U.K. stamp duty or SDRT will arise on the issue of the Exchange Notes to holders.

The Company will not maintain any register of the Exchange Notes in the U.K. and, accordingly, (i) U.K. stamp duty will not normally be payable in connection with a transfer of Exchange Notes, provided that the instrument of transfer is executed and retained outside the U.K. and no other action is taken in the U.K. by the transferor or transferee, and (ii) no U.K. SDRT will be payable in respect of the issue of or any agreement to transfer Exchange Notes. The Exchange Notes are in any event expected to fall within an exemption for debt instruments, such that for this reason too there should be no charge to U.K. stamp duty or SDRT for a purchaser on any subsequent transfer of Exchange Notes.

Holders of notes should consult their own tax advisors on the U.K. tax consequences of acquiring, owning and disposing of the Exchange Notes.

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LEGAL MATTERS

Certain legal matters with respect to the validity of the Exchange Notes being offered hereby relating to: (i) New York law will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York, (ii) Dutch law will be passed upon for us by NautaDutilh, N.V., our Dutch counsel and (iii) Pennsylvania law will be passed upon for us by Morgan, Lewis & Bockius LLP, our Pennsylvania counsel.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, incorporated by reference into this prospectus from Mylan N.V.’s Annual Report on Form 10-K for the year ended December 31, 2015 and the effectiveness of Mylan N.V.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The audited historical financial statements of Meda AB included in Mylan N.V.’s Current Report on Form 8-K/A dated September 6, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers AB, independent accountants, given on the authority of said firm as experts in auditing and accounting.

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ENFORCEABILITY OF CIVIL LIABILITIES

The Netherlands

THE COMPANY IS INCORPORATED AS A PUBLIC LIMITED LIABILITY COMPANY (NAAMLOZE VENNOOTSCHAP) UNDER THE LAWS OF THE NETHERLANDS. CERTAIN OF THE COMPANY’S DIRECTORS AND AUTHORIZED OFFICERS MAY RESIDE OUTSIDE THE UNITED STATES, AND CERTAIN OF THE COMPANY’S OR SUCH PERSONS’ ASSETS ARE OR MAY BE LOCATED OUTSIDE THE UNITED STATES. AS A RESULT, IT MAY NOT BE POSSIBLE FOR INVESTORS TO EFFECT SERVICE OF PROCESS, INCLUDING JUDGMENTS, UPON THE COMPANY OR SUCH PERSONS OUTSIDE OF THE NETHERLANDS OR WITHIN THE UNITED STATES. IT MAY ALSO BE DIFFICULT FOR INVESTORS TO ENFORCE AGAINST THE COMPANY JUDGMENTS OBTAINED IN COURTS OTHER THAN NETHERLANDS COURTS.

THERE IS NO ENFORCEMENT TREATY BETWEEN THE NETHERLANDS AND THE UNITED STATES. CONSEQUENTLY, A JUDGMENT OF ANY COURT IN THE UNITED STATES CANNOT BE ENFORCED IN THE NETHERLANDS. IN ORDER TO OBTAIN A JUDGMENT THAT CAN BE ENFORCED IN THE NETHERLANDS AGAINST THE COMPANY, THE DISPUTE MUST BE RE-LITIGATED BEFORE A COMPETENT NETHERLANDS COURT, WHICH WILL HAVE DISCRETION TO ATTACH SUCH WEIGHT TO THE JUDGMENT OF ANY COURT IN THE UNITED STATES AS IT DEEMS APPROPRIATE. THE NETHERLANDS COURTS CAN BE EXPECTED TO GIVE CONCLUSIVE EFFECT TO A FINAL AND ENFORCEABLE JUDGMENT OF A COURT IN THE UNITED STATES WITHOUT RE-EXAMINATION OR RE-LITIGATION OF THE SUBSTANTIVE MATTERS ADJUDICATED UPON IF (I) THE COURT INVOLVED ACCEPTED JURISDICTION ON THE BASIS OF AN INTERNATIONALLY RECOGNIZED GROUND TO ACCEPT JURISDICTION, (II) THE PROCEEDINGS BEFORE SUCH COURT COMPLIED WITH PRINCIPLES OF PROPER PROCEDURE (BEHOORLIJKE RECHTSPLEGING), (III) SUCH JUDGMENT WAS NOT CONTRARY TO THE PUBLIC POLICY (OPENBARE ORDE) OF THE NETHERLANDS AND (IV) SUCH JUDGMENT WAS NOT INCOMPATIBLE WITH A JUDGMENT GIVEN BETWEEN THE SAME PARTIES BY A NETHERLANDS COURT OR WITH A PRIOR JUDGMENT GIVEN BETWEEN THE SAME PARTIES BY A FOREIGN COURT IN A DISPUTE CONCERNING THE SAME SUBJECT MATTER AND BASED ON THE SAME CAUSE OF ACTION, PROVIDED SUCH PRIOR JUDGMENT IS RECOGNIZABLE IN THE NETHERLANDS.

IN ADDITION, A NETHERLANDS COURT MIGHT NOT ACCEPT JURISDICTION AND IMPOSE CIVIL LIABILITY IN AN ACTION COMMENCED IN THE NETHERLANDS AND PREDICATED SOLELY UPON UNITED STATES FEDERAL SECURITIES LAWS. FURTHERMORE, AWARDS OF PUNITIVE DAMAGES IN ACTIONS BROUGHT IN THE UNITED STATES OR ELSEWHERE MAY BE UNENFORCEABLE IN JURISDICTIONS OUTSIDE THE UNITED STATES.

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CERTAIN INSOLVENCY LAW CONSIDERATIONS

The Netherlands

The Company is incorporated as a public limited liability company (naamloze vennootschap) in the Netherlands. Provided that its center of main interest is deemed to be located in the Netherlands, or outside of any member state of the EU (except Denmark), proceedings by or against the Company may be based on Netherlands insolvency laws. Netherlands insolvency laws may also be applicable to territorial proceedings under European Council Regulation (EC) no. 1346/2000 of May 29, 2000 on insolvency proceedings (the “Insolvency Regulation”). Under the Insolvency Regulation creditors are entitled to seek opening of territorial liquidation proceedings in each member state of the EU (except Denmark) where a company has an establishment, provided that if the center of main interest is deemed not to be in the Netherlands or another member state of the EU (except Denmark) the insolvency regulation may not be applicable. In other jurisdictions, provision is made for similar ancillary proceedings. Territorial proceedings under the Insolvency Regulation or similar ancillary proceedings will to a certain extent be based upon the insolvency laws of such foreign jurisdictions and will be limited to the assets of the debtor located in such foreign jurisdiction.

Netherlands insolvency law differs significantly from insolvency proceedings in the United States and may make it more difficult for holders of the notes to recover the amount they would normally expect to recover in liquidation or bankruptcy proceedings in the United States. There are two primary insolvency regimes under Netherlands law. The first, moratorium of payments (surseance van betaling), is intended to facilitate the reorganization of a debtor’s indebtedness and enable the debtor to continue as a going concern. The second, bankruptcy (faillissement), is primarily designed to liquidate and distribute the proceeds of the assets of a debtor to its creditors. Both insolvency regimes are set forth in the Netherlands Bankruptcy Act (Faillissementswet). A general description of the principles of both insolvency regimes is set out below.

An application for a moratorium of payments can only be made by the debtor itself. Once the request for a moratorium of payments is filed the court will immediately (dadelijk) grant a provisional moratorium. A court hearing of among others creditors is required to decide on the definitive moratorium. If a draft composition (ontwerp akkoord) is filed simultaneously with the application for moratorium of payments, the court can order that the composition will be processed before a decision about a definitive moratorium. If the composition is accepted by the creditors and subsequently irrevocably confirmed by the court (gehomologeerd), the provisional moratorium ends. The definitive moratorium will generally be granted unless a qualified minority (more than one-quarter in amount of claims held by creditors represented at the creditors’ meeting or more than one-third in number of creditors represented at such creditors’ meeting) of the unsecured non-preferential creditors withholds its consent. The moratorium of payments is only effective with regard to unsecured non-preferential creditors. Unlike Chapter 11 proceedings under United States bankruptcy law, during which both secured and unsecured creditors are generally barred from seeking to recover on their claims during a moratorium of payments, under Netherlands law, secured and preferential creditors (including, among other parties, tax and social security authorities) may enforce their rights against assets of the company in moratorium of payments to satisfy their claims as if there were no moratorium of payments. A recovery under Netherlands law could, therefore, involve a sale of assets that does not reflect the going concern value of the debtor. However, the court may order a freeze (afkoelingsperiode) for a maximum period of four months during which enforcement actions by secured or preferential creditors are barred. In a moratorium of payments, whether definitive or temporary, a composition (akkoord) may be offered to creditors. A composition will be binding on all unsecured and non-preferential creditors if it is (i) approved by a simple majority of the meeting of the recognized and of the admitted creditors representing at least 50% of the amount of the recognized and of the admitted claims, and (ii) subsequently irrevocably ratified (gehomologeerd) by the court. Even if the composition is not accepted by the creditors, the composition may still be accepted by a Netherlands district court or, if appointed, the supervisory judge if (i) three-fourths of the admitted and recognized ordinary creditors present at the creditor’s meeting voted in favor of the composition and (ii) the non-acceptance of the composition during the creditor’s meeting is the consequence of a vote against the composition by one or more creditors who, taking into consideration all relevant circumstances, in particular the percentage that such creditor(s) would receive in case of a bankruptcy of the

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debtor, could not have come to the decision to vote against the composition if such creditor would have acted reasonably. Consequently, Netherlands insolvency laws could preclude or inhibit the ability of the holders of the notes to effect a restructuring and could reduce the recovery of a holder of the notes in Netherlands moratorium of payments proceedings. Interest payments that fall due after the date on which a moratorium of payments is granted cannot be claimed in a composition.

Under Netherlands bankruptcy proceedings, the assets of a debtor are generally liquidated and the proceeds distributed to the debtor’s creditors in accordance with the respective rank and priority of their claims. As in moratorium of payments proceedings, the court may order a freeze for a maximum of four months during which enforcement actions by secured or preferential creditors are barred unless such creditors have obtained leave for enforcement from the supervisory judge. Note that any applicable freeze does not bar creditors of the bankrupt estate (boedelschuldeisers) to take enforcement actions against the bankrupt estate if and when a claim of such creditor has become due and payable. The claim of a creditor may be limited depending on the date the claim becomes due and payable in accordance with its terms. Generally, claims of the holders of the notes that were not due and payable by their terms on the date of a bankruptcy of the relevant guarantor will be accelerated and become due and payable as of that date. Each of these claims will have to be submitted to the receiver to be verified by the receiver in accordance with the applicable provisions of the Netherlands Bankruptcy Act or a collective settlement agreement (if any) within the meaning of the Netherlands Act on Collective Settlement of Mass Claims (Wet collectieve afwikkeling massaschade). Verification under Netherlands law means that the receiver takes a preliminary decision on the value of the claim and whether and to what extent it will be admitted in the bankruptcy proceedings. The valuation of claims that otherwise would not have been payable at the time of the bankruptcy proceedings but only would have been payable on a date one year after the date of bankruptcy may be based on a net present value analysis or collective settlement agreement (if any). Interest payments that fall due after the date of the bankruptcy cannot be verified. The existence, value and ranking of any claims submitted by the holders of the notes may be challenged in the Netherlands bankruptcy proceedings. Generally, in a creditors’ meeting (verificatievergadering), the receiver, the insolvent debtor and all verified creditors may dispute the verification of claims of other creditors. In order to qualify for a distribution in the liquidation, creditors whose claims or value thereof are disputed in the creditors meeting by others than the debtor may be referred to separate court proceedings (renvooiprocedure). These renvooi procedures could cause holders of the notes to recover less than the percentage they would receive if their claim was fully acknowledged or less than they could recover in a United States liquidation. Such renvooi procedures or proceedings for granting a collective settlement agreement binding effect could also cause payments to the holders of the notes to be delayed compared with holders of undisputed claims or where no such collective settlement agreement has been concluded. Further, and unless in certain cases if the receiver in bankruptcy concluded a collective settlement agreement in a bankruptcy, a composition may be offered to creditors, which shall be binding on unsecured non-preferential creditors if (i) it is approved by a simple majority of the meeting of unsecured non-preferential creditors with admitted and provisionally admitted claims, representing at least 50% of the total amount of the admitted and provisionally admitted unsecured non preferential claims, and (ii) subsequently irrevocably ratified (gehomologeerd) by the court. Even if the composition is not accepted by the creditors, the composition may still be accepted by the Netherlands district court or, if appointed, the supervisory judge if (i) three-fourths of the admitted and (provisional) recognized ordinary creditors present at the creditor’s meeting voted in favor of the composition and (ii) the nonacceptance of the composition during the creditor’s meeting is the consequence of a vote against the composition of one or more creditors that, taking into consideration all relevant circumstances, in particular the percentage that such creditor(s) would receive in case of a bankruptcy of the debtor, could not have come to the decision to vote against the composition if such creditor would have acted reasonably. The Netherlands Bankruptcy Act does not in itself recognize the concept of classes of creditors. Remaining amounts, if any, after satisfaction of the creditors of the bankruptcy estate, secured and the preferential creditors, are distributed among the unsecured non-preferential creditors, which will be satisfied on a pro rata basis. Contractual subordination may to a certain extent be given effect in Netherlands insolvency proceedings. The actual effect depends largely on the way such subordination is construed.

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Set-off is allowed prior to the bankruptcy, although a set-off prior to bankruptcy may be subject to clawback in the case of fraudulent conveyance or bad faith in obtaining the claim used for set-off. Also, payments made prior to the bankruptcy order may be avoided in Netherlands insolvency proceedings. Voluntary (onverplichte) payments made by the debtor can be avoided if the debtor knew or should have known at the moment of payment that the creditors would be prejudiced. In case of bankruptcy, knowledge exists where the parties could foresee the bankruptcy of the debtor with a reasonable amount of probability. Even payments made that were due and payable can be avoided if (i) the payee (hij die betaling ontving) knew that the application for bankruptcy of the debtor was filed at the moment of payment or (ii) the debtor and the payee engaged in this payment in a conspiracy in order to prejudice other creditors.

Under Netherlands law, as soon as a debtor is declared bankrupt, all pending executions of judgments against such debtor, as well as all attachments on the debtor’s assets (other than with respect to secured creditors and certain other creditors, as described above), will be terminated by operation of law. The opening of bankruptcy proceedings and the granting of suspension of payments will have retroactive effect until 0:00h of the day that the debtor is declared bankrupt or suspension of payments is (provisionally) granted, respectively. Simultaneously with the opening of the bankruptcy, a Dutch receiver will be appointed. The proceeds resulting from the liquidation of the bankrupt estate may not be sufficient to satisfy unsecured creditors under the guarantees granted by a bankrupt guarantor after the secured and the preferential creditors have been satisfied. Litigation pending on the date of the bankruptcy order is automatically stayed.

Finally, any transaction (rechtshandeling) entered into by the Company, such as the issuing of the notes or a payment made thereunder, may be nullified by the Company itself or its receiver in Netherlands insolvency proceedings if its objects were transgressed by the transaction and the other party to the transaction knew or should have known this without independent investigation (wist of zonder eigen onderzoek moest weten). The Netherlands Supreme Court (Hoge Raad der Nederlanden) has ruled that in determining whether the objects of a legal entity are transgressed, not only the description of the objects in that legal entity’s articles of association (statuten) is decisive, but all relevant circumstances must be taken into account, in particular whether the interests of the legal entity were served by the transaction.

England

While the Company is incorporated as a public limited liability company (naamloze vennootschap) in the Netherlands, it does have operational headquarters in England. There are a number of factors that are taken into account to ascertain the centre of main interests for the purposes of the Insolvency Regulation. It should correspond to the place where a company conducts the administration of its interests on a regular basis and therefore be ascertainable by third parties. Under the Insolvency Regulation, the place of the registered office of a company is presumed to be the centre of main interests in the absence of proof to the contrary but the Board of Directors does regularly meet and take decisions in England. Therefore, while it is likely to be in the Netherlands, its “centre of main interests” may instead be deemed to be in England. This would mean that proceedings by or against the Company would be based on the insolvency laws of England.

Even if the centre of main interests were outside of England, secondary or territorial insolvency proceedings can be opened in a jurisdiction in which a debtor has an establishment. “Establishment” is defined in the Insolvency Regulation as “any place of operations where the debtor carries out a non-transitory economic activity with human means and goods.” It must be determined in the same manner as centre of main interests—on the basis of objective factors that are ascertainable by third parties.

These issues are determined at the time that the relevant insolvency proceedings are filed. The centre of main interests or establishment of a company may also change over time and it is possible that a guarantor could also be deemed to be in England.

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Difference in Insolvency Law

English insolvency laws differ from the insolvency laws of the United States and may make it more difficult for holders of the notes to recover the amount in respect of the notes or a guarantor’s guarantee of the notes that they would have recovered in a liquidation or bankruptcy proceeding in the United States.

Transaction at an Undervalue

Under English insolvency law, a liquidator or administrator of a company could apply to the court for an order to set aside a transaction if such liquidator or administrator determined that it constituted a transaction at an undervalue. It will only be a transaction at an undervalue if at the time of the transaction or as a result of the transaction, the company is insolvent (as defined in the Insolvency Act 1986, as amended). The transaction can be challenged if the company enters into liquidation or administration proceedings within a period of two years. A transaction might be subject to being set aside as a transaction at an undervalue if the company makes a gift to a person, if the company receives no consideration or if the company receives consideration of significantly less value, in money or money’s worth, than the consideration given by such company. However, a court generally will not intervene if it is satisfied that the company entered into the transaction in good faith and for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing the transaction would benefit it. If the court determines that the transaction was a transaction at an undervalue the court can make such order as it thinks fit to restore the position to what it would have been in if the transaction had not been entered into. In any proceedings, it is for the administrator or liquidator to demonstrate that the company was insolvent unless a beneficiary of the transaction was a connected person (as defined in the Insolvency Act 1986, as amended), in which case there is a presumption of insolvency and the connected person must demonstrate the solvency of the company in such proceedings.

Preference

Under English insolvency law, a liquidator or administrator of a company could apply to the court for an order to set aside a transaction if such liquidator or administrator believed that it constituted a preference. It will only be a preference if at the time of the transaction or as a result of the transaction the company is insolvent. The transaction can be challenged if the company enters into liquidation or administration proceedings within a period of six months (if the beneficiary of the transaction is not a connected person) or two years (if the beneficiary is a connected person) from the date of the transaction. A transaction may constitute a preference if it has the effect of putting a creditor of the company (or a surety or guarantor for any of the company’s debts or liabilities) in a better position (in the event of the company going into insolvent liquidation) than such creditor, guarantor or surety would otherwise have been in had that transaction not been entered into. If the court determines that the transaction was a preference, the court has very wide powers for restoring the position to what it would have been if that preference had not been given, which could include reducing payments under the notes and the guarantees (although there is protection for a third party who enters into one of the transactions in good faith and without notice). However, for the court to determine a preference, it must be shown that the company was influenced by a desire to produce the preferential effect. In any proceedings, it is for the administrator or liquidator to demonstrate that the company was insolvent and that the company was influenced by a desire to produce the preferential effect, unless the beneficiary of the transaction was a connected person, in which case there is a presumption that the company was influenced by a desire to produce the preferential effect and the connected person must demonstrate in such proceedings that there was no such influence.

Transaction Defrauding Creditors

Under English insolvency law, where it can be shown that a transaction was at an undervalue and was made for the purposes of putting assets beyond the reach of a person who is making, or may make, a claim against a company, or of otherwise prejudicing the interests of a person in relation to the claim, which that person is making or may make, the transaction may be set aside by the court as a transaction defrauding creditors. This

88

provision may be used by any person who claims to be a “victim” of the transaction and is not therefore limited to liquidators or administrators. There is no time limit in the English insolvency legislation within which the challenge must be made and the relevant company does not need to be insolvent at the time of the transaction. If the court determines that the transaction was a transaction defrauding creditors, the court can make such orders as it thinks fit to restore the position to what it would have been if the transaction had not been entered into and to protect the interests of the victims of the transaction.

Recovery and Priorities

Under English law, if the Company were to go into liquidation, administration or other insolvency proceeding, the maximum that holders of the notes would be able to recover is the principal amount of the notes and any interest on the notes accruing up to the date of liquidation, although this would depend on the extent to which the Company and guarantors had funds available to pay such amounts, having already paid any prior-ranking creditors. Holders of the notes would not be able to recover any interest payable under the notes after the Company and guarantors (as applicable) went into liquidation or administration, unless there were to be a surplus remaining after the payment of all of the Company’s and the guarantors’ other debt.

English insolvency laws generally recognize the priority of secured creditors over unsecured creditors. The lenders under any secured facilities have, or will have, security interests in relation to certain of the assets of the Company. The notes and the related guarantees are unsecured. Following payment of secured debts, preferential debts would be paid. Such debts may include amounts owed in respect of occupational pension obligations and certain amounts owed to employees.

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MYLAN N.V.

MYLAN INC.

OFFER TO EXCHANGE

Up to $500,000,000 aggregate principal amount of 3.000% Senior Notes due 2018

CUSIP #62854A AA2, ISIN #US62854AAA25

CUSIP #N59465 AA7, ISIN #USN59465AA75 (the “2018 Restricted Notes”)

for a like aggregate principal amount of 3.000% Senior Notes due 2018 which have been registered under the Securities Act of 1933, as amended (the

“2018 Exchange Notes”)

and

Up to $500,000,000 aggregate principal amount of 3.750% Senior Notes due 2020

CUSIP #62854A AB0, ISIN #US62854AAB08

CUSIP #N59465 AB5, ISIN #USN59465AB58 (the “2020 Restricted Notes”)

for a like aggregate principal amount of 3.750% Senior Notes due 2020 which have been registered under the Securities Act of 1933, as amended (the

“2020 Exchange Notes”).

PRELIMINARY PROSPECTUS

Dated [●], 2016

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 22, 2016

PRELIMINARY PROSPECTUS

MYLAN N.V.

MYLAN INC.

OFFER TO EXCHANGE

Up to $1,000,000,000 aggregate principal amount of 2.500% Senior Notes due 2019

CUSIP #62854A AE4, ISIN #US62854AAE47

CUSIP #N59465 AE9, ISIN #USN59465AE97 (the “2019 Restricted Notes”)

for a like aggregate principal amount of 2.500% Senior Notes due 2019 which have been registered under the Securities Act of 1933, as amended (the

“2019 Exchange Notes”),

Up to $2,250,000,000 aggregate principal amount of 3.150% Senior Notes due 2021

CUSIP #62854A AC8, ISIN #US62854AAC80

CUSIP #N59465 AC3, ISIN #USN59465AC32 (the “2021 Restricted Notes”)

for a like aggregate principal amount of 3.150% Senior Notes due 2021 which have been registered under the Securities Act of 1933, as amended (the

“2021 Exchange Notes”),

Up to $2,250,000,000 aggregate principal amount of 3.950% Senior Notes due 2026

CUSIP #62854A AD6, ISIN #US62854AAD63

CUSIP #N59465 AD1, ISIN #USN59465AD15 (the “2026 Restricted Notes”)

for a like aggregate principal amount of 3.950% Senior Notes due 2026 which have been registered under the Securities Act of 1933, as amended (the

“2026 Exchange Notes”)

and

Up to $1,000,000,000 aggregate principal amount of 5.250% Senior Notes due 2046

CUSIP #62854A AG9, ISIN #US62854AAG94

CUSIP #N59465 AF6, ISIN #USN59465AF62 (the “2046 Restricted Notes”)

for a like aggregate principal amount of 5.250% Senior Notes due 2046 which have been registered under the Securities Act of 1933, as amended (the

“2046 Exchange Notes”).

We refer to the registered 2019 Exchange Notes, 2021 Exchange Notes, 2026 Exchange Notes and 2046 Exchange Notes in this exchange offer collectively as the “Exchange Notes,” and to all outstanding 2019 Restricted Notes, 2021 Restricted Notes, 2026 Restricted Notes and 2046 Restricted Notes collectively as the “Restricted Notes.” All references to the Exchange Notes and Restricted Notes include references to the related guarantees, as appropriate.

The exchange offer is subject to customary closing conditions and will expire at 5:00 p.m., New York City time, on [●], 2016, unless we extend the exchange offer in our sole and absolute discretion.

Terms of the exchange offer:

•	We will exchange an equal principal amount of the Exchange Notes for all outstanding Restricted Notes of the corresponding series that are validly tendered and not validly withdrawn prior to the expiration or termination of the exchange offer.

•	You may withdraw tenders of the Restricted Notes at any time prior to the expiration or termination of the exchange offer.

•	The terms of the Exchange Notes are identical in all material respects to those of the outstanding Restricted Notes of the corresponding series, except that the transfer restrictions, registration rights and additional interest provisions relating to the Restricted Notes do not apply to the Exchange Notes.

•	The exchange of the Restricted Notes for the Exchange Notes will not be a taxable transaction for United States federal income tax purposes, but you should see the discussion under the caption “Material Tax Considerations” for more information.

•	We will not receive any proceeds from the exchange offer.

•	We issued the Restricted Notes in a transaction not requiring registration under the Securities Act of 1933, as amended (the “Securities Act”), and, as a result, their transfer is restricted. We are making the exchange offer to satisfy your registration rights as a holder of the Restricted Notes.

The Exchange Notes will be our senior unsecured indebtedness and will rank equally in right of payment with all of our existing and future senior unsecured indebtedness that is not expressly subordinated to the Exchange Notes, senior in right of payment to any of our future indebtedness that is expressly subordinated to the Exchange Notes and effectively subordinated in right of payment to all of our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The Exchange Notes will be structurally subordinated to all of the existing and future liabilities, including trade payables, of our existing and future subsidiaries that do not guarantee the Exchange Notes. The Exchange Notes will be guaranteed on a senior unsecured basis upon issuance by Mylan Inc., a Pennsylvania corporation and our wholly owned subsidiary. In addition, if a subsidiary of the company becomes a guarantor or an obligor in respect of certain indebtedness after the issue date of the Exchange Notes, such subsidiary will guarantee the Exchange Notes on the terms and subject to the conditions set forth herein. The guarantees will be senior unsecured obligations of each guarantor and will rank equally in right of payment with all of such guarantor’s existing and future senior unsecured obligations that are not expressly subordinated to such guarantor’s guarantees of the Exchange Notes, senior in right of payment to any future obligations of such guarantor that are expressly subordinated to such guarantor’s guarantees of the Exchange Notes and effectively subordinated to such guarantor’s existing and future secured obligations to the extent of the value of the collateral securing such obligations. For a more detailed description of the Exchange Notes, see “Description of the Exchange Notes.”

The Exchange Notes, together with any Restricted Notes that are not exchanged in the exchange offer, will be governed by the same indenture, constitute the same class of debt securities for the purposes of the indenture and vote together on all matters.

Each broker-dealer that receives the Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The letter of transmittal accompanying this prospectus states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received in exchange for the Restricted Notes where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

There is no established trading market for the Exchange Notes. We intend to obtain and maintain a listing for the Exchange Notes on the Official List of the Irish Stock Exchange and to admit the Exchange Notes for trading on the Global Exchange Market thereof. See “Description of the Exchange Notes—Listing of the Exchange Notes” and “Plan of Distribution.”

See “Risk Factors” beginning on page 24 for a discussion of risks you should consider prior to tendering your outstanding Restricted Notes for exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2016.

We have not authorized any person to provide any information or to make any representation other than the information contained or incorporated by reference in this prospectus, and if any person provides any of this information or makes any representation of this kind, that information or representation must not be relied upon as having been authorized by us. We are not making the exchange offer to, nor will we accept surrenders for exchange from, holders of outstanding Restricted Notes in any jurisdiction in which the applicable exchange offer would not be in compliance with the securities or blue sky laws of such jurisdiction or where it is otherwise unlawful. This document may only be used where it is legal to sell these securities. You should assume that the information contained in this prospectus is accurate only as of its date, and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

It is important that you read and consider all of the information contained in this prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Incorporation by Reference” and “Where You Can Find More Information.”

In this prospectus, unless otherwise indicated herein or the context otherwise indicates, the terms “Mylan,” “we,” “us,” “our” and the “Company” refer to Mylan N.V., a public limited liability company (naamloze vennootschap) incorporated and existing under the laws of the Netherlands, and, where appropriate, its consolidated subsidiaries, except in the “Description of the Exchange Notes” or where it is clear from the context that the terms refer to only the issuer, Mylan N.V. “Mylan Inc.” refers to Mylan Inc., a Pennsylvania corporation, and, where appropriate, its consolidated subsidiaries, except in the “Description of the Exchange Notes” or where it is clear from the context that the term refers to only Mylan Inc. We are considered the successor to Mylan Inc. for certain purposes under both the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). “Meda” refers to Meda AB (publ.), a public limited company organized under the laws of Sweden, and, where appropriate, its consolidated subsidiaries, except in the “Description of the Exchange Notes” or where it is clear from context that the term refers only to Meda.

Unless otherwise stated herein, references to “U.S. Dollars,” “USD” and “$” are to the currency of the United States of America and references to “SEK” and “kr” are to the currency of Sweden.

INCORPORATION BY REFERENCE

We “incorporate by reference” certain information into this prospectus from certain documents that we have filed with the Securities and Exchange Commission (the “SEC”) prior to the date of this prospectus. This information is considered to be part of this prospectus, except for any information that is superseded or modified by information included directly in this prospectus. We are considered the successor to Mylan Inc. for certain purposes under both the Securities Act and the Exchange Act, including for the purpose of incorporation of certain documents by reference. This prospectus incorporates by reference the documents set forth below (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K) that we have previously filed with the SEC. These documents contain important information about us, including our financial condition, results of operations and descriptions of our businesses.

•	Our Amendment No. 3 to the Registration Statement on Form S-4 (the “Meda Registration Statement on Form S-4”), filed on June 14, 2016 (only the sections entitled (i) “Risk Factors Related to Mylan and the Offer” (other than the subsection entitled “Risks Related to the Offer”); (ii) “Risk Factors Related to Meda;” (iii) “The Offer” (only the subsection entitled “Compulsory Acquisition”); (iv) “Information Regarding Meda;” and (v) “Meda Management’s Discussion and Analysis of Financial Condition and Results of Operations of Meda;”

•	Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2016, filed on May 3, 2016, for the three months ended June 30, 2016, filed on August 9, 2016, and for the three months ended September 30, 2016, filed on November 9, 2016;

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 16, 2016 (as amended by Amendment No. 1 on Form 10-K/A, filed on April 29, 2016);

•	Our Current Reports on Form 8-K filed on January 8, 2016, January 11, 2016, February 17, 2016, February 26, 2016, March 1, 2016, March 11, 2016, April 14, 2016, May 3, 2016 (solely with respect to the Current Report regarding our hiring of a new chief financial officer), June 3, 2016, June 15, 2016, June 24, 2016, August 11, 2016 (as amended by Amendment No. 1 on Form 8-K/A, filed on September 6, 2016), September 6, 2016, November 14, 2016, November 29, 2016 and December 7, 2016; and

•	Our Definitive Proxy Statement on Form DEF 14A, filed on May 25, 2016 (as amended by the Definitive Additional Materials on Form DEFA 14A, filed on June 3, 2016).

Mylan hereby further incorporates by reference additional documents that Mylan may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on and after the date of this prospectus until the termination of the offering of the Exchange Notes and after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus is a part (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K). These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and certain Current Reports on Form 8-K (or portions thereof) that are “filed” with the SEC, as well as proxy statements. A hard copy of the documents we filed with the SEC that are incorporated by reference into this prospectus will not be sent to you unless requested.

You can obtain any of the documents incorporated by reference in this prospectus from the SEC, through the SEC’s website at the address described below or from us by requesting them in writing or by telephone at the following address:

Mylan N.V. Attention: Investor Relations Building 4, Trident Place, Mosquito Way Hatfield, Hertfordshire, AL10 9UL, England Telephone: +44 (0) 1707-853-000

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet website from which interested parties can electronically access our SEC filings. The address of that site is http://www.sec.gov. Our Internet website address is www.mylan.com. Information on our website does not constitute a part of this prospectus.

In order to obtain timely delivery of these documents, you must request the information no later than [●], 2016, which is five business days before the expiration date of this exchange offer, unless we extend the time period for the exchange offer.

We have agreed that, even if we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, for so long as any of the Exchange Notes remain outstanding, we will file with the SEC (unless the SEC will not accept such a filing, in which case we will provide to holders of the Exchange Notes) all annual and quarterly reports, and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such sections.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated herein by reference, contain “forward-looking statements.” Such forward-looking statements may include, without limitation, statements about this offering, the acquisition of Meda by Mylan (the “Meda Transaction”), Mylan’s acquisition (the “EPD Transaction”) of Mylan Inc. and Abbott Laboratories’ non-U.S. developed markets specialty and branded generics business (the “EPD Business”), the potential benefits and synergies of the EPD Transaction and the Meda Transaction, future opportunities for Mylan and products, and any other statements regarding Mylan’s future operations, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition, and other expectations and targets for future periods. These may often be identified by the use of words such as “will,” “may,” “could,” “should,” “would,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential,” “intend,” “continue,” “target” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: uncertainties related to the Meda Transaction; the possibility that Mylan will not be able to repurchase, repay or refinance Meda’s outstanding debt obligations on favorable terms or at all; the ability to meet expectations regarding the accounting and tax treatments of the EPD Transaction and the Meda Transaction; changes in relevant tax and other laws, including but not limited to changes in the U.S. tax code and healthcare and pharmaceutical laws and regulations in the U.S. and abroad; actions and decisions of healthcare and pharmaceutical regulators; the integration of the EPD Business and Meda being more difficult, time-consuming, or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients, or suppliers) being greater than expected following the EPD Transaction and the Meda Transaction; the retention of certain key employees of the EPD Business and Meda being difficult; the possibility that Mylan may be unable to achieve expected synergies and operating efficiencies in connection with the EPD Transaction and the Meda Transaction within the expected time-frames or at all and to successfully integrate the EPD Business and Meda; with respect to the Company’s $465 million settlement with the U.S. Department of Justice and other government agencies related to the classification of the EpiPen® Auto-Injector for purposes of the Medicaid Drug Rebate Program, the inability or unwillingness on the part of any of the parties to agree to a final settlement, any legal or regulatory challenges to the settlement, and any failure by third parties to comply with their contractual obligations; expected or targeted future financial and operating performance and results; the capacity to bring new products to market, including but not limited to where Mylan uses its business judgment and decides to manufacture, market, and/or sell products, directly or through third parties, notwithstanding the fact that allegations of patent infringement(s) have not been finally resolved by the courts (i.e., an “at-risk launch”); any regulatory, legal, or other impediments to Mylan’s ability to bring new products to market; success of clinical trials and Mylan’s ability to execute on new product opportunities; any changes in or difficulties with our inventory of, and our ability to manufacture and distribute, the EpiPen® Auto-Injector and EpiPen Jr® Auto-Injector (collectively, “EpiPen® Auto-Injector”) to meet anticipated demand; the potential impact of any change in patient access to the EpiPen® Auto-Injector and the introduction of a generic version of the EpiPen® Auto-Injector; the scope, timing, and outcome of any ongoing legal proceedings, including government investigations, and the impact of any such proceedings on financial condition, results of operations and/or cash flows; the ability to protect intellectual property and preserve intellectual property rights; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the ability to attract and retain key personnel; changes in third-party relationships; the impact of competition; changes in the economic and financial conditions of the businesses of Mylan; the inherent challenges, risks, and costs in identifying, acquiring, and integrating complementary or strategic acquisitions of other companies, products or assets and in achieving anticipated synergies; uncertainties and matters beyond the control of management; and inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and related standards or on an adjusted basis. For more detailed information on the risks and uncertainties associated with our business activities, see the risks described in our Annual Report on Form 10-K for the year ended December 31, 2015, as amended, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, our Meda Registration Statement on Form S-4 filed on June 14, 2016 and our other filings with the SEC. In addition, risks related to the notes are more fully discussed in the section entitled “Risk Factors” beginning on page 24 of this prospectus. You can access our filings with the SEC through the SEC website at www.sec.gov, and Mylan strongly encourages you to do so. We undertake no obligation to update any statements herein for revisions or changes after the date of this prospectus, except as required by law.

SUMMARY

The information below about us and the exchange offer is a summary of the more detailed information included elsewhere or incorporated by reference in this prospectus. You should read carefully the following summary together with the more detailed information contained in this prospectus and the information incorporated by reference into those documents, including the risk factors described on page 24 of this prospectus and the “Risk Factors” sections in our Annual Report on Form 10-K for the year ended December 31, 2015, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and September 30, 2016 and our Meda Registration Statement on Form S-4. This summary is not complete and does not contain all of the information you should consider when making your investment decision.

Our Company

We are a leading global pharmaceutical company, which develops, licenses, manufactures, markets and distributes generic, branded generic and specialty pharmaceuticals. We are committed to setting new standards in healthcare by creating better health for a better world, and our mission is to provide the world’s 7 billion people access to high quality medicine. To do so, we innovate to satisfy unmet needs; make reliability and service excellence a habit; do what’s right, not what’s easy; and impact the future through passionate global leadership.

We offer one of the industry’s broadest product portfolios, including more than 2,700 marketed products, to customers in more than 165 countries and territories. We operate a global, high quality vertically-integrated manufacturing platform, which includes more than 50 manufacturing and research and development (“R&D”) facilities around the world and one of the world’s largest active pharmaceutical ingredient operations. We also operate a strong R&D network that has consistently delivered a robust product pipeline. Additionally, we have a specialty business that is focused on respiratory and allergy therapies.

Recent Developments

On August 5, 2016, Mylan acquired approximately 94% of the total number of outstanding shares of Meda, at which time Meda became a controlled subsidiary of Mylan. A compulsory acquisition proceeding has been initiated in accordance with the Swedish Companies Act (Sw. aktiebolagslagen (2005:551) to acquire the remaining Meda shares. On November 1, 2016, Mylan made an offer to the remaining Meda shareholders to tender all their Meda shares to Mylan for cash consideration of 161.31kr per Meda share (the “November Offer”) to provide such remaining Meda shareholders with an opportunity to sell their Meda shares to Mylan in advance of the automatic acquisition of their shares for cash in connection with the compulsory acquisition proceeding. On November 30, 2016, Mylan completed the acquisition of the approximately 19 million Meda shares duly tendered into the November Offer for aggregate cash consideration of approximately $330.3 million and, as a result, Mylan now owns approximately 98.9% of the total number of outstanding Meda shares. The remaining Meda shareholders will automatically receive cash consideration plus statutory interest for their Meda shares as determined in the compulsory acquisition proceeding.

On December 14, 2016, attorneys general of twenty states filed a complaint against several generic pharmaceutical drug makers, including Mylan, alleging anticompetitive conduct with respect to, among other things, Doxycycline Hyclate Delayed Release in violation of federal antitrust laws. We believe that the claims in this lawsuit against Mylan are without merit and intend to defend against them vigorously.

On December 14, 2016, a putative class action was filed in the United States District Court for the Southern District of New York by indirect purchasers against Mylan and Lannett Company, Inc., alleging a conspiracy to fix, maintain, and/or stabilize the price of generic levothyroxine. Mylan intends to deny liability and to defend this action vigorously.

Beginning in November 2016 two putative class actions have been filed in the United States District Court for the Eastern District of Pennsylvania by indirect purchasers against Mylan and other manufacturers, alleging conspiracies to fix, maintain, and/or stabilize the price of certain Divalproex products. Mylan intends to deny liability and to defend these actions vigorously.

Our Structure

The following chart provides a summary of our corporate structure and the amount of indebtedness outstanding as of September 30, 2016. The chart only depicts selected subsidiaries of the Company, including Mylan Inc. and Meda, and does not distinguish between wholly owned and non-wholly owned subsidiaries. All Meda amounts on the chart were translated at the closing rate of 8.5739 SEK per U.S. Dollar, as quoted by Bloomberg, as of September 30, 2016.

(1)	Mylan N.V. guarantees all of Mylan Inc.’s outstanding senior unsecured indebtedness.
(2)	Mylan Inc. guarantees all of Mylan N.V.’s outstanding senior unsecured indebtedness, and will guarantee the Exchange Notes upon issuance.
(3)

At September 30, 2016, there were no outstanding borrowings under the Revolving Credit Agreement, dated as of December 19, 2014, among Mylan Inc., as borrower, the Company, as guarantor, the lenders and letter of credit issuers party thereto, and Bank of America, N.A., as administrative agent, as amended by Amendment No. 1 to Revolving Credit Agreement dated as of May 1, 2015, as further amended by the Additional Credit Extension Amendment dated June 19, 2015, as further amended by Amendment No. 2 to Revolving Credit Agreement dated as of October 28, 2015, and as further amended by Amendment No. 3 to

Revolving Credit Agreement dated as of February 22, 2016 (as amended, the “Revolving Credit Facility”) or under the Amended and Restated Receivables Purchase Agreement dated as of January 27, 2015, among Mylan Securitization LLC, an indirect wholly owned subsidiary of the Company, as seller, Mylan Pharmaceuticals Inc., an indirect wholly owned subsidiary of the Company, as originator and servicer, certain conduit purchasers, committed purchasers and letter of credit issuers from time to time party thereto and The Bank of Tokyo-Mitsubishi UFG, Ltd., New York Branch, as agent, as amended by Amendment No. 1 to the Amended and Restated Accounts Receivable Securitization Facility dated as of May 20, 2016 (as amended, the “Accounts Receivable Securitization Facility”).
(4)	Term Credit Agreement dated December 19, 2014, among Mylan Inc., as borrower, the Company, as guarantor, the lenders party thereto and Bank of America, N.A., as administrative agent, amended by Amendment No. 1 to Term Credit Agreement dated May 1, 2015, as further amended by Amendment No. 2 to Term Credit Agreement dated October 28, 2015, and as further amended by Amendment No. 3 to Term Credit Agreement dated February 22, 2016 (as amended, the “2014 Term Loan Credit Facility”) and the Term Credit Agreement dated July 15, 2015, among Mylan Inc., as borrower, the Company, as guarantor, the lenders party thereto, and PNC Bank, National Association, as administrative agent, as amended by Amendment No. 1 to Term Credit Agreement dated October 28, 2015 and as further amended by Amendment No. 2 to Term Credit Agreement dated February 22, 2016 (as amended, the “2015 Term Loan Credit Facility” and, together with the 2014 Term Loan Credit Facility, the “Term Loan Credit Facilities”).

Company Information

We are a public limited liability company (naamloze vennootschap) incorporated and existing under the laws of the Netherlands, with our corporate seat (statutaire zetel) in Amsterdam, the Netherlands. Our principal executive offices are located at Building 4, Trident Place, Mosquito Way, Hatfield, Hertfordshire, AL10 9UL, England and Mylan N.V. group’s global headquarters are located at 1000 Mylan Boulevard, Canonsburg, PA 15317. Our ordinary shares are listed on the NASDAQ Global Select Stock Market (“NASDAQ”) and the Tel Aviv Stock Exchange under the symbol “MYL.” Our telephone number is +44 (0) 1707-853-000 and our Internet address is www.mylan.com. Information on our website does not constitute a part of this prospectus. For certain purposes, we are considered the successor to Mylan Inc., a Pennsylvania corporation, under both the Securities Act and the Exchange Act. Mylan Inc.’s address is 1000 Mylan Boulevard, Canonsburg, Pennsylvania 15317, and its telephone number is (724) 514-1800. Additional information about us and Mylan Inc. is included in the documents incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus.

Summary Description of the Exchange Offer

On June 9, 2016, we completed the private offering of $1,000,000,000 aggregate principal amount of 2.500% Senior Notes due 2019, $2,250,000,000 aggregate principal amount of 3.150% Senior Notes due 2021, $2,250,000,000 aggregate principal amount of 3.950% Senior Notes due 2026 and $1,000,000,000 aggregate principal amount of 5.250% Senior Notes due 2046, which we refer to collectively as the “Restricted Notes.” As part of that offering, we entered into a registration rights agreement with the initial purchasers of those Restricted Notes in which we agreed, among other things, to mail or make available a prospectus and letter of transmittal to registered holders of the Restricted Notes and to use our commercially reasonable efforts to complete an exchange offer for such Restricted Notes in compliance with applicable securities laws. See “The Exchange Offer—Purpose of the Exchange Offer.”

Below is a summary of the exchange offer.

Restricted Notes	$1,000,000,000 in aggregate principal amount of 2.500% Senior Notes due 2019.

$2,250,000,000 in aggregate principal amount of 3.150% Senior Notes due 2021.

$2,250,000,000 in aggregate principal amount of 3.950% Senior Notes due 2026.

$1,000,000,000 in aggregate principal amount of 5.250% Senior Notes due 2046.

Exchange Notes	$1,000,000,000 in aggregate principal amount of 2.500% Senior Notes due 2019.

$2,250,000,000 in aggregate principal amount of 3.150% Senior Notes due 2021.

$2,250,000,000 in aggregate principal amount of 3.950% Senior Notes due 2026.

$1,000,000,000 in aggregate principal amount of 5.250% Senior Notes due 2046.

The issuance of each series of the Exchange Notes has been registered under the Securities Act.

The form and terms of the 2019 Exchange Notes, the 2021 Exchange Notes, the 2026 Exchange Notes and the 2046 Exchange Notes are identical in all material respects to those of the 2019 Restricted Notes, the 2021 Restricted Notes, the 2026 Restricted Notes and the 2046 Restricted Notes, respectively, except that the transfer restrictions, registration rights and additional interest provisions relating to the Restricted Notes do not apply to the Exchange Notes.

In addition, the Exchange Notes bear different CUSIP numbers than the corresponding series of Restricted Notes.

Exchange Offer	We are offering to issue up to:

(i) $1,000,000,000 principal amount of the 2019 Exchange Notes, in exchange for a like principal amount of the 2019 Restricted Notes,

(ii) $2,250,000,000 principal amount of the 2021 Exchange Notes, in exchange for a like principal amount of the 2021 Restricted Notes,

(iii) $2,250,000,000 principal amount of the 2026 Exchange Notes, in exchange for a like principal amount of the 2026 Restricted Notes

and

(iv) $1,000,000,000 principal amount of the 2046 Exchange Notes, in exchange for a like principal amount of the 2046 Restricted Notes,

to satisfy our obligations under the registration rights agreement that we entered into when the Restricted Notes were issued in reliance upon the exemption from registration provided by Section 4(a)(2) and Rule 144A and Regulation S of the Securities Act.

The Restricted Notes may only be tendered in minimum denominations of $2,000 in principal amount or in integral multiples of $1,000 in excess thereof. See “The Exchange Offer—Terms of the Exchange Offer.”

In order to exchange the Restricted Notes, you must follow the required procedures and we must accept the Restricted Notes for exchange. We will exchange all Restricted Notes validly tendered and not validly withdrawn prior to the expiration date of the exchange offer. See “The Exchange Offer.”

The Exchange Notes will be guaranteed by Mylan Inc. upon issuance.

Expiration Date; Tenders	The exchange offer will expire at 5:00 p.m., New York City time, on [●], 2016, unless extended in our sole and absolute discretion. By tendering your Restricted Notes, you represent to us that:

•	you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of ours;

•	you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in a “distribution,” as defined in the Securities Act, of the Exchange Notes;

•	you are acquiring the Exchange Notes in your ordinary course of business; and

•

if you are a broker-dealer, you will receive the Exchange Notes for your own account in exchange for the Restricted Notes that were acquired by you as a result of your market-making or other trading activities, you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes you receive and you have not entered into any agreement or understanding with us or any of our “affiliates,” as defined in Rule 405 under the Securities Act, to participate in a “distribution,” as defined under the Securities Act, of the Exchange Notes. For further information regarding resales of the Exchange Notes by participating broker-dealers, see the discussion under the caption “Plan of Distribution.”

Withdrawal	You may withdraw any Restricted Notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on [●], 2016. See “The Exchange Offer—Withdrawal Rights.”

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. The exchange offer is not conditioned upon the tender of any minimum principal amount of outstanding Restricted Notes. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering the Restricted Notes	You must do the following on or prior to the expiration or termination of the exchange offer to participate in the exchange offer:

•	tender your Restricted Notes by sending the certificates for your Restricted Notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to The Bank of New York Mellon, as exchange agent, at one of the addresses listed below under the caption “The Exchange Offer—Exchange Agent;” or

•	tender your Restricted Notes by using the book-entry transfer procedures described below and sending a properly completed and duly executed letter of transmittal, with any required signature guarantees, or causing to be delivered an agent’s message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your Restricted Notes in the exchange offer, The Bank of New York Mellon, as exchange agent, must receive a confirmation of book-entry transfer of your Restricted Notes into the exchange agent’s account at The Depository Trust Company (“DTC”) prior to the expiration or termination of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, see the discussion below under the caption “The Exchange Offer—Book-Entry Transfers.”

For more information on the procedures for tendering the Restricted Notes, see the discussion under the caption “The Exchange Offer—Procedures for Tendering Restricted Notes.”

Special Procedures for Beneficial Owners

If you are a beneficial owner whose Restricted Notes are registered in the name of the broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your Restricted Notes in the exchange offer, you should promptly contact the person in whose name the Restricted Notes are registered and instruct that person to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the Restricted Notes by causing DTC to transfer the Restricted Notes into the exchange agent’s account. If you wish to tender your Restricted Notes in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your Restricted Notes, you must either make appropriate arrangements to register ownership of the Restricted Notes in your name with DTC or obtain a properly completed note power from the person in whose name the Restricted Notes are registered.

Use of Proceeds	We will not receive any proceeds from issuance of the Exchange Notes in connection with the exchange offer.

Exchange Agent	The Bank of New York Mellon is the exchange agent for the exchange offer. You can find the address, telephone number and e-mail address of the exchange agent below under the caption “The Exchange Offer—Exchange Agent.” The Bank of New York Mellon is also the trustee under the indenture governing the Restricted Notes and Exchange Notes.

Resales	Based on interpretations by the SEC staff, as detailed in a series of no-action letters issued to third parties, we believe that the Exchange Notes issued in the exchange offer pursuant to this prospectus may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

•	you are not an “affiliate” of ours, as defined in Rule 405 under the Securities Act;

•	you are acquiring the Exchange Notes in your ordinary course of business; and

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a “distribution,” as defined in the Securities Act, of the Exchange Notes.

We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers making exchange offers similar to ours. We cannot guarantee the SEC would make a similar decision about our exchange offer. If our belief is wrong, you could incur liability under the Securities Act. We will not indemnify or otherwise protect you against any loss incurred as a result of this liability under the Securities Act.

If you are an “affiliate” of ours, as defined in Rule 405 under the Securities Act, participate or intend to participate in or have any arrangement or understanding with any person to participate in the “distribution,” as defined in the Securities Act, of the Exchange Notes:

•	you cannot rely on the applicable interpretations of the staff of the SEC;

•	you will not be entitled to participate in the exchange offer; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction of the Exchange Notes.

See the discussion below under the caption “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Restricted Notes” for more information.

Broker-Dealer	Each broker or dealer that receives the Exchange Notes for its own account in exchange for the Restricted Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell or other transfer of the Exchange Notes issued in the exchange offer, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the Exchange Notes.

Furthermore, any broker-dealer that acquired any of its Restricted Notes directly from us:

•	may not rely on the applicable interpretation of the SEC staff’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received in exchange for the Restricted Notes which were received by such broker-dealer as a result of market making activities or other trading activities. We have agreed that for a period of not less than 90 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Registration Rights Agreement	When we issued the Restricted Notes on June 9, 2016, we entered into a registration rights agreement with the initial purchasers of the

Restricted Notes. Under the terms of the registration rights agreement, we agreed to use commercially reasonable efforts to:

•	file with the SEC and cause to become effective a registration statement relating to an offer to exchange the Restricted Notes for the Exchange Notes; and

•	to consummate the exchange offer not later than 365 days after the date of issuance of the Restricted Notes.

If we do not complete the exchange offer on or prior to June 9, 2017 or if we fail to meet certain other conditions described under “Description of the Exchange Notes—Registration Rights—Additional Interest,” the interest rate borne by the Restricted Notes will increase at a rate of 0.25% per annum every 90 days following the occurrence of such a registration default (but shall not exceed 0.50% per annum in total) until the condition which gave rise to the additional interest is cured.

Under some circumstances set forth in the registration rights agreement, holders of the Restricted Notes, including holders who are not permitted to participate in the exchange offer, may require us to file, and cause to become effective, a shelf registration statement covering resales of the Restricted Notes by these holders.

A copy of the registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. See “Description of the Exchange Notes—Registration Rights.”

Regulatory Requirements	We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with the exchange offer, other than the notice of effectiveness under the Securities Act of the registration statement pursuant to which the exchange offer is being made.

Material Tax Considerations	The exchange of Restricted Notes for Exchange Notes pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes. You should consult your own tax advisor to determine the U.S. federal, state, Netherlands, U.K. and other tax consequences of exchange of the Restricted Notes for the Exchange Notes. See “Material Tax Considerations.”

Accounting Treatment	We will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer that we pay will increase our deferred financing costs in accordance with U.S. GAAP. See “The Exchange Offer—Accounting Treatment.”

Consequences of Not Exchanging Restricted Notes

If you do not tender your Restricted Notes in the exchange offer or we do not accept the Restricted Notes you tender, your Restricted Notes will continue to be subject to the restrictions on transfer currently applicable to the Restricted Notes. To the extent Restricted Notes are tendered and accepted in exchange for Exchange Notes, the market for any remaining Restricted Notes will be adversely affected. See “Risk Factors—Risks Relating to the Exchange Offer and the Exchange Notes—Any Restricted Notes that are not exchanged will continue to be restricted securities and, following completion of the exchange offer, will have a less liquid trading market.”

In general, you may offer or sell your Restricted Notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently intend to register the Restricted Notes under the Securities Act. Under some circumstances, however, holders of the Restricted Notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell the Exchange Notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of the Restricted Notes by these holders. For more information regarding the consequences of not tendering your Restricted Notes and our obligation to file a shelf registration statement, see “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Restricted Notes” and “Description of the Exchange Notes—Registration Rights.”

Summary Description of the Exchange Notes

The summary below describes the principal terms of the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The 2019 Exchange Notes, the 2021 Exchange Notes, the 2026 Exchange Notes and the 2046 Exchange Notes are referred to herein as the Exchange Notes, and the Exchange Notes, together with the Restricted Notes, are referred to together as the Notes. The “Description of the Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the Exchange Notes.

Issuer	Mylan N.V.

Exchange Notes Offered	$1,000,000,000 in aggregate principal amount of 2.500% Senior Notes due 2019.

$2,250,000,000 in aggregate principal amount of 3.150% Senior Notes due 2021.

$2,250,000,000 in aggregate principal amount of 3.950% Senior Notes due 2026.

$1,000,000,000 in aggregate principal amount of 5.250% Senior Notes due 2046.

Maturity Dates	The 2019 Exchange Notes will mature on June 7, 2019.

The 2021 Exchange Notes will mature on June 15, 2021.

The 2026 Exchange Notes will mature on June 15, 2026.

The 2046 Exchange Notes will mature on June 15, 2046.

Interest Payment Dates	2019 Exchange Notes: June 7 and December 7, commencing on December 7, 2016.

2021 Exchange Notes: June 15 and December 15, commencing on December 15, 2016.

2026 Exchange Notes: June 15 and December 15, commencing on December 15, 2016.

2046 Exchange Notes: June 15 and December 15, commencing on December 15, 2016.

Interest on the Exchange Notes will accrue from the most recent date to which interest on the Restricted Notes has been paid or, if no interest has been paid on the Restricted Notes, from June 9, 2016.

Interest on the Restricted Notes accepted for exchange will cease to accrue upon the issuance of the Exchange Notes.

Interest Rates	The 2019 Exchange Notes will bear interest at a rate of 2.500% per annum.

The 2021 Exchange Notes will bear interest at a rate of 3.150% per annum.

The 2026 Exchange Notes will bear interest at a rate of 3.950% per annum.

The 2046 Exchange Notes will bear interest at a rate of 5.250% per annum.

Guarantee	The Exchange Notes will be guaranteed upon issuance by Mylan Inc. In addition, if a subsidiary of the Company becomes a guarantor or an obligor in respect of certain indebtedness after the issue date of the Exchange Notes, such subsidiary will guarantee the Exchanges Notes on the terms and subject to the conditions set forth herein. See “Description of the Exchange Notes—Note Guarantees.”

Ranking	The Exchange Notes will be our senior unsecured indebtedness and will rank equally in right of payment with all of our existing and future senior unsecured indebtedness that is not expressly subordinated to the Exchange Notes, senior in right of payment to any of our future indebtedness that is expressly subordinated to the Exchange Notes and effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The Exchange Notes will be structurally subordinated to all the existing and future liabilities, including trade payables, of our existing and future subsidiaries that do not guarantee the Exchange Notes. The guarantees of the Exchange Notes will be senior unsecured obligations of each guarantor and will rank equally in right of payment with all of such guarantor’s existing and future senior unsecured obligations that are not expressly subordinated to such guarantor’s guarantees of the Exchange Notes, senior in right of payment to any future obligations of such guarantor that are expressly subordinated to such guarantor’s guarantee of the Exchange Notes and effectively subordinated to such guarantor’s existing and future secured obligations to the extent of the value of the collateral securing such obligations. See “Description of the Exchange Notes—Ranking.”

As of September 30, 2016, (i) the amount of senior unsecured indebtedness of Mylan N.V. and Mylan Inc., the only guarantor of the Exchange Notes upon issuance, was approximately $13.3 billion and (ii) the total liabilities of our subsidiaries (including that of Meda and its subsidiaries) that will not be guarantors of the Exchange Notes upon issuance, including trade payables, was approximately $10.4 billion.

Additional Amounts	All payments in respect of the Exchange Notes of any series shall be made free and clear of, and without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, “Taxes”), unless such withholding or deduction is required by applicable law. Where the withholding or deduction of Taxes is imposed or withheld by any jurisdiction in which we are incorporated or tax resident or any governmental authority or political subdivision thereof or therein having the power to tax (a “Relevant Jurisdiction”), we will, subject to certain exceptions and limitations, pay such additional amounts (“Additional Amounts”) as are necessary so that the net payment paid by us of the principal of, premium, if any, and interest on such Exchange Notes, after deduction for any Taxes of a Relevant Jurisdiction, imposed with respect to the payment, will not be less than the amount that would have been payable in respect of such Exchange Notes had no withholding or deduction been required. See “Description of the Exchange Notes—Additional Amounts.”

Tax Redemption	If we become obligated to pay any Additional Amounts with respect to any Exchange Notes of any series as a result of certain changes in, or amendment to, the laws or regulations of a Relevant Jurisdiction, or any change in the official interpretation or application of the laws or regulations of a Relevant Jurisdiction, and such obligation cannot be avoided by us taking reasonable measures available to us, we may at our option, upon providing prior notice, redeem all, but not a portion of, the Exchange Notes of the applicable series at any time at their principal amount together with interest accrued to, but excluding, the date of redemption. See “Description of the Exchange Notes—Tax Redemption.”

Optional Redemption	At any time and from time to time prior to their maturity date in the case of the 2019 Exchange Notes, the date that is one month prior to their maturity date in the case of the 2021 Exchange Notes, the date that is three months prior to their maturity date in the case of the 2026 Exchange Notes, and the date that is six months prior to their maturity date in the case of the 2046 Exchange Notes, we may redeem some or all of the Exchange Notes of the applicable series, upon not less than 30 nor more than 60 days’ prior notice, at a price equal to the greater of:

•	100% of the aggregate principal amount of the Exchange Notes being redeemed, and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the Exchange Notes being redeemed, in the case of the 2019 Exchange Notes, that would be due to their maturity date, in the case of the 2021 Exchange Notes, that would be due if the 2021 Exchange Notes matured on the date that is one month prior to their maturity date, in the case of the 2026 Exchange Notes, that would be due if the 2026 Exchange Notes matured on the date that is three months prior to their maturity date, and in the case of the 2046 Exchange Notes, that would be due if the 2046 Exchange Notes matured on the date that is six months prior to their maturity date, in each case, not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 25 basis points with respect to any 2019 Exchange Notes, 30 basis points with respect to any 2021 Exchange Notes, 35 basis points with respect to any 2026 Exchange Notes and 40 basis points with respect to any 2046 Exchange Notes, plus, in each case, unpaid interest on the notes being redeemed accrued to, but excluding, the redemption date.

In the case of the 2021 Exchange Notes, on or after the date that is one month prior to their maturity date, in the case of the 2026 Exchange Notes, on or after the date that is three months prior to their maturity date, and in the case of the 2046 Exchange Notes, on or after the date that is six months prior to their maturity date, the applicable series of Exchange Notes will be redeemable in whole at any time or in part, from time to time, at our option, upon at least 15 days but no more than 60 days prior written notice mailed to the registered holders of the Exchange Notes of such series, at a redemption price equal to 100% of the principal amount of the Exchange Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

We will, however, pay the interest installment due on any interest payment date that occurs on or before a redemption date to the holders of the affected Exchange Notes as of the close of business on the applicable regular record date.

See “Description of the Exchange Notes—Optional Redemption.”

Change of Control	If we experience certain Change of Control Repurchase Events (as defined herein) with respect to a series of the Exchange Notes, we must offer to purchase all the Exchange Notes of such series at a purchase price in cash in an amount equal to 101% of the principal amount of such Exchange Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. See “Description of the Exchange Notes—Purchase of Notes Upon a Change of Control Repurchase Event.”

Certain Covenants	The Exchange Notes will be issued under an indenture containing covenants that, among other things, restrict our ability and the ability of certain of our subsidiaries to:

•	enter into sale and leaseback transactions;

•	create liens;

•	with respect to such subsidiaries only, guaranty certain of our outstanding obligations without also guaranteeing our obligations under the Exchange Notes, fully and unconditionally and on a senior basis; and

•	consolidate, merge or sell substantially all of our assets.

These covenants are subject to a number of important exceptions and qualifications. See “Description of the Exchange Notes—Certain Covenants” and “Description of the Exchange Notes—Consolidation, Merger and Sale of Assets.”

Absence of an Established Market for the Exchange Notes	The Exchange Notes constitute new issuances of securities with no established trading markets. Although we expect to obtain and maintain a listing for the Exchange Notes on the Official List of the Irish Stock Exchange and to admit the Exchange Notes for trading on the Global Exchange Market thereof (or, if such listing is not obtained, on another exchange at our discretion), we cannot assure you that our application will be approved or that any series of the Exchange Notes will be listed and, if listed, that such Exchange Notes will remain listed for the entire term of such Exchange Notes. We cannot predict how the Exchange Notes will trade in the secondary market or whether that market will be liquid or illiquid. The listing of the Exchange Notes on the Official List of the Irish Stock Exchange or any other securities exchange will not necessarily ensure that a trading market will develop for such Exchange Notes, and if a trading market does develop, that there will be liquidity in the trading market. See “Risk Factors—Risks Relating to the Exchange Offer and the Exchange Notes—Active trading markets may not develop for the Exchange Notes.”

Form and Denominations	The Exchange Notes of each series will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Exchange Notes will be book-entry only and registered in the name of a nominee of The Depository Trust Company.

Use of Proceeds	We will not receive any proceeds from issuance of the Exchange Notes in connection with the exchange offer. Any Restricted Notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled. See “Use of Proceeds.”

Risk Factors	You should carefully consider the information set forth in the section of this prospectus entitled “Risk Factors” and the “Risk Factors” sections in our Annual Report on Form 10-K for the year ended December 31, 2015, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016 and September 30, 2016 and our Meda Registration Statement on Form S-4, as well as the other information included or incorporated by reference into this prospectus before deciding whether to invest in the Exchange Notes.

Listing

We intend to obtain and maintain a listing for the Exchange Notes on the Official List of the Irish Stock Exchange and to admit the Exchange Notes for trading on the Global Exchange Market thereof. See “Description of the Exchange Notes—Listing of the Exchange Notes” and “Plan of Distribution.” If we are unable to obtain or maintain such listing on the Official List of the Irish Stock Exchange, we may obtain and maintain listing for the Exchange Notes on another exchange in our sole discretion.

Indenture	The Exchange Notes will be issued under the indenture, dated June 9, 2016 (the “Indenture”), among Mylan N.V., as issuer, Mylan Inc., as guarantor, and The Bank of New York Mellon, as trustee.

Trustee	The Bank of New York Mellon.

Tax Consequences	For a discussion of the material U.S. federal income tax consequences and certain Netherlands and U.K. tax consequences of exchange of the Restricted Notes for the Exchange Notes, see “Material Tax Considerations.” You should consult your own tax advisor to determine the U.S. federal, state, Netherlands, U.K. and other tax consequences of exchange of the Restricted Notes for the Exchange Notes.

Governing Law	The Indenture and the Exchange Notes will be governed by the laws of the State of New York.

Selected Historical Consolidated Financial Information for Mylan

The following table sets forth the selected historical consolidated financial and operating data of Mylan as of and for the nine months ended September 30, 2016 and 2015 and as of and for each of the years in the five-year period ended December 31, 2015. The selected historical financial information as of and for the years ended December 31, 2015, 2014, 2013, 2012 and 2011 has been derived from Mylan’s audited consolidated financial statements. The unaudited selected historical financial information as of and for the nine months ended September 30, 2016 and 2015 has been derived from Mylan’s unaudited condensed consolidated financial statements which include, in the opinion of Mylan’s management, all normal and recurring adjustments that are necessary for the fair presentation of the results for such interim periods and dates. The historical consolidated financial statements of Mylan are prepared in accordance with U.S. GAAP. The information set forth below is only a summary that you should read together with the audited consolidated financial statements of Mylan and the related notes contained in Mylan’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended, and Mylan’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, which are incorporated by reference into this prospectus, and the audited consolidated financial statements of Mylan as of and for the years ended December 31, 2013, 2012 and 2011 and the related notes, which are not incorporated by reference into this prospectus but which are available on Mylan’s website at www.mylan.com and on the SEC website at sec.gov. Mylan N.V. is considered the successor to Mylan Inc., and the information set forth below refers to Mylan Inc. for periods prior to February 27, 2015, and to Mylan N.V. on and after February 27, 2015. On February 27, 2015, Mylan completed the EPD Transaction. The results of the EPD Business’s operations have been included in Mylan’s consolidated financial statements since February 27, 2015. On August 5, 2016, Mylan acquired approximately 94% of Meda’s shares at which time Meda became a controlled subsidiary of Mylan. Accordingly, the results of Meda have been included in our condensed consolidated financial statements since the date of acquisition.

The selected historical consolidated financial information may not be indicative of the future performance of Mylan. For the five-year period ended December 31, 2015 presented, the consolidated balance sheet data has been adjusted for the retrospective application of the adoption of ASU 2015-03 and 2015-17, as described in footnotes 2 and 3 below. For more information, see “Where You Can Find More Information” beginning on page iii of this prospectus.

(In millions)	Nine Months Ended September 30,		Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(unaudited)	(unaudited)
Statements of Operations:
Total revenues	$7,809.1	$6,938.6	$9,429.3	$7,719.6	$6,909.1	$6,796.1	$6,129.8
Cost of sales(1)	4,447.1	3,785.1	5,213.2	4,191.6	3,868.8	3,887.8	3,566.4

Gross profit	3,362.0	3,153.5	4,216.1	3,528.0	3,040.3	2,908.3	2,563.4
Operating expenses:
Research and development	632.2	512.9	671.9	581.8	507.8	401.3	294.7
Selling, general and administrative	1,787.6	1,584.5	2,180.7	1,625.7	1,408.5	1,392.4	1,214.6
Litigation settlements and other contingencies, net(2)	556.4	19.1	(97.4)	47.9	(14.6)	(3.1)	48.6
Other operating (income) expense, net	—	—	—	(80.0)	3.1	8.3	—

Earnings from operations	385.8	1,037.0	1,460.9	1,352.6	1,135.5	1,109.4	1,005.5
Interest expense	305.0	268.5	339.4	333.2	313.3	308.7	335.9
Other expense, net	184.0	71.4	206.1	44.9	74.9	(3.5)	15.0

(Loss) earnings before income taxes and noncontrolling interest	(103.2)	697.1	915.4	974.5	747.3	804.2	654.6
Income tax (benefit) provision	(165.7)	44.0	67.7	41.4	120.8	161.2	115.8
Net earnings attributable to the noncontrolling interest	—	(0.1)	(0.1)	(3.7)	(2.8)	(2.1)	(2.0)

Net earnings attributable to Mylan N.V. ordinary shareholders	$62.5	$653.0	$847.6	$929.4	$623.7	$640.9	$536.8

	September 30, 2016	December 31,
		2015	2014	2013	2012	2011
	(unaudited)
Selected Balance Sheet data:
Total assets(3)(4)	$36,538.5	$22,267.7	$15,820.5	$15,086.6	$11,847.8	$11,530.5
Working capital(3)(4)(5)	NM	2,350.5	1,137.2	1,258.6	1,485.4	804.5
Short-term borrowings	54.2	1.3	330.7	439.8	299.0	128.1
Long-term debt, including current portion of long-term debt(3)	15,607.4	7,294.3	8,104.1	7,543.8	5,395.6	5,130.9
Total equity	11,828.8	9,765.8	3,276.0	2,959.9	3,355.8	3,504.8

(1)	Cost of sales includes the following amounts primarily related to the amortization of purchased intangibles from acquisitions: $914.8 million, $598.3 million, $854.2 million, $375.9 million, $351.1 million, $349.5 million and $348.6 million for the nine months ended September 30, 2016 and September 30, 2015 and the years ended December 31, 2015, 2014, 2013, 2012 and 2011, respectively. In addition, cost of sales included the following amounts related to impairment charges to intangible assets: $31.3 million, $27.7 million, $18.0 million, $41.6 million and $16.2 million for the years ended December 31, 2015, 2014, 2013, 2012 and 2011, respectively.
(2)	Includes $465 million related to the Company’s settlement with the U.S. Department of Justice and other governmental agencies related to the classification of the EpiPen® Auto-Injector for purposes of the Medicaid Drug Rebate Program and $90 million related to the settlement between Mylan and Strides Arcolab Limited and the acquisition of Agila Specialties Private Limited for the nine months ended September 30, 2016.
(3)	Pursuant to Mylan’s early adoption of ASU 2015-03, Interest—Imputation of Interest, as of December 31, 2015, as further described in Note 2, Summary of Significant Accounting Policies in the notes to Mylan’s audited consolidated financial statements for the year ended December 31, 2015, deferred financing fees related to term debt has been retrospectively reclassified from other assets to long-term debt or the current portion of long-term debt, depending on the debt instrument, on Mylan’s consolidated balance sheets for all periods presented. Mylan retrospectively reclassified approximately $34.4 million, $42.7 million, $36.3 million and $37.3 million for the years ended December 31, 2014, 2013, 2012 and 2011, respectively.
(4)	Pursuant to Mylan’s early adoption of ASU 2015-17, Balance Sheet Classification of Deferred Taxes, as of December 31, 2015, as further described in Note 2, Summary of Significant Accounting Policies in the notes to Mylan’s audited consolidated financial statements for the year ended December 31, 2015, deferred tax assets and liabilities that had been previously classified as current have been retrospectively reclassified to noncurrent on Mylan’s consolidated balance sheets for all periods presented. The reclassification resulted in a decrease in current assets of approximately $345.7 million, $250.1 million, $229.3 million and $202.9 million for the years ended December 31, 2014, 2013, 2012 and 2011, respectively. The reclassification resulted in a decrease in current liabilities of approximately $0.2 million, $1.5 million, $1.3 million and $1.2 million for the years ended December 31, 2014, 2013, 2012 and 2011, respectively.
(5)	Working capital is calculated as current assets minus current liabilities. As of September 30, 2016, working capital is considered not meaningful (“NM”) due to its deficit balance of approximately $1,588.9 million. The deficit balance is primarily the result of the classification of long-term debt as current for SEK 16.7 billion of borrowings under Meda’s SEK 25 billion facility and Mylan’s 2015 Term Loan Credit Facility.

Selected Historical Consolidated Financial Information for Meda

The following table sets forth the selected historical consolidated financial information of Meda as of and for each of the years in the five-year period ended December 31, 2015 and as of June 30, 2016 and for the six months ended June 30, 2016 and 2015. The selected historical financial information as of and for the years ended December 31, 2015, 2014, 2013, 2012 and 2011 has been derived from Meda’s audited consolidated financial statements. The unaudited selected historical financial information as of June 30, 2016 and for the six months ended June 30, 2016 and 2015 has been derived from Meda’s unaudited consolidated financial statements, which are the last publicly available financial statements of Meda prior to its acquisition by Mylan. The derivation of the selected historical financial information as of and for the years ended December 31, 2012 and 2011 reflects the changes discussed in the footnotes below. The information set forth below is only a summary that you should read together with the audited consolidated financial statements of Meda and the related notes as of and for the years ended December 31, 2015, 2014 and 2013 and the unaudited consolidated financial statements of Meda as of June 30, 2016 and for the six months ended June 30, 2016 and 2015 and related notes incorporated by reference into this prospectus. The historical financial information of Meda included in this prospectus has been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”) with all amounts presented in Swedish kronor. IFRS as issued by the IASB differs in certain material respects from U.S. GAAP.

The selected historical financial information may not be indicative of the future performance of Meda. For more information, see “Where You Can Find More Information” beginning on page iii of this prospectus.

Consolidated income statement	Six Months ended June 30,		Years ended December 31,
SEK Million	2016	2015	2015	2014	2013	2012(1)	2011(1)
	(unaudited)	(unaudited)				(unaudited)	(unaudited)
Net sales	9,330	9,735	19,648	15,352	13,114	12,991	12,856
Cost of sales	(3,624)	(3,723)	(7,525)	(6,083)	(5,087)	(5,041)	(4,657)

Gross profit	5,706	6,012	12,123	9,269	8,027	7,950	8,199
Other income	—	—	22	42	—	—	—
Selling expenses	(2,134)	(2,084)	(4,359)	(3,718)	(2,993)	(2,867)	(2,449)
Medicine and business development expenses	(2,056)	(1,942)	(4,086)	(3,223)	(2,794)	(2,609)	(2,468)
Administrative expenses	(563)	(518)	(981)	(883)	(692)	(673)	(618)

Operating profit	953	1,468	2,719	1,487	1,548	1,801	2,664
Finance income	13	12	37	8	22	61	52
Finance costs	(486)	(865)	(1,452)	(913)	(567)	(626)	(676)

Profit after financial items	480	615	1,304	582	1,003	1,236	2,040
Tax	109	3	(112)	(180)	(198)	(61)	(432)

Net income	589	618	1,192	402	805	1,175	1,608

Earnings attributable to:
Parent company shareholders	589	618	1,176	399	807	1,204	1,616
Non-controlling interests	0	0	16	3	(2)	(29)	(8)

	589	618	1,192	402	805	1,175	1,608

Consolidated balance sheet	June 30, 2016	December 31,
SEK Million		2015	2014	2013	2012(1)	2011(1)
	(Unaudited)				(Unaudited)	(Unaudited)
ASSETS
Non-current assets
Tangible assets	1,490	1,504	1,692	848	795	811
Intangible assets	46,821	47,478	50,798	29,666	30,419	32,306
Derivatives	—	—	25	—	—	9
Deferred tax assets	1,931	1,812	1,640	918	931	693
Available-for-sale financial assets	20	23	45	5	5	5
Other non-current receivables	112	262	305	13	10	12

Total non-current assets	50,374	51,079	54,505	31,450	32,160	33,836

Current assets
Inventories	3,011	2,876	2,988	1,982	1,931	1,780
Trade receivables	4,977	4,295	4,151	2,151	1,929	1,944
Other receivables	314	320	480	196	199	154
Tax assets	211	225	203	106	117	151
Prepayments and accrued income	274	290	266	181	181	320
Derivatives	216	149	208	49	60	520
Cash and cash equivalents	842	1,612	2,311	178	194	140

Total current assets	9,845	9,767	10,607	4,843	4,611	5,009

TOTAL ASSETS	60,219	60,846	65,112	36,293	36,771	38,845

EQUITY
Share capital	365	365	365	302	302	302
Other capital contributions	13,788	13,788	13,788	8,865	8,865	8,865
Other reserves	537	375	401	(415)	(776)	(239)
Retained earnings including profit for the year	6,070	6,431	6,142	6,491	6,364	5,840

	20,760	20,959	20,696	15,243	14,755	14,768
Non controlling interests	(3)	(3)	(16)	(32)	(32)	(4)

Total equity	20,757	20,956	20,680	15,211	14,723	14,764

LIABILITIES
Non-current liabilities
Borrowings	22,955	22,507	26,817	7,792	13,195	14,913
Derivatives	—	19	22	33	50	29
Deferred tax liabilities	4,212	4,708	5,278	2,211	2,537	2,735
Pension obligations	2,544	2,273	2,430	1,107	1,284	1,110
Other non-current liabilities	13	2,474	2,464	32	35	35
Other provisions	334	337	375	209	220	226

Total non-current liabilities	30,058	32,318	37,386	11,384	17,321	19,048

Current liabilities
Trade payables	1,510	1,696	1,542	883	900	878
Current tax liabilities	660	515	483	464	431	373
Other liabilities	2,827	240	495	195	167	187
Accruals and deferred income	1,751	1,553	1,731	1,343	1,103	1,162
Derivatives	359	205	284	113	28	257
Borrowings	1,361	2,355	1,391	6,304	1,752	1,802
Other provisions	936	1,008	1,120	396	346	374

Total current liabilities	9,404	7,572	7,046	9,698	4,727	5,033

Total liabilities	39,462	39,890	44,432	21,082	22,048	24,081

TOTAL EQUITY AND LIABILITIES	60,219	60,846	65,112	36,293	36,771	38,845

(1)	The consolidated income statement and consolidated balance sheet figures for 2012 and 2011 have been restated from those previously published to retrospectively apply IAS 19 Employee Benefits Revised (IAS 19R), which Meda adopted in 2013. The restatements relate to recognition of unrecognized actuarial gains and losses in equity, as well as related adjustments of pension obligations, other provisions and deferred tax assets and liabilities. Furthermore, earnings per share and dividend per share for 2012 and 2011 have also been restated from those previously published due to the bonus issue element in the rights issue in 2014.

Exchange Rate Information

The following table shows, for the periods indicated, information concerning the exchange rate between SEK and USD. The information in the following table is expressed in SEK per USD and is based on the Federal Reserve Bank of New York (“FRBNY”) Exchange Rate.

On June 30, 2016, the exchange rate was SEK 8.4597 per $1.00. These translations should not be construed as a representation that the SEK amounts actually represent, or could be converted into, USD at the rates indicated.

	Period-end Rate(1)	Average Rate(2)	High(3)	Low(3)
Recent Monthly Data
October 2016	9.0207	8.8043	9.0646	8.5641
September 2016	8.5726	8.5311	8.6120	8.4443
August 2016	8.5689	8.4693	8.5867	8.3580
July 2016	8.5503	8.5722	8.6797	8.4301
June 2016	8.5028	8.3043	8.5598	8.1102
May 2016	8.3360	8.2154	8.3599	7.9761
April 2016	8.0267	8.1110	8.1453	8.0267
March 2016	8.0962	8.3393	8.6321	8.0962
February 2016	8.5709	8.4804	8.5749	8.3440
January 2016	8.5709	8.5483	8.6024	8.5048
Annual Data (Year ended December 31)
2015	8.4485	8.4643	8.8180	7.8847
2014	7.8245	6.9223	7.8245	6.3394
2013	6.4254	6.5152	6.8171	6.2880
2012	6.5074	6.7247	7.2655	6.5018
2011	6.8737	6.4263	7.0054	5.9968

(1)	The period-end rate is equal to the FRBNY Exchange Rate on the last business day of the applicable period.
(2)	The average rates for the ten most recent months were calculated by taking the simple average of the FRBNY Exchange Rate on each business day during the applicable month. The average rates for the five most recent years were calculated by taking the simple average of the FRBNY Exchange Rate on the last business day of each month during the applicable year.
(3)	The high and low rates for each period are equal to the high and low FRBNY Exchange Rates during the applicable period.

Summary Unaudited Pro Forma Financial Information

On February 10, 2016, Mylan issued an offer announcement under the Nasdaq Stockholm’s Takeover Rules and the Swedish Takeover Act (collectively, the “Swedish Takeover Rules”) setting forth a public offer to the shareholders of Meda to acquire all of the outstanding shares of Meda (the “Offer”), with an enterprise value, including the net debt of Meda, of approximately SEK 83.6 billion (based on a SEK/USD exchange rate of 8.4158) or $9.9 billion at announcement. On August 2, 2016, the Company announced that the Offer was accepted by Meda shareholders holding an aggregate of approximately 343 million shares, representing approximately 94% of the total number of outstanding Meda shares, as of July 29, 2016, and Mylan declared the Offer unconditional. On August 5, 2016, settlement occurred with respect to the Meda shares duly tendered by July 29, 2016 and, as a result, Meda is now a controlled subsidiary of Mylan. Pursuant to the terms of the Offer, each Meda shareholder that duly tendered Meda shares into the Offer received at settlement (1) in respect of 80% of the number of Meda shares tendered by such shareholder, 165kr in cash per Meda share and (2) in respect of the remaining 20% of the number of Meda shares tendered by such shareholder, 0.386 of the Company’s ordinary shares per Meda share (subject to treatment of fractional shares as described in the offer document published on June 16, 2016). The non-tendered shares will be acquired for cash through a compulsory acquisition proceeding in accordance with the Swedish Companies Act (Sw. aktiebolagslagen (2005:551)), with advance title to such non-tendered shares expected to be acquired within six to twelve months of the acquisition date. The compulsory acquisition proceeding price will accrue interest as required by the Swedish Companies Act. Meda’s shares were delisted from the Nasdaq Stockholm exchange on August 23, 2016. On November 1, 2016, the Company made an offer to the remaining Meda shareholders to tender all their Meda shares for cash consideration of 161.31kr per Meda share (the “November Offer”) to provide such remaining shareholders with an opportunity to sell their shares in Meda to the Company in advance of the automatic acquisition of their shares for cash in connection with the compulsory acquisition proceeding. The acceptance period for the November Offer expired on November 23, 2016 and settlement occurred on or about November 30, 2016. Meda shareholders who tendered their shares in the November Offer did not have the right to withdraw their acceptances, and there were no conditions to the completion of the November Offer. Any Meda shareholders that did not accept the November Offer will automatically receive all-cash consideration plus statutory interest for their Meda shares as determined in the compulsory acquisition proceeding. The November Offer was not made, nor were any tender of shares accepted from or on behalf of holders in, any jurisdiction in which the making of the November Offer or the acceptance of any tender of shares would contravene applicable laws or regulations or require any offer documents, filings or other measures. For pro forma purposes the Company assumed that all shares were purchased through the compulsory acquisition proceeding at the fair value of approximately 161kr per share at settlement. In conjunction with the November Offer, Meda shareholders, holding an aggregate of approximately 19 million of the outstanding non-tendered shares, accepted the November Offer.

The Meda purchase price was approximately $6.92 billion, net of cash acquired, which includes cash consideration paid of approximately $5.3 billion, the issuance of approximately 26.4 million Mylan N.V. ordinary shares at a fair value of approximately $1.3 billion based on the closing price of Mylan N.V.’s ordinary shares on August 5, 2016, as reported by NASDAQ and the fair value of an assumed liability at the acquisition date of approximately $431.0 million related to the November Offer and the compulsory acquisition proceeding of the non-tendered Meda shares.

The following selected unaudited pro forma financial information gives effect to the acquisitions of the EPD Business and Meda, both of which are accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations, with Mylan as the accounting acquirer. The consolidated financial statements of Mylan and the EPD Business are prepared in accordance with U.S. GAAP with all amounts stated in U.S. Dollars. The consolidated financial statements of Meda are prepared in accordance with IFRS as issued by the IASB with all amounts presented in Swedish kronor. The selected unaudited pro forma financial information has been prepared in accordance with U.S. GAAP. The selected unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2016 and the year ended December 31, 2015 are based on the unaudited condensed consolidated statement of operations of Mylan for the nine months ended September 30, 2016, the audited consolidated statement of operations of Mylan for the year ended December 31, 2015, the unaudited consolidated income statement of Meda for the period from January 1, 2016 to the acquisition date of Meda, the audited consolidated income statement of Meda for the year ended December 31, 2015, with each such consolidated income statement of Meda converted to U.S. GAAP and U.S. Dollars and conformed to Mylan’s presentation, and the unaudited EPD Business combined results of operations for the period from January 1, 2015 to February 27, 2015, the acquisition date of the EPD Business, and has been prepared to reflect the acquisitions of the EPD Business and Meda as if each had occurred on January 1, 2015. The selected unaudited pro forma financial information reflects only pro forma adjustments that are factually supportable, directly attributable to the acquisitions of the EPD Business and Meda and expected to have a continuing impact on the results of the combined company.

The selected unaudited pro forma financial information has been derived from and should be read in conjunction with the more detailed unaudited pro forma financial information incorporated by reference into this prospectus. In addition, the unaudited pro forma financial information was based on, and should be read in conjunction with, Mylan’s unaudited condensed consolidated financial statements for the nine months ended September 30, 2016 and consolidated financial statements for the year ended December 31, 2015 and the related notes thereto incorporated by reference into this prospectus, and the unaudited consolidated financial statements of Meda for the six months ended June 30, 2016 and the consolidated financial statements of Meda for the year ended December 31, 2015 incorporated by reference into this prospectus. See “Where You Can Find More Information” beginning on page iii of this prospectus.

The selected unaudited pro forma financial information is for illustrative purposes only. It does not purport to indicate the results that would have actually been attained had the acquisition of Meda or the acquisition of the EPD Business been completed on the assumed dates or for the periods presented, or which may be realized in the future. To produce the unaudited pro forma financial information, Mylan allocated the purchase price for Meda using the acquisition method of accounting. The allocation of the purchase price is dependent upon certain valuation and other studies that are not yet final. Accordingly, the pro forma purchase price adjustments are preliminary and subject to further adjustments as additional analysis is performed. There can be no assurances that the final valuation will not result in material changes to the purchase price allocation. The primary areas subject to change relate to the finalization of the working capital components, the valuation of intangible assets and income taxes. Furthermore, Mylan could have reorganization and restructuring expenses as well as potential operating synergies as a result of the combination of Mylan, Meda and the EPD Business. The unaudited pro forma financial information does not reflect these potential expenses and synergies.

Selected Unaudited Pro Forma Condensed Combined Statement of Operations Information

(in millions, except per share amounts)

	Nine Months Ended September 30, 2016	Year Ended December 31, 2015
	(Pro forma combined)	(Pro forma combined)
Total revenues	$9,008.2	$11,930.0
Net earnings attributable to Mylan N.V. ordinary shareholders	157.2	738.7
Earnings per ordinary share attributable to Mylan N.V. ordinary shareholders:
Basic	$0.30	$1.43
Diluted	$0.29	$1.36
Weighted average ordinary shares outstanding:
Basic	526.9	516.9
Diluted	536.2	542.1

RISK FACTORS

Before tendering Restricted Notes in exchange for the Exchange Notes, you should consider carefully the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016 and September 30, 2016 and under the headings “Risk Factors Related to Mylan and the Offer” and “Risk Factors Related to Meda” in our Meda Registration Statement on Form S-4, and the following risk factors. You should also carefully consider the other information included in this prospectus and other information incorporated by reference herein. Each of the risks described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Meda Registration Statement on Form S-4 and below could result in a decrease in the value of the Exchange Notes and your investment therein. Although we have tried to discuss what we believe are key risk factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict those risks or estimate the extent to which they may affect our financial performance or the values of the Exchange Notes. The information contained in, and incorporated by reference into, this prospectus includes forward-looking statements that involve risks and uncertainties, and we refer you to the “Cautionary Language Regarding Forward-Looking Statements” section in this prospectus.

Risk Factors Incorporated by Reference

This prospectus incorporates by reference:

•	risk factors related to each of Mylan and Meda contained in the Meda Registration Statement on Form S-4, filed on June 14, 2016 (only the sections entitled (i) “Risk Factors Related to Mylan and the Offer” (other than the subsection entitled “Risks Related to the Offer”); and (ii) “Risk Factors Related to Meda”); and

•	risk factors related to Mylan contained in our Quarterly Report on Form 10-Q, filed on November 9, 2016, in our Quarterly Report on Form 10-Q, filed on May 3, 2016, and in our Annual Report on Form 10-K, filed on February 16, 2016.

Investors should carefully consider the risk factors contained in these documents incorporated by reference into this prospectus in addition to the risk factors below before deciding to invest in the notes.

Risks Relating to the Exchange Offer and the Exchange Notes

The limited covenants in the Indenture governing the Exchange Notes and the terms of the Exchange Notes will not provide protection against significant events that could adversely impact your investment in the Exchange Notes.

The Indenture governing the Exchange Notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the Exchange Notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our ability to incur indebtedness;

•	restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries;

•	restrict our ability to repurchase or prepay our other securities; or

•	restrict our or our subsidiaries’ ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the Exchange Notes.

Furthermore, the definition of “Change of Control Repurchase Event” in the Indenture governing the Exchange Notes will contain only limited protections. We and our subsidiaries could engage in many types of transactions, such as certain acquisitions, refinancings or recapitalizations that could substantially affect our capital structure and the value of the Exchange Notes. The Indenture will also permit us and our subsidiaries to incur additional indebtedness, including secured indebtedness, that could effectively rank senior to the Exchange Notes, and to engage in sale-leaseback arrangements, subject to certain limits. As a result of the foregoing, when evaluating the terms of the Exchange Notes, you should be aware that the terms of the Indenture and the Exchange Notes will not restrict our ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the Exchange Notes.

The Exchange Notes will be unsecured and will be effectively subordinated to our existing and future secured indebtedness.

Our obligations under the Exchange Notes will not be secured by any of our or our subsidiaries’ assets. In addition, the Indenture governing the Exchange Notes permits us and our subsidiaries to incur additional indebtedness, which may be secured. As a result, the Exchange Notes will be effectively subordinated to all of our and our subsidiaries’ existing and future secured indebtedness and other obligations to the extent of the value of the assets securing such obligations. If we were to become insolvent or otherwise fail to make payments on the Exchange Notes, holders of our secured obligations would be paid first and would receive payments from the assets securing such obligations before the holders of the Exchange Notes would receive any payments. Holders of the Exchange Notes will participate ratably with all holders of our unsecured indebtedness deemed to be of the same class as the Exchange Notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. However, under Netherlands law, certain of our creditors may have preference (voorang) over other creditors with respect to claims against certain of our assets. You may, therefore, not be fully repaid in the event we become insolvent or otherwise fail to make payments on the Exchange Notes.

The Exchange Notes will be structurally subordinated to indebtedness and other liabilities of our non-guarantor subsidiaries.

The Exchange Notes will be guaranteed upon issuance by Mylan Inc. As a result, the Exchange Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, other than Mylan Inc., and holders of the Exchange Notes will not have any claim as a creditor against any of these non-guarantor subsidiaries. Accordingly, claims of holders of the Exchange Notes will be structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such non-guarantor subsidiaries would be available for distribution, upon a liquidation or otherwise, to us. In addition, the Indenture governing the Exchange Notes will not prohibit such non-guarantor subsidiaries from incurring additional indebtedness.

As of September 30, 2016, (i) the amount of our and Mylan Inc.’s senior unsecured indebtedness was approximately $13.3 billion and (ii) the total liabilities of our subsidiaries (including that of Meda and its subsidiaries) that will not be guarantors of the Exchange Notes upon issuance, including trade payables, was approximately $10.4 billion.

The Indenture governing the Exchange Notes will contain covenants that impose restrictions on us and certain of our subsidiaries, which may adversely affect the conduct of our current business.

The Indenture governing the Exchange Notes will contain covenants imposing financial and operating restrictions on our business. These restrictions may affect our ability to operate our business, may limit our ability to take advantage of potential business opportunities as they arise and may adversely affect the conduct of our current business. The covenants in the Indenture governing the Exchange Notes will place restrictions, among other things, on our ability and the ability of certain of our subsidiaries to create liens, enter into sale-

leaseback transactions and consolidate, merge or sell substantially all of our assets. A failure by us or our subsidiaries to comply with the covenants in the Indenture could result in an event of default under such indebtedness, which could adversely affect our ability to respond to changes in our business and manage our operations.

An event of default under our outstanding indebtedness could materially and adversely affect our results of operations and our financial condition and may cause an event of default to occur under the Indenture governing the Exchange Notes offered hereby.

Upon the occurrence of an event of default under any of the agreements governing our outstanding indebtedness, the applicable lenders or noteholders could elect to declare all amounts outstanding thereunder to be due and payable immediately and exercise other remedies as set forth in the applicable agreements. We cannot assure you that our assets or cash flow would be sufficient to fully repay borrowings under our outstanding debt instruments if the obligations thereunder are accelerated upon an event of default. Further, if we are unable to repay, refinance or restructure our secured debt, the holders of such debt could proceed against the collateral securing that indebtedness. Any event of default or declaration of acceleration under one debt instrument could also result in an event of default under additional outstanding debt instruments. In addition, upon a payment event of default or acceleration, an event of default would occur under the Indenture governing the Exchange Notes being offered hereby if the principal amount of such indebtedness were in excess of $150.0 million and such payment event of default were not cured or acceleration rescinded within 20 days. If any of our indebtedness were to be accelerated, there can be no assurance that our assets would be sufficient to repay all such indebtedness in full, which could have a material adverse effect on our ability to continue to operate as a going concern.

We may be unable to repay the Exchange Notes at maturity.

At maturity, the entire outstanding principal amount of each series of the Exchange Notes, together with accrued and unpaid interest thereon, will become due and payable. We may not have the funds to fulfill these obligations or the ability to refinance these obligations. If any of the maturity dates occur at a time when other arrangements prohibit us from repaying the applicable series of the Exchange Notes, we would try to obtain waivers of such prohibitions from the lenders and holders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. If we could not obtain the waivers or refinance these borrowings, we would be unable to repay such series of the Exchange Notes.

A financial failure by us may hinder the receipt of payment on the Exchange Notes.

An investment in the Exchange Notes, as in any type of security, involves insolvency and bankruptcy considerations that investors should carefully consider. If we become a debtor subject to insolvency proceedings under the bankruptcy code, it is likely to result in delays in the payment of the Exchange Notes and in the exercise of enforcement of remedies under the Exchange Notes. Provisions under the bankruptcy code or general principles of equity that could result in the impairment of your rights include the automatic stay, voidance of preferential transfers by a trustee or debtor-in-possession, substantive consolidation, limitations on collectability of unmatured interest or attorneys’ fees and forced restructuring of the Exchange Notes.

Under certain circumstances, a court could cancel the Exchange Notes and guarantees under fraudulent conveyance laws.

The issuance of the Exchange Notes and guarantees may be subject to further review under federal or state fraudulent transfer and conveyance laws. If either we or a guarantor become a debtor in a case under the U.S. Bankruptcy Code or encounter other financial difficulty, a court might void (that is, cancel) such debtor’s obligations under the Exchange Notes or such guarantee, as applicable. The court might do so if it found that, when the Exchange Notes or such guarantee were issued, (i) we or such guarantor, as applicable, received less than reasonably equivalent value or fair consideration and (ii) we or such guarantor (1) were rendered insolvent, (2) were left with inadequate capital to conduct our business or (3) believed or reasonably should have believed that we or such guarantor, as applicable, would incur debts beyond our ability to pay. The court could also void the Exchange Notes or such guarantee, without regard to factors (i) and (ii), if it found that we or such guarantor issued the Exchange Notes or such guarantee, as applicable, with actual intent to hinder, delay or defraud our creditors.

If a court were to find that the issuance of the Exchange Notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the Exchange Notes or such guarantee and require the return of any payment or the return of any realized value with respect to the Exchange Notes or such guarantee. In addition, under the circumstances described above, a court could subordinate rather than void obligations under the Exchange Notes or such guarantee.

In addition, under Netherlands law, and in each case subject to certain further conditions, the Exchange Notes issued or payments made by us thereunder may be voided if such issuance or payment prejudices one or more other creditors, and the Exchange Notes issued or payments made thereunder may be voided if (i) the benefiting party knew that an application for our bankruptcy was filed at the moment of issuing the Exchange Notes or making the payment or (ii) we engaged with the benefiting party in issuing the Exchange Notes or made the payment acting in concert in order to prejudice other creditors.

The test for determining solvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied in any proceeding to determine whether a fraudulent transfer has occurred. In general, a court would consider an entity insolvent either if the sum of its debts, including contingent liabilities, was greater than the fair value of all of its assets; the present fair saleable value of its assets was less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or it could not pay its debts as they become due. For this analysis, “debts” includes contingent and unliquidated debts.

If a court voided our or a guarantor’s obligations under the Exchange Notes or the guarantee, as applicable, you would cease to be our or such guarantor’s creditor and would likely have no source from which to recover amounts due under the Exchange Notes or such guarantee.

We are a holding company and will depend on the business of our subsidiaries to satisfy our obligations under the Exchange Notes.

We are a holding company. Our only material assets are our ownership interests in our subsidiaries. Our subsidiaries will conduct substantially all of the operations necessary to fund payments on the Exchange Notes and our other indebtedness. Our ability to make payments on the Exchange Notes and our other indebtedness will depend on our subsidiaries’ cash flow and their payment of funds to us. Our subsidiaries’ ability to make payments to us will depend on:

•	their earnings;

•	covenants contained in our debt agreements and the debt agreements of our subsidiaries (including the Indenture governing the Exchange Notes, the indenture governing our other outstanding notes, the indentures governing Mylan Inc.’s outstanding notes and the credit agreements governing the Term Loan Credit Facilities and the Revolving Credit Facility);

•	covenants contained in other agreements to which we or our subsidiaries are or may become subject;

•	business and tax considerations; and

•	applicable law, including state laws regulating the payment of dividends and distributions.

We cannot assure you that the operating results of our subsidiaries at any given time will be sufficient to make distributions or other payments to us or that any distributions and/or payments will be adequate to pay principal and interest, and any other payments, on the Exchange Notes and our other indebtedness when due.

Downgrades or other changes in our credit ratings could affect our financial results and reduce the market values of the Exchange Notes.

The credit ratings assigned to the Exchange Notes may not reflect the potential impact of all risks related to trading markets, if any, for, or trading values of, the Exchange Notes. A rating is not a recommendation to purchase, hold or sell our debt securities, since a rating does not predict the market price of a particular security or its suitability for a particular investor. Any rating organization may lower our rating or decide not to rate our securities in its sole discretion. The rating of our debt securities is based primarily on the rating organization’s assessment of the likelihood of timely payment of interest when due on our debt securities and the ultimate payment of principal of our debt securities on the final maturity date. Additionally, credit rating agencies evaluate the industries in which we operate as a whole and may change their credit rating for us based on their overall view of such industries. Any ratings downgrade could decrease the value of the Exchange Notes, increase our cost of borrowing or require certain actions to be performed to rectify such a situation. The reduction, suspension or withdrawal of the ratings of our debt securities will not, in and of itself, constitute an event of default under the Indenture governing the Exchange Notes.

We may issue additional notes.

Under the terms of the Indenture governing the Exchange Notes, we may from time to time without notice to, or the consent of, the holders of the Exchange Notes, create and issue additional notes of an existing series, which notes will be equal in rank to the Exchange Notes of that series in all material respects so that the new notes may be consolidated and form a single series with such Exchange Notes and have the same terms as to status, redemption or otherwise as such Exchange Notes.

Certain of our borrowings bear interest at floating rates that could rise significantly, increasing our expenses and reducing cash flow.

A significant part of our indebtedness, including borrowings under the Term Loan Credit Facilities and the Revolving Credit Facility, bears or will bear interest at per annum rates equal to LIBOR, adjusted periodically, plus a spread. These interest rates could rise significantly in the future, thereby increasing our interest expenses associated with these obligations, reducing cash flow available for capital expenditures and hindering our ability to make payments on the Exchange Notes.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the Indenture governing the Exchange Notes.

Upon the occurrence of a “Change of Control Repurchase Event” (as defined under “Description of the Exchange Notes”), we will be required to offer to repurchase each series of the Exchange Notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Exchange Notes. Our failure to repay holders tendering notes upon a Change of Control Repurchase Event would result in an event of default under the Indenture governing the Exchange Notes. In addition, the occurrence of a change of control would also constitute a default under the credit agreements governing the Term Loan Credit Facilities and the Revolving Credit Facility. A default under any such credit agreement would result in a default under the Accounts Receivable Securitization Facility and the Indenture governing the Exchange Notes, in addition to a default under the indentures governing our other notes and Mylan Inc.’s senior notes, if the lenders accelerate the indebtedness outstanding under any such credit agreement. If a Change of Control Repurchase Event were to occur, we cannot assure you that we would have sufficient funds to repay any securities that we would be required to offer to purchase or that become immediately due and payable as a result. We may require additional financing from third parties to fund any such purchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms or at all. See “Description of the Exchange Notes—Purchase of Notes Upon a Change of Control Repurchase Event.” Our failure to repurchase any Exchange Notes submitted in a change of control offer could constitute an event of default under our other indebtedness, even if the change of control itself would not cause a default under such indebtedness.

Holders of the Exchange Notes may not be able to determine when a Change of Control Repurchase Event giving rise to their right to have the Exchange Notes repurchased by us has occurred following a sale of “substantially all” of our assets.

A Change of Control Repurchase Event will require us to make an offer to repurchase all outstanding Exchange Notes. A Change of Control Repurchase Event comprises a Change of Control and a Below Investment Grade Rating Event (each, as defined under “Description of the Exchange Notes”). The definition of Change of Control includes a phrase relating to the sale, lease or transfer of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the Exchange Notes to require us to repurchase its notes as a result of a sale, lease or transfer of less than all our assets to another individual, group or entity may be uncertain.

The market prices of the Exchange Notes may be volatile, which could affect the value of your investment.

It is impossible to predict whether the prices of the Exchange Notes will rise or fall. Trading prices of the Exchange Notes will be influenced by our operating results and prospects and by economic, financial, regulatory and other factors. General market conditions, including investors’ expectations of changes in interest rates, will also have an impact. In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the Exchange Notes and market interest rates increase, the market values of your Exchange Notes may decline. We cannot predict the future level of market interest rates.

Active trading markets may not develop for the Exchange Notes.

Although we expect to obtain and maintain a listing for the Exchange Notes on the Official List of the Irish Stock Exchange and to admit the Exchange Notes for trading on the Global Exchange Market thereof (or, if such listing is not obtained, on another exchange at our discretion), we cannot assure you that our application will be approved or that any series of the Exchange Notes will be listed and, if listed, that such Exchange Notes will remain listed for the entire term of such Exchange Notes. We cannot predict how the Exchange Notes will trade in the secondary market, or whether that market will be liquid or illiquid. The listing of the Exchange Notes on the Official List of the Irish Stock Exchange or any other securities exchange will not necessarily ensure that a trading market will develop for such Exchange Notes, and if a trading market does develop, that there will be liquidity in the trading market.

Netherlands and English insolvency laws to which we are or may be subject may not be as favorable to you as those of the United States or other insolvency laws.

As we are incorporated under the laws of the Netherlands and have operational headquarters in England, subject to applicable EU insolvency regulations, any insolvency proceedings in relation to us may be based on Netherlands or English insolvency laws, as applicable. Netherlands and English insolvency proceedings differ significantly from insolvency proceedings in the United States and may not be as favorable to your interests as creditors as the laws of the United States or other jurisdictions with which you may be familiar. See “Certain Insolvency Law Considerations” for a discussion of Netherlands and English insolvency laws and certain other limitations on the enforceability of our obligations under the Exchange Notes.

We are a Netherlands company, and it may be difficult for holders of the Exchange Notes to obtain or enforce judgments against us.

We are incorporated as a public limited liability company (naamloze vennootschap) under the laws of the Netherlands. Certain of our directors and authorized officers may reside outside the United States, and certain of our or such persons’ assets are or may be located outside the United States. As a result, it may not be possible for investors to effect service of process, including judgments, upon us or such persons outside of the Netherlands or within the United States. It may also be difficult for investors to enforce against us judgments obtained in courts other than Netherlands courts.

There is no enforcement treaty between the Netherlands and the United States. Consequently, a judgment of any court in the United States cannot be enforced in the Netherlands. In order to obtain a judgment that can be enforced in the Netherlands against us, the dispute must be re-litigated before a competent Netherlands court, which will have discretion to attach such weight to the judgment of any court in the United States as it deems appropriate. The Netherlands courts can be expected to give conclusive effect to a final and enforceable judgment of a court in the United States without reexamination or re-litigation of the substantive matters adjudicated upon if (i) the court involved accepted jurisdiction on the basis of an internationally recognized ground to accept jurisdiction, (ii) the proceedings before such court complied with principles of proper procedure (behoorlijke rechtspleging), (iii) such judgment was not contrary to the public policy (openbare orde) of the Netherlands and (iv) such judgment was not incompatible with a judgment given between the same parties by a Netherlands court or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment is recognizable in the Netherlands.

In addition, a Netherlands court might not accept jurisdiction and impose civil liability in an action commenced in the Netherlands and predicated solely upon United States federal securities laws. Furthermore, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in jurisdictions outside the United States.

Enforcing your rights as an investor in the Exchange Notes or under the guarantees across multiple jurisdictions may be difficult.

The Exchange Notes will be issued by Mylan N.V. and will be guaranteed upon issuance by Mylan Inc. Mylan N.V. and Mylan Inc. are incorporated or organized, as applicable, under the laws of the Netherlands and Pennsylvania, respectively. In the event of bankruptcy, insolvency or a similar event, proceedings could be initiated in any of these jurisdictions or in the jurisdiction of organization of a future guarantor. Your rights under the Exchange Notes and the guarantees will be subject to the laws of multiple jurisdictions and you may not be able to enforce effectively your rights in multiple bankruptcy, insolvency and other similar proceedings. Moreover, such multi-jurisdictional proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors’ rights.

In addition, the bankruptcy, insolvency, foreign exchange, administration and other laws of the Netherlands may be materially different from or in conflict with those of the United States, including in respect of creditors’ rights, priority of creditors, the ability to obtain post-petition interest and the duration of the insolvency proceeding. The consequences of the multiple jurisdictions involved in the transaction could trigger disputes over which jurisdiction’s law should apply and choice of law disputes which could adversely affect your ability to enforce your rights and to collect payment in full under the Exchange Notes and the guarantees.

Any Restricted Notes that are not exchanged will continue to be restricted securities and, following completion of the exchange offer, will have a less liquid trading market.

If you do not exchange your Restricted Notes for the Exchange Notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to the Restricted Notes. The restrictions on transfer of your Restricted Notes arise because we issued the Restricted Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Restricted Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the Restricted Notes under the Securities Act. For further information regarding the consequences of tendering your Restricted Notes in the exchange offer, see the discussion below under the caption “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Restricted Notes.”

Because we anticipate that most holders of Restricted Notes will elect to exchange their Restricted Notes, we expect that the liquidity of the market for any Restricted Notes remaining after the completion of the exchange offer will be substantially limited. Any Restricted Notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the Restricted Notes outstanding. Following the exchange offer, if you do not tender your Restricted Notes, you generally will not have any further registration rights, and your Restricted Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Restricted Notes could be adversely affected by the exchange offer.

The ability of a broker-dealer to transfer the Exchange Notes may be restricted.

A broker-dealer that acquired the Restricted Notes for its own account as a result of market-making activities or other trading activities must comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their Exchange Notes.

You must comply with the exchange offer procedures in order to receive new, freely tradable Exchange Notes.

Delivery of the Exchange Notes in exchange for the Restricted Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

•	certificates for Restricted Notes or a book-entry confirmation of a book-entry transfer of Restricted Notes into the exchange agent’s account at DTC, New York, New York as depository, including an agent’s message (as defined herein) if the tendering holder does not deliver a letter of transmittal;

•	a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or an agent’s message in lieu of the letter of transmittal; and

•	any other documents required by the letter of transmittal.

Therefore, holders of Restricted Notes who would like to tender Restricted Notes in exchange for Exchange Notes should allow enough time for the Restricted Notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of the Restricted Notes for exchange. The Restricted Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See “The Exchange Offer—Procedures for Tendering Restricted Notes” and “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Restricted Notes.”

Some holders who exchange their Restricted Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your Restricted Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with the issuance of the Restricted Notes. We will not receive any proceeds from the issuance of Exchange Notes in connection with the exchange offer. In consideration for issuing the Exchange Notes, we will receive the Restricted Notes from you in like principal amount. The Restricted Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any change in our indebtedness other than to the extent that we incur any indebtedness in connection with the payment of expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and accounting and legal fees.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Nine Months Ended September 30,		Year Ended December 31,
(In millions, except for ratios)	2016		2015(1)	2014	2013	2012	2011
(Loss) earnings before income taxes and non-controlling interest	$(103.2)		$915.4	$974.5	$747.3	$804.2	$654.6
Add: Loss from equity affiliates	85.5		105.1	91.4	22.4	16.9	—
Add: Fixed charges	319.8		358.4	348.3	326.8	321.8	348.0

Total earnings	$302.1		$1,378.9	$1,414.2	$1,096.5	$1,142.9	$1,002.6

Fixed charges:
Interest expensed	$305.0		$339.4	$333.2	$313.3	$308.7	$335.9
Appropriate portion of rentals	14.8		19.0	15.1	13.5	13.1	12.1

Total fixed charges	$319.8		$358.4	$348.3	$326.8	$321.8	$348.0

Ratio of earnings to fixed charges	—	(2)	3.85	4.06	3.36	3.55	2.88

(1)	Mylan N.V. is the successor to Mylan Inc. The information set forth above refers to Mylan Inc. for periods prior to February 27, 2015, and to Mylan N.V. on and after February 27, 2015.
(2)	For the nine months ended September 30, 2016, the Company’s ratio coverage was less than 1:1. The Company would have needed to generate approximately $17.7 million in additional earnings to achieve a 1:1 ratio.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

When we issued the Restricted Notes on June 9, 2016, the Company, Mylan Inc. and the initial purchasers of the Restricted Notes entered into a registration rights agreement. Under the terms of the registration rights agreement, the Company and Mylan Inc. agreed to use commercially reasonable efforts to:

•	file with the SEC, and cause to become effective, a registration statement relating to an offer to exchange the Restricted Notes for the Exchange Notes; and

•	to consummate the exchange offer not later than 365 days after the date of issuance of the Restricted Notes.

If we do not complete the exchange offer on or prior to June 9, 2017 or if we fail to meet certain other conditions described under “Description of the Exchange Notes—Registration Rights—Additional Interest,” the interest rate borne by the Restricted Notes will increase at a rate of 0.25% per annum every 90 days following the occurrence of such a registration default (but shall not exceed 0.50% per annum in total) until the condition which gave rise to the additional interest is cured.

Under some circumstances set forth in the registration rights agreement, holders of the Restricted Notes, including holders who are not permitted to participate in the exchange offer, may require us to file, and cause to become effective, a shelf registration statement covering resales of the Restricted Notes by these holders.

We are making the exchange offer in reliance on the position of the SEC as described in previous no-action letters issued to third parties, including in Exxon Capital Holdings Corporation (April 13, 1988), Morgan Stanley & Co., Inc. (June 5, 1991), Shearman & Sterling (July 2, 1993) and similar no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder who exchanges Restricted Notes for Exchange Notes in the exchange offer generally may offer the Exchange Notes for resale, sell the Exchange Notes and otherwise transfer the Exchange Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. The preceding sentence does not apply, however, to a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the Exchange Notes only if the holder acknowledges that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a “distribution,” as defined in the Securities Act, of the Exchange Notes. We have not entered into any arrangement or understanding with any person who will receive Exchange Notes in the exchange offer to distribute such Exchange Notes following completion of the exchange offer, and, to the best of our information and belief, we are not aware of any person that will participate in the exchange offer with a view to distribute the Exchange Notes. A holder who exchanges Restricted Notes for Exchange Notes in the exchange offer for the purpose of distributing such Exchange Notes cannot rely on the interpretations of the staff of the SEC in the aforementioned no-action letters, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale of the Exchange Notes and must be identified as an underwriter in the prospectus.

Each broker-dealer that receives the Exchange Notes for its own account in exchange for the Restricted Notes, where the Restricted Notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes and that it has not entered into any agreement or understanding with us or any of our “affiliates,” as defined in Rule 405 under the Securities Act, to participate in a “distribution,” as defined under the Securities Act, of the Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

The summary herein of certain provisions of the registration rights agreement does not purport to be complete, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Exchange Offer

Subject to the terms and the satisfaction or waiver of the conditions detailed in this prospectus, we will accept for exchange the Restricted Notes which are properly tendered on or prior to the expiration date and not validly withdrawn as permitted below. As used herein, the term “expiration date” means 5:00 p.m., New York City time, on [●], 2016. We may, however, in our sole discretion, extend the period of time during which the exchange offer is open. The term “expiration date” means the latest time and date to which the exchange offer is extended.

As of the date of this prospectus, $6.5 billion aggregate principal amount of the Restricted Notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date hereof to all holders of the Restricted Notes known to us.

We expressly reserve the right, at any time prior to the expiration of the exchange offer, to extend the period of time during which the exchange offer is open and delay acceptance for exchange of any Restricted Notes, by giving oral or written notice of such extension to holders thereof as described below. During any such extension, all the Restricted Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any Restricted Notes not accepted for exchange for any reason will be returned without expense to an account maintained with DTC promptly upon expiration or termination of the exchange offer.

The Restricted Notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and any integral multiple of $1,000 in excess thereof.

We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any Restricted Notes, upon the occurrence of any of the conditions of the exchange offer specified under “—Conditions to the Exchange Offer.” We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Restricted Notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering Restricted Notes

The tender to us of Restricted Notes by you as set forth below and our acceptance of the Restricted Notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender Restricted Notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent’s message in lieu of such letter of transmittal, to The Bank of New York Mellon, as exchange agent, at the address set forth below under “—Exchange Agent” on or prior to the expiration date. In addition, either:

•	certificates for such Restricted Notes must be received by the exchange agent along with the letter of transmittal; or

•	a timely confirmation of a book-entry transfer (a “book-entry confirmation”) of such Restricted Notes, if such procedure is available, into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer must be received by the exchange agent, prior to the expiration date, with the letter of transmittal or an agent’s message in lieu of such letter of transmittal.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry transfer, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal.

The method of delivery of Restricted Notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or Restricted Notes should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Restricted Notes surrendered for exchange are tendered:

•	by a holder of the Restricted Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an “eligible institution”). If Restricted Notes are registered in the name of a person other than the signer of the letter of transmittal, the Restricted Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an eligible institution.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of Restricted Notes, such Restricted Notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the Restricted Notes.

If the letter of transmittal or any Restricted Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

If you are a beneficial owner whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender your Restricted Notes, you should promptly instruct the registered holder to tender such Restricted Notes on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the Restricted Notes by causing DTC to transfer the Restricted Notes into the exchange agent’s account.

If you wish to tender your Restricted Notes in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your Restricted Notes, you must either make appropriate arrangements to register ownership of the Restricted Notes in your name with DTC or obtain a properly completed note power from the person in whose name the Restricted Notes are registered.

We or the exchange agent, in our sole discretion, will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of the Restricted Notes tendered for exchange. We reserve the absolute right to reject any and all tenders not properly tendered or to not accept any tender which acceptance might, in our judgment or our counsel’s, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any individual tender before the expiration date (including the right to waive the ineligibility of any holder who seeks to tender the Restricted Notes in the exchange offer). Our or the exchange agent’s interpretation of the terms and conditions of the exchange offer (including the letter of transmittal and the instructions thereto) as to any particular tender either before or after the expiration date will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of the Restricted Notes for exchange must be cured within a reasonable period of time, as we determine. We are not nor is the exchange agent or any other person under any duty to notify you of any defect or irregularity with respect to your tender of the Restricted Notes for exchange, and no one will be liable for failing to provide such notification.

By tendering the Restricted Notes, you represent to us that: (i) you are not our “affiliate,” as defined in Rule 405 under the Securities Act, (ii) you are not participating, and do not intend to participate, and have no arrangement or understanding with any person to participate, in a “distribution,” as defined in the Securities Act, of the Exchange Notes to be issued in the exchange offer, (iii) you are acquiring the Exchange Notes in your ordinary course of business and (iv) if you are a broker-dealer, you will receive the Exchange Notes for your own account in exchange for the Restricted Notes that were acquired by you as a result of your market-making or other trading activities, you will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes you receive and you have not entered into any agreement or understanding with us or any of our “affiliates,” as defined in Rule 405 under the Securities Act, to participate in a “distribution,” as defined in the Securities Act, of the Exchange Notes. For further information regarding resales of the Exchange Notes by participating broker-dealers, see the discussion under the caption “Plan of Distribution.”

If any holder or other person is an “affiliate” of ours, as defined in Rule 405 under the Securities Act, or is participating, or intends to participate, or has an arrangement or understanding with any person to participate, in a “distribution,” as defined in the Securities Act, of the Exchange Notes, that holder or other person cannot rely on the applicable interpretations of the staff of the SEC, may not tender its Restricted Notes in the exchange offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives the Exchange Notes for its own account in exchange for the Restricted Notes, where the Restricted Notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act (other than in connection with a resale of an unsold allotment from the original sale of the Restricted Notes).

Furthermore, any broker-dealer that acquired any of its Restricted Notes directly from us:

•	may not rely on the applicable interpretation of the SEC staff’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

By delivering a letter of transmittal or an agent’s message, a holder or a beneficial owner (whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee) will have or will be deemed to have irrevocably appointed the exchange agent as its agent and attorney-in-fact (with full knowledge that the exchange agent is also acting as an agent for us in connection with the exchange offer) with respect to the Restricted Notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest subject only to the right of withdrawal described in this prospectus), to receive for our account all benefits and otherwise exercise all rights of beneficial ownership of such Restricted Notes, in accordance with the terms and conditions of the exchange offer.

Each holder or beneficial owner will also have or be deemed to have represented and warranted to us that it has authority to tender, exchange, sell, assign and transfer the Restricted Notes it tenders and that, when the same are accepted for exchange, we will acquire good, marketable and unencumbered title to such Restricted Notes, free and clear of all liens, restrictions, charges and encumbrances, and that the Restricted Notes tendered are not subject to any adverse claims or proxies. Each holder and beneficial owner, by tendering its Restricted Notes, also agrees that it will comply with its obligations under the registration rights agreement.

Acceptance of Restricted Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly upon the expiration date, all the Restricted Notes properly tendered and will issue the Exchange Notes promptly after acceptance of the Restricted Notes. See “—Conditions to the Exchange Offer.” For purposes of the exchange offer, we will be deemed to have accepted properly tendered the Restricted Notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

The holder of each Restricted Note accepted for exchange will receive an Exchange Note in an amount equal to the principal amount of the surrendered Restricted Note. Holders of the Exchange Notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the Restricted Notes or, if no interest has been paid, from the issue date of the Restricted Notes. Holders of the Exchange Notes will not receive any payment in respect of accrued interest on the Restricted Notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer. Interest on the Restricted Notes accepted for exchange will cease to accrue upon the issuance of the Exchange Notes.

In all cases, issuance of the Exchange Notes for the Restricted Notes that are accepted for exchange will be made only after timely receipt by the exchange agent of an agent’s message and a timely confirmation of book-entry transfer of the Restricted Notes into the exchange agent’s account at DTC.

If any tendered Restricted Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if the Restricted Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Restricted Notes will be returned without expense to the holder or, in the case of Restricted Notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry procedures described below, an account maintained by the holder or on the holder’s behalf with DTC promptly upon the expiration or termination of the exchange offer.

Book-Entry Transfers

The exchange agent will make a request to establish an account for the Restricted Notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems may make book-entry delivery of the Restricted Notes by causing DTC to transfer those Restricted Notes into the exchange agent’s account at DTC in accordance with DTC’s procedure for transfer. This participant should transmit its acceptance to DTC on or prior to the expiration date. DTC will verify this acceptance, execute a book-entry transfer of the tendered Restricted Notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer. A tender of Restricted Notes through a book-entry transfer into the exchange agent’s account will only be effective if an agent’s message or the letter of transmittal with any required signature guarantees and any other required documents are transmitted to and received or confirmed by the exchange agent at the address set forth below under the caption “—Exchange Agent,” prior to 5:00 p.m., New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

Withdrawal Rights

For a withdrawal of a tender of the Restricted Notes to be effective, the exchange agent must either:

•	receive a valid withdrawal request through the DTC’s Automated Tender Offer Program system from the tendering DTC participant before the expiration date. Any such request for withdrawal must include the VOI number of the tender to be withdrawn and the name of the ultimate beneficial owner of the related Restricted Notes in order that such Restricted Notes may be withdrawn; or

•	deliver a written notice of withdrawal to the exchange agent at one of the addresses set forth under “—Exchange Agent” that specifies (i) the name of the person having tendered the Restricted Notes to be withdrawn; (ii) the Restricted Notes to be withdrawn (including the aggregate principal amount of such Restricted Notes); and (iii) where certificates for the Restricted Notes have been transmitted, the name in which such Restricted Notes are registered, if different from that of the withdrawing holder. If certificates for Restricted Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution.

Properly withdrawn Restricted Notes may be re-tendered by following the procedures described under “—Procedures for Tendering Restricted Notes” above at any time on or before 5:00 p.m., New York City time, on the expiration date.

We will determine all questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal. Any Restricted Notes so withdrawn will be deemed not to have been validly tendered for exchange. No Exchange Notes will be issued unless the Restricted Notes so withdrawn are validly re-tendered.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue the Exchange Notes in exchange for, any Restricted Notes and may terminate or amend the exchange offer, if any of the following events occur prior to the expiration date:

(a) the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC; or

(b) there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree has been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

(1) seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result thereof, or

(2) resulting in a material delay in our ability to accept for exchange or exchange some or all of the Exchange Notes pursuant to the exchange offer;

or any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action has been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our sole judgment might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above or, in our reasonable judgment, might result in the holders of the Exchange Notes having obligations with respect to resales and transfers of the Exchange Notes which are greater than those described in the interpretation of the SEC referred to in “—Procedures for Tendering Restricted Notes,” or would otherwise make it inadvisable to proceed with the exchange offer; or

(c) we have not obtained any governmental approval which we deem necessary for the consummation of the exchange offer; or

(d) there has occurred:

(1) any general suspension of, or general limitation on, prices for, or trading in, securities on any national securities exchange or in the over-the-counter market,

(2) any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer,

(3) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or

(4) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof; or

(e) any change (or any development involving a prospective change) has occurred or is threatened in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects and our subsidiaries taken as a whole that, in our reasonable judgment, is or may be adverse to us, or we have become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the Restricted Notes or the Exchange Notes;

which, in each case, and regardless of the circumstances (including any action by us) giving rise to any such condition, makes it inadvisable, in our reasonable judgment, to proceed with the exchange offer, such acceptance for exchange or such exchange.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

In addition, we will not accept for exchange any Restricted Notes tendered, and no Exchange Notes will be issued in exchange for any such Restricted Notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

Exchange Agent

We have appointed The Bank of New York Mellon as the exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or other documents should be directed to the exchange agent addressed as follows:

The Bank of New York Mellon, Exchange Agent

By Registered or Certified Mail, Overnight Delivery:

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations—Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Pamela Adamo

For Information Call:

315-414-3317

For Facsimile Transmission (for Eligible Institutions only):

(732) 667-9408

Confirm by E-mail:

CT_REORG_UNIT_INQUIRIES@bnymellon.com

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including registration and filing fees, fees and expenses of compliance with federal securities and state blue sky securities laws, printing expenses, messenger and delivery services and telephone fees and disbursements to our counsel, application and filing fees and any fees and disbursement to our independent certified public accountants. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

This solicitation is being made primarily by electronic means. Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

We will record the Exchange Notes at the same carrying value as the Restricted Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the terms of the Exchange Notes.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with the tender of the Restricted Notes in the exchange offer unless you instruct us to register the Exchange Notes in the name of, or request that the Restricted Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder or unless a transfer tax is imposed for any reason other than the exchange of Restricted Notes in connection with the exchange offer. In those cases, the tendering holder will be responsible for the payment of any applicable transfer tax. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption therefrom with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Consequences of Exchanging or Failing to Exchange Restricted Notes

The information below concerning specific interpretations of, and positions taken by, the staff of the SEC is not intended to constitute legal advice, and prospective purchasers should consult their own legal advisors with respect to those matters.

If you do not exchange your Restricted Notes for the Exchange Notes in the exchange offer, your Restricted Notes will continue to be subject to the provisions of the Indenture regarding transfer and exchange of the Restricted Notes and the restrictions on transfer of the Restricted Notes imposed by the Securities Act and state securities law. These transfer restrictions are required because the Restricted Notes were issued under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Restricted Notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the Restricted Notes under the Securities Act.

Based on interpretations by the staff of the SEC, as detailed in a series of no-action letters issued to third parties, we believe that the Exchange Notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•	you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of ours; and

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a “distribution,” as defined in the Securities Act, of the Exchange Notes.

If you are an “affiliate,” as defined in Rule 405 under the Securities Act, of ours, or are participating, or intend to participate, or have any arrangement or understanding with any person to participate, in a “distribution,” as defined in the Securities Act, of the Exchange Notes:

•	you cannot rely on the applicable interpretations of the staff of the SEC;

•	you will not be entitled to participate in the exchange offer; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

We do not intend to seek our own interpretation regarding the exchange offer, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the Exchange Notes as it has in other interpretations to third parties.

Each holder of the Restricted Notes who wishes to exchange such Restricted Notes for the related Exchange Notes in the exchange offer represents that:

•	it is acquiring the Exchange Notes in its ordinary course of business;

•	it is not our “affiliate,” as defined in Rule 405 under the Securities Act;

•	it is not participating, and does not intend to participate, and has no arrangement or understanding with any person to participate, in a “distribution,” as defined in the Securities Act, of the Exchange Notes to be issued in the exchange offer; and

•	if it is a broker-dealer, it will receive the Exchange Notes for its own account in exchange for the Restricted Notes that were acquired by it as a result of its market-making or other trading activities, that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes it receives and it has not entered into any agreement or understanding with us or any of our “affiliates,” as defined in Rule 405 under the Securities Act, to participate in a “distribution,” as defined in the Securities Act, of the Exchange Notes. For further information regarding resales of the Exchange Notes by participating broker-dealers, see the discussion under the caption “Plan of Distribution.”

As discussed above, in connection with resales of the Exchange Notes, any participating broker-dealer must deliver a prospectus meeting the requirements of the Securities Act. The staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes, other than a resale of an unsold allotment from the original sale of the Restricted Notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we have agreed, for a period of 90 days following the expiration of the exchange offer, to make available a prospectus meeting the requirements of the Securities Act to any participating broker-dealer for use in connection with any resale of any Exchange Notes acquired in the exchange offer.

Neither we nor our board of directors make any recommendation to holders of the Restricted Notes as to whether to tender or refrain from tendering all or any portion of their Restricted Notes pursuant to the exchange offers. Moreover, no one has been authorized to make any such recommendation. Holders of the Restricted Notes must make their own decision whether to tender pursuant to the exchange offers and, if so, the aggregate amount of the Restricted Notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

DESCRIPTION OF THE EXCHANGE NOTES

The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it contains additional information that may be of importance to you. A copy of the indenture is available upon request to the Company at the address indicated under the section entitled “Where You Can Find More Information.” The indenture contains provisions that define your rights under the applicable series of Exchange Notes. In addition, the indenture governs the obligations of the Company under the Exchange Notes.

General

You can find the definitions of certain terms used in this description under the caption “—Certain Definitions.” Defined terms used in this description but not defined below under the caption “—Certain Definitions” or elsewhere in this description have the meanings assigned to them in the indenture. In this description, the “Company” refers only to Mylan N.V.

On June 9, 2016, we completed the private offering of $1,000,000,000 aggregate principal amount of 2.500% Senior Notes due 2019 (the “2019 Restricted Notes”), $2,250,000,000 aggregate principal amount of 3.150% Senior Notes due 2021 (the “2021 Restricted Notes”), $2,250,000,000 aggregate principal amount of 3.950% Senior Notes due 2026 (the “2026 Restricted Notes”) and $1,000,000,000 aggregate principal amount of 5.250% Senior Notes due 2046 (the “2046 Restricted Notes” and, together with the 2019 Restricted Notes, the 2021 Restricted Notes and the 2026 Restricted Notes, the “Restricted Notes”). As part of that offering, we and Mylan Inc. entered into a registration rights agreement with the initial purchasers of those Restricted Notes in which we agreed, among other things, to complete an exchange offer for the Restricted Notes. We refer to the $1,000,000,000 aggregate principal amount of 2.500% Senior Notes due 2019, the issuance of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”), as the “2019 Exchange Notes,” the $2,250,000,000 aggregate principal amount of 3.150% Senior Notes due 2021, the issuance of which has been registered under the Securities Act, as the “2021 Exchange Notes,” the $2,250,000,000 aggregate principal amount of 3.950% Senior Notes due 2026, the issuance of which has been registered under the Securities Act, as the “2026 Exchange Notes” and the $1,000,000,000 aggregate principal amount of 5.250% Senior Notes due 2046, the issuance of which has been registered under the Securities Act, as the “2046 Exchange Notes.” We collectively refer to the 2019 Exchange Notes, the 2021 Exchange Notes, the 2026 Exchange Notes and the 2046 Exchange Notes as the “Exchange Notes” or the “notes.” Each of the 2019 Exchange Notes, the 2021 Exchange Notes, the 2026 Exchange Notes and the 2046 Exchanges Notes are hereinafter sometimes referred to as a “series” of notes.

The Exchange Notes will be issued under an indenture, dated as of June 9, 2016, among the Company, Mylan Inc., a Pennsylvania corporation, as Guarantor of the notes upon issuance, the other Guarantors from time to time party thereto and The Bank of New York Mellon, as trustee (the “Trustee”), as amended and supplemented from time to time (the “indenture”).

The 2019 Restricted Notes were initially issued in an aggregate principal amount of $1,000,000,000, the 2021 Restricted Notes were initially issued in an aggregate principal amount of $2,250,000,000, the 2026 Restricted Notes were initially issued in an aggregate principal amount of $2,250,000,000 and the 2046 Restricted Notes were initially issued in an aggregate principal amount of $1,000,000,000. The 2019 Exchange Notes will initially be issued in an aggregate principal amount of up to $1,000,000,000, the 2021 Exchange Notes will initially be issued in an aggregate principal amount of up to $2,250,000,000, the 2026 Exchange Notes will initially be issued in an aggregate principal amount of up to $2,250,000,000 and the 2046 Exchange Notes will initially be issued in an aggregate principal amount of up to $1,000,000,000.

For each series of notes, the Company may issue additional notes of that series in an unlimited aggregate principal amount at any time and from time to time under the same indenture. These additional notes of any series will have substantially the same terms as the notes of such series offered hereby in all respects so that the additional notes of such series may be consolidated and form a single series with the other outstanding notes of such series and will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that any additional notes that have the same CUSIP, ISIN or other identifying number as the outstanding notes of a series must be fungible with the outstanding notes of that series for U.S. federal income tax purposes.

The Company will issue each series of the Exchange Notes only in fully registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Trustee will initially act as paying agent and registrar for the Exchange Notes. The Exchange Notes may be presented for registration of transfer and exchange at the offices of the registrar, which initially will be the Trustee’s corporate trust office. The Company may change any paying agent or registrar without notice to holders of the Exchange Notes, and the Company may act as paying agent or registrar.

The Exchange Notes will not be subject to a sinking fund provision.

Any 2019 Restricted Notes that remain outstanding after the completion of the exchange offer, together with the 2019 Exchange Notes issued in connection with the exchange offer, will be treated as a single class of securities under the indenture. Any 2021 Restricted Notes that remain outstanding after the completion of the exchange offer, together with the 2021 Exchange Notes issued in connection with the exchange offer, will be treated as a single class of securities under the indenture. Any 2026 Restricted Notes that remain outstanding after the completion of the exchange offer, together with the 2026 Exchange Notes issued in connection with the exchange offer, will be treated as a single class of securities under the indenture. Any 2046 Restricted Notes that remain outstanding after the completion of the exchange offer, together with the 2046 Exchange Notes issued in connection with the exchange offer, will be treated as a single class of securities under the indenture.

Exchange Notes versus Restricted Notes

The terms of the Exchange Notes are identical in all material respects to those of the outstanding Restricted Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Restricted Notes do not apply to the Exchange Notes. The Exchange Notes of a given series will evidence the same debt as the Restricted Notes of such series and will be issued under the same indenture and be entitled to the same benefits under the indenture as the Restricted Notes being exchanged. In addition, the Exchange Notes bear different CUSIP numbers than the corresponding series of Restricted Notes.

Principal, Maturity and Interest

The 2019 Exchange Notes will mature on June 7, 2019.

The 2021 Exchange Notes will mature on June 15, 2021.

The 2026 Exchange Notes will mature on June 15, 2026.

The 2046 Exchange Notes will mature on June 15, 2046.

Interest on the 2019 Exchange Notes will accrue at a rate of 2.500% per annum and will be payable semi-annually in arrears on June 7 and December 7, commencing on December 7, 2016, and will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the 2019 Exchange Notes will accrue from the date of the original issuance of the 2019 Restricted Notes for which they are exchanged or, if interest has already been paid, from the date it was most recently paid. The Company will pay interest to those persons who were holders of record on the May 23 and November 22, as the case may be, immediately preceding each interest payment date.

Interest on the 2021 Exchange Notes will accrue at a rate of 3.150% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 2016, and will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the 2021 Exchange Notes will accrue from the date of the original issuance of the 2021 Restricted Notes for which they are exchanged or, if interest has already been paid, from the date it was most recently paid. The Company will pay interest to those persons who were holders of record on the June 1 and December 1, as the case may be, immediately preceding each interest payment date.

Interest on the 2026 Exchange Notes will accrue at a rate of 3.950% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 2016, and will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the 2026 Exchange Notes will accrue from the date of the original issuance of the 2026 Restricted Notes for which they are exchanged or, if interest has already been paid, from the date it was most recently paid. The Company will pay interest to those persons who were holders of record on the June 1 and December 1, as the case may be, immediately preceding each interest payment date.

Interest on the 2046 Exchange Notes will accrue at a rate of 5.250% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 2016, and will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the 2046 Exchange Notes will accrue from the date of the original issuance of the 2046 Restricted Notes for which they are exchanged or, if interest has already been paid, from the date it was most recently paid. The Company will pay interest to those persons who were holders of record on the June 1 and December 1, as the case may be, immediately preceding each interest payment date.

If any interest payment date for the notes falls on a day that is not a Business Day, then payment of interest may be made on the next succeeding Business Day and no interest will accrue because of such delayed payment. Additional interest may accrue on the notes in certain circumstances pursuant to the registration rights agreement.

Methods of Receiving Payments on the Notes

Payments on the notes will be made at the office or agency of the paying agent and registrar unless the Company elects to make interest payments by check mailed to the holders at their respective addresses set forth in the register of holders; provided that all payments of principal, premium, if any, and interest with respect to notes represented by one or more global notes registered in the name of or held by The Depository Trust Company or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the holder or holders thereof.

Ranking

The notes of each series will be senior unsecured obligations of the Company and will:

•	rank pari passu in right of payment with all existing and future senior Indebtedness of the Company that is not expressly subordinated to the notes;

•	rank senior in right of payment to any future Indebtedness of the Company that is expressly subordinated to the notes;

•	be structurally subordinated to all Indebtedness and other liabilities, including trade payables, of the Company’s subsidiaries that are not Guarantors; and

•	be effectively subordinated to all existing and future secured Indebtedness of the Company to the extent of the value of the collateral securing such Indebtedness.

The Guarantees of each series will be senior unsecured obligations of each Guarantor and will:

•	rank pari passu in right of payment with all existing and future senior Indebtedness of such Guarantor that is not expressly subordinated to such Guarantor’s Guarantee of the notes;

•	rank senior in right of payment to any future Indebtedness of such Guarantor that is expressly subordinated to such Guarantor’s Guarantee of the notes; and

•	be effectively subordinated to all existing and future secured Indebtedness of such Guarantor to the extent of the value of the collateral securing such Indebtedness.

As of September 30, 2016, (i) the amount of senior unsecured indebtedness of the Company and Mylan Inc., the only Guarantor of the notes upon issuance, was approximately $13.3 billion and (ii) the total liabilities of our subsidiaries (including that of Meda and its subsidiaries) that will not be Guarantors of the notes upon issuance, including trade payables, was approximately $10.4 billion.

Note Guarantees

The notes will be guaranteed by Mylan Inc. upon issuance.

Mylan Inc.’s Guarantee of the Company’s Indenture Obligations will be released:

(1) upon a sale or disposition of Mylan Inc. in a transaction that complies with the indenture such that Mylan Inc. ceases to be a Subsidiary of the Company; or

(2) if we exercise our Legal Defeasance option or Covenant Defeasance option as described below under the caption “—Defeasance” or if our obligations under the indenture are discharged in accordance with the terms of the indenture; or

(3) upon the earlier to occur of (1) the release of the Company’s Guarantee under all applicable Mylan Inc. Debt and (2) Mylan Inc. no longer having any obligations in respect of any Mylan Inc. Debt.

If any Subsidiary of the Company (other than a Receivables Entity) becomes a guarantor or an obligor in respect of any Triggering Indebtedness, the Company shall cause such Subsidiary to enter into a supplemental indenture pursuant to which such Subsidiary shall agree to Guarantee the Company’s Indenture Obligations, fully and unconditionally and on a senior basis, provided that in no event shall a Subsidiary of the Company that is not a Guarantor of the notes on the Issue Date be required to provide a Guarantee of the Company’s Obligations under the notes if the Company reasonably determines that such Guarantee is prohibited by, or would be unduly burdensome under, applicable laws or would result in adverse tax consequences to the Company or any of its Subsidiaries.

Any Guarantee of the Company’s Indenture Obligations by any Guarantor will be released:

•	upon a sale or disposition of such Guarantor in a transaction that complies with the indenture such that such Guarantor ceases to be a Subsidiary of the Company; or

•	if we exercise our Legal Defeasance option or Covenant Defeasance option as described below under the caption “—Defeasance” or if our obligations under the indenture are discharged in accordance with the terms of the indenture; or

•	upon the earliest to occur of (1) the release of such Guarantor’s Guarantee under all applicable Triggering Indebtedness, (2) such Guarantor no longer having any obligations in respect of all applicable Triggering Indebtedness and (3) the issuer(s) and/or borrower(s) of the applicable Triggering Indebtedness no longer having any obligations with respect to such Triggering Indebtedness.

Each Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See “Risk Factors—Risks Relating to the Exchange Offer and the Exchange Notes—Under certain circumstances, a court could cancel the Exchange Notes and guarantees under fraudulent conveyance laws.”

Optional Redemption

Optional Redemption for the 2019 Exchange Notes

At any time and from time to time prior to the maturity date, we may redeem some or all of the 2019 Exchange Notes, upon not less than 30 nor more than 60 days’ prior notice, at a price equal to the greater of:

•	100% of the aggregate principal amount of any 2019 Exchange Notes being redeemed, and

•	the sum of the present values of the remaining scheduled payments of principal and interest on the 2019 Exchange Notes being redeemed that would be due to their maturity date, not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points with respect to any 2019 Exchange Notes, plus, in each case, unpaid interest on the 2019 Exchange Notes being redeemed accrued to, but excluding, the redemption date.

We will, however, pay the interest installment due on any interest payment date that occurs on or before a redemption date to the holders of the affected 2019 Exchange Notes as of the close of business on the applicable regular record date.

Optional Redemption for the 2021 Exchange Notes

At any time and from time to time prior to the date that is one month prior to their maturity date, we may redeem some or all of the 2021 Exchange Notes, upon not less than 30 nor more than 60 days’ prior notice, at a price equal to the greater of:

•	100% of the aggregate principal amount of any 2021 Exchange Notes being redeemed, and

•	the sum of the present values of the remaining scheduled payments of principal and interest on the 2021 Exchange Notes being redeemed that would be due if the 2021 Exchange Notes matured on the date that is one month prior to their maturity date, not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points with respect to any 2021 Exchange Notes, plus, in each case, unpaid interest on the 2021 Exchange Notes being redeemed accrued to, but excluding, the redemption date.

On or after the date that is one month prior to their maturity date, the 2021 Exchange Notes will be redeemable in whole at any time or in part, from time to time, at our option, upon at least 15 days but no more than 60 days prior written notice mailed to the registered holders of the 2021 Exchange Notes, at a redemption price equal to 100% of the principal amount of the 2021 Exchange Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

We will, however, pay the interest installment due on any interest payment date that occurs on or before a redemption date to the holders of the affected 2021 Exchange Notes as of the close of business on the applicable regular record date.

Optional Redemption for the 2026 Exchange Notes

At any time and from time to time prior to the date that is three months prior to their maturity date, we may redeem some or all of the 2026 Exchange Notes, upon not less than 30 nor more than 60 days’ prior notice, at a price equal to the greater of:

•	100% of the aggregate principal amount of any 2026 Exchange Notes being redeemed, and

•	the sum of the present values of the remaining scheduled payments of principal and interest on the 2026 Exchange Notes being redeemed that would be due if the 2026 Exchange Notes matured on the date that is three months prior to their maturity date, not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points with respect to any 2026 Exchange Notes, plus, in each case, unpaid interest on the 2026 Exchange Notes being redeemed accrued to, but excluding, the redemption date.

On or after the date that is three months prior to their maturity date, the 2026 Exchange Notes will be redeemable in whole at any time or in part, from time to time, at our option, upon at least 15 days but no more than 60 days prior written notice mailed to the registered holders of the 2026 Exchange Notes, at a redemption price equal to 100% of the principal amount of the 2026 Exchange Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

We will, however, pay the interest installment due on any interest payment date that occurs on or before a redemption date to the holders of the affected 2026 Exchange Notes as of the close of business on the applicable regular record date.

Optional Redemption for the 2046 Exchange Notes

At any time and from time to time prior to the date that is six months prior to their maturity date, we may redeem some or all of the 2046 Exchange Notes, upon not less than 30 nor more than 60 days’ prior notice, at a price equal to the greater of:

•	100% of the aggregate principal amount of any 2046 Exchange Notes being redeemed, and

•	the sum of the present values of the remaining scheduled payments of principal and interest on the 2046 Exchange Notes being redeemed that would be due if the 2046 Exchange Notes matured on the date that is six months prior to their maturity date, not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points with respect to any 2046 Exchange Notes, plus, in each case, unpaid interest on the 2046 Exchange Notes being redeemed accrued to, but excluding, the redemption date.

On or after the date that is six months prior to their maturity date, the 2046 Exchange Notes will be redeemable in whole at any time or in part, from time to time, at our option, upon at least 15 days but no more than 60 days prior written notice mailed to the registered holders of the 2046 Exchange Notes, at a redemption price equal to 100% of the principal amount of the 2046 Exchange Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

We will, however, pay the interest installment due on any interest payment date that occurs on or before a redemption date to the holders of the affected 2046 Exchange Notes as of the close of business on the applicable regular record date.

General Notes Optional Redemption Terms

The term “Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

The term “Comparable Treasury Price” means, with respect to any redemption date:

•	the average of the Reference Treasury Dealer Quotations provided to the Trustee from four Reference Treasury Dealers selected by the Company for the redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

•	if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations for the redemption date so obtained.

The term “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

The term “Reference Treasury Dealer” means (A) to the extent such entity is a primary United States government securities dealer, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, ING Financial Markets LLC, J.P. Morgan Securities LLC and PNC Capital Markets LLC (or their affiliates and their respective successors), provided that if any of these Reference Treasury Dealers resigns or shall cease to be a primary United States government securities dealer, then we will substitute another primary United States government securities dealer and (B) any other primary United States government securities dealer selected by the Company.

The term “Reference Treasury Dealer Quotations” means, with respect to a Reference Treasury Dealer and any redemption date, the average, as determined by such Reference Treasury Dealer, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at approximately 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

The term “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the notes of a series called for redemption on the applicable redemption date.

Selection and Notice of Redemption

If the Company redeems less than all of the notes of any series at any time, in the case of notes issued in definitive form, the Trustee will select notes of such series by lot on a pro rata basis (or, in the case of notes issued in global form as described below under the caption “Book-Entry, Delivery and Form,” the notes will be selected in accordance with the applicable procedures of the relevant depositary) unless otherwise required by law or applicable stock exchange or depositary requirements.

The Company will redeem notes of $2,000 or less in whole and not in part. The Company will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. The Company may provide in the notice that payment of the redemption price and performance of the Company’s obligations with respect to the redemption or purchase may be performed by another person. Any notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount thereof that is to be redeemed. The Company will issue a new note in a principal amount equal to the unredeemed portion of the original note in the name of the holder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after such date, unless the Company defaults in payment of the redemption price on such date, interest ceases to accrue on the notes or portions thereof called for such redemption.

Purchase of Notes Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs with respect to a series of notes, each holder of notes of such series will have the right to require that the Company purchase all or any part (in denominations of $2,000 and integral multiples of $1,000 in excess thereof) of such holder’s notes of such series pursuant to a Change of Control offer (a “Change of Control Offer”) on the terms set forth in the indenture, except that the Company shall not be obligated to repurchase the notes of any series pursuant to this covenant in the event that the Company has exercised the right to redeem all of the notes of such series as described above under the caption “—Optional Redemption.” In the Change of Control Offer, the Company will offer to purchase all of the notes of such series at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such series of notes, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Purchase Date”) (subject to the rights of holders of record on relevant record dates to receive interest due on the relevant interest payment date if the notes of such series have not been redeemed prior to such record date).

Within 30 days after any Change of Control Repurchase Event with respect to a series of notes or, at the Company’s option, prior to such Change of Control but after it is publicly announced; provided that a definitive agreement is in place for such Change of Control, the Company must notify the Trustee and give written notice of the Change of Control Repurchase Event to each holder of notes of such series, by first-class mail, postage prepaid, at its address appearing in the security register. The notice must state, among other things:

•	that a Change of Control Repurchase Event has occurred or may occur with respect to such series of notes and the date of such event;

•	the purchase price and the purchase date which shall be fixed by the Company on a Business Day no earlier than 30 days nor later than 60 days from the date the notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; provided that the purchase date may not occur prior to the Change of Control;

•	that any note of such series not tendered will continue to accrue interest;

•	that, unless the Company defaults in the payment of the Change of Control Purchase Price, any notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

•	other procedures that a holder of notes of such series must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.

If a Change of Control Offer is made, the Company may not have available funds sufficient to pay the Change of Control Purchase Price for all of the notes that might be delivered by holders of the notes seeking to accept the Change of Control Offer. The Company’s failure to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will give the Trustee and the holders of the notes the rights described under “—Events of Default.”

The Company has substantially the same obligations under the Existing Mylan Indentures in the event of a Change of Control Repurchase Event (as defined in each respective agreement) as it does under the indenture with respect to the notes in the event of a Change of Control Repurchase Event. In addition to the Company’s obligations thereunder, the Term Credit Agreements and the Revolving Credit Agreement provide for an event of default upon a Change in Control (as defined in each respective agreement), which obligates Mylan Inc. and the Company, as a guarantor of such indebtedness, to repay amounts outstanding under such indebtedness upon an acceleration of the indebtedness issued thereunder. As a result, the Company may not be able to repurchase the notes and satisfy the Company’s obligations under the Company’s other indebtedness following a Change of Control Repurchase Event under the indenture. See “Risk Factors—Risks Relating to the Exchange Offer and the Exchange Notes—We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the Exchange Notes.”

The Company may exercise its optional right to redeem all or a portion of any series of notes, as described above under “—Optional Redemption,” even if a Change of Control Offer is made.

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the Company’s assets. The phrase “all or substantially all” as used in the definition of “Change of Control” has not been interpreted under New York law (which is the governing law of the indenture) to represent a specific quantitative test. Therefore, if holders of the notes elected to exercise their rights under the indenture and the Company elected to contest such election, it is not clear how a court interpreting New York law would interpret such phrase.

The existence of a holder’s right to require the Company to repurchase such holder’s notes upon a Change of Control Repurchase Event may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

The provisions of the indenture will not afford holders of the notes the right to require the Company to repurchase the notes in the event of a highly leveraged transaction or certain transactions with the Company’s management or Affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its affiliates) involving the Company that may adversely affect holders of the notes, if such transaction is not a transaction defined as a Change of Control Repurchase Event.

The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

The Company will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements described in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

Certain Covenants

The indenture contains covenants including, among others, those summarized below.

Restrictions on Sale Leaseback Transactions. Neither the Company nor any Domestic Subsidiary of the Company will enter into any Sale Leaseback Transaction with respect to any property unless:

(1) the Company or such Domestic Subsidiary would be entitled to create a Lien on such property securing Attributable Debt without equally and ratably securing the notes pursuant to the covenant described below under the caption “—Limitation on Liens;” and

(2) the gross proceeds received by the Company or any such Domestic Subsidiary in connection with such Sale Leaseback Transaction are at least equal to the Fair Market Value of such property.

Notwithstanding the foregoing, the Company or any Domestic Subsidiary of the Company may enter into a Sale Leaseback Transaction if (x) during the twelve months following the effective date of the Sale Leaseback Transaction, the Company or any such Domestic Subsidiary applies an amount equal to the greater of the net proceeds of such sale or transfer and the Fair Market Value of the property that the Company or such Domestic Subsidiary leases in the transaction to (i) the voluntary retirement of the notes or other Indebtedness of the Company or any Domestic Subsidiary of the Company, provided that such Indebtedness ranks pari passu or senior to the notes, or (ii) the acquisition, purchase, construction, development, extension or improvement of any property or assets of the Company or any Domestic Subsidiary of the Company used or to be used by or for the benefit of the Company or any Domestic Subsidiary of the Company in the ordinary course of business, or (y) the Company or such Domestic Subsidiary equally and ratably secures the notes as described below under the caption “—Limitation on Liens.”

Limitation on Liens. The Company will not, and will not permit any Subsidiary of the Company to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Capital Stock of a Subsidiary of the Company), whether owned on the Issue Date or thereafter acquired, securing any Indebtedness of the Company or a Domestic Subsidiary of the Company, other than Permitted Liens, without effectively providing that the notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

Any Lien created for the benefit of the holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Additional Guarantees. If any Subsidiary of the Company that is not a Guarantor of the notes (other than a Receivables Entity) becomes a guarantor or an obligor in respect of any Triggering Indebtedness, within 10 Business Days of such event, the Company shall cause such Subsidiary to enter into a supplemental indenture pursuant to which such Subsidiary shall agree to Guarantee the Company’s Obligations under the notes, fully and unconditionally and on a senior basis, provided that in no event shall a Subsidiary of the Company that is not a Guarantor of the notes on the Issue Date be required to provide a Guarantee of the Company’s Obligations under the notes if the Company reasonably determines that such Guarantee is prohibited by, or would be unduly burdensome under, applicable laws or would result in adverse tax consequences to the Company or any of its Subsidiaries.

Each Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See “Risk Factors—Risks Relating to the Exchange Offer and the Exchange Notes—Under certain circumstances, a court could cancel the Exchange Notes and guarantees under fraudulent conveyance laws.”

Notwithstanding the foregoing, any Guarantee by any Guarantor will be released:

•	upon a sale or disposition of such Guarantor in a transaction that complies with the indenture such that such Guarantor ceases to be a Subsidiary of the Company; or

•	if we exercise our Legal Defeasance option or our Covenant Defeasance option as described below under the caption “—Defeasance” or if our obligations under the indenture are discharged in accordance with the terms of indenture; or

•	upon the earliest to occur of (1) the release of such Guarantor’s Guarantee under all applicable Triggering Indebtedness, (2) such Guarantor no longer having any obligations in respect of all applicable Triggering Indebtedness and (3) the issuer(s) and/or borrower(s) of the applicable Triggering Indebtedness no longer having any obligations with respect to such Triggering Indebtedness.

In addition, Mylan Inc.’s Guarantee of the Company’s Indenture Obligations, which will be effective on the Issue Date, will be released:

(1) upon a sale or disposition of Mylan Inc. in a transaction that complies with the indenture such that Mylan Inc. ceases to be a Subsidiary of the Company; or

(2) if we exercise our Legal Defeasance option or Covenant Defeasance option as described below under the caption “—Defeasance” or if our obligations under the indenture are discharged in accordance with the terms of the indenture; or

(3) upon the earlier to occur of (1) the release of the Company’s Guarantee under all applicable Mylan Inc. Debt and (2) Mylan Inc. no longer having any obligations in respect of any Mylan Inc. Debt.

Consolidation, Merger and Sale of Assets

The Company will not consolidate with any other entity or accept a merger of any other entity into the Company or permit the Company to be merged into another entity, or sell or lease all or substantially all its assets to another entity, unless:

(1) either the Company shall be the continuing entity or the successor, transferee or lessee entity, if other than the Company (the “Successor Company”), shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all the obligations of the Company under the notes and the indenture;

(2) immediately after such transaction, the Company or the Successor Company would not be in Default in the performance of any covenant or condition of the indenture; and

(3) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale or lease and such supplemental indenture comply with the indenture.

The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture, and the predecessor Company, except in the case of a lease, shall be released from all obligations under the indenture and the notes.

Additional Amounts

All payments in respect of the notes of any series by us, a paying agent, a guarantor or any other person on behalf of us, or any successor thereto (each, a “Payor”) shall be made free and clear of, and without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, “Taxes”) unless such withholding or deduction is required by applicable law.

Where the withholding or deduction of Taxes is imposed, collected, withheld, assessed or levied by or on behalf of any jurisdiction in which the Payor is incorporated or tax resident (and in the case of our paying agent, the jurisdiction through which the paying agent makes the payments on the notes), or any Governmental Authority or political subdivision thereof or therein having the power to tax (a “Relevant Jurisdiction”) the Payor will, subject to the exceptions and limitations set forth below, pay as additional interest on the notes of an applicable series such additional amounts (“Additional Amounts”) as are necessary so that the net payment by us or a paying agent or other Payor of the principal of, premium, if any, and interest on such notes, after deduction for any present or future tax, assessment or governmental charge of a Relevant Jurisdiction, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable in respect of such notes had no withholding or deduction been required. Our obligation to pay Additional Amounts shall not apply:

(1) to any Taxes that are only payable because a present or former type of connection exists or existed between the holder or beneficial owner of the notes of any series and a Relevant Jurisdiction other than a connection related solely to purchase or ownership of notes of such series;

(2) to any holder that is not the sole beneficial owner of notes of a series, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the partnership would not have been entitled to the payment of an Additional Amount had such beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;

(3) to any Taxes that are imposed or withheld because the holder or beneficial owner failed to accurately comply with a request from us or any paying agent to meet certification, identification or information reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of notes of a series or to satisfy any information or reporting requirement, or to present the relevant note (where presentation is required), if compliance with such action is required as a precondition to exemption from, or reduction in, such tax, assessment or other governmental charge by the Relevant Jurisdiction;

(4) to any Taxes that are imposed other than by withholding or deduction by us or a paying agent from the payment under, or with respect to, the note;

(5) to any estate, inheritance, gift, sales, excise, transfer, wealth, personal property or similar Taxes;

(6) [reserved];

(7) to any Taxes where withholding or deduction of such Taxes is imposed on a note of any series presented for payment by or on behalf of a beneficial owner who would have been able to avoid the withholding or deduction by presenting the note (where presentation is required) to another paying agent in a member state of the European Union;

(8) to any Taxes to the extent such Taxes were imposed as a result of the presentation of a note for payment (where presentation is required) more than 30 days after the relevant amount is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30-day period); or

(9) in the case of any combination of the above items.

In addition, any amounts to be paid on the notes of any series will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and no additional amounts will be required to be paid on account of any such deduction or withholding.

The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable. Except as specifically provided under this heading “—Additional Amounts” and under the heading “—Tax Redemption,” we do not have to make any payment with respect to any Taxes imposed by any Governmental Authority or political subdivision having the power to tax.

Tax Redemption

If (a) a Payor becomes or will become obligated to pay Additional Amounts with respect to any notes of any series (as described under the heading “—Additional Amounts” above) as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction, or any change in the official interpretation or application of the laws or regulations of a Relevant Jurisdiction, which change or amendment becomes effective after May 31, 2016 (or, if the applicable Relevant Jurisdiction became a Relevant Jurisdiction after May 31, 2016, such later date), and (b) such obligation cannot be avoided by our taking reasonable measures available to us, we may at our option, having given not less than 30 days notice to the holders of such notes (which notice shall be irrevocable), redeem all, but not a portion of, notes of the applicable series at any time at their principal amount together with interest accrued to, but excluding, the date of redemption, provided that no such notice of redemption shall be given earlier than 30 days prior to the earliest date on which we would be obliged to pay such Additional Amounts were a payment in respect of the notes of such series then due. Prior to the publication of any notice of redemption pursuant to this paragraph, we shall deliver to the Trustee (i) a certificate stating that the requirements referred to in (a) and (b) above are satisfied, and (ii) an Opinion of Counsel to the effect that we have or will become obliged to pay such Additional Amounts as a result of the change or amendment, in each case to be held by the Trustee and made available for viewing at the offices of the Trustee on written request by any holder of the notes of the applicable series.

Reports

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission and provide the Trustee with such annual and quarterly reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that (a) the Company will not be required to provide the Trustee with any such information, documents and reports that are filed with the Commission and (b) the Company will not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings; provided further, however, that if the Commission does not permit such filings, the Company will be required to provide to holders of notes any such information, documents or reports that are not so filed.

Notwithstanding anything herein to the contrary, in the event that the Company fails to comply with its obligation to file or provide such information, documents and reports as required hereunder, the Company will be deemed to have cured such Default for purposes of clause (4) under “—Events of Default” upon the filing or provision of all such information, documents and reports required hereunder prior to the expiration of 120 days after written notice to the Company of such failure from the Trustee or the holders of at least 25% of the principal amount of the applicable series of notes.

Notwithstanding the foregoing, the information, documents and reports required pursuant to the indenture may, at the option of the Company, instead be those of any direct or indirect parent entity of the Company so long as such parent entity fully and unconditionally guarantees, by execution of a supplemental indenture, the obligations of the Company in respect of the notes and such parent entity and the Company comply with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision).

Events of Default

With respect to the notes of any series, an “Event of Default” is defined in the indenture as:

(1) a failure to pay interest on the notes of such series that continues for a period of 30 days after payment is due;

(2) a failure to pay the principal or premium, if any, on the notes of such series when due upon maturity, redemption, acceleration or otherwise;

(3) a failure to comply with the covenant described above under the caption “—Consolidation, Merger and Sale of Assets;”

(4) a failure to comply with (x) any of the Company’s other agreements contained in the indenture and applicable to the notes of such series (other than (i) a failure that is subject to the foregoing clause (1), (2) or (3) or (ii) a failure to comply with the covenant described under the caption “—Reports”) for a period of 60 days after receipt by the Company of written notice of such failure from the Trustee (or receipt by the Company and the Trustee of written notice of such failure from the holders of at least 25% of the principal amount of the applicable series of notes) or (y) the requirements set forth in the covenant described under the caption “—Reports” for a period of 120 days after receipt by the Company of a written notice of such failure from the Trustee (or receipt by the Company and the Trustee of written notice of such failure from the holders of at least 25% of the principal amount of the applicable series of notes);

(5) one or more defaults shall have occurred under any of the agreements, indentures or instruments under which the Company or any Significant Subsidiary has outstanding Indebtedness in excess of $150.0 million, individually or in the aggregate, and either (a) such default results from the failure to pay such Indebtedness at its stated final maturity and such default has not been cured or the Indebtedness repaid in full within 20 days of the default or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness and such acceleration has not been rescinded or such Indebtedness repaid in full within 20 days of the acceleration;

(6) one or more judgments or orders that exceed $150.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Significant Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days after such judgment or judgments become final and nonappealable;

(7) any Guarantee by a Significant Subsidiary of the Company’s Indenture Obligations under the notes shall for any reason cease to be, or shall for any reason be held in any judicial proceeding not to be, or asserted in writing by any Significant Subsidiary or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the indenture and any such Guarantee by such Significant Subsidiary of the Company’s Indenture Obligations under the notes, and any such Default continues for 10 days; and

(8) certain events of bankruptcy, insolvency or reorganization relating to the Company or any of its Significant Subsidiaries.

The indenture provides that if there is a continuing Event of Default (other than an Event of Default under clause (8) above with respect to the Company) with respect to any series of notes, either the Trustee or the holders of at least 25% of the outstanding principal amount of the notes of such series may declare the principal amount of all of the notes of such series to be due and payable immediately. However, at any time after the Trustee or the holders, as the case may be, declare an acceleration with respect to the notes of such series, but before the applicable person has obtained a judgment or decree based on such acceleration, the holders of a majority in principal amount of the outstanding notes of such series may, under certain conditions, cancel such acceleration if the Company has cured all Events of Default (other than the nonpayment of accelerated principal) with respect to the notes of such series or all such Events of Default have been waived as provided in the indenture. For information as to waiver of defaults, see “—Modification and Waiver.” If an Event of Default specified in clause (8) above with respect to the Company occurs, all outstanding notes shall become due and payable without any further action or notice.

The indenture provides that, subject to the duties of the Trustee to act with the required standard of care, if there is a continuing Event of Default, the Trustee need not exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of any series, unless such holders have offered to the Trustee security or indemnity. Subject to such provisions for security or indemnification of the Trustee and certain other conditions, the holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power the Trustee holds with respect to the notes of such series.

No holder of any note of a series will have any right to institute any proceeding with respect to the indenture or for any remedy unless:

•	the Trustee has failed to institute such proceeding for 60 days after the holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the notes of such series;

•	the holders of at least 25% in principal amount of the outstanding notes of such series have made a written request, and offered indemnity, to the Trustee to institute such proceeding as Trustee; and

•	the Trustee has not received from the holders of a majority in principal amount of the outstanding notes of such series a direction inconsistent with such request.

However, the holder of any note will have an absolute and unconditional right to receive payment of the principal of, and any premium or interest on, such note on or after the date or dates they are to be paid as expressed in such note and to institute suit for the enforcement of any such payment.

The Company is required to furnish to the Trustee annually a statement as to the absence of certain defaults under the indenture. The indenture provides that the Trustee need not provide holders of the notes notice of any Default (other than the nonpayment of principal or any premium or interest) if it considers it in the interest of the holders of the notes not to provide such notice.

Modification and Waiver

The Company, the Guarantors and the Trustee may modify or amend the indenture without the consent of any holder, to:

•	cure any ambiguity, defect, mistake or inconsistency in the indenture;

•	provide for uncertificated notes in addition to, or in place of, certificated notes;

•	comply with the provisions described above under the captions “—Consolidation, Merger and Sale of Assets” or “—Certain Covenants—Additional Guarantees;”

•	evidence and provide for the acceptance of appointment by a successor Trustee;

•	if required by the requirements of the Commission, comply with any requirements of the Commission in connection with the qualification of the indenture under the Trust Indenture Act;

•	make any change in any series of notes that does not adversely affect in any material respect the interests of the noteholders of such series;

•	add covenants for the benefit of the holders or to surrender any right or power conferred upon the Company or any current or future Guarantor;

•	secure any series of notes;

•	provide for the issuance of additional notes of any series in accordance with the limitations set forth in the indenture;

•	conform the text of the indenture or the notes to any provision of this “Description of the Exchange Notes;” and

•	allow any future Guarantor to execute a supplemental indenture and/or Subsidiary Guarantee with respect to the notes of any series.

The Company, the Guarantors and the Trustee may modify or amend the indenture with the consent of the holders of a majority of the principal amount of then outstanding notes of a series affected by the modification or amendment. However, no such modification or amendment may, without the consent of each holder of notes of a series affected thereby:

•	extend the due date of the principal of, or any installment of principal of or interest on, the notes of such series;

•	reduce the principal amount of, or any premium or interest rate on, the notes of such series;

•	change the place or currency of payment of the principal of, or any premium or interest on, the notes of such series;

•	reduce the amount payable upon the redemption of any note of such series;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the notes of such series after the due date thereof; or

•	reduce the percentage in principal amount of the notes of such series then outstanding, the consent of whose holders is required for modification or amendment of the indenture, for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

The holders of a majority of the principal amount of then outstanding notes of a series may waive future compliance by the Company with certain restrictive covenants of the indenture applicable to such series of notes. The holders of at least a majority in principal amount of then outstanding notes of any series of notes may waive any past default under the indenture with respect to such series, except a failure by the Company to pay the principal of, or any premium or interest on, any notes of such series or a provision that cannot be modified or amended without the consent of the holders of all outstanding notes of such series.

In determining whether the holders of the required principal amount of a series of notes have concurred in any direction, notice, waiver or consent, notes owned by the Company or any Subsidiary of the Company, or by any Affiliate of the Company or any Subsidiary of the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in conclusively relying on any such direction, notice, waiver or consent, only notes that a responsible officer of the Trustee actually knows are so owned will be so disregarded.

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee or shareholder of the Company or any of its Subsidiaries will have any liability for any of the Company’s or any Guarantor’s obligations under the notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

Defeasance

The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding notes of any series (“Legal Defeasance”).

Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the notes of such series and the related Guarantees, and the indenture shall cease to be of further effect as to all outstanding notes of such series and the related Guarantees, except as to:

(1) the rights of holders of notes of such series issued under the indenture to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due solely out of the trust created pursuant to the indenture;

(2) the Company’s obligations with respect to the notes of such series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trust, duties, indemnities, and immunities of the Trustee, and the Company’s obligation in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, the Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the indenture with respect to the outstanding notes of any series, except as described otherwise in the indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes of such series. In the event Covenant Defeasance occurs, all Events of Default (other than those relating to non-payment, bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Company) no longer apply. The Company may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the notes of any series:

(1) the Company must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the holders, U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest on the notes of such series when due;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, which opinion must be based either on a change in the applicable U.S. federal income tax laws or regulations occurring after the date hereof, or the Company having received a ruling from, or published by, the Internal Revenue Service to that effect;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

(4) no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit (and any similar concurrent deposit relating to other Indebtedness) or the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit; and

(5) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for, or relating to, the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Notwithstanding the foregoing provisions of this section, the conditions set forth in the foregoing subsections (2), (3), (4) and (5) need not be satisfied so long as, at the time the Company makes the deposit described in subsection (1), (i) no Default under clauses (1), (2) and (8) under “—Events of Default” has occurred and is continuing on the date of such deposit and after giving effect thereto and (ii) either (x) a notice of redemption has been mailed providing for redemption of all the notes of such series not more than 60 days after such mailing and the requirements for such redemption shall have been complied with or (y) the Stated Maturity of the notes of such series will occur within 60 days. If the conditions in the preceding sentence are satisfied, the Company shall be deemed to have exercised its Covenant Defeasance option.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the notes of the applicable series when due, then the Company’s obligations and the obligations of the Guarantors under the indenture will be revived with respect to such series and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect with respect to any series of notes (except as to rights of registration of transfer or exchange of notes and rights to receive principal of and premium, if any, and interest on such notes) as to all outstanding notes of such series issued thereunder when:

(1) either:

(A) all the notes of such series that have been authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from this trust) have been delivered to the Trustee for cancellation, or

(B) all notes of such series not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or are to be called for redemption, within one year or (iii) have been called for redemption pursuant to the terms of the indenture and, in any case, the Company has deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the holders of such notes, U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the notes of such series not theretofore delivered to the Trustee for cancellation,

(2) the Company has paid all sums payable by it under the indenture, and

(3) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the notes of such series at maturity or on the date of redemption, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Registration Rights

We are making the exchange offer to satisfy our obligations under the registration rights agreement that we entered into with the initial purchasers of the Restricted Notes on June 9, 2016. The following description of certain material provisions of the registration rights agreement is a summary only. Because this section is a summary, it does not describe every aspect of the registration rights agreement. This summary is subject to, and qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Pursuant to the registration rights agreement, the Company and Mylan Inc. agreed, for the benefit of the holders of the applicable series of Restricted Notes, to use commercially reasonable efforts to file a registration statement (the “Exchange Offer Registration Statement”) with respect to an offer to exchange each series of Restricted Notes for new notes with the same aggregate principal amount and terms identical in all material respects to the applicable series of Restricted Notes (except for the provisions relating to the transfer restrictions and payment of additional interest); to cause the Exchange Offer Registration Statement to be declared effective by the SEC under the Securities Act; and to consummate the exchange offer not later than 365 days following the date of issuance of the Restricted Notes (the “Exchange Date”). Such registration statement may also pertain to one or more other exchange offers unrelated to this notes offering.

In the event that the Company and the guarantors determine that the exchange offer would violate any applicable law or applicable interpretations of the SEC or upon receipt of a written request (a “Shelf Request”) from any initial purchaser of the Restricted Notes representing that it holds Restricted Notes that are or were ineligible to be exchanged in the exchange offer, we will, subject to certain conditions, at our own cost, use commercially reasonable efforts to:

(1)	file a shelf registration statement covering resales of the Restricted Notes;

(2) cause such shelf registration statement to be declared effective under the Securities Act; and

(3) keep the shelf registration statement continuously effective until the earliest of the date (i) when a registration statement with respect to such Restricted Notes has become effective under the Securities Act and such Restricted Notes have been exchanged or disposed of pursuant to such registration statement, (ii) when such Restricted Notes cease to be outstanding, (iii) except in the case of Restricted Notes that are held by an initial purchaser and that are ineligible to be exchanged in the exchange offer, when the exchange offer is consummated, (iv) when such Restricted Notes are freely tradeable, without restriction, under federal or state securities laws, (v) the date that is one year after the issue date of the Restricted Notes and (vi) the date when holders of the Restricted Notes, other than holders that are “affiliates” (as defined in Rule 144) of the Company, are able to sell such Restricted Notes without restriction, and without reliance as to the availability of current public information, pursuant to Rule 144 under the Securities Act (such date, the “Registration Rights Expiration Date”).

Additional Interest

As to any series of Restricted Notes, if

(1)	the exchange offer, with respect to such series of notes, is not completed on or prior to the Exchange Date,

(2)	the shelf registration statement, with respect to such series of notes, if required because the Company and the guarantors determine that the exchange offer would violate any applicable law or applicable interpretations of the SEC, has not become effective on or prior to the Exchange Date,

(3)	if the Company receives a Shelf Request, the shelf registration statement required to be filed thereby has not become effective by the later of (a) the Exchange Date and (b) 90 days after delivery of such Shelf Request or,

(4)	the shelf registration statement, if required by the registration rights agreement, has become effective and thereafter ceases to be effective or the prospectus contained therein ceases to be usable, in each case whether or not permitted by the registration rights agreement, at any time prior to the Registration Rights Expiration Date, and such failure to remain effective or usable exists for more than 180 days (whether or not consecutive) in any 12-month period,

(each such event referred to in clauses (1) through (4), a “Registration Default”), then the interest rate on the Restricted Notes of such series will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 0.50% per annum (such interest referred to in clauses (i) and (ii) above, “Additional Interest”); provided that (A) in no event shall Additional Interest accrue after the Registration Rights Expiration Date, (B) if at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate will apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on such next date that there is no Registration Default, (C) if a holder does not provide the information required in connection with the shelf registration statement in a timely manner and therefore such holder’s notes are not included in any shelf registration, such holder will not be entitled to receive any Additional Interest with respect to its Restricted Notes, and (D) the interest rate increase is the sole remedy for any default under the registration rights agreement.

Accordingly, the Company and the guarantors will not be required to pay Additional Interest under the registration rights agreement once the notes become freely tradeable under Rule 144 under the Securities Act.

Governing Law

The indenture, the notes and Guarantees are governed by the laws of the State of New York.

The Trustee

The Bank of New York Mellon is the Trustee under the indenture.

If the Trustee becomes a creditor of the Company, the indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict within 90 days or resign.

Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the indenture. During the continuance of an Event of Default actually known to a responsible officer of the Trustee, the Trustee will exercise such of the rights and powers vested in it under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Listing of the Exchange Notes

Although we expect to obtain and maintain a listing for the notes on the Official List of the Irish Stock Exchange and to admit the notes for trading on the Global Exchange Market thereof, we cannot assure you that our application will be approved or that any series of notes will be listed and, if listed, that such notes will remain listed for the entire term of such notes. See “Risk Factors—Risks Relating to the Exchange Offer and the Exchange Notes” and “Plan of Distribution.” If we are unable to obtain or maintain such a listing, we may obtain and maintain listing for the notes on another exchange in our sole discretion.

Irish Listing Agent

Arthur Cox Listing Services Limited is acting solely in its capacity as listing agent for us in connection with the notes and is not itself seeking admission of the notes to the Official List of the Irish Stock Exchange or to trading on its Global Exchange Market for the purpose of Directive 2003/71/EC, as amended, and any relevant implementing measures in the Republic of Ireland.

Enforcement of Court Decision

There is no enforcement treaty between the Netherlands and the United States. Consequently, a judgment of any court in the United States cannot be enforced in the Netherlands. In order to obtain a judgment that can be enforced in the Netherlands against the Company, the dispute will have to be re-litigated before the competent Netherlands court, which will have discretion to attach such weight to the judgment of any court in the United States, as it deems appropriate. The Netherlands courts can be expected to give conclusive effect to a final and enforceable judgment of a court in the United States without re-examination or re-litigation of the substantive matters adjudicated upon if (i) the court involved accepted jurisdiction on the basis of an internationally recognized ground to accept jurisdiction, (ii) the proceedings before such court complied with principles of proper procedure (behoorlijke rechtspleging), (iii) such judgment was not contrary to the public policy (openbare orde) of the Netherlands and (iv) such judgment was not incompatible with a judgment given between the same parties by a Netherlands court or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment is recognizable in the Netherlands.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that the Foundation is not an Affiliate of the Company or any Subsidiary of the Company. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. No Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Entity makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

“Attributable Debt” in respect of a Sale Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the lease, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Attributable Receivables Indebtedness” at any time means the principal amount of Indebtedness which (i) if a Qualified Receivables Transaction is structured as a secured lending agreement, would constitute the principal amount of such Indebtedness or (ii) if a Qualified Receivables Transaction is structured as a purchase agreement, would be outstanding at such time under the Qualified Receivables Transaction if the same were structured as a secured lending agreement rather than a purchase agreement.

“Below Investment Grade Rating Event” means, with respect to the notes of a series, the rating on such series of notes is lowered in respect of a Change of Control and such series of notes is rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if, during such 60-day period, the rating of such series of notes is under publicly announced consideration for possible downgrade by each of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Company shall request the Rating Agencies to make such confirmation in connection with any Change of Control and shall promptly certify to the Trustee as to whether or not such confirmation has been received or denied.

“Board of Directors” means the board of directors (raad van bestuur) of the Company or any duly authorized committee thereof.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the place of payment for a series of notes are authorized or obligated by law or executive order to close.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of the indenture, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into, or exchangeable for or valued by reference to, Capital Stock until and unless any such debt security is converted into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Foundation is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company;

(2) the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where:

(A) the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving corporation, and

(B) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction, or

(3) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under “—Consolidation, Merger and Sale of Assets;”

provided that any event described by clause (1) of this definition that lasts for fewer than 60 days shall not constitute a Change of Control if prior to the expiration of such period, the Foundation exercises its right to acquire Capital Stock in the Company such that the event that would otherwise constitute a Change of Control has ceased to exist.

“Change of Control Repurchase Event” means, with respect to a series of notes, the occurrence of a Change of Control together with a Below Investment Grade Rating Event with respect to such series of notes.

“Commission” means the U.S. Securities and Exchange Commission.

“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

“Consolidated Net Tangible Assets” means, with respect to the Company, the total amount of assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding the amount of liabilities which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (ii) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Company and its Subsidiaries.

“Currency Agreement” means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“Event of Default” has the meaning set forth under “—Events of Default.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Existing Mylan Indentures” means the following:

(1) Indenture dated as of December 21, 2012, among Mylan Inc., as issuer, the subsidiaries party thereto, and The Bank of New York Mellon, as trustee;

(2) First supplemental indenture dated as of February 27, 2015, among Mylan Inc., as issuer, the Company, as guarantor, and The Bank of New York Mellon, as trustee, to the indenture dated as of December 21, 2012;

(3) Second supplemental indenture dated as of March 12, 2015, among Mylan Inc., as issuer, the Company, as parent, and The Bank of New York Mellon, as trustee, to the indenture dated as of December 21, 2012;

(4) Indenture dated as of June 25, 2013, among Mylan Inc., as issuer, the subsidiaries party thereto and The Bank of New York Mellon, as trustee;

(5) First supplemental indenture dated as of February 27, 2015, among Mylan Inc., as issuer, the Company, as guarantor, and The Bank of New York Mellon, as trustee, to the indenture dated as of June 25, 2013;

(6) Second supplemental indenture dated as of March 12, 2015, among Mylan Inc., as issuer, the Company, as parent, and The Bank of New York Mellon, as trustee, to the indenture dated as of June 25, 2013;

(7) Indenture dated as of November 29, 2013, by and between Mylan Inc., as issuer, and The Bank of New York Mellon, as trustee;

(8) First supplemental indenture dated as of November 29, 2013, by and between Mylan Inc., as issuer, and The Bank of New York Mellon, as trustee, to the indenture dated as of November 29, 2013;

(9) Second supplemental indenture dated as of February 27, 2015, among Mylan Inc., as issuer, the Company, as guarantor, and The Bank of New York Mellon, as trustee, to the indenture dated as of November 29, 2013;

(10) Third supplemental indenture dated as of March 12, 2015, among Mylan Inc., as issuer, the Company, as parent, and The Bank of New York Mellon, as trustee, to the indenture dated as of November 29, 2013; and

(11) Indenture dated as of December 9, 2015, among the Company, as issuer, Mylan Inc., as guarantor, and The Bank of New York Mellon, as trustee.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy less any Taxes payable as a result of or arising out of the disposition of such asset or property. Fair Market Value shall be determined in good faith by the Company.

“Foreign Subsidiary” means a Subsidiary that is not organized, incorporated or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia or is a Subsidiary of such Foreign Subsidiary.

“Foundation” means Stichting Preferred Shares Mylan, a foundation (stichting) established and existing under the laws of the Netherlands.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time (except with respect to accounting for capital leases, as to which such principle in effect on the Issue Date shall apply), including, without limitation, those set forth in the Financial Accounting Standards Board’s “Accounting Standards Codification” or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include:

(1) endorsements for collection or deposit in the ordinary course of business; or

(2) a contractual commitment by one Person to invest in another Person.

The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” means any Subsidiary of the Company that Guarantees the notes under the indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for. The term “Incurrence” when used as a noun has a correlative meaning.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale Leaseback Transactions entered into by such Person;

(3) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 30th day following payment on the letter of credit);

(5) to the extent not otherwise included in this definition, Hedging Obligations of such Person;

(6) all Attributable Receivables Indebtedness;

(7) all obligations of the type referred to in clauses (1) through (6) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and

(8) all obligations of the type referred to in clauses (1) through (7) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Subsidiary of the Company of any business, the term “Indebtedness” will exclude indemnification, purchase price adjustment, earn-outs, holdback, milestones and contingency payment obligations to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Indenture Obligations” means the obligations of the Company and any other obligor under the indenture or under the notes to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the indenture and the notes and the performance of all other obligations to the Trustee and the holders under the indenture and the notes, according to the respective terms thereof.

“Interest Rate Agreement” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

“Investment” means, with respect to any Person, directly or indirectly, (i) any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others), (ii) any payment for property or services for the account or use of others, (iii) any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued by any other Person, or (iv) any other item to the extent required to be reflected as an investment on a consolidated balance sheet of such Person prepared in accordance with GAAP.

“Investment Grade Rating” means (i) with respect to Moody’s, a rating equal to or higher than Baa3 (or the equivalent), and (ii) with respect to S&P, a rating equal to or higher than BBB- (or the equivalent) (or, in each case, if such Rating Agency ceases to rate the notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Issue Date” means June 9, 2016, the date on which the Restricted Notes were initially issued.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Meda” refers to Meda AB (publ.), a public limited company organized under the laws of Sweden.

“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.

“Mylan Inc. Debt” means any Indebtedness outstanding under the following:

(1) Indenture dated as of December 21, 2012, among Mylan Inc., as issuer, the subsidiaries party thereto, and The Bank of New York Mellon, as trustee;

(2) First supplemental indenture dated as of February 27, 2015, among Mylan Inc., as issuer, the Company, as guarantor, and The Bank of New York Mellon, as trustee, to the indenture dated as of December 21, 2012;

(3) Second supplemental indenture dated as of March 12, 2015, among Mylan Inc., as issuer, the Company, as parent, and The Bank of New York Mellon, as trustee, to the indenture dated as of December 21, 2012;

(4) Indenture dated as of June 25, 2013, among Mylan Inc., as issuer, the subsidiaries party thereto and The Bank of New York Mellon, as trustee;

(5) First supplemental indenture dated as of February 27, 2015, among Mylan Inc., as issuer, the Company, as guarantor, and The Bank of New York Mellon, as trustee, to the indenture dated as of June 25, 2013;

(6) Second supplemental indenture dated as of March 12, 2015, among Mylan Inc., as issuer, the Company, as parent, and The Bank of New York Mellon, as trustee, to the indenture dated as of June 25, 2013;

(7) Indenture dated as of November 29, 2013, by and between Mylan Inc., as issuer, and The Bank of New York Mellon, as trustee;

(8) First supplemental indenture dated as of November 29, 2013, by and between Mylan Inc., as issuer, and The Bank of New York Mellon, as trustee, to the indenture dated as of November 29, 2013;

(9) Second supplemental indenture dated as of February 27, 2015, among Mylan Inc., as issuer, the Company, as guarantor, and The Bank of New York Mellon, as trustee, to the indenture dated as of November 29, 2013;

(10) Third supplemental indenture dated as of March 12, 2015, among Mylan Inc., as issuer, the Company, as parent, and The Bank of New York Mellon, as trustee, to the indenture dated as of November 29, 2013;

(11) Revolving Credit Agreement; and

(12) Term Credit Agreements.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

“Officer’s Certificate” means a certificate signed by the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President or a Vice President, Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel, who is acceptable to the Trustee, delivered to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, performance bonds or obligations of a like nature or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Subsidiary of the Company to provide collateral to the depository institution;

(3) Liens for taxes, assessments or other governmental charges or claims, in each case not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of such properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness Incurred after the Issue Date in respect of Purchase Money Indebtedness and refinancing Indebtedness in respect thereof;

(7) Liens existing on the Issue Date;

(8) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto);

(9) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto);

(10) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

(11) Liens securing Hedging Obligations so long as such Hedging Obligations are not entered into for speculative purposes, it being understood that any Hedging Obligations entered into in connection with the issuance of Company’s outstanding or future Indebtedness shall not be considered speculative;

(12) any Lien on accounts receivable and related assets of the types specified in the definition of “Qualified Receivables Transaction” incurred in connection with a Qualified Receivables Transaction;

(13) (a) Liens in favor of the Company or any Guarantor and (b) Liens on the property of any Subsidiary of the Company in favor of any other Subsidiary of the Company;

(14) leases, subleases, licenses or sublicenses granted to third parties entered into in the ordinary course of business which do not materially interfere with the conduct of the business of the Company and the Subsidiaries and which do not secure any Indebtedness;

(15) Liens securing judgments, decrees, orders or awards for the payment of money not constituting an Event of Default in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or in respect of which the period within which such appeal or proceedings may be initiated shall not have expired;

(16) With respect to the notes of any series, liens created for the benefit of (or to secure) the notes of such series (or the Guarantees);

(17) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(18) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any Subsidiary of the Company in the ordinary course of business;

(19) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(20) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, including Liens encumbering reasonable customary initial deposits and margin deposits;

(21) Liens, pledges or deposits made in the ordinary course of business to secure liability to insurance carriers;

(22) grants of software and other technology licenses in the ordinary course of business;

(23) Liens on equipment of the Company or any Subsidiary of the Company granted in the ordinary course of business to the Company’s or such Subsidiary’s supplier at which such equipment is located;

(24) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Company and its Subsidiaries in the ordinary course of business;

(25) Liens incurred to secure cash management services or to implement cash pooling or sweep arrangements to permit satisfaction of overdraft or similar obligations in the ordinary course of business;

(26) Liens arising by virtue of any statutory or common law provisions relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution or as to purchase orders and other agreements entered into with customers in the ordinary course of business;

(27) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(28) Liens on securities that are the subject of repurchase agreements;

(29) Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;

(30) Liens arising solely from precautionary Uniform Commercial Code financing statements or similar filings;

(31) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by the Company or any Subsidiary of the Company;

(32) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8), (9), (10), (11), (12) or (14); provided, however, that:

(A) such new Lien shall be limited to all or part of the same property (plus improvements on such property) and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof); and

(B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under the foregoing clauses (7), (8), (9), (10), (11), (12) or (14) at the time the original Lien became a Permitted Lien and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(33) Liens incurred in the ordinary course of business by American Triumvirate Insurance Company, a Vermont corporation, or any successor thereto, so long as such Subsidiary is maintained as a special purpose self-insurance Subsidiary of the Company;

(34) Liens on equity interests of any Person formed for the purposes of engaging in activities in the renewable energy sector (including refined coal) that qualify for federal tax benefits allocable to the Company and its Subsidiaries in which the Company or any Subsidiary of the Company has made an investment and Liens on the rights of the Company and its Subsidiaries under any agreement relating to any such investment;

(35) any Lien arising under Article 24 or 26 of the general terms and conditions (Algemene Bank Voorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or any similar term applied by a financial institution in the Netherlands pursuant to its general terms and conditions;

(36) any netting or set-off arrangement entered into by the Company or any Subsidiary of the Company in the ordinary course of its banking arrangements for the purpose of netting debt and credit balances;

(37) any Lien, including any netting or set-off, arising by operation of law as a result of the existence of a fiscal unity (fiscale eenheid) for Dutch tax purposes of which any Subsidiary of the Company is or has been a member;

(38) Liens on cash and cash equivalents deposited as cash collateral on letters of credit as contemplated by the Revolving Credit Agreement;

(39) Liens on “earnest money” or similar deposits or other cash advances in connection with acquisitions or consisting of an agreement to dispose of any property in a disposition, including customary rights and restrictions contained in such agreements; and

(40) other Liens securing Indebtedness, in an aggregate principal amount for the Company and its Subsidiaries together with the amount of Attributable Debt incurred in connection with Sale Leaseback Transactions, not exceeding at the time such Lien is created or assumed the greater of $500 million or 15% of Consolidated Net Tangible Assets, at any one time outstanding.

For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Company may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and the Company may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Purchase Money Indebtedness” means Indebtedness Incurred to finance the acquisition, development, construction or lease by the Company or a Domestic Subsidiary of the Company of Property, including additions and improvements thereto, where the maturity of such Indebtedness does not exceed the anticipated useful life of the Property being financed; provided, however, that such Indebtedness is Incurred within 270 days after the completion of the acquisition, development, construction or lease of such Property by the Company or such Domestic Subsidiary.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to:

(1) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) or

(2) any other Person (in the case of a transfer by a Receivables Entity),

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided, however, that the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the chief financial officer of the Company).

“Rating Agencies” means:

(1) S&P;

(2) Moody’s; or

(3) if S&P or Moody’s or both shall not make a rating of the notes publicly available, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Receivables Entity” means (a) a Wholly Owned Subsidiary of the Company that is designated by the Board of Directors (as provided below) as a Receivables Entity or (b) another Person engaging in a Qualified Receivables Transaction with the Company, which Person engages in the business of the financing of accounts receivable, and in either of clause (a) or (b):

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such entity:

(A) is Guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),

(B) is recourse to or obligates the Company or any Subsidiary of the Company in any way (other than pursuant to Standard Securitization Undertakings), or

(C) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings);

(2) the entity is not an Affiliate of the Company or is an entity with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms that the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

(3) is an entity to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” have correlative meanings.

“Revolving Credit Agreement” means the Revolving Credit Agreement dated as of December 19, 2014, among Mylan Inc., as borrower, the Company, as guarantor, the lenders party thereto, and Bank of America, N.A., as administrative agent, as amended by Amendment No. 1 to Revolving Credit Agreement dated as of May 1, 2015, as further amended by the Additional Credit Extension Agreement to Revolving Credit Agreement dated as of June 19, 2015, as further amended by Amendment No. 2 to Revolving Credit Agreement dated as of October 28, 2015 and as further amended by Amendment No. 3 to Revolving Credit Agreement dated as of February 22, 2016, in whole or in part, in one or more instances, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced (whether or not upon termination, and whether with the original lenders or otherwise), supplemented or otherwise modified from time to time (including, in each case, by means of one or more credit agreements, note purchase agreements or sales of debt securities to institutional investors whether with the original agents and lenders or otherwise and including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

“S&P” means Standard & Poor’s Ratings Group, and any successor thereto.

“Sale Leaseback Transaction” means the leasing by the Company or any Domestic Subsidiary of the Company of any property, whether owned on the Issue Date or acquired after the Issue Date (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between the Company and any Domestic Subsidiary of the Company or between Domestic Subsidiaries of the Company), which property has been or is to be sold or transferred by the Company or such Domestic Subsidiary to any party with the intention of taking back a lease of such property.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission, as such Regulation is in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company that, taken as a whole, are customary in an accounts receivable transaction.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof);

provided that the Foundation is not a Subsidiary of the Company.

“Term Credit Agreements” means (i) the Term Credit Agreement dated December 19, 2014, among Mylan Inc., as borrower, the Company, as guarantor, the lenders party thereto and Bank of America, as administrative agent, as amended by Amendment No. 1 to Term Credit Agreement dated May 1, 2015, as further amended by Amendment No. 2 to Term Credit Agreement dated October 28, 2015, and as further amended by Amendment No. 3 to Term Credit Agreement dated February 22, 2016, and (ii) the Term Credit Agreement dated July 15, 2015, among Mylan Inc., as borrower, the Company, as guarantor, the lenders party thereto, and PNC Bank, National Association, as administrative agent, as amended by Amendment No. 1 to Term Credit Agreement dated October 28, 2015 and as further amended by Amendment No. 2 to Term Credit Agreement dated February 22, 2016, in each case, in whole or in part, in one or more instances, as such agreements may be amended, renewed, extended, substituted, refinanced, restructured, replaced (whether or not upon termination, and whether with the original lenders or otherwise), supplemented or otherwise modified from time to time (including, in each case, by means of one or more credit agreements, note purchase agreements or sales of debt securities to institutional investors whether with the original agents and lenders or otherwise and including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

“Triggering Indebtedness” means (i) Indebtedness outstanding under the Revolving Credit Agreement, (ii) Indebtedness outstanding under the Term Credit Agreements or (iii) any other Indebtedness of the Company or any Subsidiary of the Company represented by bonds, debentures, notes or other securities, in each case, that has an aggregate principal amount or committed amount of at least $350.0 million; provided that, in the case of clauses (i) through (iii) above, in no event shall Triggering Indebtedness include Indebtedness Incurred by a Foreign Subsidiary of the Company that does not directly or indirectly Guarantee, become an obligor under or otherwise provide direct credit support for any Indebtedness of the Company or any Subsidiary of the Company.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or an instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case, are not callable or redeemable at the action of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary” means a Subsidiary of the Company of which the Company owns all of the Capital Stock, directly or indirectly, other than directors’ qualifying shares, of such Subsidiary.

BOOK-ENTRY, DELIVERY AND FORM

The Global Notes

Initially, the Exchange Notes will be represented by one or more registered notes in global form, without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited on the issue date with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain with the Trustee as custodian for DTC.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or such successor’s nominee. Beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form (“Certificated Notes”) except in the limited circumstances described below.

All interests in the Global Notes, including those held through Euroclear Bank S.A., as operator of the Euroclear System (“Euroclear”) or Clearstream Banking, S.A. (“Clearstream”), may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such settlement systems.

Book-Entry Procedures for the Global Notes

All interests in the Global Notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers of the Restricted Notes are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” pursuant to Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers of the Restricted Notes, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the notes represented by that Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note:

•	will not be entitled to have notes represented by the Global Note registered in their names;

•	will not receive or be entitled to receive physical delivery of the Certificated Notes; and

•	will not be considered the owners or holders of the notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a Global Note will be made by the trustee to DTC’s nominee as the registered holder of the Global Note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. If the laws of a jurisdiction require that certain persons take physical delivery of securities in definitive form, the ability to transfer beneficial interests in a Global Note to such persons may be limited. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person holding a beneficial interest in a Global Note to pledge its interest to a person or entity that does not participate in the DTC system, or otherwise take actions in respect of its interest, may be affected by the lack of a physical security.

Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated Notes

Notes in physical, certificated and registered form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, and subject to DTC’s procedures, notify the Trustee under the Indenture in writing that we elect to cause the issuance of Certificated Notes; or

•	certain other events provided in the Indenture should occur.

PLAN OF DISTRIBUTION

Each broker-dealer that receives the Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received in exchange for the Restricted Notes where such Restricted Notes were acquired as a result of market-making activities or other trading activities. Each such broker-dealer, through its participation in the exchange offer, will be deemed to have confirmed to us that it has not entered into any agreement or understanding with us or any of our “affiliates,” as defined in Rule 405 under the Securities Act, to participate in a “distribution,” as defined in the Securities Act, of the Exchange Notes.

We have agreed that, starting on the expiration date and ending 90 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

The Company will not receive any proceeds from any sale of the Exchange Notes by broker-dealers. The Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells the Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a “distribution,” as defined in the Securities Act, of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of the Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents.

We have agreed to pay all expenses incidental to the exchange offer other than underwriting discounts and commissions and transfer taxes, and will indemnify holders of the Exchange Notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act or contribute to payments that they may be required to make in request thereof.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each initial purchaser has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of notes which are the subject of the offering contemplated by this offering memorandum to the public in that Relevant Member State except that, with effect from and including the Relevant Implementation Date, no offer of such notes may be made to the public in that Relevant Member State except:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the initial purchasers nominated for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the issuer or any initial purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

This European Economic Area selling restriction is in addition to any other selling restrictions set forth herein.

Notice to Prospective Investors in the Netherlands

The notes may not be offered in the Netherlands other than to persons or entities that are qualified investors (gekwalificeerde beleggers) as defined in article 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht).

MATERIAL TAX CONSIDERATIONS

Material U.S. Federal Income Tax Consequences

The following is a discussion of the anticipated U.S. federal income tax consequences applicable to a U.S. Holder of the Restricted Notes relating to the exchange of the Restricted Notes for the Exchange Notes.

This discussion does not describe any tax consequences other than U.S. federal income tax consequences and does not address the income tax on certain “net investment income.” It applies to you only if you acquire notes in the offering at the offering price and you hold your notes as capital assets for U.S. federal income tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or non-U.S. currencies,

•	a regulated investment company, real estate investment trust, partnership or other passthrough entity (or investors in such entities),

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a tax-exempt organization,

•	a bank, financial institution or insurance company,

•	a person liable for alternative minimum tax,

•	a person that actually or constructively owns 10% or more, by vote or value, of Mylan,

•	a person who is a U.S. expatriate,

•	a person that owns notes that are a hedge or that are hedged against interest rates or non-U.S. currency risks,

•	a person that owns notes as part of a straddle or a hedging, conversion, or other risk reduction transaction for U.S. federal income tax purposes,

•	a person that purchases or sells notes as part of a wash sale for tax purposes, or

•	a U.S. Holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

If you purchase notes at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your tax advisor regarding this possibility.

This section is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Please consult your own tax advisor regarding the U.S. federal, state, local, and non-U.S. and other tax considerations of the acquisition, ownership, and disposition of the Exchange Notes.

This subsection describes the tax consequences to a U.S. Holder. You are a U.S. Holder if you are a beneficial owner of a note and you are:

•	a citizen or resident of the U.S.,

•	a domestic corporation,

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•

a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more “United States persons,” as defined in Section 7701 of the Code, have the authority to control all substantial decisions of the trust, or (2) the trust was in existence on August 20, 1996, and it has a valid election in effect under applicable U.S. Treasury regulations to continue to be treated as a United States person.

The exchange of a Restricted Note for an Exchange Note pursuant to the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes and, accordingly, the Exchange Note received will be treated as a continuation of the Restricted Note in the hands of such U.S. Holder. As a result, there will be no U.S. federal income tax consequences to a U.S. Holder who exchanges a Restricted Note for an Exchange Note pursuant to the exchange offer and any such holder will have the same adjusted tax basis and holding period in the Exchange Note as it had in the Restricted Note immediately before the exchange. A U.S. Holder who does not exchange its Restricted Note for an Exchange Note pursuant to the exchange offer will not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the exchange offer.

Please consult your own tax advisor concerning the exchange of a Restricted Note for an Exchange Note pursuant to the exchange offer in light of your particular circumstances under the Code and the laws of any other taxing jurisdiction.

Material Netherlands Tax Consequences

The following is a discussion of certain material Netherlands income tax consequences applicable to a holder of Restricted Notes relating to the exchange of the Restricted Notes for the Exchange Notes. This discussion does not purport to describe all possible tax considerations or consequences that may be relevant to holder of Restricted Notes and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules.

This discussion is included for general information purposes only. In view of its general nature, this discussion should be treated with corresponding caution. Holders of Restricted Notes should consult with their own tax advisors with regard to the tax consequences of the exchange offer in their particular circumstances.

This section does not apply to:

•	holders of Restricted Notes if such holders, and in the case of individuals, his/her partner or certain of their relatives by blood or marriage in the direct line (including foster children), have a substantial interest or deemed substantial interest in us under the Netherlands Income Tax Act 2001 (in Dutch: “Wet inkomstenbelasting 2001”). Generally speaking, a holder of securities in a company is considered to hold a substantial interest in such company, if such holder alone or, in the case of individuals, together with his/her partner (as defined in the Netherlands Income Tax Act 2001), directly or indirectly, holds (i) an interest of 5% or more of the total issued and outstanding capital of that company or of 5% or more of the issued and outstanding capital of a certain class of shares of that company; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights in that company that relate to 5% or more of the company’s annual profits and/or to 5% or more of the company’s liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in a company has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

•	pension funds, fiscal investment institutions (in Dutch: “fiscale beleggingsinstellingen”), exempt investment institutions (in Dutch: “vrijgestelde beleggingsinstellingen”) (as defined in the Netherlands Corporate Income Tax Act 1969; in Dutch: “Wet op de vennootschapsbelasting 1969”) and other entities that are, in whole or in part, not subject to or exempt from Netherlands corporate income tax; and

•	holders of Restricted Notes who are individuals for whom the Restricted Notes or any benefit derived from the Restricted Notes are a remuneration or deemed to be a remuneration for activities performed by such holders or certain individuals related to such holders (as defined in the Netherlands Income Tax Act 2001).

Except as otherwise indicated, this summary only addresses Netherlands national tax legislation and published regulations, whereby the Netherlands means the part of the Kingdom of the Netherlands located in Europe, as in effect on the date hereof and as interpreted in published case law until this date, without prejudice to any amendment introduced at a later date and implemented with or without retroactive effect.

Please consult your own tax advisor regarding the Netherlands and non-Netherlands tax considerations of the acquisition, ownership, and disposition of the Exchange Notes.

Holders who do not exchange their Restricted Notes for Exchange Notes

A holder who does not exchange its Restricted Note for an Exchange Note to the exchange offer will not recognize any gain or loss for Netherlands income tax purposes, upon consummation of the exchange offer.

Holders who exchange their Restricted Notes for Exchange Notes

The exchange of a Restricted Note for an Exchange Note pursuant to the exchange offer may be regarded a taxable exchange for Netherlands income tax purposes. Since it cannot be excluded that the exchange offer constitutes a taxable exchange for Netherlands income tax purposes, the subsections below will describe the Netherlands income tax consequences for holders who exchange their Restricted Notes for Exchange Notes should the exchange of a Restricted Note for an Exchange Note pursuant to the exchange offer be considered a taxable exchange for Netherlands income tax purposes.

Netherlands Resident Entities

Generally speaking, if the holder of Restricted Notes is an entity that is a resident or deemed to be a resident of the Netherlands for Netherlands corporate income tax purposes (“Netherlands Resident Entity”), any income under the Restricted Notes or any gain or loss realized on the disposal or deemed disposal of the Restricted Notes is subject to Netherlands corporate income tax at a rate of 20% with respect to taxable profits up to €200,000 and 25% with respect to taxable profits in excess of that amount.

Netherlands Resident Individuals

If a holder of Restricted Notes is an individual, resident or deemed to be a resident of the Netherlands for Netherlands income tax purposes (“Netherlands Resident Individual”), any income under the Restricted Notes or any gain or loss realized on the disposal or deemed disposal of the Restricted Notes is taxable at the progressive income tax rates (with a maximum of 52%), if:

iii.	the Restricted Notes are attributable to an enterprise from which the holder of Restricted Notes derives a share of the profit, whether as an entrepreneur or as a person who has a co-entitlement to the net worth (in Dutch: “medegerechtigd tot het vermogen”) of such enterprise without being a shareholder (as defined in the Netherlands Income Tax Act 2001); or

iv.	the holder of Restricted Notes is considered to perform activities with respect to the Restricted Notes that go beyond ordinary asset management (in Dutch: “normaal, actief vermogensbeheer”) or derives benefits from the notes that are taxable as benefits from other activities (in Dutch: “resultaat uit overige werkzaamheden”).

If the above-mentioned conditions i. and ii. do not apply to the individual holder of Restricted Notes, such holder will be taxed on a deemed return of 4% of his/her net investment assets for 2016 at an income tax rate of 30%. The net investment assets for the year are the fair market value of the investment assets less the allowable liabilities on January 1, 2016. The Restricted Notes are included as investment assets. A tax free allowance may be available. Actual income, gains or losses in respect of the Restricted Notes are not subject to Netherlands income tax.

Non-resident of the Netherlands

A holder of Restricted Notes that is neither a Netherlands Resident Entity nor a Netherlands Resident Individual will not be subject to Netherlands taxes on income or capital gains in respect of any income under the Restricted Notes or in respect of any gain or loss realized on the disposal or deemed disposal of the Restricted Notes; provided that:

iii.	such holder does not have an interest in an enterprise or deemed enterprise (as defined in the Netherlands Income Tax Act 2001 and the Netherlands Corporate Income Tax Act 1969) which, in whole or in part, is either effectively managed in the Netherlands or carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the notes are attributable; and

iv.	in the event the holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the notes that go beyond ordinary asset management and does not derive benefits from the Restricted Notes that are taxable as benefits from other activities in the Netherlands.

Please consult your own tax advisor concerning the exchange of a Restricted Note for an Exchange Note pursuant to the exchange offer in light of your particular circumstances under the Netherlands national tax laws and published regulations and the laws of any other taxing jurisdiction.

Certain U.K. Tax Consequences

This section describes certain United Kingdom tax considerations in relation to the exchange of the Restricted Notes for the Exchange Notes and on the acquisition of Exchange Notes on a future transfer. It does not constitute tax advice and does not purport to be a complete analysis of all potentially relevant U.K. tax considerations. It is based on current U.K. tax law and what is understood to be the current practice of H.M. Revenue and Customs as well as on applicable tax treaties and these may change, possibly on a retroactive basis.

To the extent that this section consists of a statement as to matters of U.K. tax law, this section is the opinion of Slaughter and May.

Withholding

On the basis that none of the Exchange Notes will be issued in respect of a liability to pay interest, the Company will not be required to make a withholding on account of U.K. tax when it issues the Exchange Notes.

Stamp duty and stamp duty reserve tax (“SDRT”)

No liability to U.K. stamp duty or SDRT will arise on the issue of the Exchange Notes to holders.

The Company will not maintain any register of the Exchange Notes in the U.K. and, accordingly, (i) U.K. stamp duty will not normally be payable in connection with a transfer of Exchange Notes, provided that the instrument of transfer is executed and retained outside the U.K. and no other action is taken in the U.K. by the transferor or transferee, and (ii) no U.K. SDRT will be payable in respect of the issue of or any agreement to transfer Exchange Notes. The Exchange Notes are in any event expected to fall within an exemption for debt instruments, such that for this reason too there should be no charge to U.K. stamp duty or SDRT for a purchaser on any subsequent transfer of Exchange Notes.

Holders of notes should consult their own tax advisors on the U.K. tax consequences of acquiring, owning and disposing of the Exchange Notes.

LEGAL MATTERS

Certain legal matters with respect to the validity of the Exchange Notes being offered hereby relating to: (i) New York law will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York, (ii) Dutch law will be passed upon for us by NautaDutilh, N.V., our Dutch counsel and (iii) Pennsylvania law will be passed upon for us by Morgan, Lewis & Bockius LLP, our Pennsylvania counsel.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, incorporated by reference into this prospectus from Mylan N.V.’s Annual Report on Form 10-K for the year ended December 31, 2015 and the effectiveness of Mylan N.V.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The audited historical financial statements of Meda AB included in Mylan N.V.’s Current Report on Form 8-K/A dated September 6, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers AB, independent accountants, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

The Netherlands

THE COMPANY IS INCORPORATED AS A PUBLIC LIMITED LIABILITY COMPANY (NAAMLOZE VENNOOTSCHAP) UNDER THE LAWS OF THE NETHERLANDS. CERTAIN OF THE COMPANY’S DIRECTORS AND AUTHORIZED OFFICERS MAY RESIDE OUTSIDE THE UNITED STATES, AND CERTAIN OF THE COMPANY’S OR SUCH PERSONS’ ASSETS ARE OR MAY BE LOCATED OUTSIDE THE UNITED STATES. AS A RESULT, IT MAY NOT BE POSSIBLE FOR INVESTORS TO EFFECT SERVICE OF PROCESS, INCLUDING JUDGMENTS, UPON THE COMPANY OR SUCH PERSONS OUTSIDE OF THE NETHERLANDS OR WITHIN THE UNITED STATES. IT MAY ALSO BE DIFFICULT FOR INVESTORS TO ENFORCE AGAINST THE COMPANY JUDGMENTS OBTAINED IN COURTS OTHER THAN NETHERLANDS COURTS.

THERE IS NO ENFORCEMENT TREATY BETWEEN THE NETHERLANDS AND THE UNITED STATES. CONSEQUENTLY, A JUDGMENT OF ANY COURT IN THE UNITED STATES CANNOT BE ENFORCED IN THE NETHERLANDS. IN ORDER TO OBTAIN A JUDGMENT THAT CAN BE ENFORCED IN THE NETHERLANDS AGAINST THE COMPANY, THE DISPUTE MUST BE RE-LITIGATED BEFORE A COMPETENT NETHERLANDS COURT, WHICH WILL HAVE DISCRETION TO ATTACH SUCH WEIGHT TO THE JUDGMENT OF ANY COURT IN THE UNITED STATES AS IT DEEMS APPROPRIATE. THE NETHERLANDS COURTS CAN BE EXPECTED TO GIVE CONCLUSIVE EFFECT TO A FINAL AND ENFORCEABLE JUDGMENT OF A COURT IN THE UNITED STATES WITHOUT RE-EXAMINATION OR RE-LITIGATION OF THE SUBSTANTIVE MATTERS ADJUDICATED UPON IF (I) THE COURT INVOLVED ACCEPTED JURISDICTION ON THE BASIS OF AN INTERNATIONALLY RECOGNIZED GROUND TO ACCEPT JURISDICTION, (II) THE PROCEEDINGS BEFORE SUCH COURT COMPLIED WITH PRINCIPLES OF PROPER PROCEDURE (BEHOORLIJKE RECHTSPLEGING), (III) SUCH JUDGMENT WAS NOT CONTRARY TO THE PUBLIC POLICY (OPENBARE ORDE) OF THE NETHERLANDS AND (IV) SUCH JUDGMENT WAS NOT INCOMPATIBLE WITH A JUDGMENT GIVEN BETWEEN THE SAME PARTIES BY A NETHERLANDS COURT OR WITH A PRIOR JUDGMENT GIVEN BETWEEN THE SAME PARTIES BY A FOREIGN COURT IN A DISPUTE CONCERNING THE SAME SUBJECT MATTER AND BASED ON THE SAME CAUSE OF ACTION, PROVIDED SUCH PRIOR JUDGMENT IS RECOGNIZABLE IN THE NETHERLANDS.

IN ADDITION, A NETHERLANDS COURT MIGHT NOT ACCEPT JURISDICTION AND IMPOSE CIVIL LIABILITY IN AN ACTION COMMENCED IN THE NETHERLANDS AND PREDICATED SOLELY UPON UNITED STATES FEDERAL SECURITIES LAWS. FURTHERMORE, AWARDS OF PUNITIVE DAMAGES IN ACTIONS BROUGHT IN THE UNITED STATES OR ELSEWHERE MAY BE UNENFORCEABLE IN JURISDICTIONS OUTSIDE THE UNITED STATES.

CERTAIN INSOLVENCY LAW CONSIDERATIONS

The Netherlands

The Company is incorporated as a public limited liability company (naamloze vennootschap) in the Netherlands. Provided that its center of main interest is deemed to be located in the Netherlands, or outside of any member state of the EU (except Denmark), proceedings by or against the Company may be based on Netherlands insolvency laws. Netherlands insolvency laws may also be applicable to territorial proceedings under European Council Regulation (EC) no. 1346/2000 of May 29, 2000 on insolvency proceedings (the “Insolvency Regulation”). Under the Insolvency Regulation creditors are entitled to seek opening of territorial liquidation proceedings in each member state of the EU (except Denmark) where a company has an establishment, provided that if the center of main interest is deemed not to be in the Netherlands or another member state of the EU (except Denmark) the insolvency regulation may not be applicable. In other jurisdictions, provision is made for similar ancillary proceedings. Territorial proceedings under the Insolvency Regulation or similar ancillary proceedings will to a certain extent be based upon the insolvency laws of such foreign jurisdictions and will be limited to the assets of the debtor located in such foreign jurisdiction.

Netherlands insolvency law differs significantly from insolvency proceedings in the United States and may make it more difficult for holders of the notes to recover the amount they would normally expect to recover in liquidation or bankruptcy proceedings in the United States. There are two primary insolvency regimes under Netherlands law. The first, moratorium of payments (surseance van betaling), is intended to facilitate the reorganization of a debtor’s indebtedness and enable the debtor to continue as a going concern. The second, bankruptcy (faillissement), is primarily designed to liquidate and distribute the proceeds of the assets of a debtor to its creditors. Both insolvency regimes are set forth in the Netherlands Bankruptcy Act (Faillissementswet). A general description of the principles of both insolvency regimes is set out below.

An application for a moratorium of payments can only be made by the debtor itself. Once the request for a moratorium of payments is filed the court will immediately (dadelijk) grant a provisional moratorium. A court hearing of among others creditors is required to decide on the definitive moratorium. If a draft composition (ontwerp akkoord) is filed simultaneously with the application for moratorium of payments, the court can order that the composition will be processed before a decision about a definitive moratorium. If the composition is accepted by the creditors and subsequently irrevocably confirmed by the court (gehomologeerd), the provisional moratorium ends. The definitive moratorium will generally be granted unless a qualified minority (more than one-quarter in amount of claims held by creditors represented at the creditors’ meeting or more than one-third in number of creditors represented at such creditors’ meeting) of the unsecured non-preferential creditors withholds its consent. The moratorium of payments is only effective with regard to unsecured non-preferential creditors. Unlike Chapter 11 proceedings under United States bankruptcy law, during which both secured and unsecured creditors are generally barred from seeking to recover on their claims during a moratorium of payments, under Netherlands law, secured and preferential creditors (including, among other parties, tax and social security authorities) may enforce their rights against assets of the company in moratorium of payments to satisfy their claims as if there were no moratorium of payments. A recovery under Netherlands law could, therefore, involve a sale of assets that does not reflect the going concern value of the debtor. However, the court may order a freeze (afkoelingsperiode) for a maximum period of four months during which enforcement actions by secured or preferential creditors are barred. In a moratorium of payments, whether definitive or temporary, a composition (akkoord) may be offered to creditors. A composition will be binding on all unsecured and non-preferential creditors if it is (i) approved by a simple majority of the meeting of the recognized and of the admitted creditors representing at least 50% of the amount of the recognized and of the admitted claims, and (ii) subsequently irrevocably ratified (gehomologeerd) by the court. Even if the composition is not accepted by the creditors, the composition may still be accepted by a Netherlands district court or, if appointed, the supervisory judge if (i) three-fourths of the admitted and recognized ordinary creditors present at the creditor’s meeting voted in favor of the composition and (ii) the non-acceptance of the composition during the creditor’s meeting is the consequence of a vote against the composition by one or more creditors who, taking into consideration all relevant circumstances, in particular the percentage that such creditor(s) would receive in case of a bankruptcy of the debtor, could not have come to the decision to vote against the composition if such creditor would have acted reasonably. Consequently, Netherlands insolvency laws could preclude or inhibit the ability of the holders of the notes to effect a restructuring and could reduce the recovery of a holder of the notes in Netherlands moratorium of payments proceedings. Interest payments that fall due after the date on which a moratorium of payments is granted cannot be claimed in a composition.

Under Netherlands bankruptcy proceedings, the assets of a debtor are generally liquidated and the proceeds distributed to the debtor’s creditors in accordance with the respective rank and priority of their claims. As in moratorium of payments proceedings, the court may order a freeze for a maximum of four months during which enforcement actions by secured or preferential creditors are barred unless such creditors have obtained leave for enforcement from the supervisory judge. Note that any applicable freeze does not bar creditors of the bankrupt estate (boedelschuldeisers) to take enforcement actions against the bankrupt estate if and when a claim of such creditor has become due and payable. The claim of a creditor may be limited depending on the date the claim becomes due and payable in accordance with its terms. Generally, claims of the holders of the notes that were not due and payable by their terms on the date of a bankruptcy of the relevant guarantor will be accelerated and become due and payable as of that date. Each of these claims will have to be submitted to the receiver to be verified by the receiver in accordance with the applicable provisions of the Netherlands Bankruptcy Act or a collective settlement agreement (if any) within the meaning of the Netherlands Act on Collective Settlement of Mass Claims (Wet collectieve afwikkeling massaschade). Verification under Netherlands law means that the receiver takes a preliminary decision on the value of the claim and whether and to what extent it will be admitted in the bankruptcy proceedings. The valuation of claims that otherwise would not have been payable at the time of the bankruptcy proceedings but only would have been payable on a date one year after the date of bankruptcy may be based on a net present value analysis or collective settlement agreement (if any). Interest payments that fall due after the date of the bankruptcy cannot be verified. The existence, value and ranking of any claims submitted by the holders of the notes may be challenged in the Netherlands bankruptcy proceedings. Generally, in a creditors’ meeting (verificatievergadering), the receiver, the insolvent debtor and all verified creditors may dispute the verification of claims of other creditors. In order to qualify for a distribution in the liquidation, creditors whose claims or value thereof are disputed in the creditors meeting by others than the debtor may be referred to separate court proceedings (renvooiprocedure). These renvooi procedures could cause holders of the notes to recover less than the percentage they would receive if their claim was fully acknowledged or less than they could recover in a United States liquidation. Such renvooi procedures or proceedings for granting a collective settlement agreement binding effect could also cause payments to the holders of the notes to be delayed compared with holders of undisputed claims or where no such collective settlement agreement has been concluded. Further, and unless in certain cases if the receiver in bankruptcy concluded a collective settlement agreement in a bankruptcy, a composition may be offered to creditors, which shall be binding on unsecured non-preferential creditors if (i) it is approved by a simple majority of the meeting of unsecured non-preferential creditors with admitted and provisionally admitted claims, representing at least 50% of the total amount of the admitted and provisionally admitted unsecured non preferential claims, and (ii) subsequently irrevocably ratified (gehomologeerd) by the court. Even if the composition is not accepted by the creditors, the composition may still be accepted by the Netherlands district court or, if appointed, the supervisory judge if (i) three-fourths of the admitted and (provisional) recognized ordinary creditors present at the creditor’s meeting voted in favor of the composition and (ii) the nonacceptance of the composition during the creditor’s meeting is the consequence of a vote against the composition of one or more creditors that, taking into consideration all relevant circumstances, in particular the percentage that such creditor(s) would receive in case of a bankruptcy of the debtor, could not have come to the decision to vote against the composition if such creditor would have acted reasonably. The Netherlands Bankruptcy Act does not in itself recognize the concept of classes of creditors. Remaining amounts, if any, after satisfaction of the creditors of the bankruptcy estate, secured and the preferential creditors, are distributed among the unsecured non-preferential creditors, which will be satisfied on a pro rata basis. Contractual subordination may to a certain extent be given effect in Netherlands insolvency proceedings. The actual effect depends largely on the way such subordination is construed.

Set-off is allowed prior to the bankruptcy, although a set-off prior to bankruptcy may be subject to clawback in the case of fraudulent conveyance or bad faith in obtaining the claim used for set-off. Also, payments made prior to the bankruptcy order may be avoided in Netherlands insolvency proceedings. Voluntary (onverplichte) payments made by the debtor can be avoided if the debtor knew or should have known at the moment of payment that the creditors would be prejudiced. In case of bankruptcy, knowledge exists where the parties could foresee the bankruptcy of the debtor with a reasonable amount of probability. Even payments made that were due and payable can be avoided if (i) the payee (hij die betaling ontving) knew that the application for bankruptcy of the debtor was filed at the moment of payment or (ii) the debtor and the payee engaged in this payment in a conspiracy in order to prejudice other creditors.

Under Netherlands law, as soon as a debtor is declared bankrupt, all pending executions of judgments against such debtor, as well as all attachments on the debtor’s assets (other than with respect to secured creditors and certain other creditors, as described above), will be terminated by operation of law. The opening of bankruptcy proceedings and the granting of suspension of payments will have retroactive effect until 0:00h of the day that the debtor is declared bankrupt or suspension of payments is (provisionally) granted, respectively. Simultaneously with the opening of the bankruptcy, a Dutch receiver will be appointed. The proceeds resulting from the liquidation of the bankrupt estate may not be sufficient to satisfy unsecured creditors under the guarantees granted by a bankrupt guarantor after the secured and the preferential creditors have been satisfied. Litigation pending on the date of the bankruptcy order is automatically stayed.

Finally, any transaction (rechtshandeling) entered into by the Company, such as the issuing of the notes or a payment made thereunder, may be nullified by the Company itself or its receiver in Netherlands insolvency proceedings if its objects were transgressed by the transaction and the other party to the transaction knew or should have known this without independent investigation (wist of zonder eigen onderzoek moest weten). The Netherlands Supreme Court (Hoge Raad der Nederlanden) has ruled that in determining whether the objects of a legal entity are transgressed, not only the description of the objects in that legal entity’s articles of association (statuten) is decisive, but all relevant circumstances must be taken into account, in particular whether the interests of the legal entity were served by the transaction.

England

While the Company is incorporated as a public limited liability company (naamloze vennootschap) in the Netherlands, it does have operational headquarters in England. There are a number of factors that are taken into account to ascertain the centre of main interests for the purposes of the Insolvency Regulation. It should correspond to the place where a company conducts the administration of its interests on a regular basis and therefore be ascertainable by third parties. Under the Insolvency Regulation, the place of the registered office of a company is presumed to be the centre of main interests in the absence of proof to the contrary but the Board of Directors does regularly meet and take decisions in England. Therefore, while it is likely to be in the Netherlands, its “centre of main interests” may instead be deemed to be in England. This would mean that proceedings by or against the Company would be based on the insolvency laws of England.

Even if the centre of main interests were outside of England, secondary or territorial insolvency proceedings can be opened in a jurisdiction in which a debtor has an establishment. “Establishment” is defined in the Insolvency Regulation as “any place of operations where the debtor carries out a non-transitory economic activity with human means and goods.” It must be determined in the same manner as centre of main interests—on the basis of objective factors that are ascertainable by third parties.

These issues are determined at the time that the relevant insolvency proceedings are filed. The centre of main interests or establishment of a company may also change over time and it is possible that a guarantor could also be deemed to be in England.

Difference in Insolvency Law

English insolvency laws differ from the insolvency laws of the United States and may make it more difficult for holders of the notes to recover the amount in respect of the notes or a guarantor’s guarantee of the notes that they would have recovered in a liquidation or bankruptcy proceeding in the United States.

Transaction at an Undervalue

Under English insolvency law, a liquidator or administrator of a company could apply to the court for an order to set aside a transaction if such liquidator or administrator determined that it constituted a transaction at an undervalue. It will only be a transaction at an undervalue if at the time of the transaction or as a result of the transaction, the company is insolvent (as defined in the Insolvency Act 1986, as amended). The transaction can be challenged if the company enters into liquidation or administration proceedings within a period of two years. A transaction might be subject to being set aside as a transaction at an undervalue if the company makes a gift to a person, if the company receives no consideration or if the company receives consideration of significantly less value, in money or money’s worth, than the consideration given by such company. However, a court generally will not intervene if it is satisfied that the company entered into the transaction in good faith and for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing the transaction would benefit it. If the court determines that the transaction was a transaction at an undervalue the court can make such order as it thinks fit to restore the position to what it would have been in if the transaction had not been entered into. In any proceedings, it is for the administrator or liquidator to demonstrate that the company was insolvent unless a beneficiary of the transaction was a connected person (as defined in the Insolvency Act 1986, as amended), in which case there is a presumption of insolvency and the connected person must demonstrate the solvency of the company in such proceedings.

Preference

Under English insolvency law, a liquidator or administrator of a company could apply to the court for an order to set aside a transaction if such liquidator or administrator believed that it constituted a preference. It will only be a preference if at the time of the transaction or as a result of the transaction the company is insolvent. The transaction can be challenged if the company enters into liquidation or administration proceedings within a period of six months (if the beneficiary of the transaction is not a connected person) or two years (if the beneficiary is a connected person) from the date of the transaction. A transaction may constitute a preference if it has the effect of putting a creditor of the company (or a surety or guarantor for any of the company’s debts or liabilities) in a better position (in the event of the company going into insolvent liquidation) than such creditor, guarantor or surety would otherwise have been in had that transaction not been entered into. If the court determines that the transaction was a preference, the court has very wide powers for restoring the position to what it would have been if that preference had not been given, which could include reducing payments under the notes and the guarantees (although there is protection for a third party who enters into one of the transactions in good faith and without notice). However, for the court to determine a preference, it must be shown that the company was influenced by a desire to produce the preferential effect. In any proceedings, it is for the administrator or liquidator to demonstrate that the company was insolvent and that the company was influenced by a desire to produce the preferential effect, unless the beneficiary of the transaction was a connected person, in which case there is a presumption that the company was influenced by a desire to produce the preferential effect and the connected person must demonstrate in such proceedings that there was no such influence.

Transaction Defrauding Creditors

Under English insolvency law, where it can be shown that a transaction was at an undervalue and was made for the purposes of putting assets beyond the reach of a person who is making, or may make, a claim against a company, or of otherwise prejudicing the interests of a person in relation to the claim, which that person is making or may make, the transaction may be set aside by the court as a transaction defrauding creditors. This provision may be used by any person who claims to be a “victim” of the transaction and is not therefore limited to liquidators or administrators. There is no time limit in the English insolvency legislation within which the challenge must be made and the relevant company does not need to be insolvent at the time of the transaction. If the court determines that the transaction was a transaction defrauding creditors, the court can make such orders as it thinks fit to restore the position to what it would have been if the transaction had not been entered into and to protect the interests of the victims of the transaction.

Recovery and Priorities

Under English law, if the Company were to go into liquidation, administration or other insolvency proceeding, the maximum that holders of the notes would be able to recover is the principal amount of the notes and any interest on the notes accruing up to the date of liquidation, although this would depend on the extent to which the Company and guarantors had funds available to pay such amounts, having already paid any prior-ranking creditors. Holders of the notes would not be able to recover any interest payable under the notes after the Company and guarantors (as applicable) went into liquidation or administration, unless there were to be a surplus remaining after the payment of all of the Company’s and the guarantors’ other debt.

English insolvency laws generally recognize the priority of secured creditors over unsecured creditors. The lenders under any secured facilities have, or will have, security interests in relation to certain of the assets of the Company. The notes and the related guarantees are unsecured. Following payment of secured debts, preferential debts would be paid. Such debts may include amounts owed in respect of occupational pension obligations and certain amounts owed to employees.

MYLAN N.V.

MYLAN INC.

OFFER TO EXCHANGE

Up to $1,000,000,000 aggregate principal amount of 2.500% Senior Notes due 2019

CUSIP #62854A AE4, ISIN #US62854AAE47

CUSIP #N59465 AE9, ISIN #USN59465AE97 (the “2019 Restricted Notes”)

for a like aggregate principal amount of 2.500% Senior Notes due 2019 which have been registered under the Securities Act of 1933, as amended (the

“2019 Exchange Notes”),

Up to $2,250,000,000 aggregate principal amount of 3.150% Senior Notes due 2021

CUSIP #62854A AC8, ISIN #US62854AAC80

CUSIP #N59465 AC3, ISIN #USN59465AC32 (the “2021 Restricted Notes”)

for a like aggregate principal amount of 3.150% Senior Notes due 2021 which have been registered under the Securities Act of 1933, as amended (the

“2021 Exchange Notes”),

Up to $2,250,000,000 aggregate principal amount of 3.950% Senior Notes due 2026

CUSIP #62854A AD6, ISIN #US62854AAD63

CUSIP #N59465 AD1, ISIN #USN59465AD15 (the “2026 Restricted Notes”)

for a like aggregate principal amount of 3.950% Senior Notes due 2026 which have been registered under the Securities Act of 1933, as amended (the

“2026 Exchange Notes”)

and

Up to $1,000,000,000 aggregate principal amount of 5.250% Senior Notes due 2046

CUSIP #62854A AG9, ISIN #US62854AAG94

CUSIP #N59465 AF6, ISIN #USN59465AF62 (the “2046 Restricted Notes”)

for a like aggregate principal amount of 5.250% Senior Notes due 2046 which have been registered under the Securities Act of 1933, as amended (the

“2046 Exchange Notes”).

PRELIMINARY PROSPECTUS

Dated [●], 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Dutch Registrant

Mylan N.V. is a public limited liability company (naamloze vennootschap) incorporated and existing under the laws of the Netherlands.

Without prejudice to any indemnity to which any person may be contractually or otherwise entitled and, to the fullest extent permitted by applicable Dutch law, as the same exists or may be amended (but, in the case of such amendment, only to the extent that such amendment permits Mylan N.V. to provide broader indemnification rights than such law permitted Mylan N.V. to provide prior to such amendment), Mylan N.V.’s articles of association provide that Mylan N.V. will indemnify any director or officer who was, is, or becomes in his or her capacity as director or officer a party or witness or is or becomes threatened to be made a party or witness to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, or administrative or any action, suit, or proceeding in order to obtain information, against any and all liabilities including all expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement, and other financial losses, actually and reasonably incurred by him or her in connection with such action, suit, or proceeding.

Under Dutch law, indemnification generally will not be available to any person in respect of any claim, issue, or matter as to which such person will have been adjudged in a final and non-appealable judgment by a Dutch or other court of competent jurisdiction to be liable for intentional recklessness or willful misconduct in the performance of his or her duty to Mylan N.V. unless such court determines that such person is fairly and reasonably entitled to such indemnification despite the adjudication of such liability, or to the extent any related costs and losses have been insured and reimbursed to such person under any applicable insurance policy. Also, no indemnification will be made available in respect of any claim brought by Mylan N.V. and for which the person is adjudged in a final and non-appealable judgment to be liable to Mylan N.V. unless the court or Mylan N.V. shall have determined that indemnification of some or all expenses incurred by such person is appropriate and permitted under applicable law.

Mylan N.V. also has entered into indemnification agreements with each of its directors and certain of its officers that provide them with substantially similar indemnification rights to those provided under Mylan N.V.’s articles of association.

Mylan N.V.’s articles of association also provide that Mylan N.V. may maintain an insurance policy which insures directors and officers against certain liabilities which might be incurred in connection with the performance of their duties. Mylan N.V. currently maintains such a policy. The description of indemnity herein is merely a summary of the provisions in Mylan N.V.’s articles of association and other indemnification agreements, and such description shall not limit or alter the provisions in Mylan N.V.’s articles of association or other indemnification agreements.

Pennsylvania Registrant

Mylan Inc. is organized under the laws of Pennsylvania. The Pennsylvania Business Corporation Law of 1988, as amended (“BCL”), authorizes a Pennsylvania corporation to indemnify its officers, directors, employees and agents under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their holding or having held such positions with the corporation and to purchase and maintain insurance of such indemnification. Mylan Inc.’s bylaws provide that each person who is or was serving as a director or officer of the corporation, or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise shall be entitled to indemnification as and to the fullest extent permitted by law, including the BCL or any successor statutory provision, as from time to time amended.

The BCL also permits a Pennsylvania corporation, by so providing in its bylaws, to eliminate the personal liability of a director for monetary damages for any action taken unless the director has breached or failed to perform the duties of his office and the breach or failure constitutes self-dealing, willful misconduct or recklessness. In addition, no such limitation of liability is available with respect to the responsibility or liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to federal, state or local law. Mylan Inc.’s bylaws eliminate the personal liability of the directors to the fullest extent permitted by the BCL.

Mylan Inc.’s bylaws also provide that we may maintain an insurance policy which insures Mylan Inc. and any directors, officers or other persons serving at the request of the corporation as described in the preceding paragraph against certain liabilities which might be incurred in connection with the performance of their duties.

In addition, Mylan Inc. has indemnification agreements with its directors and contractual indemnification obligations to certain of its officers, which provide that Mylan Inc. will indemnify such persons against any and all expenses, liabilities and losses incurred by such person in connection with any threatened, pending or completed claim, action, suit, proceeding or investigation (provided generally that any such claim, action, suit, proceeding or investigation initiated by the indemnitee was authorized by its board of directors) to which such person was or is a party, or is threatened to be made a party, because such person is or was a director or officer of Mylan Inc. or of any of its subsidiaries, or served at the request of Mylan Inc. as a director, officer, trustee, employee or agent of another entity.

Item 21.	Exhibits and Financial Statement Schedules.

See index to exhibits following the signature pages hereto.

Item 22.	Undertakings.

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(6) That, for purposes of determining liability under the Securities Act, each filing of the registrants’ annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; this includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it becomes effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on December 22, 2016.

MYLAN N.V.

By:	/s/ Kenneth S. Parks
Name: Kenneth S. Parks Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, Mylan N.V. has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed by the following duly authorized representative in the United States:

MYLAN N.V.

By:	/s/ Kenneth S. Parks
Name: Kenneth S. Parks Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Heather Bresch	Chief Executive Officer and Executive Director (Principal Executive Officer)	December 22, 2016

/s/ Kenneth S. Parks Kenneth S. Parks	Chief Financial Officer (Principal Financial Officer)	December 22, 2016

* Paul B. Campbell	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 22, 2016

Signature	Title	Date

* Robert J. Coury	Chairman and Non-Executive Director	December 22, 2016

* Rodney L. Piatt	Vice Chairman, Lead Independent Director and Non-Executive Director	December 22, 2016

* Wendy Cameron	Non-Executive Director	December 22, 2016

* Robert J. Cindrich	Non-Executive Director	December 22, 2016

* JoEllen Lyons Dillon	Non-Executive Director	December 22, 2016

* Neil Dimick	Non-Executive Director	December 22, 2016

* Melina Higgins	Non-Executive Director	December 22, 2016

* Douglas J. Leech	Non-Executive Director	December 22, 2016

* Rajiv Malik	President and Executive Director	December 22, 2016

* Joseph C. Maroon, M.D.	Non-Executive Director	December 22, 2016

* Mark W. Parrish	Non-Executive Director	December 22, 2016

* Randall L. Vanderveen, Ph.D.	Non-Executive Director	December 22, 2016

*By:	/s/ Kenneth S. Parks
Kenneth S. Parks
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on December 22, 2016.

MYLAN INC.

By:	/s/ Kenneth S. Parks
Name: Kenneth S. Parks Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Heather Bresch	Chief Executive Officer (Principal Executive Officer)	December 22, 2016

/s/ Kenneth S. Parks Kenneth S. Parks	Chief Financial Officer (Principal Financial Officer)	December 22, 2016

* Paul B. Campbell	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 22, 2016

* JoEllen Lyons Dillon	Non-Executive Director	December 22, 2016

* Anthony Mauro	Executive Director	December 22, 2016

* Mark W. Parrish	Non-Executive Director	December 22, 2016

*By:	/s/ Kenneth S. Parks
Kenneth S. Parks
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

3.1*	Articles of Association of Mylan N.V., filed as Exhibit 3.1 to the Mylan N.V. Current Report on Form 8-K filed on February 27, 2015, and incorporated herein by reference

3.2*	Amended and Restated Articles of Incorporation of Mylan Inc., as amended to date (incorporated by reference to Exhibit 3.1 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2009)

3.3*	Bylaws of Mylan Inc., as amended to date (incorporated by reference to Exhibit 3.2 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2009)

4.1*	Indenture, dated as of December 9, 2015, among Mylan N.V., Mylan Inc., as guarantor, and The Bank of New York Mellon, as trustee, relating to $1,000,000,000 aggregate principal amount of Senior Notes, consisting of $500,000,000 aggregate principal amount of 3.000% Senior Notes due 2018 and $500,000,000 aggregate principal amount of 3.750% Senior Notes due 2020 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed on December 15, 2015)

4.2*	Indenture, dated as of June 9, 2016, among Mylan N.V., Mylan Inc., as guarantor, and The Bank of New York Mellon, as trustee, relating to $6,500,000,000 aggregate principal amount of Senior Notes, consisting of $1,000,000,000 aggregate principal amount of 2.500% Senior Notes due 2019, $2,250,000,000 aggregate principal amount of 3.150% Senior Notes due 2021, $2,250,000,000 aggregate principal amount of 3.950% Senior Notes due 2026 and $1,000,000,000 aggregate principal amount of 5.250% Senior Notes due 2046 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed on June 15, 2016)

4.3*	Form of 3.000% Senior Notes due 2018 (included in Exhibit 4.1)

4.4*	Form of 3.750% Senior Notes due 2020 (included in Exhibit 4.1)

4.5*	Form of 2.500% Senior Notes due 2019 (included in Exhibit 4.2)

4.6*	Form of 3.150% Senior Notes due 2021 (included in Exhibit 4.2)

4.7*	Form of 3.950% Senior Notes due 2026 (included in Exhibit 4.2)

4.8*	Form of 5.250% Senior Notes due 2046 (included in Exhibit 4.2)

4.9*	Registration Rights Agreement, dated as of December 9, 2015, among Mylan N.V., Mylan Inc., as guarantor, and Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Mitsubishi UFJ Securities (USA), Inc., as representatives of the initial purchasers of Mylan N.V.’s 3.000% Senior Notes due 2018 and 3.750% Senior Notes due 2020 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on December 15, 2015)

4.10*	Registration Rights Agreement, dated as of June 9, 2016, among Mylan N.V., Mylan Inc., as guarantor, and Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the initial purchasers of Mylan N.V.’s 2.500% Senior Notes due 2019, 3.150% Senior Notes due 2021, 3.950% Senior Notes due 2026 and 5.250% Senior Notes due 2046 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on June 15, 2016)

5.1***	Opinion of Cravath, Swaine & Moore LLP

5.2***	Opinion of NautaDutilh N.V.

5.3***	Opinion of Morgan, Lewis & Bockius LLP

12.1***	Statement of Computation of Ratio of Earnings to Fixed Charges

Exhibit No.	Description

23.1**	Consent of Deloitte and Touche LLP, independent registered public accounting firm.

23.2**	Consent of PricewaterhouseCoopers AB, independent auditor.

23.3***	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

23.4***	Consent of NautaDutilh N.V. (included in Exhibit 5.2)

23.5***	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.3)

24.1***	Powers of Attorney (included on the signature hereto)

25.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon with respect to the Indenture dated as of December 9, 2015

25.2***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon with respect to the Indenture dated as of June 9, 2016

99.1***	Form of Letter to Clients relating to the 3.000% Senior Notes due 2018 and 3.750% Senior Notes due 2020

99.2***	Form of Letter to Clients relating to the 2.500% Senior Notes due 2019, 3.150% Senior Notes due 2021, 3.950% Senior Notes due 2026 and 5.250% Senior Notes due 2046

99.3***	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees relating to the 3.000% Senior Notes due 2018 and 3.750% Senior Notes due 2020

99.4***	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees relating to the 2.500% Senior Notes due 2019, 3.150% Senior Notes due 2021, 3.950% Senior Notes due 2026 and 5.250% Senior Notes due 2046

99.5***	Form of Letter of Transmittal relating to the 3.000% Senior Notes due 2018 and 3.750% Senior Notes due 2020

99.6***	Form of Letter of Transmittal relating to the 2.500% Senior Notes due 2019, 3.150% Senior Notes due 2021, 3.950% Senior Notes due 2026 and 5.250% Senior Notes due 2046

*	Previously filed
**	Filed herewith
***	Previously filed with the Registration Statement on Form S-4, File No. 333-214870